Pursuant to Rule 424(b)(5)
                                             Registration File No. 333-100818-31

            SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED APRIL 27, 2004
                       TO PROSPECTUS DATED MARCH 24, 2004

                                  $115,639,000

         Mortgage Pass-Through Certificates, Series 2004-HE1, Class A-2A

                              GSAMP TRUST 2004-HE1
                                     Issuer

                          GS MORTGAGE SECURITIES CORP.
                                    Depositor

                             OCWEN FEDERAL BANK FSB
                      CHASE MANHATTAN MORTGAGE CORPORATION
                                    Servicers

--------------------------------------------------------------------------------
Consider carefully the Risk Factors beginning on page S-10 in the prospectus supplement dated April 27, 2004 and page 2 in the prospectus dated
March 24, 2004.

The certificates represent interests in GSAMP Trust 2004-HE1 and do not represent interests in or obligations of GS Mortgage Securities Corp., the underwriter, the servicers, the trustee or any of their respective affiliates.

This supplement may be used to offer and sell the Class A-2A certificates only if accompanied by the prospectus supplement dated April 27, 2004 and the prospectus dated March 24, 2004.
--------------------------------------------------------------------------------
The following securities are being offered:

             INITIAL CLASS         PASS-THROUGH                       RATINGS
 CLASS     PRINCIPAL BALANCE           RATE             TYPE       (S&P/MOODY'S)
 -----     ------------------      ------------        ------      ------------
 A-2A      $      115,639,000      Variable(1)         Senior         AAA/Aaa

---------------------------
(1)   The Class A-2A certificates have a pass-through rate equal to the least of
      (i) one-month LIBOR plus 0.170% (0.340% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Group II Loan Cap, as described in the prospectus supplement dated April 27, 2004, and (iii) the WAC Cap, as described in the prospectus supplement dated April 27, 2004.

     The Class A-2A certificates were issued on April 30, 2004, and were sold by GS Mortgage Securities Corp. to Goldman, Sachs & Co., the underwriter, on that date. The Class A-2A certificates will receive monthly distributions of interest, principal or both. The table above indicates the initial class principal balance, pass-through rate, and special characteristics of the Class A-2A certificates.

     Goldman, Sachs & Co., the underwriter, will offer the Class A-2A certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any. The proceeds to GS Mortgage Securities Corp. from the sale of the Class A-2A certificates (excluding accrued interest) to the underwriter was approximately 100% of the class principal balance of the Class A-2A certificates before deducting expenses. The underwriter's commission will be the difference between the price it paid to GS Mortgage Securities Corp. for the Class A-2A certificates and the amount it receives from the sale of the Class A-2A certificates to the public.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT DATED APRIL 27, 2004 OR THE PROSPECTUS DATED MARCH 24, 2004 IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This supplement modifies and supplements the prospectus supplement dated April 27, 2004, to the extent described in this supplement and in all other respects the prospectus supplement remains unchanged.

                              GOLDMAN, SACHS & CO.

                   The date of this supplement is May 19, 2004

             IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THE
            PROSPECTUS, THE PROSPECTUS SUPPLEMENT AND THIS SUPPLEMENT

     We provide information to you about your certificates in three separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply to your series of certificates, (b) the prospectus supplement, which provides information about the GSAMP Trust 2004-HE1 Mortgage Pass-Through Certificates, Series 2004-HE1, and (C) this supplement, which supplements the prospectus supplement to describe the offering of the Class A-2A certificates.

     IF THE DESCRIPTION OF THE TERMS OF YOUR CERTIFICATES CONTAINED IN THIS SUPPLEMENT VARIES FROM THE DESCRIPTION CONTAINED IN THE PROSPECTUS OR IN THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS SUPPLEMENT.

     We include cross-references in this supplement, the prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The table of contents included in the prospectus supplement and the prospectus provide the pages on which these captions are located in those documents.

     Capitalized words used but not defined in this supplement are either defined in the "GLOSSARY OF TERMS" beginning on page S-100 of the prospectus supplement, or have the meanings given to them on the page indicated in the "INDEX" beginning on page 130 of the prospectus.



                                      S1-2

                               SUMMARY OF OFFERING

     On April 30, 2004, the GSAMP Trust 2004-HE1 issued the Mortgage Pass-Through Certificates, Series 2004-HE1. The certificates were issued in sixteen classes: the Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class A-IO, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3, Class A-INV, Class X, Class P and Class R certificates. The Class A-1A, Class A-1B, Class A-2B, Class A-IO, Class M-1. Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates (collectively, the "PUBLIC CERTIFICATES") were offered pursuant to the prospectus supplement which accompanies this supplement, and together with the Class A-2A certificates, were purchased by the underwriter. The Class A-2A certificates are now being offered to you by the underwriter by this supplement which modifies the prospectus supplement. The prospectus supplement, as modified by this supplement, describes the material terms of the Class A-2A certificates, and you should read references in the prospectus supplement to the "offered certificates" to include the Class A-2A certificates unless the context requires otherwise. The Class A-2A certificate are "LIBOR certificates", as that term is used in the prospectus supplement.


                                      S1-3

                                  RISK FACTORS

     Prospective investors in the Class A-2A certificates should consider the risk factors set forth in the accompanying prospectus supplement dated and the prospectus as if the Class A-2A certificates were "offered certificates", as that term is used in the prospectus supplement.

                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The yield to maturity and weighted average life of the Class A-2A certificates will be affected by the amount and timing of principal payments on the Mortgage Pool and the allocation of Available Funds to the Class A-2A certificates. Investors should carefully consider the associated risks discussed under "RISK FACTORS" in the prospectus supplement.

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, and the effect of such factors on the Class A-2A certificates, see "PREPAYMENT AND YIELD CONSIDERATIONS" in the prospectus supplement.

DECREMENT TABLE

     The following table indicate the percentages of the initial Class Certificate Balance of the Class A-2A certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of the Class A-2A certificates. The table have been prepared on the basis of the Structuring Assumptions set forth in the prospectus supplement. It is not likely that (i) all of the mortgage loans will have the characteristics assumed,
(ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the table or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the table at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the Structuring Assumptions.

PREPAYMENT SCENARIOS

                                          SCENARIO I    SCENARIO II     SCENARIO III    SCENARIO IV      SCENARIO V
Fixed-rate mortgage loans (% of
   Prepayment Assumption)..........            0%           75%            100%            125%            150%

Adjustable-rate mortgage loans
   (% of Prepayment Assumption)....            0%           75%            100%            125%            150%


                                      S1-4

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                                        CLASS A-2A
                                                                    PREPAYMENT SCENARIO
                                       ---------------------------------------------------------------------------
        DISTRIBUTION DATE                 I                II               III               IV                V
                                       ---------------------------------------------------------------------------
Initial Percentage............          100               100              100               100              100
April 2005....................           99                70               61                51               42
April 2006....................           97                45               30                17                5
April 2007....................           96                26                9                 0                0
April 2008....................           94                17                8                 0                0
April 2009....................           93                11                2                 0                0
April 2010....................           91                 5                0                 0                0
April 2011....................           89                 1                0                 0                0
April 2012....................           87                 0                0                 0                0
April 2013....................           84                 0                0                 0                0
April 2014....................           82                 0                0                 0                0
April 2015....................           79                 0                0                 0                0
April 2016....................           76                 0                0                 0                0
April 2017....................           73                 0                0                 0                0
April 2018....................           69                 0                0                 0                0
April 2019....................           63                 0                0                 0                0
April 2020....................           58                 0                0                 0                0
April 2021....................           54                 0                0                 0                0
April 2022....................           49                 0                0                 0                0
April 2023....................           44                 0                0                 0                0
April 2024....................           38                 0                0                 0                0
April 2025....................           32                 0                0                 0                0
April 2026....................           26                 0                0                 0                0
April 2027....................           21                 0                0                 0                0
April 2028....................           17                 0                0                 0                0
April 2029....................           12                 0                0                 0                0
April 2030....................            7                 0                0                 0                0
April 2031....................            2                 0                0                 0                0
April 2032....................            0                 0                0                 0                0
April 2033....................            0                 0                0                 0                0
April 3034....................            0                 0                0                 0                0
Weighted Average Life to
   Maturity (years)(2)........           16.82              2.26             1.60              1.16             0.94
Weighted Average Life to
   Call (years)(2)............           16.82              2.26             1.60              1.16             0.94

---------------------------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).


                                      S1-5

     GROUP II LOAN CAP, WAC CAP AND AAA EFFECTIVE COUPON CAP

     The information in the following table has been prepared in accordance with the Structuring Assumptions except for the following:

     o distributions on the certificates are made on the 25th day of each month, commencing in May 2004, unless such day is not a business day. In the event the 25th day is not a business day, the distributions are made on the following business day;

     o    One-Month LIBOR and Six-Month LIBOR remain constant at 20.00%;

     o prepayments on the mortgage loans occur at 100% of each group's Prepayment Assumption (I.E., Scenario III);

     o    the first interest accrual period is 25 days;

     o the WAC Cap equals a per annum rate equal to the weighted average gross rate of the mortgage loans in effect on the beginning of the related Due Period less the Expense Fee Rate, adjusted to an actual/360 basis; and

     o as to any Distribution Date, the AAA Effective Coupon Cap will be equal to the aggregate certificate interest paid to the Class A Principal Certificates divided by the aggregate Class A Principal Certificate Balance (adjusted to an actual/360 basis).

     It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

   DISTRIBUTION        GROUP II LOAN                        AAA EFFECTIVE
       DATE               CAP (%)         WAC CAP (%)      COUPON CAP (%)
   ------------        -------------      -----------      --------------
       05/04             6.77956%           6.76117%          6.91341%
       06/04             5.54431%           5.52902%          5.65750%
       07/04             5.61793%           5.60225%          5.73673%
       08/04             5.87801%           5.86144%          6.00685%
       09/04             5.40698%           5.39161%          5.52992%
       10/04             6.44388%           6.42549%          6.59603%
       11/04             5.69812%           5.68180%          5.83793%
       12/04             5.94084%           5.92382%          6.09245%
       01/05             6.41073%           6.39239%          6.58105%
       02/05             6.05093%           6.03367%          6.21841%
       03/05             6.75615%           6.73694%          6.95111%
       04/05             6.15138%           6.13400%          6.33664%
       05/05             6.40486%           6.38689%          6.60634%
       06/05             5.86496%           5.84862%          6.05772%
       07/05             6.96029%           6.94105%          7.19942%
       08/05             6.32850%           6.31111%          6.55581%
       09/05             6.16962%           6.15279%          6.40143%
       10/05             6.84914%           6.83057%          7.11843%
       11/05             6.86443%           6.84782%          7.14897%
       12/05             6.65032%           6.63420%          6.93886%
       01/06             7.36544%           7.41111%          7.76675%
       02/06             7.35214%           7.52894%          7.90675%
       03/06             8.69829%           8.89185%          9.35871%
       04/06             8.39817%           8.58884%          9.06108%
       05/06             8.11806%           8.30226%          8.78071%
       06/06             7.61052%           7.78310%          8.25367%
       07/06             8.41181%           8.63584%          9.18419%
       08/06             8.20896%           8.46528%          9.03042%
       09/06             8.21871%           8.47049%          9.06568%
       10/06             8.49236%           8.75365%          9.40189%


                                      S1-6

   DISTRIBUTION        GROUP II LOAN                        AAA EFFECTIVE
       DATE               CAP (%)         WAC CAP (%)      COUPON CAP (%)
   ------------        -------------      -----------      --------------
       11/06              7.72006%          7.95747%          8.57936%
       12/06              8.78458%          9.05460%          9.80251%
       01/07              9.63185%          9.16151%          9.96263%
       02/07              9.35705%          9.54550%         10.43060%
       03/07             10.81087%         10.96307%         12.04283%
       04/07             10.08869%         10.23292%         11.30569%
       05/07             10.08725%         10.23143%         46.60193%
       06/07              9.76045%          9.89994%         13.29229%
       07/07             10.50105%         10.40436%         13.82845%
       08/07              9.86221%         10.02737%         13.09702%
       09/07             11.26567%         11.43025%         14.83125%
       10/07             10.88824%         11.04887%         14.24861%
       11/07             10.20594%         10.35650%         13.27595%
       12/07             10.88442%         11.04500%         14.07571%
       01/08             11.29210%         11.19682%         14.15587%
       02/08             11.09258%         11.21161%         14.02136%
       03/08             11.90017%         12.00420%         14.92862%
       04/08             11.13023%         11.22907%         13.90096%
       05/08             10.78029%         10.87607%         13.46461%
       06/08             11.89315%         11.99886%         14.85536%
       07/08             11.89437%         11.72558%         14.49447%
       08/08             11.50828%         11.56596%         14.25841%
       09/08             11.53782%         11.57826%         14.27171%
       10/08             11.17492%         11.21446%         13.82390%
       11/08             12.32836%         12.37206%         15.25163%
       12/08             11.53057%         11.57151%         14.26547%
       01/09             11.86382%         11.67739%         14.37783%
       02/09             12.25663%         12.25014%         15.05159%
       03/09             13.16446%         13.13691%         16.13948%
       04/09             11.16742%         11.14442%         13.69224%
       05/09             12.70499%         12.67894%         15.57837%
       06/09             12.27882%         12.25375%         15.05672%
       07/09             11.50889%         11.48550%         14.11346%
       08/09             12.69671%         12.67102%         15.57104%
       09/09             11.87499%         11.85107%         14.56419%
       10/09             11.87242%         11.84861%         14.56193%
       11/09             12.26551%         12.24102%         15.04500%
       12/09             11.14806%         11.12589%         13.67517%
       01/10             13.13594%         13.10994%         16.11469%
       02/10             11.86216%         11.83878%         14.55298%
       03/10             13.13027%         13.10452%         16.10977%
       04/10             11.48651%         11.46408%         13.83978%
       05/10             12.67205%         12.64741%         13.44793%
       06/10             11.85195%         11.82901%         12.59841%
       07/10             11.84940%         11.82658%         12.61708%
       08/10             12.24175%         12.21828%         13.05754%
       09/10             11.12648%         11.10525%         11.88914%
       10/10             13.11055%         13.08564%         14.03486%
       11/10             11.46928%         11.44759%         12.30095%
       12/10             11.83672%         11.81445%         12.71952%
       01/11             12.65035%         12.62666%         13.62071%
       02/11             11.83168%         11.80963%         12.76509%
       03/11             13.09657%         13.07228%         14.15917%
       04/11             11.82665%         11.80482%         12.81350%
       05/11             12.21828%         12.19583%         13.26679%
       06/11             11.10517%         11.08487%         12.08524%
       07/11             13.08547%         13.06166%         14.27309%
       08/11             11.81663%         11.79525%         12.91953%
       09/11             11.44495%         11.42434%         12.54346%
       10/11             12.62625%         12.60362%         13.87250%
       11/11             11.80917%         11.78811%         13.00781%
       12/11             11.43773%         11.41744%         12.63156%
       01/12             12.61830%         12.59602%         13.97265%
       02/12             11.08648%         11.06702%         12.31011%
       03/12             13.06348%         13.04066%         14.54612%
       04/12             12.19004%         12.16886%         13.61268%
       05/12             12.18750%         12.16643%         13.65008%


                                      S1-7

   DISTRIBUTION        GROUP II LOAN                        AAA EFFECTIVE
       DATE               CAP (%)         WAC CAP (%)      COUPON CAP (%)
   ------------        -------------      -----------      --------------
       06/12             11.79190%         11.77163%          13.24702%
       07/12             12.18244%         12.16160%          13.72825%
       08/12             11.07265%         11.05381%          12.51735%
       09/12             12.59731%         12.57599%          14.28739%
       10/12             12.17488%         12.15439%          13.85444%
       11/12             11.41160%         11.39250%          13.03033%
       12/12             12.16987%         12.14961%          13.94492%
       01/13             12.16737%         12.14723%          13.99218%
       02/13             11.77247%         11.75309%          13.58791%
       03/13             13.03114%         13.00981%          15.09743%
       04/13             11.76766%         11.74851%          13.68629%
       05/13             11.05222%         11.03434%          12.90508%
       06/13             13.02319%         13.00223%          15.26811%
       07/13             12.15251%         12.13307%          14.30649%
       08/13             11.39068%         11.37257%          13.46662%
       09/13             12.14761%         12.12840%          14.42401%
       10/13             12.14517%         12.12608%          14.48536%
       11/13             11.75103%         11.73267%          14.07921%
       12/13             11.74868%         11.73044%          14.14212%
       01/14             11.37926%         11.36170%          13.76291%
       02/14             12.55392%         12.53467%          15.25790%
       03/14             12.99969%         12.97988%          15.87877%
       04/14             11.73933%         11.72155%          14.41271%

                                      S1-8

LAST SCHEDULED DISTRIBUTION DATE

     The last scheduled Distribution Date is the Distribution Date in May 2034. See "--PREPAYMENT AND YIELD CONSIDERATIONS--LAST SCHEDULED DISTRIBUTION DATE" in the prospectus supplement.

                             METHOD OF DISTRIBUTION

     The depositor sold all of the Class A-2A certificates to the underwriter on the closing date. An underwriting agreement between the depositor and the underwriter governed that sale of the Class A-2A certificates. The aggregate proceeds (excluding accrued interest) to the depositor from the sale of the Class A-2A certificates, before deducting the Class A-2A certificate's pro rata portion of the expenses relating to the issuance of all of the certificates (estimated to be approximately $1,500,000), was approximately 100% of the Class Certificate Balance of the Class A-2A certificates. The underwriter will distribute the Class A-2A certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Class A-2A certificates paid to the depositor on the closing date and the proceeds from the sale of the Class A-2A certificates realized by the underwriter will constitute underwriting discounts and commissions.

     The Class A-2A certificates are a new issue of securities with no established trading market. The underwriter intends to make a market in the Class A-2A certificates but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Class A-2A certificates.

     The depositor has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under Securities Act of 1933.

     The underwriter is an affiliate of the depositor.

                                     RATINGS

The Class A-2A certificates have been rated "AAA" and "Aaa" by S&P and Moody's, respectively. See "RATINGS" in the prospectus supplement.



                                      S1-9

================================================================================

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE. WE ARE NOT OFFERING THE SECURITIES IN ANY STATES WHERE IT IS NOT PERMITTED.

                                 --------------

                          GS MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

                             OCWEN FEDERAL BANK FSB
                      CHASE MANHATTAN MORTGAGE CORPORATION
                                    SERVICERS

                                 --------------


DEALER PROSPECTUS DELIVERY OBLIGATION. UNTIL AUGUST 17, 2004 (90 DAYS AFTER THE DELIVERY OF THIS SUPPLEMENT), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================


================================================================================





                                  $115,639,000

                              GSAMP TRUST 2004-HE1

                             $115,639,000 CLASS A-2A
                           VARIABLE RATE CERTIFICATES

                                 --------------

                                   SUPPLEMENT

                                 --------------











                              GOLDMAN, SACHS & CO.





================================================================================

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 24, 2004

                                  $404,017,000
                                (Approximate)(1)

               Mortgage Pass-Through Certificates, Series 2004-HE1

                              GSAMP TRUST 2004-HE1
                                     Issuer
                          GS MORTGAGE SECURITIES CORP.
                                    Depositor
                             OCWEN FEDERAL BANK FSB
                      CHASE MANHATTAN MORTGAGE CORPORATION
                                    Servicers

Consider carefully the Risk Factors beginning on page S-10 in this prospectus supplement and page 2 in the prospectus.

The certificates will represent interests in GSAMP Trust 2004-HE1 and will not represent interests in or obligations of GS Mortgage Securities Corp., the underwriter, the servicers, the trustee or any of their respective affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The Issuer will offer the following securities:

            APPROXIMATE          PASS-
           INITIAL CLASS        THROUGH                        RATINGS
CLASS   PRINCIPAL BALANCE(1)      RATE           TYPE       (S&P/MOODY'S)
-----   --------------------   ------------   -----------   -------------
A-1A       $ 251,136,000       Variable(3)      Senior         AAA/Aaa
A-1B       $  27,905,000       Variable(4)      Senior         AAA/Aaa
A-2B       $  16,549,000       Variable(5)      Senior         AAA/Aaa
A-IO     Notional Amount(2)        4.00%(6)     Senior         AAA/Aaa
M-1        $  37,023,000       Variable(7)    Subordinate      AA+/Aa2
M-2        $  31,735,000       Variable(8)    Subordinate       A+/A2
M-3        $   9,256,000       Variable(9)    Subordinate        A/A3
M-4        $   9,256,000       Variable(10)   Subordinate      A-/Baa1
B-1        $   7,405,000       Variable(11)   Subordinate     BBB+/Baa2
B-2        $   7,405,000       Variable(12)   Subordinate      BBB/Baa3
B-3        $   6,347,000       Variable(13)   Subordinate      BBB-/N/A

----------
Footnotes on following page.

GSAMP Trust 2004-HE1 will offer eleven classes of offered certificates. Each class of certificates will receive monthly distributions of interest, principal or both. The table above contains a list of the classes of offered certificates, including the initial class principal balance or notional amount, pass-through rate, and special characteristics of each class.

Goldman, Sachs & Co., the underwriter, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any. The proceeds to GS Mortgage Securities Corp. from the sale of the offered certificates (excluding accrued interest) will be approximately 99.88% of the class principal balance of the offered certificates (other than the Class A-IO certificates) before deducting expenses. The underwriter's commission will be the difference between the price it pays to GS Mortgage Securities Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              GOLDMAN, SACHS & CO.

            The date of this prospectus supplement is April 27, 2004.

(1)   Subject to variance of +/- 5%.

(2) The Class A-IO certificates pay interest only based on a notional amount. The Class A-IO notional amount will decrease over time according to a schedule, as described in this prospectus supplement.

(3) The Class A-1A certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.230% (0.460% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Group I Loan Cap, as described in this prospectus supplement, and
      (iii) the WAC Cap, as described in this prospectus supplement.

(4) The Class A-1B certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.420% (0.840% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Group I Loan Cap, as described in this prospectus supplement, and
      (iii) the WAC Cap, as described in this prospectus supplement.

(5) The Class A-2B certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.450% (0.900% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Group II Loan Cap, as described in this prospectus supplement, and (iii) the WAC Cap, as described in this prospectus supplement.

(6) The Class A-IO certificates will have a pass-through rate equal to 4.00%, subject to a cap as described in this prospectus supplement.

(7) The Class M-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.550% (0.825% after the first distribution date on which the optional clean-up call is exercisable), and
      (ii) the WAC Cap, as described in this prospectus supplement.

(8) The Class M-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.150% (1.725% after the first distribution date on which the optional clean-up call is exercisable), and
      (ii) the WAC Cap, as described in this prospectus supplement.

(9) The Class M-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.400% (2.100% after the first distribution date on which the optional clean-up call is exercisable), and
      (ii) the WAC Cap, as described in this prospectus supplement.

(10) The Class M-4 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 2.040% (3.060% after the first distribution date on which the optional clean-up call is exercisable), and
      (ii) the WAC Cap, as described in this prospectus supplement.

(11) The Class B-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 2.400% (3.600% after the first distribution date on which the optional clean-up call is exercisable), and
      (ii) the WAC Cap, as described in this prospectus supplement.

(12) The Class B-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 3.500% (5.250% after the first distribution date on which the optional clean-up call is exercisable), and
      (ii) the WAC Cap, as described in this prospectus supplement.

(13) The Class B-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 4.000% (6.000% after the first distribution date on which the optional clean-up call is exercisable), and
      (ii) the WAC Cap, as described in this prospectus supplement.

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

            We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

            IF THE DESCRIPTION OF THE TERMS OF YOUR CERTIFICATES CONTAINED IN THIS PROSPECTUS SUPPLEMENT VARIES FROM THE DESCRIPTION CONTAINED IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

            We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

            Words that appear in boldface type in this prospectus supplement and in the prospectus are either defined in the "GLOSSARY OF TERMS" beginning on page S-100 of this prospectus supplement, or have the meanings given to them on the page indicated in the "INDEX" beginning on page 130 of the prospectus.

                                TABLE OF CONTENTS

SUMMARY INFORMATION ..................................................     S-6
RISK FACTORS .........................................................    S-10
TRANSACTION OVERVIEW .................................................    S-24
   Parties ...........................................................    S-24
   The Transaction ...................................................    S-24
THE MORTGAGE LOAN POOL ...............................................    S-24
   General ...........................................................    S-25
   Prepayment Premiums ...............................................    S-26
   Adjustable-Rate Mortgage Loans ....................................    S-26
   The Index .........................................................    S-27
   First NLC Underwriting Guidelines .................................    S-27
   EquiFirst Underwriting Guidelines .................................    S-33
   Accredited Underwriting Guidelines ................................    S-37
   The Group I Mortgage Loans ........................................    S-41
   The Group II Mortgage Loans .......................................    S-42
   Credit Scores .....................................................    S-43
THE SERVICERS ........................................................    S-43
   General ...........................................................    S-43
   Ocwen Federal Bank FSB ............................................    S-44
   Chase Manhattan Mortgage
      Corporation ....................................................    S-46
THE TRUSTEE ..........................................................    S-49
DESCRIPTION OF THE
   CERTIFICATES ......................................................    S-49
   Book-Entry Registration ...........................................    S-49
   Definitive Certificates ...........................................    S-53
   Assignment of the Mortgage Loans ..................................    S-53
   Delivery of Mortgage Loan
      Documents ......................................................    S-54
   Representations and Warranties
      Relating to the Mortgage Loans .................................    S-55
   Payments on the Mortgage Loans ....................................    S-60
   Distributions .....................................................    S-61
   Priority of Distributions Among
      Certificates ...................................................    S-61
   Distributions of Interest and
      Principal ......................................................    S-62
   Allocation of Principal Payments to
      Class A Certificates ...........................................    S-67
   Calculation of One-Month LIBOR ....................................    S-67
   Excess Reserve Fund Account .......................................    S-67
   Overcollateralization Provisions ..................................    S-68
   Reports to Certificateholders .....................................    S-69
THE POOLING AND SERVICING
   AGREEMENT .........................................................    S-69
   Servicing Standard ................................................    S-69
   Servicing and Trustee Fees and
      Other Compensation and
      Payment of Expenses ............................................    S-70
   P&I Advances and Servicing
      Advances .......................................................    S-70
   Prepayment Interest Shortfalls ....................................    S-71
   Advance Facility ..................................................    S-71
   Servicer Reports ..................................................    S-71
   Collection and Other Servicing
      Procedures .....................................................    S-72
   Hazard Insurance ..................................................    S-72
   Realization Upon Defaulted
      Mortgage Loans .................................................    S-73
   Optional Repurchase of Delinquent
      Mortgage Loans .................................................    S-73
   Removal and Resignation of the
      Servicers ......................................................    S-74
   Termination; Optional Clean-up Call ...............................    S-75
   Amendment .........................................................    S-76
   Certain Matters Regarding the
      Depositor, the Servicers and the
      Trustee ........................................................    S-76
PREPAYMENT AND YIELD
   CONSIDERATIONS ....................................................    S-77
   Structuring Assumptions ...........................................    S-77
   Defaults in Delinquent Payments ...................................    S-81
   Prepayment Considerations and
      Risks ..........................................................    S-81
   Overcollateralization Provisions ..................................    S-83
   Subordinated Certificates .........................................    S-83
   Weighted Average Lives of the
      Offered Certificates ...........................................    S-84
   Yield Sensitivity of Class A-IO
      Certificates ...................................................    S-84
   Decrement Tables ..................................................    S-85
   Prepayment Scenarios ..............................................    S-86
   Group I Loan Cap, Group II Loan
      Cap, WAC Cap and AAA
      Effective Coupon Cap ...........................................    S-91
   Last Scheduled Distribution Date ..................................    S-94
FEDERAL INCOME TAX
   CONSEQUENCES ......................................................    S-94
   General ...........................................................    S-94
   Taxation of Regular Interests .....................................    S-94
   Status of the Offered Certificates ................................    S-95
   The Basis Risk Contract Component .................................    S-96
   Other Matters .....................................................    S-96
STATE AND LOCAL TAXES ................................................    S-96
ERISA CONSIDERATIONS .................................................    S-96
LEGAL INVESTMENT .....................................................    S-98
METHOD OF DISTRIBUTION ...............................................    S-98
LEGAL MATTERS ........................................................    S-99
RATINGS ..............................................................    S-99
GLOSSARY OF TERMS ....................................................   S-100
ANNEX I - CERTAIN U.S. FEDERAL
   INCOME TAX DOCUMENTATION
   REQUIREMENTS ......................................................     I-1
ANNEX II - CLASS A-IO NOTIONAL
   AMOUNT SCHEDULE ...................................................    II-1
SCHEDULE A - MORTGAGE LOAN
   STATISTICAL INFORMATION ...........................................     A-1

SCHEDULE B - MORTGAGE LOAN
   STATISTICAL INFORMATION:
   THE AGGREGATE GROUP I
   MORTGAGE LOANS ....................................................     B-1
SCHEDULE C - MORTGAGE LOAN
   STATISTICAL INFORMATION:
   THE AGGREGATE GROUP II
   MORTGAGE LOANS ....................................................     C-1
SCHEDULE D - STRUCTURAL AND
   COLLATERAL TERM SHEET .............................................     D-1

                               SUMMARY INFORMATION

      THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

      THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING. THIS SUMMARY IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

THE OFFERED CERTIFICATES

      The GSAMP Trust 2004-HE1 will issue the Mortgage Pass-Through Certificates, Series 2004-HE1. Eleven classes of the certificates -- the Class A-1A certificates, the Class A-1B certificates, the Class A-2B certificates, the Class A-IO certificates, the Class M-1 certificates, the Class M-2 certificates, the Class M-3 certificates, the Class M-4 certificates, the Class B-1 certificates, Class B-2 certificates and the Class B-3 certificates -- are being offered to you by this prospectus supplement. The offered certificates (other than the Class A-IO certificates), together with the Class A-2A certificates, are referred to as the "LIBOR certificates" in this prospectus supplement. The Class A-1A and Class A-1B certificates generally represent interests in the group I mortgage loans. The Class A-2B certificates generally represent interests in the group II mortgage loans. The Class A-IO, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates represent interests in all of the mortgage loans in the trust.

THE OTHER CERTIFICATES

      The trust will also issue five other classes of certificates, the Class A-2A, Class A-INV, Class X, Class P and Class R certificates that will not be offered under this prospectus supplement.

      The Class A-2A certificates will have an initial class principal balance of approximately $115,639,000. The Class A-2A certificates generally represent interests in the group II mortgage loans.

      The Class A-INV certificates pay interest only based on a notional amount equal to the aggregate schedule principal of the mortgage loans in the trust.

      The Class X certificates initially evidence an interest of approximately 1.75% of the scheduled principal balance of the mortgage loans in the trust, which is the initial overcollateralization required by the pooling and servicing agreement.

      The Class P certificates will not have a certificate principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

      The Class R certificates are not expected to receive any distributions.

      The certificates will represent fractional undivided interests in the assets of the trust, which consist primarily of the mortgage loans.

CLOSING DATE

      On or about April 30, 2004.

CUT-OFF DATE

      April 1, 2004.

STATISTICAL CALCULATION DATE

      All percentages of mortgage loans in this "SUMMARY INFORMATION" section are percentages of the scheduled principal balances of the mortgage loans as of the statistical calculation date of March 1, 2004.

DISTRIBUTIONS

      Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in May 2004, to the holders of record on the preceding record date.

      The record date for the certificates will be the last business day of the applicable interest accrual period for the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last day of the month immediately preceding the related distribution date (or, if such day is not a business day, on the immediately preceding business day).

PAYMENTS OF INTEREST

      The pass-through rates for each class of LIBOR certificates, will be equal to the sum of one-month LIBOR plus a fixed margin, subject to caps on those pass-through rates. Interest will accrue on the LIBOR certificates and the Class A-INV certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period. The interest accrual period for the LIBOR certificates and the Class A-INV certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

      The pass-through rate for the Class A-IO certificates will be equal to a fixed interest rate, subject to a cap on that pass-through rate. Interest will accrue on the Class A-IO certificates on the basis of a 360-day year consisting of twelve 30-day months. The interest accrual period for the Class A-IO certificates will be the period from and including the first day of the month prior to the month in which the current distribution date occurs to and including the last day of that prior month.

      The pass-through rate for the Class A-INV certificates will be equal to the greater of (i) 2.00% minus one-month LIBOR and (ii) zero, subject to a cap on that pass-through rate, as described in this prospectus supplement.

PAYMENTS OF PRINCIPAL

      Principal will be paid on the certificates on each distribution date as described under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

CREDIT ENHANCEMENT

      The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

o     an initial overcollateralization amount of 1.75%,

o the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization,

o the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and

o the allocation of losses on the mortgage loans to the most subordinate classes of certificates then outstanding.

      THE MORTGAGE LOANS

      The mortgage loans to be included in the trust will be fixed- and adjustable-rate subprime mortgage loans secured by first or second lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by an affiliate of the depositor from First NLC Financial Services, LLC, EquiFirst Corporation or Accredited Home Lenders, Inc., who will make certain representations and warranties relating to their respective mortgage loans.

      On the closing date, the trust will acquire the mortgage loans. The aggregate scheduled principal balance of the mortgage loans will be approximately $535,542,383, of which approximately 82.00% of the mortgage loans are adjustable-rate and approximately 18.00% are fixed-rate.

      The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 351 months and have the following approximate characteristics:

SELECTED MORTGAGE LOAN POOL DATA

                                                            GROUP I                                GROUP II
                                                ------------------------------   -----------------------------------------------
                                                  ADJUSTABLE-                     ADJUSTABLE-
                                                     RATE         FIXED-RATE          RATE         FIXED-RATE       AGGREGATE
                                                --------------   -------------   --------------   -------------   --------------
Scheduled Principal Balance:                    $ 297,627,665    $ 63,624,032    $ 141,522,876    $ 32,767,810    $ 535,542,383
Number of Mortgage Loans:                               2,232             708              819             351            4,110
Average Scheduled Principal Balance:            $     133,346    $     89,864    $     172,800    $     93,356    $     130,302
Weighted Average Gross Coupon:                          7.484%          8.106%           7.491%          8.202%           7.604%
Weighted Average Net Coupon(1):                         6.947%          7.569%           6.954%          7.665%           7.067%
Weighted Average Original FICO Score:                     611             627              615             635              615
Weighted Average Original Combined LTV(2):              82.67%          80.75%           82.20%          82.18%           82.29%
Weighted Average Stated Remaining Term (Mo.):             358             322              358             319              351
Weighted Average Seasoning (Mo.):                           2               2                2               3                2
Weighted Average Months to Roll(3):                        27             N/A               28             N/A               27
Weighted Average Gross Margin(3):                        7.16%            N/A             7.15%            N/A             7.16%
Weighted Average Initial Rate Cap(3):                    2.85%            N/A             2.89%            N/A             2.86%
Weighted Average Periodic Rate Cap(3):                   1.06%            N/A             1.05%            N/A             1.05%
Weighted Average Gross Max. Lifetime Rate(3):           14.10%            N/A            14.26%            N/A            14.15%

      (1) The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less the applicable expense fee rate.
      (2) With respect to first lien mortgage loans, the Original Combined LTV reflects the loan-to-value ratio and with respect to the second lien mortgage loans, the Original Combined LTV reflects the ratio of the sum of the principal balance of the second lien mortgage loans, plus the principal balance of the related first lien mortgage loan to the value of the related mortgaged property.
      (3) Represents the weighted average of the adjustable-rate mortgage loans in the applicable mortgage loan group.

      For purposes of calculating principal and interest distributions on the Class A-1A, Class A-1B, Class A-2A and Class A-2B certificates and for purposes of calculating the allocation of certain interest shortfalls to the certificates, in each case as described in detail in this prospectus supplement, the mortgage loans have been divided into two groups, designated as "group I mortgage loans" and "group II mortgage loans." The group I mortgage loans consist only of those mortgage loans with principal balances that conform to Freddie Mac and Fannie Mae guidelines. The group II mortgage loans consist of mortgage loans that may or may not conform to Freddie Mac or Fannie Mae guidelines. The characteristics of the mortgage loans in each group are described under "THE MORTGAGE LOAN POOL" in this prospectus supplement. The Class A-1A and Class A-1B certificates generally represent interests in the group I mortgage loans. The Class A-2A and Class A-2B certificates generally represent interests in the group II mortgage loans. The Class A-IO, Class A-INV, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates represent interests in all the mortgage loans in the trust.

      Generally, after an initial fixed-rate period, the interest rate on each adjustable-rate mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan, in each case, subject to periodic and lifetime limitations. See "THE MORTGAGE LOAN POOL--THE INDEX" in this prospectus supplement.

      For additional information regarding the mortgage loans, see "THE MORTGAGE LOAN POOL" in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

      Ocwen Federal Bank FSB will act as servicer of the mortgage loans acquired from First NLC Financial Services, LLC. Chase Manhattan Mortgage Corporation will act as servicer of the mortgage loans acquired from EquiFirst Corporation and Accredited Home Lenders, Inc. Each servicer will be obligated to service and administer the applicable mortgage loans on behalf of the trust, for the benefit of the holders of the certificates.

OPTIONAL TERMINATION OF THE TRUST

      The majority holders in the aggregate of the Class X certificates may, at their option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. In addition, either servicer individually, or both servicers together, may, at their option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 5% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. Either purchase of the mortgage loans would result in the final distribution on the certificates on that distribution date.

ADVANCES

      Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance) serviced by it, unless the servicer reasonably believes that the cash advances cannot be repaid from future payments or other collections on the applicable mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses.

ERISA CONSIDERATIONS

      Subject to the conditions described under "ERISA CONSIDERATIONS" in this prospectus supplement, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or
Section 4975 of the Internal Revenue Code.

FEDERAL TAX ASPECTS

      Cadwalader, Wickersham & Taft LLP acted as tax counsel to GS Mortgage Securities Corp. and is of the opinion that:

o portions of the trust will be treated as one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes, and

o the offered certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carryover payments pursuant to the payment priorities in the transaction. Each interest in basis risk interest carryover payments will be treated as an interest rate cap contract for federal income tax purposes.

      We expect this interest in certain basis risk interest carryover payments to have at closing a DE MINIMIS value.

LEGAL INVESTMENT

      The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "RISK FACTORS--YOUR INVESTMENT MAY NOT BE LIQUID" in this prospectus supplement and "LEGAL INVESTMENT" in this prospectus supplement and in the prospectus.

RATINGS

      In order to be issued, the offered certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc.:

CLASS                                  S&P    MOODY'S
------------------------------------   ---    -------
A-1A ...............................   AAA      Aaa
A-1B ...............................   AAA      Aaa
A-2B ...............................   AAA      Aaa
A-IO ...............................   AAA      Aaa
M-1 ................................   AA+      Aa2
M-2 ................................    A+       A2
M-3 ................................    A        A3
M-4 ................................    A-      Baa1
B-1 ................................   BBB+     Baa2
B-2 ................................   BBB      Baa3
B-3 ................................   BBB-     N/A

      A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

                                  RISK FACTORS

      THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

      THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

      ALL PERCENTAGES OF MORTGAGE LOANS IN THIS "RISK FACTORS" SECTION ARE PERCENTAGES OF THE SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE STATISTICAL CALCULATION DATE OF MARCH 1, 2004.

LESS STRINGENT             The mortgage loans were made, in part, to borrowers
UNDERWRITING STANDARDS     who, for one reason or another, are not able, or do
AND THE RESULTANT          not wish, to obtain financing from traditional
POTENTIAL FOR              sources.  These mortgage loans may be considered to
DELINQUENCIES ON THE       be of a riskier nature than mortgage loans made by
MORTGAGE LOANS COULD LEAD  traditional sources of financing, so that the
TO LOSSES ON YOUR          holders of the certificates may be deemed to be at
CERTIFICATES               greater risk of loss than if the mortgage loans were
                           made to other types of borrowers.

                           The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

GEOGRAPHIC CONCENTRATION   Different geographic regions of the United States
OF THE MORTGAGE LOANS IN   from time to time will experience weaker regional
PARTICULAR JURISDICTIONS   economic conditions and housing markets, and,
MAY RESULT IN GREATER      consequently, may experience higher rates of loss
LOSSES IF THOSE            and delinquency on mortgage loans generally.  Any
JURISDICTIONS EXPERIENCE   concentration of the mortgage loans in a region may
ECONOMIC DOWNTURNS         present risk considerations in addition to those
                           generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

                           In particular, the following approximate percentages of mortgage loans were secured by mortgaged properties located in the following states:

                             GROUP I MORTGAGE LOANS

                                  Florida   Illinois   California   Michigan

                                   23.04%     9.69%       7.08%       6.74%

                             GROUP II MORTGAGE LOANS

                       Florida   California   Illinois   Pennsylvania   Maryland

                        22.45%      19.79%      9.05%        5.88%        5.69%

                           Because of the relative geographic concentration of the mortgaged properties within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, wildfires, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

                           The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the subordinate certificates at a slower rate than principal payments are made to the Class A certificates, the subordinate certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

EFFECT ON YIELDS CAUSED    Mortgagors may prepay their mortgage loans in whole
BY PREPAYMENTS, DEFAULTS   or in part at any time.  A prepayment of a mortgage
AND LOSSES                 loan generally will result in a prepayment on the
                           certificates. We cannot predict the rate at which mortgagors will repay their mortgage loans. We cannot assure you that the actual prepayment rates of the mortgage loans included in the trust will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the trust.

                           If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                           If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                           The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

                           The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

                           Approximately 81.42% of the group I mortgage loans and approximately 84.94% of the group II mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one year to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

                           The responsible parties (First NLC Financial
                           Services, LLC, EquiFirst Corporation and Accredited Home Lenders, Inc.) or, in limited circumstances, the depositor or Goldman Sachs Mortgage Company, may be required to purchase mortgage loans from the trust in the event certain breaches of their respective representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

                           The majority Class X certificateholders may purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date. In addition, either servicer individually, or both servicers together, may purchase the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 5% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date.

                           IF THE RATE OF DEFAULT AND THE AMOUNT OF LOSSES ON THE MORTGAGE LOANS IS HIGHER THAN YOU EXPECT, THEN YOUR YIELD MAY BE LOWER THAN YOU EXPECT.

                           As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the LIBOR certificates and will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

                           The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the LIBOR certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the LIBOR certificates as a result of the overcollateralization provisions will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

                           The multiple class structure of the LIBOR certificates causes the yield of certain classes of the LIBOR certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of LIBOR certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of LIBOR certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the subordinated certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates) do not receive (unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero) any portion of the amount of principal payable to the LIBOR certificates prior to the distribution date in May 2007. Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the subordinated certificates may continue (unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the LIBOR certificates. The weighted average lives of the subordinated certificates will therefore be longer than would otherwise be the case. The effect on the market value of the subordinated certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

                           THE VALUE OF YOUR CERTIFICATES MAY BE REDUCED IF THE RATE OF DEFAULT OR THE AMOUNT OF LOSSES IS HIGHER THAN EXPECTED.

                           If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

                           NEWLY ORIGINATED MORTGAGE LOANS MAY BE MORE LIKELY TO DEFAULT, WHICH MAY CAUSE LOSSES ON THE OFFERED CERTIFICATES.

                           Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within the 6 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

                           THE CREDIT ENHANCEMENT FEATURES MAY BE INADEQUATE TO PROVIDE PROTECTION FOR THE LIBOR CERTIFICATES.

                           The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M-1, Class M-2, Class M-3 and Class M-4 certificates, and, to a lesser degree, the Class B-1, Class B-2, and Class B-3 certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

                           If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

THE CLASS A-IO             The Class A-IO certificates are only entitled to
CERTIFICATES WILL BE       interest payments.  The interest payments are based
HIGHLY SENSITIVE TO        on the lesser of a declining notional amount for
PREPAYMENTS AND LOSSES ON  each loan group and the aggregate stated principal
THE MORTGAGE LOANS         balance of the mortgage loans for that loan group.
                           If principal payments and/or losses on the mortgage loans for a loan group occur at a rate that would cause the scheduled notional amount for a loan group to be greater than the aggregate stated principal balance of the mortgage loans in that loan group, then less interest will accrue on the Class A-IO certificates than would be the case if interest payments were based on the related scheduled notional amount. This would adversely affect the yield on your Class A-IO certificates, and could cause you not to recover your initial investment.

INTEREST GENERATED BY THE  The weighted average of the interest rates on the
MORTGAGE LOANS MAY BE      mortgage loans is expected to be higher than the
INSUFFICIENT TO MAINTAIN   pass-through rates on the certificates.  The
THE REQUIRED LEVEL OF      mortgage loans are expected to generate more
OVERCOLLATERALIZATION      interest than is needed to pay interest owed on the
                           certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

                           Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

                           Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

                           If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the certificates.

                           In general, the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the LIBOR certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition:

                           o the group I adjustable-rate mortgage loans have a weighted average month-to-roll of approximately 27 months from the statistical calculation date; and

                           o the group II adjustable-rate mortgage loans have a weighted average month-to-roll of approximately 28 months from the statistical calculation date.

                           As a result, the pass-through rates on the LIBOR certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rates on the LIBOR certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR certificates. The pass-through rates on the LIBOR certificates cannot exceed the weighted average coupon of the mortgage loan pool, less fees and expenses and amounts payable to the Class A-IO certificates.

                           If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

                           Investors in the offered certificates, and particularly the Class B-1, Class B-2 and Class B-3 certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

EFFECT OF MORTGAGE RATES   The LIBOR certificates accrue interest at
AND OTHER FACTORS ON THE   pass-through rates based on the one-month LIBOR
PASS-THROUGH RATES OF THE  index plus specified margins, but are subject to
LIBOR CERTIFICATES         certain limitations.  Those limitations on the
                           pass-through rates for the LIBOR certificates are, in part, based on the weighted average of the interest rates on the mortgage loans net of certain fees and expenses of the trust and amounts payable to the Class A-IO certificates.

                           A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the LIBOR certificates. Some of these factors are described below:

                           The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on a six-month LIBOR index. All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and, most of the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates two years or three years after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the LIBOR certificates, those LIBOR certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

                           The six-month LIBOR index may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the LIBOR certificates are stable or rising. It is also possible that the interest rates on the adjustable-rate mortgage loans and the pass-through rates for the LIBOR certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

                           The pass-through rates for the LIBOR certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the adjustable-rate mortgage loans adjust less frequently and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the LIBOR certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

                           If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the LIBOR certificates are more likely to be limited.

                           If the pass-through rates on the LIBOR certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans and, in the case of the Class A certificates also, on the weighted average net interest rates of one of the two loan groups, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the LIBOR certificates and the payment of certain fees and expenses of the trust.

                           Shortfalls in interest on a distribution date resulting from the foregoing factors may be made up on subsequent distribution dates, but only on a subordinated basis.

PREPAYMENTS ON THE         When a voluntary principal prepayment is made by the
MORTGAGE LOANS COULD LEAD  mortgagor on a mortgage loan (excluding any payments
TO SHORTFALLS IN THE       made upon liquidation of any mortgage loan), the
DISTRIBUTION OF INTEREST   mortgagor is charged interest on the amount of
ON YOUR CERTIFICATES       prepaid principal only up to the date of the
                           prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the prepayment period in which the prepayment was received by the applicable servicer. The applicable servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with voluntary principal prepayments in full and thirty days' interest on the prepaid mortgage loan, but only to the extent of the applicable monthly servicing fee for the related distribution date (or, prior to the distribution date in May 2006, only up to 0.15% per annum with respect to mortgage loans serviced by Ocwen Federal Bank, FSB).

                           If the applicable servicer fails to make such distributions or the shortfall exceeds the monthly servicing fee (or, prior to the distribution date in May 2006, 0.15% per annum with respect to mortgage loans serviced by Ocwen Federal Bank, FSB) for the related distribution date, there will be fewer funds available for the distribution of interest on the certificates. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on your certificates, will result in a reduction of the yield on your certificates.

ADDITIONAL RISKS           The weighted average lives of, and the yields to
ASSOCIATED WITH THE        maturity on, the Class M-1, Class M-2, Class M-3,
SUBORDINATED CERTIFICATES  Class M-4, Class B-1, Class B-2 and Class B-3
                           certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations.
                           In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.
                           Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class B-3, Class B-2, Class
                           B-1, Class M-4, Class M-3, Class M-2 and Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case.

                           Once a realized loss on a mortgage loan is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount and the holder of the certificate will not be entitled to reimbursements for such lost interest or principal even if funds are available for reimbursement, except to the extent of any subsequent recoveries on liquidated mortgage loans after they have been liquidated. Any such funds will be allocated to the Class X certificates to the extent provided in the pooling and servicing agreement.

                           Unless the aggregate certificate principal balances of the Class A certificates have been reduced to zero, the subordinated certificates will not be entitled to any principal distributions until May 2007 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

                           In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, the Class X certificates or a class of LIBOR certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

DELAY IN RECEIPT OF        Substantial delays could be encountered in
LIQUIDATION PROCEEDS;      connection with the liquidation of delinquent
LIQUIDATION PROCEEDS MAY   mortgage loans.  Further, reimbursement of advances
BE LESS THAN THE MORTGAGE  made on a mortgage loan, liquidation expenses such
LOAN BALANCE               as legal fees, real estate taxes, hazard insurance
                           and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS  Mortgage loans with relatively high original
INCREASE RISK OF LOSS      loan-to-value ratios or relatively high combined
                           original loan-to-value ratios may present a greater risk of loss than mortgage loans with relatively low original loan-to-value ratios or relatively low combined loan-to-value ratios. See "THE MORTGAGE LOAN
                           POOL--GENERAL" in this prospectus supplement.

                           Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

SOME OF THE MORTGAGE       Approximately 2.30% of the mortgage loans have an
LOANS HAVE AN INITIAL      initial interest-only period of up to five years.
INTEREST-ONLY PERIOD,      During this period, the payment made by the related
WHICH MAY RESULT IN        mortgagor will be less than it would be if the
INCREASED DELINQUENCIES    principal of the mortgage loan was required to
AND LOSSES                 amortize.  In addition, the mortgage loan principal
                           balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the LIBOR certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

                           After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the LIBOR certificates.

                           Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

PAYMENTS IN FULL OF A      Approximately 1.58% of the mortgage loans will not
BALLOON LOAN DEPEND ON     be fully amortizing over their terms to maturity
THE BORROWER'S ABILITY TO  and, thus, will require substantial principal
REFINANCE THE BALLOON      payments, i.e., balloon payments, at their stated
LOAN OR SELL THE           maturity.  Mortgage loans with balloon payments
MORTGAGED PROPERTY         involve a greater degree of risk because the ability
                           of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                           o the level of available mortgage rates at the time of sale or refinancing;

                           o the borrower's equity in the related mortgaged property;

                           o    the financial condition of the mortgagor;

                           o    tax laws;

                           o    prevailing general economic conditions; and

                           o the availability of credit for single family real properties generally.

A PORTION OF THE MORTGAGE  Approximately 1.76% of the group I mortgage loans
LOANS ARE SECURED BY       and 3.16% of the group II mortgage loans are secured
SUBORDINATE MORTGAGES; IN  by second lien mortgages which are subordinate to
THE EVENT OF A DEFAULT,    the rights of the holder of the related senior
THESE MORTGAGE LOANS ARE   mortgages.  As a result, the proceeds from any
MORE LIKELY TO EXPERIENCE  liquidation, insurance or condemnation proceedings
LOSSES                     will be available to satisfy the principal balance
                           of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default under the mortgage. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

                           An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens.

VIOLATION OF VARIOUS       There has been an increased focus by state and
FEDERAL, STATE AND LOCAL   federal banking regulatory agencies, state attorneys
LAWS MAY RESULT IN LOSSES  general offices, the Federal Trade Commission, the
ON THE MORTGAGE LOANS      U.S. Department of Justice, the U.S. Department of
                           Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices.
                           Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

                           Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                           The mortgage loans are also subject to federal laws, including:

                           o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

                           o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                           o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

                           Violations of certain provisions of these federal and state laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

                           Each of the responsible parties will represent that each mortgage loan originated or acquired by it is in compliance with applicable federal and state laws and regulations. In addition, each of the responsible parties will also represent that none of the mortgage loans are subject to the Home Ownership and Equity Protection Act of 1994 or classified as a "high cost," "threshold," "covered" or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees). In the event of a breach of any of such representations, the applicable responsible party will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

THE RESPONSIBLE PARTIES    Each of the responsible parties will make various
MAY NOT BE ABLE TO         representations and warranties related to the
REPURCHASE DEFECTIVE       mortgage loans.  Those representations are
MORTGAGE LOANS             summarized in "DESCRIPTION OF THE
                           CERTIFICATES--REPRESENTATIONS AND WARRANTIES RELATING
                           TO THE MORTGAGE LOANS" in this prospectus supplement.

                           If the applicable responsible party fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the responsible party would be required to repurchase or substitute for the defective mortgage loan. It is possible that the applicable responsible parties may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of any responsible party to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

EXTERNAL EVENTS MAY        On September 11, 2001, the United States was
INCREASE THE RISK OF LOSS  subjected to multiple terrorist attacks, resulting
ON THE MORTGAGE LOANS      in the loss of many lives and massive property
                           damage and destruction in the New York and Washington, D.C. metropolitan areas. It is possible
                           (although we cannot predict the likelihood) that other terrorism events involving the United States could have a temporary or sustained adverse effect on the financial markets (including the market for mortgage-backed securities) or the U.S. economy generally or economic conditions in areas of the United States affected by such events.

                           The United States continues to be involved in military action in Iraq and Afghanistan. Although this military action has wound down, reservists who were activated for duty in Iraq or Afghanistan could continue to serve, and new reservists could be called to active duty, to secure Iraq and Afghanistan so that reconstruction can take place. To the extent that any member of the military or reservist is a borrower under a mortgage loan, the interest rate limitations and other provisions of Servicemembers Civil Relief Act would apply to the mortgage loan during the period of active duty, and if the borrower is a California resident, comparable provisions of the California Military and Veterans Code may apply. In addition, other borrowers who enter military service after the origination of their loans (including borrowers who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Servicemembers Civil Relief Act or the California Military and Veterans Code. The interest paid to the holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of the Servicemembers Civil Relief Act or the California Military and Veterans Code. See "LEGAL ASPECTS OF THE MORTGAGE LOANS--SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE" in the prospectus.

THE CERTIFICATES ARE       The certificates will not represent an interest in
OBLIGATIONS OF THE TRUST   or obligation of the depositor, the underwriter, the
ONLY                       servicers, the trustee or any of their respective
                           affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the servicers, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the certificates, and there will be no recourse to the depositor, the underwriter, the servicers, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

YOUR INVESTMENT MAY NOT    The underwriter intends to make a secondary market
BE LIQUID                  in the offered certificates, but they will have no
                           obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.
                           The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                           The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly referred to as SMMEA. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in the offered certificates, thereby limiting the market for those certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those certificates. See "LEGAL INVESTMENT" in this prospectus supplement and in the prospectus.

THE RATINGS ON YOUR        Each rating agency rating the offered certificates
CERTIFICATES COULD BE      may change or withdraw its initial ratings at any
REDUCED OR WITHDRAWN       time in the future if, in its judgment,
                           circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

THE OFFERED CERTIFICATES   The offered certificates are not suitable
MAY NOT BE SUITABLE        investments for any investor that requires a regular
INVESTMENTS                or predictable schedule of monthly payments or
                           payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                              TRANSACTION OVERVIEW

PARTIES

      THE DEPOSITOR. GS Mortgage Securities Corp., a Delaware corporation. The principal executive office of the depositor is located at 85 Broad Street, New York, New York 10004, and its telephone number is (212) 902-1000.

      THE RESPONSIBLE PARTIES. First NLC Financial Services, LLC, a Florida limited liability company ("FIRST NLC"), EquiFirst Corporation, a North Carolina corporation ("EQUIFIRST"), and Accredited Home Lenders, Inc., a California corporation ("ACCREDITED"). The principal executive office of First NLC is located at 700 W. Hillsboro Boulevard, Suite 204, Deerfield Beach, Florida 33441, and its telephone number is (954) 420-0060. The principal executive office of EquiFirst is located at 500 Forest Point Circle, Charlotte, North Carolina 28273, and its telephone number is (704) 679-4400. The principal executive office of Accredited is located at 15030 Avenue of Science, Suite 100, San Diego, California 92128, and its telephone number is (858) 676-2100. See "THE MORTGAGE LOAN POOL--FIRST NLC UNDERWRITING GUIDELINES," "--EQUIFIRST UNDERWRITING GUIDELINES" and "--ACCREDITED UNDERWRITING GUIDELINES" in this prospectus supplement.

      THE SERVICERS. Ocwen Federal Bank FSB, a federally chartered savings bank ("OCWEN") and Chase Manhattan Mortgage Corporation, a New Jersey corporation ("CHASE"). The principal executive office of Ocwen is located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, and its telephone number is
(561) 682-8000. The principal executive office of Chase is located at 343 Thornall Street, Edison, New Jersey 08837 and its telephone number is (732) 205-0600. For a description of the servicers, see "THE SERVICERS" in this prospectus supplement.

      THE TRUSTEE. Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, and its telephone number is
(714) 247-6000. For a description of the trustee, see "THE TRUSTEE" in this prospectus supplement.

      THE RATING AGENCIES. Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. will issue ratings with respect to all of the Offered Certificates and Moody's Investors Service, Inc. will issue ratings with respect to all of the Offered Certificates except for the Class B-3 certificates.

THE TRANSACTION

      GSAMP Trust 2004-HE1 will be formed and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of April 1, 2004, by and among the depositor, the servicers and the trustee.

                             THE MORTGAGE LOAN POOL

      The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the scheduled principal balances of the mortgage loans as of the statistical calculation date, which is March 1, 2004. The mortgage loan principal balances that are transferred to the trust will be the scheduled principal balances as of a cut-off date of April 1, 2004. With respect to the mortgage loan pool, some principal amortization will occur from the statistical calculation date to the cut-off date and from the cut-off date to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the statistical calculation date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this prospectus supplement, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus 5.00% from the statistical calculation pool of mortgage loans described in this prospectus supplement.

GENERAL

      The trust will primarily consist of approximately 4,110 conventional, sub-prime, adjustable- and fixed-rate, first lien and second lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 30 years, having an aggregate scheduled principal balance of approximately $535,542,383. Approximately 59.22% of the mortgage loans in the trust were acquired by Goldman Sachs Mortgage Company, an affiliate of the depositor ("GSMC"), from First NLC ("FIRST NLC MORTGAGE LOANS"), approximately 32.18% of the mortgage loans were acquired from EquiFirst ("EQUIFIRST MORTGAGE LOANS"), and approximately 8.60% of the mortgage loans were acquired from Accredited ("ACCREDITED MORTGAGE LOANS").

      The First NLC mortgage loans, the EquiFirst mortgage loans and the Accredited mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See "--FIRST NLC UNDERWRITING GUIDELINES," "--EQUIFIRST UNDERWRITING GUIDELINES" and "--ACCREDITED UNDERWRITING GUIDELINES" below. In general, because sucH underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

      Approximately 18.00% of the mortgage loans in the trust are fixed-rate mortgage loans and approximately 82.00% are adjustable-rate mortgage loans, as described in more detail under "--ADJUSTABLE-RATE MORTGAGE LOANS" below. All of the First NLC mortgage loans and Accredited mortgage loans have scheduled monthly payment due dates on the first day of the month. The EquiFirst mortgage loans have scheduled monthly payment due dates on various days of the month. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

      All of the mortgage loans are secured by first or second mortgages, deeds of trust or similar security instruments creating first liens or second liens on residential properties consisting of one- to four-family dwelling units, individual condominium units, or individual units in planned unit developments.

      Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

      Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

      Approximately 48.33% of the mortgage loans have original combined loan-to-value ratios in excess of 80.00%. The "LOAN-TO-VALUE RATIO" or "LTV" of a mortgage loan at any time is the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value or its review appraisal value (as determined pursuant to the underwriting guidelines) at the time of sale or (b) in the case of a refinancing or modification of a mortgage loan, the appraised value of the mortgaged property at the time of the refinancing or modification. The "COMBINED LOAN-TO-VALUE RATIO" or "CLTV" of a second lien mortgage loan at any time is the ratio of the (a) sum of (i) the principal balance of the related first lien mortgage loan, and (ii) the principal balance of the second lien mortgage loan to (b) the lesser of (i) the appraised value of the mortgaged property at the time the second lien mortgage loan is originated, or (ii) the sales price of the mortgaged property at the time of origination. However, in the case of a refinanced mortgage loan, such value is based solely upon the appraisal made at the time of origination of such refinanced mortgage loan.

      None of the mortgage loans are covered by existing primary mortgage insurance policies.

      Approximately 98.42% of the mortgage loans are fully amortizing, and approximately 1.58% of the mortgage loans are balloon mortgage loans.

      The pool of mortgage loans is expected to have the following approximate aggregate characteristics:

      Scheduled Principal Balance:                       $ 535,542,383
      Number of Mortgage Loans:                                  4,110
      Average Scheduled Principal Balance:               $     130,302
      Weighted Average Gross Coupon:                             7.604%
      Weighted Average Net Coupon(1):                            7.067%
      Weighted Average Original FICO Score:                        615
      Weighted Average Original Combined LTV(2):                 82.29%
      Weighted Average Stated Remaining Term (months):             351
      Weighted Average Seasoning (months):                           2
      Weighted Average Months to Roll(3):                           27
      Weighted Average Gross Margin(3):                           7.16%
      Weighted Average Initial Rate Cap(3):                       2.86%
      Weighted Average Periodic Rate Cap(3):                      1.05%
      Weighted Average Gross Maximum Lifetime Rate(3):           14.15%

----------

(1) The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less the applicable Expense Fee Rate.

(2) With respect to first lien mortgage loans, the Original Combined LTV reflects the loan-to-value ratio, and with respect to the second lien mortgage loans, the Original Combined LTV reflects the original combined loan-to-value ratio (each as further described above).

(3)   Represents the weighted average of the adjustable-rate mortgage loans.

      The tables on Schedule A set forth certain statistical information with respect to the aggregate mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100.00%.

PREPAYMENT PREMIUMS

      Approximately 81.42% of the group I mortgage loans and approximately 84.94% of the group II mortgage loans provide for payment by the borrower of a prepayment premium (each, a "PREPAYMENT PREMIUM") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to five years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of 5 years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the offered certificates.

      The applicable servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if waiver would, in the applicable servicer's judgment, maximize recoveries on the related mortgage loan or the Prepayment Premium may not be collected under applicable law.

ADJUSTABLE-RATE MORTGAGE LOANS

      All of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on Six-Month LIBOR (as described below under "--THE INDEX"), and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an "ADJUSTMENT DATE"). The first adjustment for approximately 54.28% of the adjustable-rate mortgage loans will occur after an initial period of approximately two years following origination (the "2/28 ADJUSTABLE-RATE MORTGAGE LOANS"; in the case of approximately 45.72% of the adjustable-rate mortgage loans, approximately three years following origination (the "3/27 ADJUSTABLE-RATE MORTGAGE LOANS"). On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8 of the applicable LIBOR index and a fixed percentage amount (the "GROSS MARGIN"). However, for approximately 89.55% of the adjustable-rate mortgage loans, the mortgage rate on each such adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage of 1.00% as specified in the related mortgage note (the "PERIODIC CAP") on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of such mortgage loan (the "MAXIMUM RATE") or be less than a specified minimum mortgage rate over the life of such mortgage loan (the "MINIMUM RATE"). The mortgage rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage as specified in the related mortgage note (the "INITIAL CAP"). The Initial Caps range from 1.00% to 3.00% for substantially all of the adjustable-rate mortgage loans. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date or, with respect to the adjustable-rate interest-only mortgage loans, following the interest-only period, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable LIBOR index and the related Gross Margin, rounded as described in this prospectus supplement. See "--THE INDEX" below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.

THE INDEX

      With respect to all of the adjustable-rate mortgage loans, the Index used in determining the mortgage rates of the adjustable-rate mortgage loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note ("SIX-MONTH LIBOR") and as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the Index becomes unavailable or otherwise unpublished, the applicable servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

FIRST NLC UNDERWRITING GUIDELINES

      GENERAL

      The information set forth below has been provided by First NLC, and none of the depositor, the underwriter, the servicers, the trustee, or any other person makes any representation as to the accuracy or completeness of such information.

      First NLC's underwriting guidelines are designed to evaluate a borrower's credit history, his or her capacity, willingness and ability to repay the loan and the value and adequacy of the collateral. First NLC's underwriting guidelines are established by a group composed of First NLC's chief credit officers, senior credit officers and the President and Chief Operating Officer. First NLC also invites other credit officers and sales and operational managers to make contributions to these policies. The members of this group meet regularly to review proposed changes to the First NLC underwriting guidelines.

      UNDERWRITING PERSONNEL

      All underwriting is performed by internal underwriting personnel, who are a part of the loan origination teams. First NLC does not delegate underwriting authority to any broker or third-party. Underwriters review and underwrite each loan package and then either grant a conditional approval on the terms requested, provide a counteroffer approval on the best terms First NLC is willing to offer the borrower, or deny the application. Once a loan is conditionally approved, processors process the loan in accordance with the terms and conditions of the conditional approval. Before closing, each conditionally approved loan is reviewed a second time by an underwriter to determine that the conditions specified in the conditional approval have all been met or waived.

      A senior credit officer, whom First NLC believes has the additional experience and leadership qualities necessary to make high-level credit decisions, oversees each loan origination team. The senior credit officer is responsible for managing the underwriters and processors on his or her team, as well as managing the loan pipeline and other customer service requirements. The senior credit officers report directly to an operations manager in their region. Additionally, they report to the assistant chief credit officer in their region for issues such as guideline changes, industry trends or other feedback relating to the loan origination process. First NLC's 15 senior credit officers each have a minimum of eight years of industry experience and its 5 chief credit officers each have over 13 years individually and a combined 94 years of industry experience.

      LOAN APPLICATION AND DOCUMENTATION

      Each borrower must complete a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and other personal information. First NLC also requires independent documentation as part of its underwriting process. At least one credit report on each applicant from an independent, nationally recognized credit reporting company is required, and First NLC also requires an appraisal, a title commitment, and other income-verification materials. The credit report contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Derogatory credit items are disregarded if they are included in the overall credit score. All serious derogatory credit items, such as bankruptcies or foreclosures, must be satisfactorily addressed by the applicant.

      APPRAISALS

      Appraisals are performed by licensed, third-party, fee-based appraisers who are hired by the borrower or broker and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements. First NLC does not require its borrowers to use any particular appraiser; however, it maintains a list of appraisers whose appraisals it will not accept. An appraisal may not be more than 120 days old on the day the loan is funded.

      First NLC requires its underwriters to review all third-party appraisals against an appraisal checklist of qualitative standards, such as square footage, zoning status, comparable property information and improvements. If the underwriters are not satisfied with the accuracy of the third-party appraisal, they will request that a senior credit officer review the appraisal. In addition, First NLC employs in-house state-certified appraisers who review each third-party appraisal that the underwriters are not able to approve because of a failure to meet the qualitative standards. Staff appraisers may require a field review of the property, review additional comparable properties or order a complete second appraisal to verify the accuracy of the original appraisal. In addition to utilizing automated appraisal tools, staff appraisers may work with independent, third-party appraisers to ensure that the appraisals meet First NLC's qualitative standards.

      VERIFICATION OF INCOME

      First NLC's underwriting guidelines require verification of the borrower's income. First NLC has two levels of income documentation requirements, referred to as "full documentation" and "stated income documentation" programs. Under each of these programs, First NLC reviews the loan applicant's source of income, calculate the amount of income from sources indicated on the loan application or similar documentation and calculate debt-to-income ratios to determine the applicant's ability to repay the loan. Under the full documentation program, applicants are required to submit income verification for the previous two calendar years as well as year-to-date information. Under the stated income documentation program, First NLC evaluates applicants based upon income as stated in the mortgage loan application. Under both programs, First NLC generally verifies by telephone employment and/or proof of business existence and income, and self-employed applicants may be required to submit a business license. Verification of the source of funds, if any, required to be paid by the applicant at closing is generally required under both documentation programs in the form of a standard verification of deposit, two months' consecutive bank statements or other acceptable documentation. We verify twelve months' mortgage payment or rental history with the related lender or landlord.

      CREDIT CLASSIFICATIONS

      A critical function of First NLC's underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. First NLC has established seven principal classifications, from "A" to "C," with respect to the credit profile of potential borrowers, and it assigns a rating to each loan based upon these classifications. First NLC has an eighth, generally inactive credit classification, called "C-." First NLC uses two sets of guidelines to assign credit grades to potential borrowers: the Score More Loan Program and the Premier Score Program.

      The Score More Loan Program is based on traditional underwriting techniques, including an analysis of a borrower's financial position, credit history and payment history. The Premier Score Program is based primarily on FICO scores but also takes into consideration other traditional credit information in determining the interest rate and maximum loan-to-value ratio for the loan. First NLC's West Coast division markets the Premier Score Program, with some minor variations, as the Loan Grade Program. The following charts summarize First NLC's lending guidelines for first and second mortgages for the Score More Loan Program and the Premier Score Program:

                       SCORE MORE FULL DOCUMENTATION(1)(2)

             MAXIMUM
            MORTGAGE
CREDIT    DELINQUENCIES
 GRADE   LAST 12 MONTHS        PROPERTY TYPE              OWNER-OCCUPIED             NON-OWNER-OCCUPIED
------   --------------   -----------------------   -------------------------   ---------------------------
                                                                  MAXIMUM LTV                   MAXIMUM LTV
                                                      MINIMUM    PURCHASE AND   MINIMUM FICO   PURCHASE AND
                                                    FICO SCORE   REFINANCE(3)       SCORE       REFINANCE
                                                    ----------   ------------   ------------   ------------
A        None             Single-family residence       600          100%            600            90%
                          Condominium                   600          100             600            90
                          Townhome                      600          100             600            90
                          Duplex                        650          100             620            80
                          3-4 family unit               620           90             620            80

A-       One 30-day       Single-family residence       600          100             620            80
                          Condominium                   600          100             620            80
                          Townhome                      600          100             620            80
                          Duplex                        680           95             620            80
                          3-4 family unit               620           85             620            80

B        Three 30-day     Single-family residence       620           95             620            80
                          Condominium                   600           90             620            80
                          Townhome                      600           90             620            80
                          Duplex                        600           90             620            80
                          3-4 family unit               620           85             620            80

B-       One 60-day       Single-family residence       560           90             N/A           N/A
                          Condominium                   540           80             N/A           N/A
                          Townhome                      540           80             N/A           N/A
                          Duplex                        540           80             N/A           N/A

C        One 90-day       Single-family residence       525           85             N/A           N/A
                          Condominium                   540           80             N/A           N/A
                          Townhome                      540           80             N/A           N/A
                          Duplex                        540           80             N/A           N/A

----------

(1) To qualify for a loan under the Score More Full Documentation Program, any foreclosures experienced by the applicant must have occurred no less than three years prior.

(2) The maximum allowable debt-to-income ratio under the Score More Full Documentation Program is 55%.

(3) If the applicant has a history of bankruptcy, the maximum loan-to-value ratio is reduced as follows:

      o If the bankruptcy was discharged at least three years prior, the maximum loan-to-value ratio is unaffected.

      o If the bankruptcy was discharged at least two years prior but less than three years prior, the maximum loan-to-value ratio is 95%.

      o If the bankruptcy was discharged less than two years prior, the maximum loan-to-value ratio is 90%.

        SCORE MORE NO INCOME VERIFICATION AND LIMITED DOCUMENTATION(1)(2)

             MAXIMUM
            MORTGAGE
CREDIT    DELINQUENCIES
 GRADE   LAST 12 MONTHS        PROPERTY TYPE            OWNER-OCCUPIED           NON-OWNER-OCCUPIED
------   --------------   -----------------------   ----------------------   -------------------------
                                                                 MAXIMUM                     MAXIMUM
                                                    MINIMUM   LTV PURCHASE                    LTV
                                                     FICO          AND         MINIMUM    PURCHASE AND
                                                     SCORE    REFINANCE(3)   FICO SCORE     REFINANCE
                                                    -------   ------------   ----------   ------------
A        None             Single-family residence     650         100%           560           90%
                          Condominium                 680          90            560           85
                          Townhome                    680          90            560           85
                          Duplex                      680          90            N/A

A-       One 30-day       Single-family residence     650          90            580           90
                          Condominium                 650          85            580           85
                          Townhome                    650          85            580           85
                          Duplex                      650          85            N/A          N/A

B        Three 30-day     Single-family residence     620          85            580           90
                          Condominium                 620          80            580           85
                          Townhome                    620          80            580           80
                          Duplex                      620          80            N/A          N/A

B-       One 60-day       Single-family residence     560          75            560           75
                          Condominium                 560          75            560           70
                          Townhome                    560          75            560           70
                          Duplex                      560          75            N/A          N/A

----------

(1) To qualify for a loan under the Score More No Income Verification and Limited Documentation Program, any foreclosures experienced by the applicant must have occurred no less than three years prior.

(2) The maximum allowable debt-to-income ratio under the Score More No Income Verification and Limited Documentation Program is 55%.

(3) If the applicant has a history of bankruptcy, the maximum loan-to-value ratio is reduced as follows:

      o If the bankruptcy was discharged at least three years prior, the maximum loan-to-value ratio is 100%.

      o If the bankruptcy was discharged at least two years prior but less then three years prior, the maximum loan-to-value ratio is 95%.

      o If the bankruptcy was discharged less than two years prior, the maximum loan-to-value ratio is 90%.

                       PREMIER SCORE FULL DOCUMENTATION(1)

                                                                        NON-OWNER-OCCUPIED
CREDIT     FICO                                   OWNER-OCCUPIED           PURCHASE AND
 GRADE    SCORE         PROPERTY TYPE         PURCHASE AND REFINANCE         REFINANCE
------   -------   -----------------------   -----------------------   ---------------------
                                              MAXIMUM      MAXIMUM     MAXIMUM     MAXIMUM
                                                CLTV         LTV         LTV         LTV
                                               COMBO     ONE LOAN(2)    COMBO    ONE LOAN(2)
                                             ---------   -----------   -------   -----------
A        660+      Single-family residence      100%         95%        N/A          85%
                   Condominium                  100          95         N/A          85
                   Townhome                     100          95         N/A          85
                   2-4 family units             100          95         N/A          80

A-       620-659   Single-family residence      100          95         N/A          85
                   Condominium                  100          95         N/A          85
                   Townhome                     100          95         N/A          85
                   2-4 family units              95          95         N/A          80

B+       600-619   Single-family residence      100          95         N/A          85
                   Condominium                  100          95         N/A          85
                   Townhome                     100          95         N/A          85
                   2-4 family units             N/A          95         N/A          80

B        575-599   Single-family residence      N/A          90         N/A          80
                   Condominium                  N/A          90         N/A          80
                   Townhome                     N/A          90         N/A          80
                   2-4 family units             N/A          90         N/A          80

B-       550-574   Single-family residence      N/A          90         N/A          75
                   Condominium                  N/A          85         N/A          75
                   Townhome                     N/A          85         N/A          75
                   2-4 family units             N/A          80         N/A          75

C+       525-549   Single-family residence      N/A          85         N/A          70
                   Condominium                  N/A          85         N/A          70
                   Townhome                     N/A          85         N/A          70
                   2-4 family units             N/A          75         N/A          70

C        500-525   Single-family residence      N/A          80         N/A         N/A
                   Condominium                  N/A          80         N/A         N/A
                   Townhome                     N/A          80         N/A         N/A
                   2-4 family units             N/A          75         N/A         N/A

----------

(1) The maximum allowable debt-to-income ratio under the Premier Score Full Documentation Program is 55%.

(2) If the applicant has a bankruptcy history, the maximum loan-to-value ratio is reduced as follows:

      o If the bankruptcy was discharged at least two years prior, the maximum loan-to-value ratio is unaffected.

      o If the bankruptcy was discharged at least one year prior but less than two years prior, the maximum loan-to-value ratio is 90%.

      o If the bankruptcy was discharged less than one year prior, the maximum loan-to-value ratio is 90% except that if the applicant's FICO score is 575 or less the maximum loan-to-value ratio is 85% and if the applicant's FICO score is 525 or less, the maximum loan-to-value ratio is 80%.

                     PREMIER SCORE NO INCOME VERIFICATION(1)

                                                                        NON-OWNER-OCCUPIED
CREDIT     FICO                                  OWNER-OCCUPIED            PURCHASE AND
 GRADE    SCORE         PROPERTY TYPE        PURCHASE AND REFINANCE         REFINANCE
------   -------   -----------------------   ----------------------   ---------------------
                                              MAXIMUM     MAXIMUM     MAXIMUM     MAXIMUM
                                                CLTV        LTV         LTV         LTV
                                               COMBO    ONE LOAN(2)    COMBO    ONE LOAN(2)
                                              -------   -----------   -------   -----------
A        660+      Single-family residence      100%         90%        N/A          75%
                   Condominium                  100          90         N/A          75
                   Townhome                     100          90         N/A          75
                   2-4 family units             100          90         N/A          75

A-       620-659   Single-family residence      100          90         N/A          75
                   Condominium                  100          90         N/A          75
                   Townhome                     100          90         N/A          75
                   2-4 family units             100          90         N/A          75

B+       600-619   Single-family residence      N/A          85         N/A          75
                   Condominium                  N/A          85         N/A          75
                   Townhome                     N/A          85         N/A          75
                   2-4 family units             N/A          85         N/A          75

B        575-599   Single-family residence      N/A          85         N/A          75
                   Condominium                  N/A          85         N/A          75
                   Townhome                     N/A          85         N/A          75
                   2-4 family units             N/A          85         N/A          75

B-       550-574   Single-family residence      N/A          75         N/A          70
                   Condominium                  N/A          75         N/A          70
                   Townhome                     N/A          75         N/A          70
                   2-4 family units             N/A          75         N/A          70

C+       525-549   Single-family residence      N/A          70         N/A         N/A
                   Condominium                  N/A          70         N/A         N/A
                   Townhome                     N/A          70         N/A         N/A
                   2-4 family units             N/A          70         N/A         N/A

C        500-525   Single-family residence      N/A         N/A         N/A         N/A
                   Condominium                  N/A         N/A         N/A         N/A
                   Townhome                     N/A         N/A         N/A         N/A
                   2-4 family units             N/A         N/A         N/A         N/A

----------

(1) The maximum allowable debt-to-income ratio under the Premier Score No Income Verification Program is 50%.

(2) If the applicant has a bankruptcy history, the maximum loan-to-value ratio is reduced as follows:

      o If the bankruptcy was discharged at least two years prior, the maximum loan-to-value ratio is unaffected.

      o If the bankruptcy was discharged at least one year prior but less than two years prior, the maximum loan-to-value ratio is 90%.

      o If the bankruptcy was discharged less than one year prior, the maximum loan-to-value ratio is 90%, except that if the applicant's FICO score is 575 or less, the maximum loan-to-value ratio is 85% and if the applicant's FICO score is 525 or less, the maximum loan-to-value ratio is 80%.

      EXCEPTIONS AND UPGRADES TO FIRST NLC'S UNDERWRITING GUIDELINES

      First NLC may make exceptions and upgrades to its underwriting guidelines on a case-by-case basis where compensating factors exist. For example, it may determine that an applicant warrants one of the following upgrades or exceptions:

o     a risk category upgrade;

o     a debt-to-income ratio exception;

o     a pricing exception;

o     a loan-to-value ratio exception; or

o     an exception from certain requirements of a particular risk category.

      An exception or upgrade may be allowed if the application reflects certain compensating factors, including:

o     a low loan-to-value ratio;

o a maximum of one 30-day late payment on all mortgage loans during the last 12 months;

o     stable employment;

o     ownership of the current residence for five or more years; or

o     above average physical condition of the property securing the loan.

      An exception or upgrade may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, certain applicants may qualify in a more favorable risk category than would apply in the absence of such compensating factors. All exceptions and upgrades are subject to the approval of a senior credit officer or a chief credit officers.

      QUALITY CONTROL

      First NLC reviews its loans for compliance with applicable legal requirements and its underwriting guidelines. First NLC's legal review staff consists of nine auditors and one supervisor, and its credit review staff consists of six credit analysts and one supervisor. Each loan it funds is reviewed for the accuracy of the income documentation, completeness of loan application information and appraisal conformity. Additionally, all loans are reviewed to ensure that prudent underwriting procedures have been followed and sound underwriting judgments have been made. Executed loan packages are reviewed upon return from the closing agent for accuracy and completeness. All loans are subjected to specific post-funding loan tests, including high-cost tests, to verify that First NLC's originations comply with any applicable laws or regulatory requirements. Any significant findings are reported to supervisors and also to members of First NLC's senior management team. Any corrective measures that are required are promptly initiated.

      If fraud is suspected or there has been a default in payments, the loan is subject to further investigation, including re-verification of income and employment and re-appraisal to confirm the value of the collateral. Any significant findings are reported to our senior management team, and corrective actions are taken, including, if circumstances warrant, the termination of the broker relationship.

EQUIFIRST UNDERWRITING GUIDELINES

      GENERAL

      The information set forth below has been provided by EquiFirst, and none of the depositor, the underwriter, the servicers, the trustee, or any other person makes any representation as to the accuracy or completeness of such information.

      EquiFirst, which is a wholly-owned subsidiary of EFC Holdings Corporation, is engaged in the business of originating (or acquiring) and selling nonconforming mortgage loans collateralized by one- to-four family residential properties.

      EFC Holdings Corporation is a wholly owned subsidiary of Regions Financial Corporation (NYSE: "RF"), a financial services holding company. On January, 23, 2004, Regions Financial Corporation and

Union Planters Corp. signed a definitive merger agreement, creating the 12th largest bank holding company nationwide in terms of deposits. All of EquiFirst's funding is provided through an unsecured line of credit with Regions Bank (AA3/A+), a commercial bank with over $47 billion in assets and a wholly owned subsidiary of Regions Financial Corporation. Borrowings under the agreement are used principally to warehouse EquiFirst's mortgage loans.

      Founded in 1989, EquiFirst is headquartered in Charlotte, North Carolina. EquiFirst is licensed and/or authorized to do business in 45 states, and currently conducts business in 44 states through independent mortgage brokerage companies and acquires mortgage loans that may be originated by Regions Bank, its parent company. In December 2003, a West Coast facility was opened in Phoenix, Arizona to underwrite and process originations in Mountain and Pacific time zones. As of December 31, 2003, over 95% of origination and acquisition volume was derived from Eastern and Central time zone states. For all of 2002, non-conforming residential originations totaled approximately $2.1 billion.

      EquiFirst's underwriting standards are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. All of the EquiFirst mortgage loans were underwritten with a view toward the resale thereof in the secondary mortgage market. EquiFirst considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio ("DEBT RATIO"), as well as the value, type and use of the mortgaged property. The EquiFirst mortgage loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, and may experience rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional conforming manner. Unless prohibited by applicable law or otherwise waived by EquiFirst upon the payment by the related mortgagor of a higher interest rate, a majority of the EquiFirst mortgage loans provide for the payment by the mortgagor of a prepayment charge upon a full prepayment made within one year, two years, or three years from the date of origination of the related mortgage loan.

      All of the mortgage loans originated or acquired by EquiFirst are based on loan application packages submitted through mortgage brokerage companies. These brokers must meet minimum standards set by EquiFirst based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing) and a signed broker agreement. Once approved, mortgage brokerage companies are eligible to submit loan application packages in compliance with the terms of a signed broker agreement.

      All of the EquiFirst mortgage loans were underwritten or acquired at the underwriting facility located in Charlotte, North Carolina or the new branch facility in Phoenix, Arizona. Both locations provide dedicated full-time staff available to monitor guidelines, fraud detection, and regulatory issues.

      EquiFirst offers four loan origination/acquisition programs. Within each program, there are three documentation types: Full Documentation, Twelve Months Bank Statements and Stated Income. Three of the programs are score based (Easy Score, Stated and Jumbo), and the fourth is a judgmentally underwritten program involving credit risk grades (Easy Credit). The Easy Score product series was introduced in 1999. EasyScore encompasses full income documentation, stated documentation, twelve months bank statements, owner occupied and non-owner occupied properties. In February 2001, the EasyCredit product was introduced as an alternative way of underwriting loans that do not fit the EasyScore guidelines. Easy Credit loans are not a material percentage of loans included in this securitization.

      While each program is intended to assess the risk of default, all programs require use of credit bureau risk scores (the "CREDIT BUREAU RISK SCORE"). The Credit Bureau Risk Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The Credit Bureau Risk Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the Credit Bureau Risk Scores are based solely on the information at the particular credit repository, such Credit Bureau Risk Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The Credit Bureau Risk Score is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment. EquiFirst's underwriting staff fully reviews each loan to determine whether EquiFirst's guidelines for income, assets, employment and collateral are met.

      Under all programs, EquiFirst requires that the Credit Bureau Risk Score of the primary borrower (the borrower with at least 50.01% of total income for all LTVs) be used to determine program eligibility. Credit Bureau Risk Scores are requested from at least three national credit repositories, with the middle of the three scores being utilized in program eligibility determination. In the event only two scores are available, the lower of the two must be used. In all cases, a borrower's complete credit history must be detailed in the credit report that produces a given Credit Bureau Risk Score or the borrower is not eligible for any of EquiFirst's programs. The minimum Credit Bureau Risk Score allowed under EquiFirst's guidelines is 500.

      All of the EquiFirst mortgage loans were underwritten by EquiFirst's underwriters having the appropriate signature authority. Each underwriter is granted a level of authority commensurate with their proven judgment, maturity and credit skills. On a case by case basis, EquiFirst may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described within warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low Debt Ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant's current address. It is not expected that a substantial portion of the EquiFirst mortgage loans may represent such underwriting exceptions.

      EquiFirst's underwriters verify the income of each applicant under various documentation types as follows: under Full Documentation, applicants are required to submit a two year employment history preceding the application date, and provide all prior year W-2's; under the Twelve Month Bank Statement program, consecutive personal bank statements along with third party verification of two years self employment are required. Stated Income applicants are qualified based on monthly income as stated on the mortgage application. If the stated borrower is self-employed, proof of self-employment for two years is required. If the stated borrower is a salaried employee, a Verification of Employment (VOE) is required. The VOE must show one year employment at the borrower's present job and good probability of continued employment. The income stated must be reasonable and customary for the applicant's line of work.

      EquiFirst originates loans secured by one-to-four unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. EquiFirst's guidelines comply with applicable federal and state laws and regulations and generally require an appraisal of the mortgaged property which conforms to Freddie Mac and/or Fannie Mae standards. All loans are subject to EquiFirst's appraisal review process. Appraisals are provided by qualified independent appraisers licensed in their respective states.

      Qualified independent appraisers must meet minimum standards of licensing. Each Uniform Residential Appraisal Report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The appraisal review process includes steps that may require (but are not limited to) an enhanced desk review, a field review or an automated valuation report that confirms or supports the original appraiser's value of the mortgaged premises. A second independent appraisal (ordered by EquiFirst) is required for all loan amounts or collateral amounts equal to or exceeding $400,000.

      EquiFirst requires title insurance on all first mortgage loans secured by liens on real property. EquiFirst also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related residential loan or the replacement cost of the property, whichever is less.

      EquiFirst conducts a number of quality control procedures, including a post-funding audit as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the audit, all loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random and targeted selection of each month's originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing audit findings and level of error is provided to the underwriters and reviewed monthly by senior management. Adverse findings are tracked monthly. This review procedure allows EquiFirst to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

      Under the mortgage loan programs, the borrower's income, credit and equity are used to assess the likelihood that the applicant will satisfy the repayment conditions of the loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the applicant's credit history and Debt Ratio.

      EquiFirst's guidelines generally have the following criteria for the specified program:

      EASYSCORE

      "525 AND HIGHER": All mortgage loans under this program must be full documentation and may be owner occupied or non-owner occupied. No liens or judgments affecting title may remain open after the funding of the mortgage loan. Collections, charge-offs, or judgments not affecting title are allowed up to $1,500 in the last twelve months for LTVs exceeding 85%. At 85% and below, $5,000 are allowed in the last 12 months. At greater than 90% and scores less than 625, $1,000 is allowed in the last 24 months. Greater than the product limit can be paid at closing unless the LTV is greater than 90% and the score is less than 625. If charge-offs, collections, judgments, liens and disputed tradelines are seasoned more than twelve months, it is not required that they be paid off. The maximum LTV of 100% is permitted for owner-occupied single family property, townhomes or low rise condominiums. Duplexes are allowed up to 90%, 3-4 units up to 85%, modulars up to 85% and high rise condominiums up to 90%. A twelve month personal bank statement program is available up to 90% with scores greater than or equal to 580. A twelve month personal bank statement program is available up to 85% LTV with scores less than 580. The maximum LTV of 90% is permitted for full documentation non-owner occupied single family properties with a minimum score of 680. The Debt Ratio may not exceed 50% for all mortgage loans with LTVs greater than 90% or with scores less than 625. The Debt Ratio may not exceed 55% for mortgage loans with LTVs up to 90% or with scores of at least 625.

      STATED

      "550 AND HIGHER": All mortgage loans under this program may be owner occupied or non-owner occupied. No liens or judgments affecting title may remain open after the funding of the mortgage loan. Collections, charge-offs or judgments not affecting title are allowed up to $1,500 in the last 12 months for LTVs exceeding 85%. At 85% and below, $5,000 are allowed in the last 12 months. Amounts greater than the product limit can be paid at closing. If charge-offs, collections, judgments, liens and disputed tradelines are seasoned more than twelve months, it is not required that they be paid off. The maximum LTV of 100% is permitted for owner occupied single family property, low rise condominiums and town homes with a minimum FICO of 680. A maximum LTV of 85% is permitted for duplex properties. 3-4 unit properties are not permitted in this program. The LTV is limited to 85% for all property types if the borrower is a W-2 wage earner. The maximum LTV of 80% is permitted for Stated Income, non-owner occupied single family property with a minimum score of 650. All Stated Income, non-owner occupied must be self employed. The Debt Ratio may not exceed 50% for all credit scores in the Stated product.

      JUMBO/SUPER JUMBO/JUMBO STATED

      "580 AND HIGHER": All mortgage loans under this program must be owner occupied. Jumbo Stated borrowers must be self-employed. No liens or judgments affecting title may remain open after the funding of the mortgage loan. For LTVs less than or equal to 90% and loan amounts less than or equal to $500,000, collections, charge-offs or judgments not affecting title with aggregate balances greater than $1,500 in the last twelve months must be paid at closing. For LTVs less than or equal to 80% and loan amounts between $500,001 to $850,000, collections, charge-offs and judgments not affecting title with aggregate balances greater than $1,500 in the last 12 months must be paid at closing. For all other LTVs and loan amounts, all collections, charge-offs or judgments not affecting title must be paid prior to or at closing. The maximum LTV of 100% is permitted for full documentation, owner-occupied single family property with a minimum score of 625. The maximum LTV of 80% is permitted for Stated Income, owner-occupied single family property with a minimum score of 660. The Debt Ratio may not exceed 45% for all mortgage loans with balances between $400,001 to $500,000 with LTVs greater than or equal to 90% and mortgage loans with balances between $500,001 to $850,000 with LTVs up to 80%. All other mortgage loans must not have a Debt Ratio that exceeds 50%.

ACCREDITED UNDERWRITING GUIDELINES

      GENERAL

      The information set forth below has been provided by Accredited, and none of the depositor, the underwriter, the servicers, the trustee, or any other person makes any representation as to the accuracy or completeness of such information.

      Accredited is a nationwide mortgage banking company that originates, finances, sells, securitizes and services first and subordinate lien mortgage loans secured by single-family residences, two- to four-family residences, condominium units, units in planned unit developments, manufactured housing units, townhomes and modular housing units. Accredited focuses on originating mortgage loans which do not conform to credit and other criteria established by Fannie Mae and Freddie Mac, commonly referred to as "nonconforming" and "subprime" mortgage loans.

      Accredited's mortgage loan originations are primarily wholesale, I.E., conducted through mortgage brokers. On a smaller scale, Accredited makes retail originations directly to borrowers.

      Accredited's total annual mortgage loan production has increased steadily from $1.5 billion in 2000, $2.3 billion in 2001, $4.3 billion in 2002 and $8.0 billion in 2003. As of December 31, 2003, Accredited had 2,056 employees.

      UNDERWRITING STANDARDS.

      Each mortgage loan originated or acquired by Accredited is underwritten prior to loan closing, or re-underwritten after loan closing but prior to purchase by Accredited, in accordance with Accredited's underwriting guidelines. Accredited's underwriting process is intended to assess a loan applicant's credit standing and repayment ability and the value and adequacy of the real property security as collateral for the proposed loan. All underwriting and re-underwriting is performed by Accredited's underwriting personnel, and Accredited does not delegate underwriting authority to any broker, correspondent or other mortgage loan provider. Accredited's underwriting standards are applied in a standardized manner which complies with applicable federal and state laws and regulations.

      All of Accredited's prospective mortgage brokers and correspondents are subjected to a pre-approval process, including verification that all required licenses are current, and are required to sign agreements pursuant to which they represent and warrant compliance with Accredited's underwriting guidelines and all applicable laws and regulations. Accredited periodically reviews each of its mortgage broker's and correspondent's performance relative to issues disclosed by Accredited's quality control review, and discontinues relationships with unacceptable performers.

      Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. At least one credit report on each applicant from an independent, nationally recognized credit reporting company is required. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. All derogatory credit items occurring within the preceding two years and all credit inquiries within the preceding 90 days must be addressed by the applicant to the satisfaction of Accredited.

      A full appraisal of the property proposed to be pledged as collateral is required in connection with the origination of each first priority loan and each second priority loan greater than $50,000. Appraisals are performed by licensed, third-party, fee-based appraisers and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements. Following each appraisal, the appraiser prepares a report which includes a reproduction costs analysis (when appropriate) based on the current cost of constructing a similar home and market value analysis based on recent sales of comparable homes in the area. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Every appraisal is reviewed by a non-affiliated appraisal review firm or by Accredited's Appraisal Review Department or a qualified underwriter before the mortgage loan is closed. The appraisal may not be more than 180 days old on the day the loan is funded. In addition to the full appraisal, a Fannie Mae desk review or "drive-by" appraisal may be required for loan sizes between $400,000 to $500,000 and is required for loan sizes above $500,000 or for any property with a value greater than $650,000. For second priority loans of $50,000 or less, "drive-by" appraisals alone are acceptable.

      Accredited's underwriting guidelines require verification or evaluation of the income of each applicant pursuant to Accredited's "Full Documentation," "Lite Documentation" or "Stated Income" programs. Under each of these programs, Accredited reviews the loan applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, and calculates debt service-to-income ratios to determine the applicant's ability to repay the loan. Under the Full Documentation program, applicants are generally required to submit the last two pay stubs and written verification of income signed by the employer, Forms W-2 or 1040 and, in the case of self-employed applicants, Forms 1120 and profit and loss statements, in each case covering the preceding two years. Personal bank statements are acceptable as Full Documentation, with bank statements for the preceding 24 months acceptable for "Alt2" documentation type or bank statements for the preceding 12 months acceptable for "Alt1." Under the Lite Documentation program, applicants must be self-employed and are required to submit personal bank statements covering at least the preceding six months. Under the Stated Income program, applicants are evaluated based upon income as stated in the mortgage loan application. Under all programs, Accredited may verify by telephone employment, business and income, and self-employed applicants may be required to submit a business license.

      Verification of the source of funds (if any) required to be paid by the applicant at closing is generally required under all documentation programs in the form of a standard verification of deposit, two months' consecutive bank statements or other acceptable documentation. On Accredited's core mortgage loan products and on some of its specialty products, twelve months' mortgage payment or rental history must be verified by the related lender or landlord.

      A critical function of Accredited's underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. Accredited has established five principal classifications, "A+" to "C," with respect to the credit profile of potential borrowers, and a rating is assigned to each loan based upon these classifications. Accredited has a sixth, generally inactive credit classification, called "C-" which may be assigned to a borrower with a current or recent foreclosure or bankruptcy and can still be used on an exception basis with approval from executive management. Accredited assigns credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history, and debt-to-income ratio.

      Each month, Accredited's quality control department generally reviews and re-underwrites a sampling of the loans that Accredited originates. The initial sample focuses on any loan with a first payment default or early payoff, or where fraud is suspected. Also, loans are randomly sampled from pools designated for securitization or other programs in which Accredited retains the risk of loss on the loans. The quality control department re-underwrites these loans, re-verifies the sources of income, re-verifies employment, and reviews the appraisals to ensure collateral values for the loans are supported. When fraud is suspected, the quality control department undertakes a comprehensive re-underwriting of not only that loan, but any related loans connected by broker, appraiser, or other parties to the transaction. The internal audit and quality control department also performs specific loan tests to verify that Accredited's loan originations comply with relevant regulatory requirements. Specifically, these tests focus on verifying proper completion of borrower disclosures and other loan documentation, correct processing of all legally required documentation, and compliance with time frames imposed by applicable law. All findings of the quality control department are reported on a regular basis to members of senior management and the audit committee of the board of directors. The Chief Executive Officer and the Chief Operating Officer, along with the Director of Operations and others analyze the results of the monthly quality control department audits as well as performance trends and servicing issues. Based upon this analysis, corrective actions are taken.

      With respect to Accredited's core mortgage loan products, the following tables summarize the main factors considered in assigning credit grades and set forth Accredited's loan-to-value and debt service-to-income ratio maximums based upon documentation type, property type, and credit profile ("SFR" means single-family residence; "PUD" means planned unit development; and "N/O/O" means nonowner-occupied):

                                                       FULL DOCUMENTATION
----------------------------------------------------------------------------------------------------------------------------------
                                                                                    MAXIMUM LOAN-TO-VALUE RATIOS
                                                    TIME                   ---------------------------------------------
             MAXIMUM                               ELAPSED                    OWNER OCCUPIED        NON-OWNER OCCUPIED
             MORTGAGE                               SINCE                  ---------------------   ---------------------     MAX
          DELINQUENCIES                          BANKRUPTCY                        RATE/   CASH-           RATE/   CASH-   DEBT TO
CREDIT     DURING LAST          CONSUMER             OR         PROPERTY           TERM     OUT            TERM     OUT    INCOME
LEVEL         YEAR               CREDIT          FORECLOSURE      TYPE     PURCH   REFI    REFI    PURCH   REFI    REFI    RATIOS
------   ----------------   -----------------   -------------   --------   -----   -----   -----   -----   -----   -----   -------
A+       0x30               2x30; min 640       4 years since   SFR/PU      100%    100%    100%    N/A     N/A     N/A      50% -
                            credit score.       Bankruptcy      D           100%    100%    100%    N/A     N/A     N/A      55%
                                                discharge or    Condo
         0x30               0x30; GREATER       Foreclosure.    SFR/PU      100%    100%    100%    90%     90%     90%      50% -
                            THAN 90% min 580                    D           100%    100%    100%    85%     85%     85%      55%
                            credit score.                       Condo

A        1x30 not           2x30. Past due      3 years since   SFR, 2       90%     90%     90%    80%     80%     80%      50% -
         rolling;           accounts must       Bankruptcy      unit         85%     85%     85%    80%     80%     80%      55%
         0x30 for N/O/O     be brought          discharge or    PUD          85%     85%     85%    80%     80%     80%
         GREATER THAN 70%   current or paid.    Foreclosure     Condo        85%     85%     85%    80%     80%     80%
         LTV.                                                   3-4 unit

         1x30 not rolling   GREATER THAN 90%    2 years since   SFR/PU      100%    100%    100%    N/A     N/A     N/A      50% -
                            LTV minimum 580     Bankruptcy      D           100%    100%    100%    N/A     N/A     N/A      55%
                            credit score;       discharge. 3    Condo
                            2x30                years since
A-       2x30; rolling      LESS THAN OR        Foreclosure.    SFR, 2       90%     90%     90%    80%     80%     80%      50% -
         30's OK            EQUAL TO 90% LTV                    unit         85%     85%     85%    75%     75%     75%      55%
                            max 4x30. Past                      PUD          85%     85%     85%    75%     75%     75%
                            due accounts must                   Condo        80%     80%     80%    75%     75%     75%
                            be brought                          3-4 unit
                            current or paid.

B        4x30 or            Average credit      18 months       SFR          85%     85%     85%    70%     70%     70%      50% -
         2x30 + 1x60;       with 60-day late    since           PUD          80%     80%     75%    70%     70%     70%      55%
         rolling 30's OK    and isolated 90-    Bankruptcy      Condo        80%     80%     75%    70%     70%     70%
         (No 60's for       day late.           discharge.      2-4 unit     80%     80%     75%    70%     70%     70%
         GREATER THAN 80%   Majority of         May consider
         LTV)               trades must be      performing
                            current. Past       Chapter 13
                            due accounts        on a case by
                            must be brought     case basis.
                            current or paid.    2 years since
                            85% LTV: min        Foreclosure
                            550 credit
                            score.

C        Any number of      Fair credit w/      1 year since    SFR          80%     80%     80%    65%     65%     65%      50%
         30's or 3x30 +     90-day late and     Bankruptcy      PUD          75%     75%     75%    65%     65%     65%
         1x60               isolated 120-day    discharge or    Condo        75%     75%     75%    65%     65%     65%
         or 2x60 + 1x90     late, charge-offs   Foreclosure.    2-4 unit     70%     70%     70%    65%     65%     65%
         (No 90's for       & collections.      May consider
         GREATER THAN 75%   Must be some        performing
         LTV)               major recent        Chapter 13
                            positive trades.    on a case by
                            Past due            case basis.
                            accounts must       80% LTV:  2
                            be brought          years.
                            current or paid.
                            80% LTV:min
                            525 score.

C-       Mortgage currently delinquent 90 days or greater, or greater than 1x90 in the last 12 months, may be considered on an exception basis.  Approval is required from executive management with the following restrictions:  owner occupied properties, full income documentation, maximum $1,000 cash out, no foreclosure bailouts, maximum 65% LTV, letter of explanation required.

                                           LITE DOCUMENTATION AND STATED INCOME
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     MAXIMUM LOAN-TO-VALUE RATIOS
                                                                           ---------------------------------------------
             MAXIMUM                             TIME ELAPSED                 OWNER OCCUPIED        NON-OWNER OCCUPIED
             MORTGAGE                               SINCE                  ---------------------   ---------------------
          DELINQUENCIES                          BANKRUPTCY                        RATE/   CASH-           RATE/   CASH-    MAX DEBT
CREDIT     DURING LAST          CONSUMER             OR         PROPERTY           TERM     OUT            TERM     OUT    TO INCOME
LEVEL         YEAR               CREDIT          FORECLOSURE      TYPE     PURCH   REFI    REFI    PURCH   REFI    REFI      RATIOS
------   ----------------   -----------------   -------------   --------   -----   -----   -----   -----   -----   -----   ---------
  A+          0x30           2x30; min 640      4 years since   SFR/PUD     90%     90%     90%     75%      75%     75%        45%
                             credit score.       Bankruptcy      Condo      90%     90%     90%     75%      75%     75%
                                                discharge or     2 Unit     80%     90%     90%     N/A     N/A     N/A
                                                Foreclosure.

              0x30             2x30; min        3 years since   SFR/PUD     90%     90%     90%     75%      75%     75%   45% - 50%
                              640 credit         Bankruptcy      Condo      90%     90%     90%     75%      75%     75%
                                score.          discharge or     2 unit     80%     90%     90%     N/A     N/A     N/A
                                                 Foreclosure.

              0x30           Min 625 credit                     SFR/PUD     85%     85%     85%     70%      70%     70%   45% - 50%
                             score. 2x30 or                      Condo      85%     85%     85%     70%      70%     70%
                               650 score.                        2 unit     80%     85%     85%     N/A     N/A     N/A

  A         1x30 not           4x30; min                          SFR       80%     80%     80%     70%      70%     70%   45% - 50%
            rolling           600 credit                          PUD       80%     80%     80%     70%      70%     70%
                                score.                           2 unit     80%     80%     80%     70%      70%     70%
                               Past due                          Condo      75%     75%     75%     65%      65%     65%
                             accounts must                      3-4 unit    70%     70%     70%     60%      60%     60%
                              be brought
                            current or paid.

  A-      2x30; rolling        4x30; min        2 years since     SFR       80%     80%     80%     70%      70%     70%         50%
            30's OK            575 credit         Bankruptcy      PUD       80%     80%     80%     70%      70%     70%
                                 score.           discharge.     2 unit     80%     80%     80%     70%      70%     70%
                              80% LTV: min      3 years since    Condo      75%     75%     75%     65%      65%     65%
                               625 credit        Foreclosure.   3-4 unit    65%     65%     65%     55%      55%     55%
                                 score.
                               Past due
                             accounts must
                               be brought
                            current or paid.

  B       4x30 or 2x30       Min 575 credit       18 months       SFR       75%     75%     75%     65%      65%     65%         50%
            + 1x60;          score. Average         since         PUD       75%     75%     75%     65%      65%     65%
          rolling 30's        with 60-day        Bankruptcy      2 unit     75%     75%     75%     65%      65%     65%
               OK              lates and          discharge.     Condo      70%     70%     70%     60%      60%     60%
                            isolated 90-day         May         3-4 unit    60%     60%     60%     50%      50%     50%
                            lates. Majority       consider
                             of trades must      performing
                               be current.      Chapter 13 on
                                  Past               a
                              due accounts      case by case
                             must be brought    basis. 2 years
                            current or paid.        since
                                                 Foreclosure.

      In addition to the core programs described above, Accredited offers a variety of specialty programs that provide higher LTV's and CLTV's to borrowers in higher credit grades. Credit grades may be determined by the same criteria as in the core programs, but may also be determined only on the basis of mortgage credit or credit score. Specialty programs may be restricted as to property and occupancy types and documentation requirements.

      EXCEPTIONS.

      Accredited may allow exceptions to its underwriting guidelines in accordance with Accredited's established exception policy. Exceptions may be allowed based upon the presence of compensating factors such as a low LTV, demonstrated pride of ownership and stability of employment.

THE GROUP I MORTGAGE LOANS

      The group I mortgage loans have the following approximate aggregate characteristics:

                                                   GROUP I MORTGAGE
                                                     LOANS IN THE      GROUP I ARM     GROUP I FIXED-RATE
                                                      AGGREGATE       MORTGAGE LOANS     MORTGAGE LOANS
                                                   ----------------   --------------   ------------------
Scheduled Principal Balance:                        $ 361,251,697     $ 297,627,665      $ 63,624,032
Number of Mortgage Loans:                                   2,940             2,232               708
Average Scheduled Principal Balance:                $     122,875     $     133,346      $     89,864
Weighted Average Gross Coupon:                              7.593%            7.484%            8.106%
Weighted Average Net Coupon(1):                             7.056%            6.947%            7.569%
Weighted Average Original FICO Score:                         614               611               627
Weighted Average Original Combined LTV(2):                  82.33%            82.67%            80.75%
Weighted Average Stated Remaining Term (months):              352               358               322
Weighted Average Seasoning (months):                            2                 2                 2
Weighted Average Months to Roll(3):                            27                27               N/A
Weighted Average Gross Margin(3):                            7.16%             7.16%              N/A
Weighted Average Initial Rate Cap(3):                        2.85%             2.85%              N/A
Weighted Average Periodic Rate Cap(3):                       1.06%             1.06%              N/A
Weighted Average Gross Maximum Lifetime Rate(3):            14.10%            14.10%              N/A

----------

(1) The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less the applicable Expense Fee Rate.

(2) With respect to first lien mortgage loans, the Original Combined LTV reflects the loan-to-value ratio, and with respect to the second lien mortgage loans, the Original Combined LTV reflects the original combined loan-to-value ratio (each as further described above).

(3) Represents the weighted average of the group I adjustable-rate mortgage loans.

      The scheduled principal balances of the group I mortgage loans range from approximately $11,300 to approximately $619,077. The group I mortgage loans had an average scheduled principal balance of approximately $122,875.

      The weighted average combined loan-to-value ratio at origination of the group I mortgage loans is approximately 82.33% and approximately 49.46% of the group I mortgage loans have combined loan-to-value ratios at origination exceeding 80.00%.

      Approximately 98.24% of the group I mortgage loans are secured by first liens, and approximately 1.76% of the group I mortgage loans are secured by second liens.

      No more than approximately 0.44% of the group I mortgage loans are secured by mortgaged properties located in any one zip code area.

      Approximately 0.49% of the group I mortgage loans are 30 days delinquent and approximately 0.14% of the group I mortgage loans are 60 days delinquent.

      None of the group I mortgage loans has a prepayment penalty period in excess of three years.

      The responsible parties will represent with respect to their respective mortgage loans that:

o none of the mortgage loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost," "threshold," "covered" or "predatory" loans under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

o none of the mortgage loans originated on or after October 1, 2002 and prior to March 7, 2003 is secured by property located in the state of Georgia; and

o in connection with the origination of the mortgage loans, no proceeds from a mortgage loan were used to finance a single premium credit life insurance policy.

      See "DESCRIPTION OF THE CERTIFICATES--REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS" in this prospectus supplement.

      The tables on Schedule B set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

THE GROUP II MORTGAGE LOANS

      The group II mortgage loans have the following approximate aggregate characteristics:

                                                   GROUP II MORTGAGE                      GROUP II
                                                     LOANS IN THE      GROUP II ARM      FIXED-RATE
                                                      AGGREGATE        MORTGAGE LOANS   MORTGAGE LOANS
                                                   -----------------   --------------   --------------
Scheduled Principal Balance:                         $ 174,290,686     $ 141,522,876     $ 32,767,810
Number of Mortgage Loans:                                    1,170               819              351
Average Scheduled Principal Balance:                 $     148,966     $     172,800     $     93,356
Weighted Average Gross Coupon:                              7.625%             7.491%           8.202%
Weighted Average Net Coupon(1):                             7.088%             6.954%           7.665%
Weighted Average Original FICO Score:                          619               615              635
Weighted Average Original Combined LTV(2):                   82.20%            82.20%           82.18%
Weighted Average Stated Remaining Term (months):               350               358              319
Weighted Average Seasoning (months):                             2                 2                3
Weighted Average Months to Roll(3):                             28                28              N/A
Weighted Average Gross Margin(3):                             7.15%             7.15%             N/A
Weighted Average Initial Rate Cap(3):                         2.89%             2.89%             N/A
Weighted Average Periodic Rate Cap(3):                        1.05%             1.05%             N/A
Weighted Average Gross Maximum Lifetime Rate(4):             14.26%            14.26%             N/A


----------

(1) The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less the applicable Expense Fee Rate.

(2) With respect to first lien mortgage loans, the Original Combined LTV reflects the loan-to-value ratio, and with respect to the second lien mortgage loans, the Original Combined LTV reflects the original combined loan-to-value ratio (each as further described above).

(3) Represents the weighted average of the group II adjustable-rate mortgage loans.

      The scheduled principal balances of the group II mortgage loans range from approximately $12,432 to approximately $649,383. The group II mortgage loans had an average scheduled principal balance of approximately $148,966.

      The weighted average combined loan-to-value ratio at origination of the group II mortgage loans is approximately 82.20% and approximately 46.00% of the group II mortgage loans have combined loan-to-value ratios at origination exceeding 80.00%.

      Approximately 96.84% of the group II mortgage loans are secured by first liens, and approximately 3.16% of the group II mortgage loans are secured by second liens.

      No more than approximately 1.33% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.

      Approximately 1.67% of the group II mortgage loans are 30 days delinquent, and approximately 0.25% of the group II mortgage loans are 60 days delinquent.

      The responsible parties will represent with respect to their respective mortgage loans that:

o none of the mortgage loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost," "threshold," "covered" or "predatory" loans under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

o none of the mortgage loans originated on or after October 1, 2002 and prior to March 7, 2003 is secured by property located in the state of Georgia; and

o in connection with the origination of the mortgage loans, no proceeds from a mortgage loan were used to finance a single premium credit life insurance policy.

      See "DESCRIPTION OF THE CERTIFICATES--REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS" in this prospectus supplement.

      The tables on Schedule C set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

CREDIT SCORES

      Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "CREDIT SCORES"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, I.E., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

      The tables on Schedules A, B, and C set forth certain information as to the Credit Scores of the related mortgagors, for the mortgage loans in the aggregate and for each mortgage loan group, obtained by the responsible parties in connection with the origination of each mortgage loan.

                                  THE SERVICERS

GENERAL

      Ocwen will act as servicer for approximately 59.22% of the mortgage loans, all of which were acquired by GSMC from First NLC. Chase will act as servicer for approximately 40.78% of the mortgage loans, all of which were acquired by GSMC from EquiFirst and Accredited.

      The information contained in this prospectus supplement with regard to Ocwen and Chase, the servicers, has been provided by the servicers. None of the depositor, the underwriter, the trustee, the responsible parties or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information. The servicers will be required to service the mortgage loans in accordance with the pooling and servicing agreement.

      We cannot assure you that the delinquency, foreclosure and loan loss experience on the mortgage loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables below for Ocwen or Chase, in part because the portfolios of mortgage loans reflected in those tables are relatively small and unseasoned, which is likely to cause the delinquency, foreclosure and loan loss experience shown to understate, perhaps substantially, the actual delinquency, foreclosure and loan loss experience that might occur as the portfolio becomes more seasoned. The statistics shown in the tables below represent the delinquency experience for Ocwen's and Chase's specified mortgage loan servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans included in the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool. In particular, the investors should note that newly originated loans will not be added to the mortgage loan pool, and the mortgage loan pool will therefore consist of a static pool of mortgage loans, whereas new mortgage loans are continually being originated and added to the pool for which the statistics in the tables below are compiled. Accordingly, the actual loss and delinquency percentages with respect to the mortgage loan pool may be substantially higher than those indicated in the tables below. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicers. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Therefore, we cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the mortgage loans will correspond to the statistical information set forth below. Moreover, the First NLC mortgage loans and the EquiFirst mortgage loans were acquired from First NLC and EquiFirst, respectively, not Ocwen, the servicer of those mortgage loans, and the Accredited mortgage loans were acquired from Accredited and not from Chase, the servicer of those mortgage loans. Consequently, the delinquency, foreclosure and loan loss experience set forth in the tables below may not necessarily be material to a prospective investor's decision to invest in the Offered Certificates.

OCWEN FEDERAL BANK FSB

      Ocwen Federal Bank FSB is a federally chartered savings bank with its home office in Fort Lee, New Jersey, its servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen Federal Bank FSB is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company ("OCN") headquartered in West Palm Beach, Florida. OCN's primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

      Ocwen Federal Bank FSB is rated as a "Strong" residential subprime servicer and residential special servicer by Standard & Poor's and has an "RPS2" rating as a subprime servicer and an "RSS2" rating as special servicer from Fitch Ratings. Ocwen Federal Bank FSB is also rated "SQ2" ("Above Average") as a primary servicer of subprime loans and as a special servicer by Moody's Investors Service, Inc. Such rating was lowered one level from "SQ1", on February 17, 2004. In addition, on March 1, 2004, Fitch Ratings announced that Ocwen Federal Bank FSB's ratings as a primary servicer of residential subprime mortgage loans would remain on "Rating Watch Negative" and on April 23, 2004, Standard & Poor's placed its "Strong" residential subprime servicer and residential special servicer ratings assigned to Ocwen Federal Bank FSB on "Credit Watch with negative implications."

      Ocwen Federal Bank FSB has been named as a defendant in several potential class action lawsuits challenging its mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of Illinois under caption styled: Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604. Ocwen Federal Bank FSB believes that its servicing practices comply with legal requirements. Ocwen Federal Bank FSB intends to defend against such lawsuits. Ocwen Federal Bank FSB is also subject to various other routine pending litigation in the ordinary course of its business. While the outcome of litigation is always uncertain, Ocwen Federal Bank FSB's management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

      On April 19, 2004, Ocwen Federal Bank FSB entered into a Supervisory Agreement with the Office of Thrift Supervision (the "OTS") memorializing various loan servicing and customer service practices, some of which were previously adopted by Ocwen Federal Bank FSB and others to be implemented on a going forward basis. In the Supervisory Agreement, Ocwen Federal Bank FSB and the OTS acknowledged their common goal "to ensure that [Ocwen Federal Bank FSB] adopts and implements appropriate and fair loan servicing practices (including debt collection practices) and fully complies with all applicable laws and regulations." It is not known whether the OTS or other regulatory agencies will seek to implement additional measures relating to Ocwen Federal Bank FSB's servicing practices.

      Ocwen Federal Bank FSB is an approved Freddie Mac and Fannie Mae seller/servicer. As of December 31, 2003, Ocwen Federal Bank FSB provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $37.7 billion, substantially all of which are being serviced for third parties.

      As of December 31, 2003, OCN had approximately $1.24 billion in assets, approximately $923 million in liabilities and approximately $317 million in equity. As of December 31, 2003, Ocwen Federal Bank FSB's core capital ratio was approximately 15.09% and its total risk-based capital ratio was approximately 14.95%, as measured by the Office of Thrift Supervision. For the quarter ended December 31, 2003, OCN's net income was approximately $4.5 million, as compared to an approximate net income of $4.6 million reported for the quarter ended September 30, 2003. OCN reported approximately $216.1 million of cash and cash equivalents as of December 31, 2003.

      The following tables set forth, for the non-conforming credit mortgage loan servicing portfolio serviced by Ocwen Federal Bank FSB, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen Federal Bank FSB's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                                      OCWEN
                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                             AS OF DECEMBER 31, 2000                          AS OF DECEMBER 31, 2001
                                  ----------------------------------------------   ------------------------------------------------
                                                            PERCENT     PERCENT                                PERCENT     PERCENT
                                   BY NO.     BY DOLLAR    BY NO. OF   BY DOLLAR   BY NO. OF    BY DOLLAR     BY NO. OF   BY DOLLAR
                                  OF LOANS     AMOUNT        LOANS      AMOUNT       LOANS        AMOUNT        LOANS       AMOUNT
                                  --------   -----------   ---------   ---------   ---------   ------------   ---------   ---------
Total Portfolio ...............    87,846    $ 7,436,096    100.00%     100.00%     186,955    $ 17,422,016    100.00%     100.00%
Period of Delinquency(1)
30-59 days ....................     4,654    $   383,087      5.30%       5.15%       8,520    $    719,620      4.56%       4.13%
60-89 days ....................     2,164    $   178,911      2.46%       2.41%       3,755    $    324,753      2.01%       1.86%
90 days or more ...............    14,119    $ 1,192,144     16.07%      16.03%      22,709    $  1,896,796     12.15%      10.89%
Total Delinquent Loans ........    20,937    $ 1,754,142     23.83%      23.59%      34,984    $  2,941,169     18.71%      16.88%
Loans in Foreclosure(2) .......     6,015    $   530,414      6.85%       7.13%      10,286    $    908,884      5.50%       5.22%

                                              AS OF DECEMBER 31, 2002                           AS OF DECEMBER 31, 2003
                                  -----------------------------------------------   ------------------------------------------------
                                                             PERCENT     PERCENT                                PERCENT     PERCENT
                                   BY NO.     BY DOLLAR     BY NO. OF   BY DOLLAR   BY NO. OF    BY DOLLAR     BY NO. OF   BY DOLLAR
                                  OF LOANS      AMOUNT        LOANS       AMOUNT      LOANS        AMOUNT        LOANS      AMOUNT
                                  --------   ------------   ---------   ---------   ---------   ------------   ---------   ---------
Total Portfolio ...............    229,335   $ 26,356,007    100.00%     100.00%     256,891    $ 30,551,242    100.00%     100.00%
Period of Delinquency(1)
30-59 days ....................      8,483   $    858,552      3.70%       3.26%      10,662    $  1,117,125      4.15%       3.66%
60-89 days ....................      3,718   $    393,762      1.62%       1.49%       4,595    $    488,900      1.79%       1.60%
90 days or more ...............     19,823   $  1,820,509      8.64%       6.91%      24,050    $  2,341,837      9.36%       7.67%
Total Delinquent Loans ........     32,024   $  3,072,823     13.96%      11.66%      39,307    $  3,947,862     15.30%      12.92%
Loans in Foreclosure(2) .......      8,323   $    849,266      3.63%       3.22%       9,800    $  1,057,710      3.81%       3.46%

----------

(1) Includes 18,029 loans totaling $1,638,774 for December 31, 2003, which were delinquent at the time of transfer to Ocwen.

(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                                      OCWEN
                                REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                             AT DECEMBER 31, 2000     AT DECEMBER 31, 2001       AT DECEMBER 31, 2002       AT DECEMBER 31, 2003
                           -----------------------   -----------------------   ------------------------   ------------------------
                           BY NO. OF    BY DOLLAR     BY NO.      BY DOLLAR    BY NO. OF    BY DOLLAR     BY NO. OF     BY DOLLAR
                             LOANS       AMOUNT      OF LOANS      AMOUNT        LOANS        AMOUNT        LOANS        AMOUNT
                           ---------   -----------   --------   ------------   ---------   ------------   ---------   ------------
Total Portfolio ........    87,846     $ 7,436,096    186,955   $ 17,422,016    229,335    $ 26,356,007    256,891    $ 30,551,242
Foreclosed Loans(1).....     2,982     $   236,264      3,983   $    301,782      3,484    $    285,598      4,849    $    437,510
Foreclosure Ratio(2) ...      3.39%           3.18%      2.13%          1.73%      1.52%           1.08%      1.89%           1.43%

----------

(1) For the purpose of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                                      OCWEN
                           LOAN GAIN/(LOSS) EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                          AS OF               AS OF               AS OF               AS OF
                                    DECEMBER 31, 2000   DECEMBER 31, 2001   DECEMBER 31, 2002   DECEMBER 31, 2003
                                    -----------------   -----------------   -----------------   -----------------
Total Portfolio(1) ..............      $ 7,436,096        $ 17,422,016        $ 26,356,007        $ 30,551,242
Net Gains/(Losses)(2)(3) ........      $  (282,261)       $   (266,262)       $   (275,036)       $   (249,516)
Net Gains/(Losses) as a
Percentage of Total Portfolio ...            (3.80)%             (1.53)%             (1.04)%             (0.82)%

----------

(1) "Total Portfolio" on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3) Includes ($100,908) as of December 31, 2003 of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

CHASE MANHATTAN MORTGAGE CORPORATION

      Chase, a New Jersey corporation founded in 1920, is a wholly owned indirect subsidiary of J.P. Morgan Chase & Co. Chase is engaged in the mortgage origination and servicing business and is a HUD-approved mortgagee. Chase is subject to supervision, examination and regulation by the Board of Governors of the Federal Reserve System and various state regulatory bodies. Chase makes loans in all 50 states and the District of Columbia primarily for the purpose of enabling borrowers to purchase or refinance residential real property, secured by first and second liens on such property. Chase's real estate loans primarily are made to homeowners based on the security of one- to four-family residences.

      On January 14, 2004, J.P. Morgan Chase & Co. and Bank One Corporation entered into an agreement and plan of merger. The agreement provides that Bank One Corporation will be merged with and into J.P. Morgan Chase & Co., with J.P. Morgan Chase & Co. as the surviving entity. The merger is subject to the approval of the shareholders of both institutions as well as U.S. federal and state and foreign regulatory authorities. Completion of the transaction is expected to occur in mid-2004.

      Chase is providing below historical delinquency, foreclosure and loan loss data for its portfolio of the fixed rate and adjustable rate subprime mortgage loans which were originated or purchased by Chase and subsequently securitized in asset-backed transactions (the "CHASE SUBPRIME SECURITIZED SERVICING PORTFOLIO"). The Chase Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of Chase and many of the mortgage loans in the Chase Subprime Securitized Servicing Portfolio have not been outstanding long enough to experience the level of delinquencies, foreclosures and loan losses which might be expected to occur on a larger, more seasoned portfolio of mortgage loans which were underwritten, originated and serviced in a manner similar to the mortgage loans in the Chase Subprime Securitized Servicing Portfolio. Because of the relatively small size and relative lack of seasoning of the Chase Subprime Securitized Servicing Portfolio, there can be no assurance that the delinquency, foreclosure and loan loss experience on the mortgage loans serviced by Chase will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the mortgage loans could be significantly worse. Moreover, the mortgage loans serviced by Chase were not originated by Chase and as a result, the actual delinquency, loss and foreclosure experience on the mortgage loans could be significantly worse than the delinquency, foreclosure and loan loss experience shown in the tables below.

      CHASE SUBPRIME SECURITIZED SERVICING PORTFOLIO. The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the Chase Subprime Securitized Servicing Portfolio.

                  DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE
                 CHASE SUBPRIME SECURITIZED SERVICING PORTFOLIO

                                                     (DOLLARS IN THOUSANDS)
                                                       AS OF DECEMBER 31
                       ---------------------------------------------------------------------------------
                                  2003                        2002                        2001
                       -------------------------   -------------------------   -------------------------
                       NUMBER OF                   NUMBER OF                   NUMBER OF
                         LOANS     DOLLAR AMOUNT     LOANS     DOLLAR AMOUNT     LOANS     DOLLAR AMOUNT
                       ---------   -------------   ---------   -------------   ---------   -------------
Portfolio ..........    90,370     $ 11,146,244     73,597      $ 8,326,818     66,278      $ 7,274,554
Delinquency
30-59 days .........      2.40%            1.83%      2.69%            2.28%      2.27%            1.96%
60-89 days .........      0.84%            0.66%      0.86%            0.72%      0.71%            0.65%
90 days or more ....      1.43%            1.15%      1.41%            1.21%      0.89%            0.79%
Total ..............      4.67%            3.64%      4.96%            4.21%      3.88%            3.40%
                        ------     ------------     ------      -----------     ------      -----------
Foreclosure Rate ...      2.47%            2.06%      2.65%            2.48%      1.78%            1.64%
REO Properties .....       532              N/A        480              N/A        264              N/A

      The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

      The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties that relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by Chase pending disposition.

                           LOAN LOSS EXPERIENCE OF THE
                 CHASE SUBPRIME SECURITIZED SERVICING PORTFOLIO

                                                         (DOLLARS IN THOUSANDS)
                                                        YEAR ENDING DECEMBER 31,
                                                ---------------------------------------
                                                    2003          2002          2001
                                                -----------   -----------   -----------
          Average amount outstanding ........   $ 9,642,035   $ 7,902,732   $ 5,018,737
          Net losses ........................   $    73,504   $    43,458   $    29,783
          Net losses as a percentage of
            average amount outstanding ......          0.76%         0.55%         0.59%

      The average amount outstanding during the period is the arithmetic average of the principal balance of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by Chase to be uncollectible, less amounts received by Chase as recoveries from liquidation proceeds and deficiency judgments.

      THERE CAN BE NO ASSURANCE THAT THE DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE ON THE MORTGAGE LOANS SERVICED BY CHASE IN THIS TRANSACTION WILL CORRESPOND TO THE DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE SET FORTH IN THE TABLES ABOVE, IN PART BECAUSE THE PORTFOLIO OF MORTGAGE LOANS REFLECTED IN THOSE TABLES IS RELATIVELY SMALL AND UNSEASONED, WHICH IS LIKELY TO CAUSE THE DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE SHOWN TO UNDERSTATE, PERHAPS

SUBSTANTIALLY, THE ACTUAL DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE THAT MIGHT OCCUR AS THE PORTFOLIO BECOMES MORE SEASONED. THEREFORE, CHASE CANNOT PREDICT TO WHAT DEGREE THE ACTUAL DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE ON THE MORTGAGE LOANS SERVICED BY CHASE IN THIS TRANSACTION WILL CORRESPOND TO THE STATISTICAL INFORMATION SET FORTH ABOVE. MOREOVER, THE MORTGAGE LOANS SERVICED BY CHASE IN THIS TRANSACTION WERE ACQUIRED FROM EQUIFIRST AND ACCREDITED AND NOT BY CHASE. CONSEQUENTLY, THE DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE SET FORTH IN THE TABLES ABOVE MAY NOT NECESSARILY BE MATERIAL TO A PROSPECTIVE INVESTOR'S DECISION TO INVEST IN THE OFFERED CERTIFICATES.

      In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of mortgage loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of scheduled payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool.

      COLLECTION PROCEDURES. Chase employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by Chase is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. Chase utilizes a combination of predictive and preview dialer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, Chase makes every reasonable effort to determine the reason for the default; whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. Chase will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

                                   THE TRUSTEE

      Deutsche Bank National Trust Company, a national banking association, has an office at 1761 East St. Andrew Place, Santa Ana, California 92705-4934. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement. The trustee's duties are limited solely to its express obligations under the pooling and servicing agreement. See "THE POOLING AND SERVICING AGREEMENT" in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

      On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in sixteen classes, the Class A-1A, Class A-1B, Class A-2B, Class A-IO, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates (collectively, the "OFFERED CERTIFICATES") and the Class A-2A, Class A-INV, Class X, Class P and Class R certificates. Only the Offered Certificates will be offered under this prospectus supplement. The Offered Certificates (other than the Class A-IO certificates), together with the Class A-2A certificates, will be referred to as the "LIBOR CERTIFICATES" in this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

      The trust fund will consist of:

o the mortgage loans, together with the related mortgage files and all related collections and proceeds collected on or after the cut-off date;

o such assets as from time to time are identified as REO property and related collections and proceeds; and

o assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement.

      The LIBOR Certificates will be issued and available only in book-entry form, in minimum denominations of $50,000 initial principal amount and integral multiples of $1 in excess of $50,000, except that one certificate of each class may be issued in a different amount. The Class A-IO certificates will be issued and available only in book-entry form in minimum denominations of $50,000 initial notional amount and integral multiples of $1,000 in excess of $50,000, except that one certificate of this class may be issued in a different amount.

      Voting rights will be allocated among holders of the LIBOR Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class A-IO, Class A-INV, Class X and Class P certificates will each be allocated 1% of the voting rights.

      The Class A-1A and Class A-1B certificates generally represent interests in the group I mortgage loans and the Class A-2A and Class A-2B certificates generally represent an interest in the group II mortgage loans. The Class A-IO, Class A-INV, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates represent interests in all of the mortgage loans in the trust fund.

BOOK-ENTRY REGISTRATION

      The Offered Certificates are sometimes referred to in this prospectus supplement as "BOOK-ENTRY CERTIFICATES." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Offered Certificates will be represented by book entries on the records of DTC and its participating members. All references in this prospectus supplement to the Offered Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

      The beneficial owners of the Offered Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Offered Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal balance or notional amount of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

      The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Offered Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

      Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the Offered Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Offered Certificates only indirectly through DTC and its participants.

      Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

      Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Offered Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the Offered Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with the persons holding through Euroclear participants.

      Distributions on the book-entry certificates will be made on each Distribution Date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

      Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

      DTC has advised the depositor that it will take any action permitted to be taken by a holder of the Offered Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

      None of the trust, the depositor, the servicers, or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "DESCRIPTION OF THE SECURITIES--BOOK-ENTRY REGISTRATION" in the prospectus.

      See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

DEFINITIVE CERTIFICATES

      The Offered Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the trustee or the depositor is unable to locate a qualified successor or (b) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

      Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

      Definitive certificates will be transferable and exchangeable at the offices of the trustee, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the trustee designates the offices of its agent located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

ASSIGNMENT OF THE MORTGAGE LOANS

      Pursuant to certain mortgage loan purchase and warranties agreements, each responsible party sold the mortgage loans, without recourse, to GSMC. GSMC will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan on or after the cut-off date; provided, however, that GSMC will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan prior to the cut-off date and principal prepayments in full and curtailments (I.E., partial prepayments), received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each mortgage loan prior to the cut-off date.

      GSMC will also convey to the depositor:

      o pursuant to an assignment, assumption and recognition agreement (the "FIRST NLC ASSIGNMENT AGREEMENT"), certain rights of GSMC with respect to the First NLC mortgage loans under the mortgage loan purchase and warranties agreements between First NLC and GSMC;

      o pursuant to an assignment, assumption and recognition agreement (the "EQUIFIRST ASSIGNMENT AGREEMENT"), certain rights of GSMC with respect to the EquiFirst mortgage loans under the mortgage loan purchase and warranties agreement between EquiFirst and GSMC; and

      o pursuant to an assignment, assumption and recognition agreement (the "ACCREDITED ASSIGNMENT AGREEMENT"), certain rights of GSMC with respect to the Accredited mortgage loans under the mortgage loan purchase and warranties agreement between Accredited and GSMC.

DELIVERY OF MORTGAGE LOAN DOCUMENTS

      In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the depositor will cause to be delivered to the trustee, on or before the closing date, the following documents with respect to each mortgage loan, which documents constitute the mortgage file:

            (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee (except for less than 1.00% of the mortgage loans for which there is a lost note affidavit and a copy of the note);

            (b) the original of any guaranty executed in connection with the mortgage note;

            (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

            (d) except with respect to each MERS Designated Mortgage Loan, the mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee - which assignment may, at the originator's option, be combined with the assignment referred to in clause
                  (e) below;

            (e) except with respect to each MERS Designated Mortgage Loan, a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

            (f) originals of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed;

            (g) an original title insurance policy or attorney's opinion of title and abstract of title; and

            (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

      Pursuant to the pooling and servicing agreement, the trustee will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note (item (a) above) with respect to each of the mortgage loans, with any exceptions noted. The trustee will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date - or, with respect to any Substitute Mortgage Loan, within thirty days after the receipt of the related mortgage file by the trustee - and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

o all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

o each mortgage note has been endorsed as provided in the pooling and servicing agreement.

      If the trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, the trustee is required to promptly so notify the applicable servicer and the depositor in writing. The depositor will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee. If, however, within thirty days after the earlier of either discovery by or notice to the depositor of such defect, the applicable responsible party has not caused the defect to be remedied, the applicable responsible party will be required to either (a) substitute in lieu of such mortgage loan a Substitute Mortgage Loan and, if the then unpaid principal balance of such Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest on that mortgage loan, remit to the applicable servicer cash equal to the amount of any such shortfall or (b) purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus all accrued and unpaid interest on the mortgage loan, plus the amount of any unreimbursed servicing advances made by the applicable servicer or other expenses of the applicable servicer or trustee in connection with the mortgage loan or the purchase, which purchase price shall be deposited in the distribution account on the next succeeding servicer distribution date after deducting any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. The obligations of the applicable responsible party to cure such breach or to substitute or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty available to the holders of the certificates, the depositor, the servicers and the trustee.

REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS

      Pursuant to certain mortgage loan purchase and warranties agreements and the First NLC Assignment Agreement (collectively, the "FIRST NLC AGREEMENTS"), First NLC will make certain representations and warranties as of the applicable Original Sale Date (or such other date as set forth below). Pursuant to a certain mortgage loan purchase and warranties agreement and the EquiFirst Assignment Agreement (collectively, the "EQUIFIRST AGREEMENTS"), EquiFirst will make certain representations and warranties as of the applicable Original Sale Date (or such other date as set forth below). Pursuant to a certain flow mortgage loan purchase and warranties agreement and the Accredited Assignment Agreement (collectively, the "ACCREDITED AGREEMENTS"), Accredited will make certain representations and warranties as of the closing date (or such other date as set forth below). These representations and warranties include, but are not limited to:

            (1) No payment required under the mortgage loan is 30 days or more delinquent;

            (2) Other than payments due but not yet 30 days or more delinquent, there are no defaults in complying with (i) the terms of the mortgage, (ii) all governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents and (iii) all taxes (or, with respect to the EquiFirst mortgage loans, taxes due as of the date of origination, and to the best of EquiFirst's knowledge, due after the date of origination, in each case) which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

            (3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;

            (4) The mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the mortgage loan was originated;

            (5) Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire;

            (6) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the mortgage loan have been complied with;

            (7) The mortgage has not been satisfied, cancelled, subordinated (except to a first lien mortgage in the case of a second lien mortgage loan) or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The applicable responsible party has not waived the performance by the mortgagor of any action, if the mortgagor's failure to perform such action would cause the mortgage loan to be in default, nor has the applicable responsible party waived any default resulting from any action or inaction by the mortgagor;

            (8) The mortgage is a valid and subsisting first or second lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the related mortgage loan. The lien of the mortgage is subject only to:

                        (i) the lien of current real property taxes and
            assessments not yet due and payable;

                        (ii) covenants, conditions and restrictions, rights of
            way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal;

                        (iii) other matters to which like properties are
            commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property; and

                        (iv) with respect to second lien mortgage loans, the
            lien of the first mortgage on the same mortgaged property;

            (9) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of its maker enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or a law). All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a mortgage loan has taken place on the part of any person, (including without limitation, the mortgagor, any appraiser, or any other party involved in the origination or servicing of the mortgage loan);

            (10) The mortgage loan is covered by an American Land Title Association lender's title insurance policy, or with respect to any mortgage loan for which the related mortgaged property is located in California, a California Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance, and each such title insurance policy is issued by a title insurer generally acceptable in the secondary market and qualified to do business in the jurisdiction where the mortgaged property is located, insuring the responsible party, its successors and assigns, as to the first priority lien with respect to first lien mortgage loans, or second priority lien with respect to second lien mortgage loans, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clause (i), (ii), (iii) or (iv) of representation 8 above;

            (11) Other than payments due but not yet 30 or more days delinquent, there is no default, breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the responsible party nor any of its affiliates nor any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration;

            (12) The mortgage loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority;

            (13) The mortgage contains customary and enforceable provisions (with respect to the Accredited mortgage loans, subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally and to general principles of equity) such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a mortgagor on a mortgage loan and foreclosure on, or trustee's sale of, the mortgaged property pursuant to the proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (14) The mortgaged property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy, have been made or obtained from the appropriate authorities;

            (15) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

            (16) There is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property. The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended and each mortgaged property is in good repair (or, with respect to the First NLC mortgage loans, habitable under applicable state and local law);

            (17) The mortgage file contains an appraisal of the related mortgaged property signed prior to the approval of the mortgage loan application by a qualified appraiser (or, with respect to certain EquiFirst mortgage loans, may contain an appraisal done after approval of the related mortgage loan application, if such subsequent appraisal indicates a lower appraised value), who had no interest, direct or indirect in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Financial

      Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the mortgage loan was originated;

            (18) None of the mortgage loans are classified as (a) a "high cost" loans under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost," "threshold," "covered" or "predatory" or similar loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

            (19) None of the mortgage loans has a prepayment penalty period in excess of five years from the date of origination;

            (20) None of the mortgage loans originated on or after October 1, 2002 and prior to March 7, 2003 is secured by property located in the state of Georgia;

            (21) No proceeds from any mortgage loan were used to finance a single-premium credit life insurance policy;

            (22) The origination, servicing and collection practices used by the applicable responsible party with respect to the mortgage loans have been in all respects in compliance with accepted servicing practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business;

            (23) As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the responsible party, that responsible party has full right and authority and is not precluded by law or contract from furnishing such information; and

            (24) No mortgage loan (i) is secured by property located in the State of New York, (ii) had an original principal balance of $300,000 or less, and (iii) has an application date on or after April 1, 2003, the terms of which mortgage loan equal or exceed either the annual percentage rate or the points and fees threshold for "high-cost home loans," as defined in Section 6-L of the New York State Banking Law.

      Pursuant to the First NLC Agreements, the EquiFirst Agreements and the Accredited Agreements, upon the discovery by a certificateholder, the applicable servicer, the depositor or the trustee that any of the representations and warranties contained in the First NLC Agreements, the EquiFirst Agreements or the Accredited Agreements, as applicable, have been breached in any material respect as of the date made, with the result that value of, or the interests of the trustee or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. Subject to certain provisions of the First NLC Agreements, the EquiFirst Agreements or the Accredited Agreements, as applicable, within no more than sixty days of the earlier to occur of the applicable responsible party's discovery of or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the applicable responsible party will be required to:

o use its best efforts promptly to cure such breach in all material respects,

o remove each mortgage loan which has given rise to the requirement for action by the responsible party, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the responsible party on such Distribution Date the amount of such shortfall (provided that such substitution occurs within two years after the closing date), or

o purchase such mortgage loan at a repurchase price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the applicable servicer or other reasonable expenses of the applicable servicer or trustee in connection with the mortgage loan or the purchase.

Notwithstanding the foregoing, pursuant to the terms of the First NLC Agreements, the EquiFirst Agreements, and the Accredited Agreements, in the event of discovery by GSMC or the Depositor (a) that a mortgage loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the First NLC Agreements, the EquiFirst Agreements or the Accredited Agreements, as applicable, or (b) of a breach of the representations and warranties listed as number (18), (19), (20), (21), (23) or (24) in the preceding paragraph, the applicable responsible party will be required to repurchase the related mortgage loan at the repurchase price within not more than sixty days of such discovery or receipt of notice. The repurchase price with respect to such mortgage loan will be required to be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

      In addition, each of the responsible parties is obligated to indemnify the depositor, the applicable servicer and the trustee for any third-party claims arising out of a breach by the applicable responsible party of representations or warranties regarding the mortgage loans. The obligations of the responsible parties to cure such breach or to substitute or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the depositor, the applicable servicers and the trustee.

      Pursuant to the First NLC Assignment Agreements, the EquiFirst Assignment Agreements and the Accredited Assignment Agreements, GSMC will make the following representations and warranties:

            (1) with respect to each First NLC mortgage loan, and each EquiFirst mortgage loan, to GSMC's knowledge, no event has occurred from the applicable Original Sale Date to the closing date which would render the representations and warranties as to any First NLC mortgage loan or any EquiFirst mortgage loan made by First NLC or EquiFirst, respectively, to be untrue in any material respect, except that less than 2.00% of the First NLC mortgage loans and EquiFirst mortgage loans which are group I mortgage loans are up to 60 days delinquent, and less than 3.00% of the First NLC mortgage loans and the EquiFirst mortgage loans which are group II mortgage loans are up to 60 days delinquent;

            (2) with respect to each mortgage loan, any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the mortgage loan (including, without any limitation, any provisions relating to prepayment penalties) have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations; and

            (3) with respect to each mortgage loan, no mortgage loan is classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost," "threshold," "covered" or "predatory" loans under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

      Pursuant to the pooling and servicing agreement, the depositor will represent and warrant that no mortgage loan which is a group I mortgage loan has a prepayment penalty in excess of three years.

      In the event of a material breach of any of the foregoing representations and warranties of GSMC or the depositor, GSMC or the depositor will be required to cure, substitute for or repurchase the affected mortgage loan in the same manner described above for a material breach of a representation or warranty of a responsible party. The obligations of GSMC and the depositor to cure such breach or to substitute or repurchase any mortgage loan constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the servicers and the trustee.

PAYMENTS ON THE MORTGAGE LOANS

      The pooling and servicing agreement provides that each servicer is required to establish and maintain a separate collection account. The pooling and servicing agreement permits each servicer to direct any depository institution maintaining the applicable collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

      Each servicer is obligated to deposit or cause to be deposited in the applicable collection account within two business days of receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

o all payments on account of principal, including prepayments of principal on the mortgage loans;

o all payments on account of interest, net of the servicing fee, on the mortgage loans;

o all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, and all Condemnation Proceeds and Liquidation Proceeds;

o all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement; and

o any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

      The trustee will be obligated to set up a distribution account with respect to the certificates into which each servicer will be required to deposit or cause to be deposited the funds required to be remitted by each servicer on the Servicer Remittance Date.

      The funds required to be remitted by each servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:

o all collections of scheduled principal and interest on the mortgage loans received by the applicable servicer on or prior to the related Determination Date;

o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the applicable servicer during the related Prepayment Period;

o all P&I Advances made by the applicable servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

o any other amounts required to be placed in the collection account by the applicable servicer pursuant to the pooling and servicing agreement,

      but excluding the following:

            (a) for any mortgage loan with respect to which the applicable servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

            (b) amounts received on a particular mortgage loan with respect to which the applicable servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

            (c) for such Servicer Remittance Date, the aggregate servicing fee;

            (d) all net income from eligible investments that are held in the collection account for the account of the applicable servicer;

            (e) all amounts actually recovered by the applicable servicer in respect of late fees, assumption fees and similar fees;

            (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

            (g) certain other amounts which are reimbursable to the depositor or the applicable servicer, as provided in the pooling and servicing agreement; and

            (h) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

      The amounts described in clauses (a) through (h) above may be withdrawn by the applicable servicer from the collection accounts on or prior to each Servicer Remittance Date.

DISTRIBUTIONS

      Distributions on the certificates will be made by the trustee on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in May 2004, to the persons in whose names the certificates are registered on the related Record Date.

      Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that certificateholder in its written wire instructions provided to the trustee or if no wire instructions are provided then by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates its agent's offices located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for those purposes.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

      As more fully described in this prospectus supplement, distributions on the certificates will be made on each Distribution Date from Available Funds and will be made to the classes of certificates in the following order of priority:

            (1) to interest on each class of certificates, in the order and subject to the priorities set forth below under "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL";

            (2) to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL";

            (3) to unpaid interest in the order and subject to the priorities described below under "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL"; and

            (4) to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amount and then to be released to the Class X certificates, subject to certain limitations set forth below under "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL."

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

      For any Distribution Date, the "PASS-THROUGH RATE" for each class of certificates will be a per annum rate as set forth below:

            (a) for each of the Class A-1A and Class A-1B certificates, equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, (2) the Group I Loan Cap, and (3) the WAC Cap;

            (b) for each of the Class A-2A and Class A-2B certificates, equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, (2) the Group II Loan Cap, and (3) the WAC Cap;

            (c) for the Class A-IO certificates, equal to the quotient of (a) the sum of (i) the product of (x) the Class A-IO(1) Component Notional Amount for the related Distribution Date and (y) the Class A-IO(1) Pass-Through Rate, and (ii) the product of (x) the Class A-IO(2) Component Notional Amount for the related Distribution Date and (y) the Class A-IO(2) Pass-Through Rate, and (b) the Class A-IO Notional Amount for the related Distribution Date (the "CLASS A-IO PASS-THROUGH RATE");

            (d) for the Class A-INV certificates equal to the lesser of (a) the greater of (i) 2.00% minus One-Month LIBOR for such Distribution Date and (ii) zero, and (b) the excess, if any, of the WAC Cap over the weighted average of the Pass-Through Rates of the outstanding classes of LIBOR Certificates for that Distribution Date (the "CLASS A-INV PASS-THROUGH RATE"); and

            (e) for the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, and (2) the WAC Cap.

      The "GROUP I LOAN CAP" will be a per annum rate equal to (a) the weighted average of the mortgage rates (in each case, less the Expense Fee Rate) then in effect on the beginning of the related Due Period on the group I mortgage loans, less the Class A-IO(1) Pass-Through Rate multiplied by a fraction, the numerator of which is the Class A-IO(1) Component Notional Amount for that Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the group I mortgage loans as of the preceding Distribution Date (or as of the cut-off date in the case of the first Distribution Date), multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

      The "GROUP II LOAN CAP" will be a per annum rate equal to (a) the weighted average of the mortgage rates (in each case, less the Expense Fee Rate) then in effect on the beginning of the related Due Period on the group II mortgage loans, less the Class A-IO(2) Pass-Through Rate multiplied by a fraction the numerator of which is the Class A-IO(2) Component Notional Amount for that Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the group II mortgage loans as of the preceding Distribution Date (or as of the cut-off date in the case of the first Distribution Date), multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

      The "WAC CAP" will be a per annum rate equal to (a) the weighted average of the mortgage rates for (in each case, less the Expense Fee Rate) then in effect on the beginning of the related Due Period on the mortgage loans, less the Class A-IO Pass-Through Rate multiplied by a fraction of which the numerator is the Class A-IO Notional Amount for that Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of the preceding Distribution Date (or as of the cut-off date in the case of the first Distribution Date), multiplied by (b) 30 divided by the actual number of days in such Interest Accrual Period.

      The "FIXED MARGIN" for each class of LIBOR Certificates is as follows:
Class A-1A, 0.230%; Class A-1B, 0.420%; Class A-2A, 0.170%; Class A-2B, 0.450%;
Class M-1, 0.550%; Class M-2, 1.150%; Class M-3, 1.400%; Class M-4, 2.040%;
Class B-1, 2.400%; Class B-2, 3.500%; and Class B-3, 4.000%. On the Distribution Date immediately following the initial Distribution Date on which the majority Class X certificateholders have the right to purchase all of the mortgage loans as described under "THE POOLING AND SERVICING AGREEMENT--TERMINATION; OPTIONAL CLEAN-UP CALL" and each Distribution Date thereafter, the fixed margin for each class of LIBOR Certificates will increase to the following: Class A-1A, 0.460%;

Class A-1B, 0.840%; Class A-2A, 0.340%; Class A-2B, 0.900%; Class M-1, 0.825%;
Class M-2, 1.725%; Class M-3, 2.100%; Class M-4, 3.060%; Class B-1, 3.600%;
Class B-2, 5.250% and Class B-3, 6.000%.

      The "CLASS A-IO(1) PASS-THROUGH RATE" with respect to any Distribution Date prior to November 2005 will be a per annum rate equal to the lesser of (i) 4.00% and (ii) the Class A-IO(1) Net WAC Cap, and with respect to any Distribution Date in or after November 2005 will be 0%.

      The "CLASS A-IO(2) PASS-THROUGH RATE" with respect to any Distribution Date prior to November 2005 will be a per annum rate equal to the lesser of (i) 4.00% and (ii) the Class A-IO(2) Net WAC Cap, and with respect to any Distribution Date in or after November 2005 will be 0%.

      The "CLASS A-IO(1) NET WAC CAP" with respect to any Distribution Date will be a per annum rate equal to the weighted average of the mortgage rates (in each case, less the Expense Fee Rate) of the group I mortgage loans in effect on the beginning of the related Due Period.

      The "CLASS A-IO(2) NET WAC CAP" with respect to any Distribution Date will be a per annum rate equal to the weighted average of the mortgage rates (in each case, less the Expense Fee Rate) of the group II mortgage loans in effect on the beginning of the related Due Period.

      On each Distribution Date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The "PRINCIPAL DISTRIBUTION AMOUNT" for each Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

      On each Distribution Date, the trustee will be required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below sequentially in the following order of priority:

            (i) to the holders of each class of LIBOR Certificates and the Class A-IO and Class A-INV certificates in the following order of priority:

                        (a) concurrently, (1) from Interest Remittance Amounts related to the group I mortgage loans, PRO RATA (based on the accrued and unpaid interest distributable to the Class A-1A and Class A-1B certificates and the portions of the Class A-IO and Class A-INV certificates relating to the Class A-IO(1) Component and the Class A-INV(1) Component, respectively) to the Class A-1A, Class A-1B, Class A-IO and Class A-INV certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class A-1A and Class A-1B certificates and the portions of the Class A-IO and Class A-INV certificates relating to the Class A-IO(1) Component and the Class A-INV(1) Component, respectively; (2) from Interest Remittance Amounts related to the group II mortgage loans, PRO RATA (based on the accrued and unpaid interest distributable to the Class A-2A and Class A-2B certificates and the portions of the Class A-IO and Class A-INV certificates relating to the Class A-IO(2) Component and the Class A-INV(2) Component, respectively) to the Class A-2A, Class A-2B, Class A-IO and Class A-INV certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class A-2A and Class A-2B certificates and the portions of the Class A-IO and Class A-INV certificates relating to the Class A-IO(2) Component and the Class A-INV(2) Component, respectively; (3) provided, that if the Interest Remittance Amount for either group of mortgage loans is insufficient to make the related payments set forth clause (1) or (2) above, any Interest Remittance Amount relating to the other group of mortgage loans remaining after payment of the related Accrued Certificate Interest and Unpaid Interest Amounts will be available to cover that shortfall;

                        (b) from any remaining Interest Remittance Amounts, to the Class M-1 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

                        (c) from any remaining Interest Remittance Amounts, to the Class M-2 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

                        (d) from any remaining Interest Remittance Amounts, to the Class M-3 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

                        (e) from any remaining Interest Remittance Amounts, to the Class M-4 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

                        (f) from any remaining Interest Remittance Amounts, to the Class B-1 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

                        (g) from any remaining Interest Remittance Amounts, to the Class B-2 certificates, the Accrued Certificate Interest for that class on that Distribution Date; and

                        (h) from any remaining Interest Remittance Amounts, to the Class B-3 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

            (ii)  (A)   on each Distribution Date (a) prior to the Stepdown Date
            or (b) with respect to which a Trigger Event is in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order or priority:

                        (a) to the Class A certificates, allocated among those classes as described under "--ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES" below until their respective Class Certificate Balances are reduced to zero; and

                        (b) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                  (B) on each Distribution Date (a) on and after the Stepdown Date and (b) as long as a Trigger Event is not in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distribution of principal an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

                        (a) the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, to the Class A certificates, allocated among those classes as described under "--ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES" below, until their respective Class Certificate Balances are reduced to zero;

                        (b) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                              (ii)(B)(a) above, and (y) the Class M-1 Principal Distribution Amount, to the Class M-1 certificates until their Class Certificate Balance has been reduced to zero;

                        (c) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificateholders in clause (ii)(B)(a) above and to the Class M-1 certificates in clause
                              (ii)(B)(b) above, and (y) the Class M-2 Principal Distribution Amount, to the Class M-2 certificates until their Class Certificate Balance has been reduced to zero;

                        (d) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                              (ii)(B)(a) above, to the Class M-1 certificates in clause (ii)(B)(b) above and to the Class M-2 certificates in clause (ii)(B)(c) above, and (y) the Class M-3 Principal Distribution Amount, to the Class M-3 certificates until their Class Certificate Balance has been reduced to zero;

                        (e) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                              (ii)(B)(a) above, to the Class M-1 certificates in clause (ii)(B)(b) above, to the Class M-2 certificates in clause (ii)(B)(c) above, and to the Class M-3 certificates in clause (ii)(B)(d) above, and (y) the Class M-4 Principal Distribution Amount, to the Class M-4 certificates until their Class Certificate Balance has been reduced to zero;

                        (f) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                              (ii)(B)(a) above, to the Class M-1 certificates in clause (ii)(B)(b) above, to the Class M-2 certificates in clause (ii)(B)(c) above, to the Class M-3 certificates in clause (ii)(B)(d) above, and to the Class M-4 certificates in clause
                              (ii)(B)(e) above, and (y) the Class B-1 Principal Distribution Amount, to the Class B-1 certificates until their Class Certificate Balance has been reduced to zero;

                        (g) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                              (ii)(B)(a) above, to the Class M-1 certificates in clause (ii)(B)(b) above, to the Class M-2 certificates in clause (ii)(B)(c) above, to the Class M-3 certificates in clause (ii)(B)(d) above, to the Class M-4 certificates in clause (ii)(B)(e) above, and to the Class B-1 certificates in clause
                              (ii)(B)(f) above, and (y) the Class B-2 Principal Distribution Amount, to the Class B-2 certificates until their Class Certificate Balance has been reduced to zero; and

                        (h) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                              (ii)(B)(a) above, to the Class M-1 certificates in clause (ii)(B)(b) above, to the Class M-2 certificates in clause (ii)(B)(c) above, to the Class M-3 certificates in clause (ii)(B)(d) above, to the Class M-4 certificates in clause (ii)(B)(e) above, to the Class B-1 certificates in clause
                              (ii)(B)(f) above, to the Class B-2 certificates in clause (ii)(B)(g) above, and (y) the Class B-3 Principal Distribution Amount, to the Class B-3 certificates until their Class Certificate Balance has been reduced to zero;

                  (iii) any amount remaining after the distributions in clauses
            (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

                        (a) to the holders of the Class M-1 certificates, any Unpaid Interest Amounts for that class;

                        (b) to the holders of the Class M-2 certificates, any Unpaid Interest Amounts for that class;

                        (c) to the holders of the Class M-3 certificates, any Unpaid Interest Amounts for that class;

                        (d) to the holders of the Class M-4 certificates, any Unpaid Interest Amounts for that class;

                        (e) to the holders of the Class B-1 certificates, any Unpaid Interest Amounts for that class;

                        (f) to the holders of the Class B-2 certificates, any Unpaid Interest Amounts for that class;

                        (g) to the holders of the Class B-3 certificates, any Unpaid Interest Amounts for that class;

                        (h) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

                        (i) from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to the LIBOR Certificates and the Class A-IO certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Class A Certificates being PRO RATA based on their respective Basis Risk Carry Forward Amounts;

                        (j) to the Class X certificates, those amounts as set forth in the pooling and servicing agreement; and

                        (k) to the holders of the Class R certificate, any remaining amount.

      On each Distribution Date, the trustee is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period, as set forth in the pooling and servicing agreement.

      If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balances of the LIBOR Certificates exceeds the sum of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 or Class B-3 certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "APPLIED REALIZED LOSS AMOUNT." In the event Applied Realized Loss Amounts are allocated to any class of certificates, their Class Certificate Balances will be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of Subordinated Certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "SUBSEQUENT RECOVERY"), the Class Certificate Balance of each class of Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Subordinated Certificates). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

      On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute and any prepayment interest shortfalls not covered by Compensating Interest (as further described in "THE POOLING AND SERVICING AGREEMENT--PREPAYMENT INTEREST SHORTFALLS" in this prospectus supplement) will be allocated as a reduction to the Accrued Certificate Interest for the LIBOR Certificates and the Class A-IO and Class A-INV certificates on a PRO RATA basis based on the respective amounts of interest accrued on those certificates for that Distribution

Date. THE HOLDERS OF THESE CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR THE ALLOCATION OF ANY OF THOSE SHORTFALLS DESCRIBED IN THE PRECEDING SENTENCE.

ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES

      All principal distributions to the holders of the Class A certificates (other than the Class A-IO and Class A-INV certificates) on any Distribution Date will be allocated among the Class A-1 Certificate Group and the Class A-2 Certificate Group based on the Class A Principal Allocation Percentage for the Class A-1 Certificate Group and Class A-2 Certificate Group, as applicable. However, if the Class Certificate Balances of the Class A certificates in any Class A Certificate Group is reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates in that Class A Certificate Group on that Distribution Date, and the amount of principal distributions distributable on all subsequent Distribution Dates, will be distributed to the other Class A Certificate Group remaining outstanding, until the Class Certificate Balances of the Class A certificates in that Class A Certificate Group have been reduced to zero. Payments of principal to the Class A-1 Certificate Group will be made first from payments relating to the group I mortgage loans, and payments of principal to the Class A-2 Certificate Group will be made first from payments relating to the group II mortgage loans.

      On each Distribution Date prior to the Stepdown Date or with respect to which a Trigger Event is in effect, principal distributions allocated to the Class A-1 Certificate Group are required to be distributed sequentially to the Class A-1A certificates, until their Class Certificate Balance has been reduced to zero, and then to the Class A-1B certificates, until their Class Certificate Balance has been reduced to zero. On each Distribution Date on and after the Stepdown Date and as long as a Trigger Event is not in effect, principal distributions allocated to the Class A-1 Certificate Group are required to be distributed PRO RATA to the Class A-1A and the Class A-1B certificates, based upon their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero.

      Principal distributions allocated to the Class A-2 Certificate Group are required to be distributed sequentially to the Class A-2A certificates, until their Class Certificate Balance has been reduced to zero, and then to the Class A-2B certificates, until their Class Certificate Balance has been reduced to zero.

      However, on and after the Distribution Date on which the aggregate Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to a Class A Certificate Group are required to be allocated PRO RATA to the Class A certificates in that Class A Certificate Group based on their respective Class Certificate Balances.

CALCULATION OF ONE-MONTH LIBOR

      On each LIBOR Determination Date, the trustee will determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates and the Class A-INV certificates.

EXCESS RESERVE FUND ACCOUNT

      The "BASIS RISK PAYMENT" for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, with respect to any Distribution Date, the payment cannot exceed the amount otherwise distributable on the Class X certificates.

      If on any Distribution Date, the Pass-Through Rate for any class of certificates is based upon the Group I Loan Cap, the Group II Loan Cap, or the WAC Cap or, in the case of the Class A-IO Components, the Class A-IO(1) Net WAC Cap or the Class A-IO(2) Net WAC Cap, as applicable, the sum of (x) the excess of (i) the amount of interest that class of certificates or components would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the those caps, over (ii) the amount of interest that class of certificates or components received on that Distribution Date based on its capped Pass-Through Rate and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates or components, without giving effect to those caps) is the "BASIS RISK CARRY FORWARD AMOUNT" for those classes of certificates.

      Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account with respect to such Distribution Date (each as described in this prospectus supplement). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

      In the event the Class Certificate Balance of any class of certificates is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. The ratings on the certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

      Pursuant to the pooling and servicing agreement, an account (referred to as the "EXCESS RESERVE FUND ACCOUNT") will be established, which is held in trust, as part of the trust fund, by the trustee. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each class of the LIBOR Certificates and the holders of the Class A-IO certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class X certificates. Any distribution by the trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date.

OVERCOLLATERALIZATION PROVISIONS

      The Total Monthly Excess Spread, if any, on any Distribution Date may be applied as an accelerated payment of principal of the LIBOR Certificates, to the limited extent described below. Any such application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds not required to be distributed to holders of the Offered Certificates or the Class A-INV certificates as described above on any Distribution Date will be paid to the holders of the Class X certificates and will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Applied Realized Loss Amounts.

      With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the "OVERCOLLATERALIZED AMOUNT" as of that Distribution Date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an "OVERCOLLATERALIZATION DEFICIENCY"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "EXTRA PRINCIPAL DISTRIBUTION AMOUNT." The required level of the Overcollateralized Amount with respect to a Distribution Date is the "SPECIFIED OVERCOLLATERALIZED AMOUNT" and is set forth in the definition of Specified Overcollateralized Amount in the "GLOSSARY OF TERMS" in this prospectus supplement. As described above, the Specified Overcollateralized Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Specified Overcollateralized Amount may not "step down." Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that the "TRIGGER EVENT" (as defined under "GLOSSARY OF TERMS" in this prospectus supplement) is in effect.

      In the event that a Specified Overcollateralized Amount is permitted to decrease or "step down" on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the LIBOR Certificates on that Distribution Date will be distributed to the holders of the Class X certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates) until the Excess Overcollateralized Amount is reduced to zero. This has the effect of decelerating the amortization of the LIBOR Certificates relative to the amortization of the mortgage loans, and of reducing the related Overcollateralized Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Specified Overcollateralized Amount is the "EXCESS OVERCOLLATERALIZED AMOUNT" with respect to that Distribution Date. If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (I.E., the related Overcollateralized Amount is or would be greater than the related Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the LIBOR Certificates on that Distribution Date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "OVERCOLLATERALIZATION REDUCTION AMOUNT" for that Distribution Date). The "NET MONTHLY EXCESS CASH FLOW" is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the Offered Certificates, the Class A-2A certificates and the Class A-INV certificates.

REPORTS TO CERTIFICATEHOLDERS

      On each Distribution Date the trustee will make available to the depositor and each holder of an Offered Certificate a distribution report, based solely on information provided to the trustee by the servicers, containing information, (including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal balance or notional amount of each class as of such Distribution Date and such other information as required by the pooling and servicing agreement.

      The trustee will provide the monthly distribution report via the trustee's internet website. The trustee's website will initially be located at https:\\www.corporatetrust.db.com and assistance in using the website can be obtained by calling the trustee's investor relations desk at 1-800-735-7777. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The trustee will have the right to change the way the monthly statements to certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

      The trustee will also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).

                       THE POOLING AND SERVICING AGREEMENT

SERVICING STANDARD

      Ocwen and Chase will act as the servicers of the mortgage loans. See "THE SERVICERS" in this prospectus supplement. In servicing the mortgage loans, the servicers will be required to use the same care as they customarily employ in servicing and administering similar mortgage loans for their own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.

SERVICING AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      As compensation for their activities as servicer under the pooling and servicing agreement, each servicer is entitled with respect to each mortgage loan serviced by it to the servicing fee, which will be retained by the applicable servicer or payable monthly from amounts on deposit in the applicable collection account. The servicing fee is required to be an amount equal to interest at one-twelfth of the servicing fee rate for the applicable mortgage loan on the Stated Principal Balance of such mortgage loan. The servicing fee rate with respect to each mortgage loan will be 0.50% per annum. In addition, each servicer is entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items (other than Prepayment Premiums). Each servicer is also entitled to withdraw from the applicable collection account or any related escrow account any net interest or other income earned on deposits in the applicable collection account or escrow account as the case may be. Each servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in the pooling and servicing agreement.

      As compensation for its activities as trustee under the pooling and servicing agreement, the trustee will be entitled with respect to each mortgage loan to the trustee fee, which will be remitted to the trustee monthly by the servicers from amounts on deposit in the collection accounts. The trustee fee will be an amount equal to one-twelfth of the trustee fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan. The trustee fee rate with respect to each mortgage loan will be a rate per annum of 0.01% or less. In addition to the trustee fee, the trustee will be entitled to the benefit of earnings on deposits in the distribution account.

P&I ADVANCES AND SERVICING ADVANCES

      P&I ADVANCES. Each servicer is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan it services, subject to the servicer's determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by a servicer are reimbursable to that servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding a servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, that servicer will be entitled to reimbursement for that advance from the trust fund. See "DESCRIPTION OF THE CERTIFICATES--PAYMENTS ON THE MORTGAGE LOANS" in this prospectus supplement.

      SERVICING ADVANCES. Each servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to the servicer's good faith determination that such advance would be recoverable and constitutes reasonable "out-of-pocket" costs and expenses relating to:

o the preservation, restoration, inspection and protection of the mortgaged property,

o     enforcement or judicial proceedings, including foreclosures, and

o certain other customary amounts described in the pooling and servicing agreement.

      These servicing advances by the servicers are reimbursable to the servicers subject to certain conditions and restrictions. In the event that, notwithstanding a servicer's good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the applicable servicer will be entitled to reimbursement for that advance from the trust fund.

      RECOVERY OF ADVANCES. Each servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement. This reimbursement may come from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the applicable servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the applicable servicer may be reimbursed for such advance from any amounts in the applicable collection account.

      Neither servicer will be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "NONRECOVERABLE" if in the good faith business judgment of the applicable servicer (as stated in an officer's certificate of the servicer delivered to the trustee), such P&I Advance or servicing advance would not ultimately be recoverable.

PREPAYMENT INTEREST SHORTFALLS

      In the event of any voluntary principal prepayments in full on any mortgage loans (excluding any payments made upon liquidation of any mortgage loan) during any Prepayment Period, each servicer is obligated to pay, by no later than the Servicer Remittance Date in the following month, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such voluntary principal prepayments in full. The amount of compensating interest payable by each servicer will be equal to the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments and thirty day's interest on the related mortgage loans, but only to the extent of the servicing fee for the related Distribution Date (or, prior to the Distribution Date in May 2006, only up to 0.15% per annum with respect to mortgage loans serviced by Ocwen) ("COMPENSATING INTEREST").

ADVANCE FACILITY

      The pooling and servicing agreement provides that either servicer may enter into a facility with any party under which such party may fund a servicer's P&I Advances or Servicing Advances, although no such facility will reduce or otherwise affect such Servicer's obligation to fund such P&I Advances or Servicing Advances. Any P&I Advances or Servicing Advances made by a advancing party will be reimbursed to the advancing party in the same manner as reimbursement would be made to the servicers.

SERVICER REPORTS

      As set forth in the pooling and servicing agreement, on a date preceding the applicable Distribution Date, each servicer is required to deliver to the trustee a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement and containing the information to be included in the distribution report for that Distribution Date delivered by the trustee. In addition, each servicer will be required to deliver to the trustee, and the depositor certain monthly reports relating to the mortgage loans and the mortgaged properties. The trustee will provide these monthly reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.

      Each servicer is required to deliver to the depositor, the trustee, and the rating agencies, on or prior to March 15th of each year, starting in 2005, an officer's certificate stating that:

o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision, and

o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default including the steps being taken by the servicer to remedy such default.

      On or prior to March 15th of each year, starting in 2005, each servicer, at its expense, is required to cause to be delivered to the depositor, the trustee, and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of residential mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with certain minimum residential mortgage loan servicing standards.

COLLECTION AND OTHER SERVICING PROCEDURES

      Each servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, each servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

      Each servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure,
(iii) granting the borrower under the mortgage loan a modification or forbearance, or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.

      Each servicer will be required to accurately and fully report its borrower payment histories to all three national credit repositories in a timely manner with respect to each mortgage loan.

      If a mortgaged property has been or is about to be conveyed by the mortgagor, the applicable servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the trust fund, the applicable servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

      Any fee collected by either servicer for entering into an assumption or modification agreement will be retained by that servicer as additional servicing compensation. In connection with any such assumption or modification, none of the outstanding principal amount, the mortgage rate borne by the mortgage note relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed, unless the mortgagor is in default with respect to the mortgage loan or such default is, in the judgment of the servicer, reasonably foreseeable. For a description of circumstances in which the servicer may be unable to enforce "due-on-sale" clauses, see "LEGAL ASPECTS OF THE MORTGAGE LOANS--DUE-ON-SALE CLAUSES" in the prospectus.

HAZARD INSURANCE

      Each servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy which contains a standard mortgagee's clause with coverage in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. As set forth above, all amounts collected by a servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of a servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The pooling and servicing agreement provides that a servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the applicable servicer is obligated to deposit in the collection account the sums which would have been deposited in the collection account but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The applicable servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of that servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the applicable servicer will follow such practices as it deems necessary or advisable and as are in keeping with the applicable servicer's general loan servicing activities and the pooling and servicing agreement. However, the applicable servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by that servicer.

OPTIONAL REPURCHASE OF DELINQUENT MORTGAGE LOANS

      The depositor has the option, but is not obligated, to purchase from the trust any mortgage loan that is 90 days or more delinquent subject to certain terms and conditions set forth in the pooling and servicing agreement. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the applicable servicer related to the mortgage loan.

REMOVAL AND RESIGNATION OF THE SERVICERS

      The trustee may, and the trustee is required to, at the direction of the majority of voting rights in the certificates, remove a servicer upon the occurrence and continuation beyond the applicable cure period of any event described in clauses (a) through (i) below. Each of the following constitutes a "SERVICER EVENT OF DEFAULT":

            (a) any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor or trustee or to the servicer, the depositor and the trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

            (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, or the breach of any representation and warranty set forth in the pooling and servicing agreement to be true and correct, which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to the servicer by the depositor or trustee, or to the servicer, the depositor and the trustee by any holders of certificates entitled to at least 25% of the voting rights in the certificates, and (ii) actual knowledge of such failure by a servicing officer of the servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the servicer, the cure period may be extended for an additional 30 days upon delivery by the servicer to the trustee of a certificate to the effect that the servicer believes in good faith that the failure or breach can be cured within such additional time period and the servicer is diligently pursuing remedial action; or

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty days; or

            (d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

            (e) the servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

            (f) the failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

            (g) certain servicing performance criteria as set forth in the pooling and servicing agreement are not satisfied as of any Distribution Date or certain reports are not timely delivered by the servicer to the trustee; or

            (h) any breach of a representation and warranty of the servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the servicer by the trustee or the depositor, or to the servicer, the trustee or the depositor by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

            (i) (1) with respect to Ocwen only, S&P reduces its servicer rating of Ocwen to "below average" or lower, or Moody's reduces its servicer rating of Ocwen to "SQ4" or lower, or (2) with respect to Chase only, any reduction, withdrawal or qualification of the servicing rating of Chase by any rating agency which results in the inability of Chase to act as a primary or special servicer for any mortgage-backed or asset-backed transaction rated or to be rated by any Rating Agency.

      Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, neither servicer may assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the applicable servicer, the depositor and the trustee or upon the determination that the servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

      Pursuant to the terms of the pooling and servicing agreement, upon removal or resignation of a servicer, subject to the depositor's right to appoint a successor servicer, the trustee will be the successor servicer. The trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. The trustee, as successor servicer, will be obligated to assume the other responsibilities, duties and liabilities of the predecessor servicer as soon as practicable but in no event later than 90 days after the trustee has notified the predecessor servicer that it is being terminated. If, however, the trustee is unwilling or unable to act as successor servicer, or the holders of the certificates entitled to a majority of the voting rights in the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies and having a net worth of not less than $30,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

      The trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the servicer (or such greater compensation as may be consented to by the rating agencies rating the Offered Certificates and a majority of the certificateholders). See "--SERVICING AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" above.

      The terminated servicer, subject to certain provisions in the pooling and servicing agreement, will be obligated to pay all of its own out-of-pocket costs and expenses without reimbursement from the trust fund, to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer without reimbursement from the trust fund. In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer will be obligated to pay such costs but will be entitled to reimbursement for such costs from the trust fund, or if the successor servicer fails to pay, the trustee will pay such costs from the trust fund.

TERMINATION; OPTIONAL CLEAN-UP CALL

      The majority Class X certificateholders in the aggregate may, at their option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. If the depositor or one of its affiliates is a Class X certificateholder exercising this option, it may only do so with at least one other unaffiliated person that holds at least a 10% percentage interest in the Class X certificates. In addition, either servicer individually, or both servicers together, may, at its option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 5% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. At any time the servicers and the majority Class X certificateholders have the right to purchase the mortgage loans, the first person to provide notice to exercise the right will have the right to purchase the mortgage loans. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, together with any unpaid remaining Basis Risk Carry Forward Amounts, and (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the party exercising the right to purchase the mortgage loans at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate. Such purchase of the mortgage loans would result in the final distribution on the certificates on such Distribution Date.

      The trust also is required to terminate upon either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the applicable servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

AMENDMENT

      The pooling and servicing agreement may be amended from time to time by the depositor, the responsible parties, the servicers and the trustee by written agreement, without notice to, or consent of, the holder of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, or to add to the duties of the depositor, the servicers or the trustee, to comply with any requirements in the Code. The pooling and servicing agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any certificateholder, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates.

      The pooling and servicing agreement may be amended from time to time by the depositor, the responsible parties, the servicers and the trustee and holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICERS AND THE TRUSTEE

      The pooling and servicing agreement provides that none of the depositor, the servicers, the trustee nor any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, provided that none of the depositor, the servicers or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, a servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

      The depositor, the servicers, the trustee and any director, officer, employee, affiliate or agent of the depositor, either servicer or the trustee will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates or any unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of the depositor's, either servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of obligations and duties under the pooling and servicing agreement.

      None of the depositor, either servicer or the trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, each servicer and the trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, either servicer or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor, the servicers and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

                       PREPAYMENT AND YIELD CONSIDERATIONS

STRUCTURING ASSUMPTIONS

      The prepayment model used in this prospectus supplement represents an assumed rate of prepayment ("PREPAYMENT ASSUMPTION") each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed-rate mortgage loans, the Prepayment Assumption assumes a constant prepayment rate ("CPR") of approximately 10.00% per annum of the then outstanding principal balance of the mortgage loans in May 2004 and an additional approximately 1.3636% per annum in each month thereafter until April 2005. Beginning in April 2005 and in each month thereafter, 100% Prepayment Assumption assumes a CPR of 25% per annum each month. The Prepayment Assumption with respect to the adjustable-rate mortgage loans assumes a CPR of 28%.

      Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

      Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which collectively are the structuring assumptions ("STRUCTURING ASSUMPTIONS"):

o     the closing date for the certificates occurs on April 30, 2004;

o distributions on the certificates are made on the 25th day of each month, commencing in May 2004, regardless if such day is a business day, in accordance with the priorities described in this prospectus supplement;

o the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under "Prepayment Scenarios" below;

o     prepayments include 30 days' interest on the related mortgage loan;

o the optional termination is not exercised (except with respect to the weighted average life to call where a 10% optional cleanup call is assumed);

o the Specified Overcollateralized Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

o with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Index (subject to the applicable periodic rate cap and maximum interest rate), (b) Six-Month LIBOR remains constant at 1.32%, and
      (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment;

o     all adjustable rate mortgage loans are indexed to Six-Month LIBOR;

o     One-Month LIBOR remains constant at 1.10%;

o     the Expense Fee Rate on the mortgage loans does not exceed 0.5373%;

o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

o the initial Class Certificate Balance of each class of certificates is as set forth on the cover page of this prospectus supplement;

o     the Class A-IO Notional Amount is as set forth in this Prospectus
      Supplement;

o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

o the assumed mortgage loans have the approximate characteristics described below:

                                                                                            CUT-OFF
                               REMAINING    REMAINING                                         DATE
                             AMORTIZATION    TERM TO     LOAN                    FIRST       GROSS                  INITIAL
              PRINCIPAL          TERM       MATURITY      AGE                    RESET      MORTGAGE    GROSS       PERIODIC
  GROUP       BALANCE ($)      (MONTHS)     (MONTHS)    (MONTHS)      INDEX     (MONTHS)    RATE (%)   MARGIN (%)    CAP (%)
---------   --------------   ------------   ---------   ---------   ---------   --------   ---------   ----------   --------
        1    37,335,812.44        357          357          3       LIBOR_6MO      21       7.6928      7.257142    2.727450
        1     9,051,863.58        356          356          4       LIBOR_6MO      20       7.5831      6.808512    2.339500
        1   113,173,585.34        357          357          3       LIBOR_6MO      21       7.1540      6.949029    2.955410
        1     1,383,621.89        357          357          3       LIBOR_6MO      21       7.6382      7.554199    3.000000
        1     9,548,398.06        356          356          4       LIBOR_6MO      20       7.3259      6.647491    2.292500
        1       194,100.00        336          359          1       LIBOR_6MO      23       7.1776      6.927647    3.000000
        1       481,600.00        336          359          1       LIBOR_6MO      23       6.6339      6.383929    3.000000
        1     1,334,799.98        336          358          2       LIBOR_6MO      22       6.7173      6.467252    3.000000
        1    19,030,450.14        357          357          3       LIBOR_6MO      33       8.0091      7.728301    2.953050
        1     3,446,489.67        357          357          3       LIBOR_6MO      33       7.5661      7.319854    3.000000
        1       489,573.21        358          358          2       LIBOR_6MO      34       6.7804      6.589694    3.000000
        1       747,003.76        358          358          2       LIBOR_6MO      34       7.1469      6.947013    3.000000
        1    97,881,568.27        357          357          3       LIBOR_6MO      33       7.6994      7.337178    2.826360
        1       172,000.00        324          359          1       LIBOR_6MO      35       6.5000      6.250000    3.000000
        1     1,248,000.00        324          358          2       LIBOR_6MO      34       7.1576      6.907612    3.000000
        1     7,344,514.61        325          325          4                               8.2454
        1     1,205,875.40        352          352          3                               7.6487
        1       675,819.88        358          358          2                               7.4990
        1    47,624,431.46        336          336          3                               7.5952
        1       224,304.03        355          178          2                               9.1608
        1     1,100,656.82        259          259          3                              12.3387
        1        54,301.79        237          237          3                              12.8750
        1        16,323.89        239          239          1                               8.4900
        1       510,094.23        267          267          3                              10.9864
        1     1,155,693.81        358          178          2                              11.9474
        1        68,964.99        357          177          3                              10.8133
        1     3,396,295.62        357          178          2                              11.8889
        2     9,412,674.93        357          357          3       LIBOR_6MO      21       8.2776      7.920881    2.807310
        2     4,758,007.24        357          357          3       LIBOR_6MO      21       6.9036      6.141118    2.357100
        2    44,384,437.15        357          357          3       LIBOR_6MO      21       7.0669      6.849652    2.941780
        2       681,459.25        357          357          3       LIBOR_6MO      21       7.4970      7.716099    3.000000
        2     1,652,176.15        356          356          4       LIBOR_6MO      20       8.2075      7.600236    2.460920
        2        80,455.60        356          356          4       LIBOR_6MO      20       6.5000      5.000000    1.500000
        2       228,362.97        356          356          4       LIBOR_6MO      20       7.9150      6.415046    1.500000
        2     1,798,900.00        336          358          2       LIBOR_6MO      22       6.4765      6.226500    3.000000
        2    10,065,928.03        356          356          4       LIBOR_6MO      32       8.2529      7.926449    2.898200
        2     1,345,040.70        356          356          4       LIBOR_6MO      32       6.8588      6.608809    3.000000
        2       776,974.92        356          356          4       LIBOR_6MO      32       7.4230      7.173048    3.000000
        2    56,414,864.08        356          356          4       LIBOR_6MO      32       7.6839      7.338572    2.905940
        2       269,003.32        356          356          4       LIBOR_6MO      32       9.0153      7.681510    1.500000
        2        81,793.99        356          356          4       LIBOR_6MO      32       8.3750      6.875000    1.500000
        2     5,738,200.00        324          358          2       LIBOR_6MO      34       6.6054      5.624804    3.000000
        2        52,601.96        358          358          2       LIBOR_6MO      34       9.8750      9.625000    3.000000
        2     2,598,650.92        336          336          3                               8.0082
        2       348,655.15        358          358          2                               7.7062
        2       787,347.32        358          358          2                               6.9474
        2    18,486,557.20        339          339          4                               7.6755
        2     4,732,119.16        346          346          5                               6.6179

                                               ORIGINAL
                         GROSS                INTEREST-
                        LIFETIME                ONLY
            PERIODIC   MAXIMUM      FLOOR      PERIOD
  GROUP      CAP (%)    RATE (%)   RATE (%)   (MONTHS)
---------   --------   ---------   --------   ---------
        1   1.090310   14.275000   4.914980
        1   1.230040   14.241000   5.417580
        1   1.016270   13.472500   3.612940
        1   1.000000   14.508500   4.898170
        1   1.235830   13.988500   6.248500
        1   1.000000   14.177600   3.807120         24
        1   1.000000   13.633900   6.633930         24
        1   1.000000   13.717300   1.510170         24
        1   1.015650   14.895300   3.000430
        1   1.000000   14.366000   4.451170
        1   1.000000   13.522500   3.714110
        1   1.000000   13.146900   6.947013
        1   1.068100   14.593200   3.499930
        1   1.000000   13.500000   6.500000         36
        1   1.000000   14.157600   4.972600         36
        1
        1
        1
        1
        1
        1
        1
        1
        1
        1
        1
        1
        2   1.054740   15.047700   4.813930
        2   1.214300   13.717600   6.878120
        2   1.029130   13.532000   3.190270
        2   1.000000   13.497000   7.716099
        2   1.179690   14.894000   4.509730
        2   1.500000   13.500000   6.500000
        2   1.500000   14.915000   7.915050
        2   1.000000   13.476500   4.817990         24
        2   1.033930   15.229400   2.220530
        2   1.000000   13.858800   1.154500
        2   1.000000   14.423000   1.529020
        2   1.042180   14.606900   2.837000
        2   1.500000   16.015300   9.015340
        2   1.500000   15.375000   8.375000
        2   1.000000   13.605400   6.302100         36
        2   1.000000   16.875000   9.625000
        2
        2
        2
        2
        2

                                                                                            CUT-OFF
                               REMAINING    REMAINING                                         DATE
                             AMORTIZATION    TERM TO      LOAN                   FIRST       GROSS                  INITIAL
              PRINCIPAL          TERM       MATURITY       AGE                   RESET      MORTGAGE    GROSS       PERIODIC
  GROUP       BALANCE ($)      (MONTHS)     (MONTHS)    (MONTHS)      INDEX     (MONTHS)    RATE (%)   MARGIN (%)    CAP (%)
 --------   --------------   ------------   ---------   ---------   ---------   --------   ---------   ----------   --------
        2      859,808.61         233          233          4                              11.8911
        2       51,774.47         359          359          1                               9.4900
        2       93,748.01         236          236          4                              12.4663
        2      786,235.45         301          301          3                              11.2733
        2      957,306.15         354          176          4                              12.1269
        2       22,479.24         354          174          6                              14.8750
        2      111,641.73         358          178          2                              13.1670
        2    2,438,628.74         356          176          4                              11.3787

                                               ORIGINAL
                         GROSS                INTEREST-
                        LIFETIME                ONLY
            PERIODIC   MAXIMUM     FLOOR      PERIOD
  GROUP      CAP (%)    RATE (%)   RATE (%)   (MONTHS)
---------   --------   ---------   --------   ---------









      While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case.

DEFAULTS IN DELINQUENT PAYMENTS

      The yield to maturity of the Offered Certificates, and particularly the Subordinated Certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Except to the extent of any Subsequent Recoveries, holders of the Offered Certificates will not receive reimbursement for Applied Realized Loss Amounts applied to their certificates. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

PREPAYMENT CONSIDERATIONS AND RISKS

      The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, as described in this prospectus supplement. Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. SEE "THE MORTGAGE LOAN POOL" in this prospectus supplement.

      Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

      As is the case with fixed-rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed-rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the 2/28 Adjustable Mortgage Loans and the 3/27 Adjustable Mortgage Loans) will not have their initial Adjustment Date until two or three years after their origination. The prepayment experience of the 2/28 adjustable mortgage loans and the 3/27 Adjustable Mortgage Loans may differ from that of the other ARMs. The 2/28 Adjustable Mortgage Loans and the 3/27 Adjustable Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the 2/28 Adjustable Mortgage Loans or the 3/27 Adjustable Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

      The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent sufficient Compensating Interest (to the extent available as described in this prospectus supplement to cover prepayment interest shortfalls resulting from voluntary principal prepayments in full), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related Due Date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.

      To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, the remaining deficiency will be allocated to the LIBOR Certificates and the Class A-IO and Class A-INV certificates, pro rata, according to the amount of interest to which each class of Certificates would otherwise be entitled, in reduction of that amount.

      The Pass-Through Rate for each class of LIBOR Certificates and the Class A-IO and Class A-INV certificates may be calculated by reference to the adjusted net mortgage rates of the mortgage loans, all of which are based on Six-Month LIBOR. If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average adjusted net mortgage rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in Six-Month LIBOR. It is possible that a decrease in Six-Month LIBOR, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the Pass-Through Rates on any class of LIBOR Certificates or on the Class A-IO or Class A-INV certificates, calculated without reference to any applicable Group I Loan Cap, Group II Loan Cap or WAC Cap, were to be higher than those applicable caps, the Pass-Through Rate on those classes of certificates would be lower than otherwise would be the case. Although holders of those classes of certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

OVERCOLLATERALIZATION PROVISIONS

      The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of those certificates. If at any time the Overcollateralized Amount does not equal the Specified Overcollateralized Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal until the Overcollateralized Amount equals the Specified Overcollateralization Amount. This would have the effect of reducing the weighted average lives of those certificates. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Overcollateralized Amount will never be less than the Specified Overcollateralized Amount.

      Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the certificates and expenses at the expense rate. Mortgage loans with higher adjusted net mortgage rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher adjusted net mortgage rates may prepay faster than mortgage loans with relatively lower adjusted net mortgage rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher adjusted net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the LIBOR Certificates.

      As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates may vary significantly over time and from class to class.

SUBORDINATED CERTIFICATES

      The Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates provide credit enhancement for the certificates that have a higher payment priority, and Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates, in reverse order of their relative payment priorities (with Class B-3 certificates having the lowest priority, then the Class B-2 certificates, then the Class B-1 certificates, then the Class M-4 certificates, then the Class M-3 certificates, then the Class M-2 certificates, and then the Class M-1 certificates), will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Subordinated Certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized losses on the mortgage loans will reduce the Class Certificate Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the related mortgage loans. As a result of such a reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes of certificates than would otherwise be the case.

      The Principal Distribution Amount to be made to the holders of the LIBOR Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the Offered Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Subordinated Certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal to the senior certificates, depending on the timing of realized losses, the Subordinated Certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

      For all purposes, the Class B-3 certificates will have the lowest payment priority of any class of Subordinated Certificates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

      The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

      For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--PREPAYMENT CONSIDERATIONS AND RISKS" above and "YIELD AND PREPAYMENT CONSIDERATIONS" in the prospectus.

      In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "DESCRIPTION OF THE
CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the Prepayment Assumption, see the "--DECREMENT TABLES" below.

YIELD SENSITIVITY OF CLASS A-IO CERTIFICATES

      Investors should note that the Class A-IO certificates are only entitled to distributions through the Distribution Date in November 2005.

      Distributions on the Class A-IO certificates will be calculated on the Class A-IO Notional Amount, which is equal to the lesser of a scheduled notional amount and the aggregated Stated Principal Balance of the mortgage loans. On any Distribution Date, if the aggregate Stated Principal Balance of the group I mortgage loans falls below the Class A-IO(1) Scheduled Notional Amount for such Distribution Date, or the aggregate Stated Principal Balance of the group II mortgage loans falls below the Class A-IO(2)

Scheduled Notional Amount for such Distribution Date, the Class A-IO Notional Amount may be reduced. As a result, the yield to investors in the Class A-IO certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans (including prepayments, defaults and liquidations) on the mortgage loans. Principal payments on the mortgage loans may fluctuate significantly over time. Further, if the aggregate Stated Principal Balance of the mortgage loans is reduced to 10% or less than the aggregate Stated Principal Balance of the mortgage as of the cut-off date, the majority Class X certificateholders will be entitled to effect an optional termination of the trust. Upon such termination, the Class A-IO certificates will receive no further distributions.

      In preparing the table below, the Prepayment Assumption was used. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans in the trust.

                          CLASS A-IO PRICE YIELD TABLE

                           PRICE (%)   YIELD (%)
                           --------    ---------
                            2.82975     2.0000
                            2.82521     2.2500
                            2.82069     2.5000
                            2.81619     2.7500
                            2.81963     2.5588
                            2.82521     2.2500
                            2.82069     2.5000
                            2.81619     2.7500
                            2.81170     3.0000

      The pre-tax yields described above were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class A-IO certificates, would cause the discounted present value of such assumed stream of cash flow on the closing date to equal the assumed purchase price after converting such monthly rate to a corporate bond equivalent rate. The assumed stream of cash flow to be paid on the Class A-IO certificates was calculated using the Structuring Assumptions (except that the optional termination is exercised on the first Distribution Date that the optional termination right can be exercised). The calculations represented by the above table do not take into account the interest rate at which funds received by holders of the Class A-IO certificates may be reinvested and consequently does not purport to reflect the return on any investment in the Class A-IO certificates when such reinvestment rates are considered. There are no assurances that prepayments will occur or, if they do occur, that they will occur at any percentage of CPR.

DECREMENT TABLES

      The following tables indicate the percentages of the initial Class Certificate Balances of the classes of LIBOR Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the Structuring Assumptions.

PREPAYMENT SCENARIOS

                                     SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
                                     ----------   -----------   ------------   -----------   ----------
Fixed-rate mortgage loans (% of
   Prepayment Assumption) ........       0%           75%           100%           125%         150%

Adjustable-rate mortgage loans
   (% of Prepayment Assumption) ..       0%           75%           100%           125%         150%


           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                              CLASS A-1A                               CLASS A-1B
                                          PREPAYMENT SCENARIO                      PREPAYMENT SCENARIO
                                 -------------------------------------    -------------------------------------
DISTRIBUTION DATE                  I       II      III     IV       V       I       II     III      IV       V
                                 -----    ----    ----    ----    ----    -----    ----    ----    ----    ----
Initial Percentage ..........      100     100     100     100     100      100     100     100     100     100
April 2005 ..................       99      71      62      52      43      100     100     100     100     100
April 2006 ..................       97      47      32      19       7      100     100     100     100     100
April 2007 ..................       96      27      11       0       0      100     100     100      77       0
April 2008 ..................       94      22      11       0       0      100      80      97      77       0
April 2009 ..................       93      17       8       0       0      100      62      69      77       0
April 2010 ..................       91      13       6       0       0      100      49      50      55       0
April 2011 ..................       89      11       4       0       0      100      38      36      36       0
April 2012 ..................       87       8       3       0       0      100      30      25      23       0
April 2013 ..................       85       6       2       0       0      100      23      18      15       0
April 2014 ..................       82       5       1       0       0      100      18      13       9       0
April 2015 ..................       79       4       1       0       0      100      14       9       5       0
April 2016 ..................       77       3       1       0       0      100      11       6       1       0
April 2017 ..................       73       2       *       0       0      100       8       4       0       0
April 2018 ..................       70       2       *       0       0      100       6       3       0       0
April 2019 ..................       64       1       *       0       0      100       5       1       0       0
April 2020 ..................       60       1       0       0       0      100       4       0       0       0
April 2021 ..................       56       1       0       0       0      100       3       0       0       0
April 2022 ..................       51       1       0       0       0      100       2       0       0       0
April 2023 ..................       46       *       0       0       0      100       1       0       0       0
April 2024 ..................       40       *       0       0       0      100       *       0       0       0
April 2025 ..................       34       0       0       0       0      100       0       0       0       0
April 2026 ..................       28       0       0       0       0       98       0       0       0       0
April 2027 ..................       25       0       0       0       0       88       0       0       0       0
April 2028 ..................       22       0       0       0       0       78       0       0       0       0
April 2029 ..................       19       0       0       0       0       66       0       0       0       0
April 2030 ..................       15       0       0       0       0       53       0       0       0       0
April 2031 ..................       11       0       0       0       0       39       0       0       0       0
April 2032 ..................        7       0       0       0       0       25       0       0       0       0
April 2033 ..................        3       0       0       0       0       11       0       0       0       0
April 3034 ..................        0       0       0       0       0        0       0       0       0       0
Weighted Average Life to
   Maturity (years)(2) ......    17.50    2.93    1.92    1.20    0.97    26.11    7.07    6.83    6.37    2.58
Weighted Average Life to Call
   (years)(2)(3) ............    17.46    2.74    1.82    1.20    0.97    25.97    6.34    5.88    4.90    2.58

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

* Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

          PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                               CLASS A-2B                                CLASS M-1
                                          PREPAYMENT SCENARIO                       PREPAYMENT SCENARIO
                                 --------------------------------------    -------------------------------------
DISTRIBUTION DATE                  I       II      III      IV      V        I       II     III      IV      V
                                 -----    -----    ----    ----    ----    -----    ----    ----    ----    ----
Initial Percentage ..........      100      100     100     100     100      100     100     100     100     100
April 2005 ..................      100      100     100     100     100      100     100     100     100     100
April 2006 ..................      100      100     100     100     100      100     100     100     100     100
April 2007 ..................      100      100     100      63       0      100     100     100     100      89
April 2008 ..................      100      100     100      63       0      100      77      54      97      89
April 2009 ..................      100      100     100      63       0      100      61      39      33      70
April 2010 ..................      100      100      81      45       0      100      48      28      16      41
April 2011 ..................      100      100      58      30       0      100      37      20      10      24
April 2012 ..................      100       84      42      20       0      100      29      14       7      13
April 2013 ..................      100       66      30      13       0      100      23      10       4       5
April 2014 ..................      100       51      22       9       0      100      18       7       2       0
April 2015 ..................      100       40      15       5       0      100      14       5       0       0
April 2016 ..................      100       31      11       2       0      100      11       4       0       0
April 2017 ..................      100       24       8       0       0      100       8       1       0       0
April 2018 ..................      100       19       5       0       0      100       6       0       0       0
April 2019 ..................      100       14       2       0       0      100       5       0       0       0
April 2020 ..................      100       11       0       0       0      100       4       0       0       0
April 2021 ..................      100        8       0       0       0      100       2       0       0       0
April 2022 ..................      100        6       0       0       0      100       0       0       0       0
April 2023 ..................      100        3       0       0       0      100       0       0       0       0
April 2024 ..................      100        1       0       0       0      100       0       0       0       0
April 2025 ..................      100        0       0       0       0      100       0       0       0       0
April 2026 ..................      100        0       0       0       0       99       0       0       0       0
April 2027 ..................      100        0       0       0       0       89       0       0       0       0
April 2028 ..................      100        0       0       0       0       78       0       0       0       0
April 2029 ..................      100        0       0       0       0       66       0       0       0       0
April 2030 ..................      100        0       0       0       0       53       0       0       0       0
April 2031 ..................      100        0       0       0       0       39       0       0       0       0
April 2032 ..................       69        0       0       0       0       25       0       0       0       0
April 2033 ..................       28        0       0       0       0       11       0       0       0       0
April 3034 ..................        0        0       0       0       0        0       0       0       0       0
Weighted Average Life to
   Maturity (years)(2) ......    28.50    11.13    8.27    5.78    2.53    26.11    6.93    5.43    5.15    5.89
Weighted Average Life to Call
   (years)(2)(3) ............    28.15     9.05    6.67    4.52    2.53    25.98    6.26    4.93    4.76    4.24

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

          PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                        CLASS M-2                                 CLASS M-3
                                    PREPAYMENT SCENARIO                       PREPAYMENT SCENARIO
                            -------------------------------------    -------------------------------------
DISTRIBUTION DATE             I       II     III      IV      V        I       II     III      IV      V
Initial Percentage .....      100     100     100     100     100      100     100     100     100     100
April 2005 .............      100     100     100     100     100      100     100     100     100     100
April 2006 .............      100     100     100     100     100      100     100     100     100     100
April 2007 .............      100     100     100     100     100      100     100     100     100     100
April 2008 .............      100      77      54      37      59      100      77      54      37      24
April 2009 .............      100      61      39      24      14      100      61      39      24      14
April 2010 .............      100      48      28      16       8      100      48      28      16       8
April 2011 .............      100      37      20      10       4      100      37      20      10       0
April 2012 .............      100      29      14       7       0      100      29      14       6       0
April 2013 .............      100      23      10       3       0      100      23      10       0       0
April 2014 .............      100      18       7       0       0      100      18       7       0       0
April 2015 .............      100      14       5       0       0      100      14       0       0       0
April 2016 .............      100      11       1       0       0      100      11       0       0       0
April 2017 .............      100       8       0       0       0      100       8       0       0       0
April 2018 .............      100       6       0       0       0      100       5       0       0       0
April 2019 .............      100       4       0       0       0      100       0       0       0       0
April 2020 .............      100       1       0       0       0      100       0       0       0       0
April 2021 .............      100       0       0       0       0      100       0       0       0       0
April 2022 .............      100       0       0       0       0      100       0       0       0       0
April 2023 .............      100       0       0       0       0      100       0       0       0       0
April 2024 .............      100       0       0       0       0      100       0       0       0       0
April 2025 .............      100       0       0       0       0      100       0       0       0       0
April 2026 .............       99       0       0       0       0       99       0       0       0       0
April 2027 .............       89       0       0       0       0       89       0       0       0       0
April 2028 .............       78       0       0       0       0       78       0       0       0       0
April 2029 .............       66       0       0       0       0       66       0       0       0       0
April 2030 .............       53       0       0       0       0       53       0       0       0       0
April 2031 .............       39       0       0       0       0       39       0       0       0       0
April 2032 .............       25       0       0       0       0       25       0       0       0       0
April 2033 .............       11       0       0       0       0       11       0       0       0       0
April 2034 .............        0       0       0       0       0        0       0       0       0       0
Weighted Average Life to
   Maturity (years)(2) .    26.11    6.87    5.27    4.60    4.40    26.10    6.81    5.18    4.40    4.00
Weighted Average Life to
   Call (years)(2)(3) ..    25.98    6.26    4.81    4.23    4.10    25.98    6.26    4.77    4.08    3.74

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

          PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                   CLASS M-4                                CLASS B-1
                                              PREPAYMENT SCENARIO                      PREPAYMENT SCENARIO
                                     -------------------------------------    -------------------------------------
DISTRIBUTION DATE                      I       II     III      IV      V        I       II     III      IV      V
                                     -----    ----    ----    ----    ----    -----    ----    ----    ----    ----
Initial Percentage ..............      100     100     100     100     100      100     100     100     100     100
April 2005 ......................      100     100     100     100     100      100     100     100     100     100
April 2006 ......................      100     100     100     100     100      100     100     100     100     100
April 2007 ......................      100     100     100     100     100      100     100     100     100     100
April 2008 ......................      100      77      54      37      24      100      77      54      37      24
April 2009 ......................      100      61      39      24      14      100      61      39      24      14
April 2010 ......................      100      48      28      16       7      100      48      28      16       0
April 2011 ......................      100      37      20      10       0      100      37      20       6       0
April 2012 ......................      100      29      14       0       0      100      29      14       0       0
April 2013 ......................      100      23      10       0       0      100      23       6       0       0
April 2014 ......................      100      18       3       0       0      100      18       0       0       0
April 2015 ......................      100      14       0       0       0      100      14       0       0       0
April 2016 ......................      100      11       0       0       0      100       8       0       0       0
April 2017 ......................      100       7       0       0       0      100       0       0       0       0
April 2018 ......................      100       0       0       0       0      100       0       0       0       0
April 2019 ......................      100       0       0       0       0      100       0       0       0       0
April 2020 ......................      100       0       0       0       0      100       0       0       0       0
April 2021 ......................      100       0       0       0       0      100       0       0       0       0
April 2022 ......................      100       0       0       0       0      100       0       0       0       0
April 2023 ......................      100       0       0       0       0      100       0       0       0       0
April 2024 ......................      100       0       0       0       0      100       0       0       0       0
April 2025 ......................      100       0       0       0       0      100       0       0       0       0
April 2026 ......................       99       0       0       0       0       99       0       0       0       0
April 2027 ......................       89       0       0       0       0       89       0       0       0       0
April 2028 ......................       78       0       0       0       0       78       0       0       0       0
April 2029 ......................       66       0       0       0       0       66       0       0       0       0
April 2030 ......................       53       0       0       0       0       53       0       0       0       0
April 2031 ......................       39       0       0       0       0       39       0       0       0       0
April 2032 ......................       25       0       0       0       0       25       0       0       0       0
April 2033 ......................       11       0       0       0       0        8       0       0       0       0
April 2034 ......................        0       0       0       0       0        0       0       0       0       0
Weighted Average Life to Maturity
   (years)(2) ...................    26.10    6.75    5.11    4.31    3.86    26.08    6.66    5.04    4.21    3.74
Weighted Average Life to
   Call (years)(2)(3) ...........    25.98    6.26    4.75    4.02    3.64    25.98    6.26    4.74    3.98    3.56

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

          PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                   Class B-2                                Class B-3
                                              PREPAYMENT SCENARIO                      PREPAYMENT SCENARIO
                                     -------------------------------------    -------------------------------------
DISTRIBUTION DATE                      I       II     III      IV       V       I       II     III      IV       V
                                     -----    ----    ----    ----    ----    -----    ----    ----    ----    ----
Initial Percentage ..............      100     100     100     100     100      100     100     100     100     100
April 2005 ......................      100     100     100     100     100      100     100     100     100     100
April 2006 ......................      100     100     100     100     100      100     100     100     100     100
April 2007 ......................      100     100     100     100     100      100     100     100     100     100
April 2008 ......................      100      77      54      37      24      100      77      54      37      17
April 2009 ......................      100      61      39      24       8      100      61      39      17       0
April 2010 ......................      100      48      28      13       0      100      48      27       0       0
April 2011 ......................      100      37      20       0       0      100      37       8       0       0
April 2012 ......................      100      29       9       0       0      100      29       0       0       0
April 2013 ......................      100      23       0       0       0      100      14       0       0       0
April 2014 ......................      100      18       0       0       0      100       2       0       0       0
April 2015 ......................      100       7       0       0       0      100       0       0       0       0
April 2016 ......................      100       0       0       0       0      100       0       0       0       0
April 2017 ......................      100       0       0       0       0      100       0       0       0       0
April 2018 ......................      100       0       0       0       0      100       0       0       0       0
April 2019 ......................      100       0       0       0       0      100       0       0       0       0
April 2020 ......................      100       0       0       0       0      100       0       0       0       0
April 2021 ......................      100       0       0       0       0      100       0       0       0       0
April 2022 ......................      100       0       0       0       0      100       0       0       0       0
April 2023 ......................      100       0       0       0       0      100       0       0       0       0
April 2024 ......................      100       0       0       0       0      100       0       0       0       0
April 2025 ......................      100       0       0       0       0      100       0       0       0       0
April 2026 ......................       99       0       0       0       0       99       0       0       0       0
April 2027 ......................       89       0       0       0       0       89       0       0       0       0
April 2028 ......................       78       0       0       0       0       78       0       0       0       0
April 2029 ......................       66       0       0       0       0       66       0       0       0       0
April 2030 ......................       53       0       0       0       0       53       0       0       0       0
April 2031 ......................       39       0       0       0       0       39       0       0       0       0
April 2032 ......................       25       0       0       0       0       19       0       0       0       0
April 2033 ......................        0       0       0       0       0        0       0       0       0       0
April 2034 ......................        0       0       0       0       0        0       0       0       0       0
Weighted Average Life to Maturity
   (years)(2) ...................    26.05    6.50    4.91    4.09    3.61    25.94    6.19    4.66    3.88    3.41
Weighted Average Life to
   Call (years)(2)(3) ...........    25.98    6.26    4.73    3.95    3.50    25.94    6.16    4.65    3.87    3.40

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

GROUP I LOAN CAP, GROUP II LOAN CAP, WAC CAP AND AAA EFFECTIVE COUPON CAP

      The information in the following table has been prepared in accordance with the Structuring Assumptions except for the following:

o distributions on the certificates are made on the 25th day of each month, commencing in May 2004, unless such day is not a business day. In the event the 25th day is not a business day, the distributions are made on the following business day;

o     One-Month LIBOR and Six-Month LIBOR remain constant at 20.00%;

o prepayments on the mortgage loans occur at 100% of each group's Prepayment Assumption (I.E., Scenario III);

o     the first interest accrual period is 25 days;

o the WAC Cap equals a per annum rate equal to the weighted average gross rate of the mortgage loans in effect on the beginning of the related Due Period less the Expense Fee Rate, adjusted to an actual/360 basis; and

o as to any Distribution Date, the AAA Effective Coupon Cap will be equal to the aggregate certificate interest paid to the Class A Principal Certificates divided by the aggregate Class A Principal Certificate Balance (adjusted to an actual/360 basis).

It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

           DISTRIBUTION   GROUP I LOAN   GROUP II LOAN                 AAA EFFECTIVE
               DATE         CAP (%)         CAP (%)      WAC CAP (%)   COUPON CAP (%)
           ------------   ------------   -------------   -----------   --------------
               05/04        6.75246%        6.77956%       6.76117%        6.91341%
               06/04        5.52178%        5.54431%       5.52902%        5.65750%
               07/04        5.59482%        5.61793%       5.60225%        5.73673%
               08/04        5.85359%        5.87801%       5.86144%        6.00685%
               09/04        5.38433%        5.40698%       5.39161%        5.52992%
               10/04        6.41676%        6.44388%       6.42549%        6.59603%
               11/04        5.67406%        5.69812%       5.68180%        5.83793%
               12/04        5.91574%        5.94084%       5.92382%        6.09245%
               01/05        6.38369%        6.41073%       6.39239%        6.58105%
               02/05        6.02548%        6.05093%       6.03367%        6.21841%
               03/05        6.72782%        6.75615%       6.73694%        6.95111%
               04/05        6.12576%        6.15138%       6.13400%        6.33664%
               05/05        6.37835%        6.40486%       6.38689%        6.60634%
               06/05        5.84085%        5.86496%       5.84862%        6.05772%
               07/05        6.93192%        6.96029%       6.94105%        7.19942%
               08/05        6.30285%        6.32850%       6.31111%        6.55581%
               09/05        6.14480%        6.16962%       6.15279%        6.40143%
               10/05        6.82175%        6.84914%       6.83057%        7.11843%
               11/05        6.83993%        6.86443%       6.84782%        7.14897%
               12/05        6.62653%        6.65032%       6.63420%        6.93886%
               01/06        7.43282%        7.36544%       7.41111%        7.76675%
               02/06        7.61294%        7.35214%       7.52894%        7.90675%
               03/06        8.98382%        8.69829%       8.89185%        9.35871%
               04/06        8.67944%        8.39817%       8.58884%        9.06108%
               05/06        8.38979%        8.11806%       8.30226%        8.78071%
               06/06        7.86511%        7.61052%       7.78310%        8.25367%
               07/06        8.74230%        8.41181%       8.63584%        9.18419%
               08/06        8.58709%        8.20896%       8.46528%        9.03042%
               09/06        8.59015%        8.21871%       8.47049%        9.06568%

           DISTRIBUTION   GROUP I LOAN   GROUP II LOAN                 AAA EFFECTIVE
               DATE         CAP (%)         CAP (%)      WAC CAP (%)   COUPON CAP (%)
           ------------   ------------   -------------   -----------   --------------
               10/06        8.87784%        8.49236%       8.75365%        9.40189%
               11/06        8.07031%        7.72006%       7.95747%        8.57936%
               12/06        9.18294%        8.78458%       9.05460%        9.80251%
               01/07        8.93795%        9.63185%       9.16151%        9.96263%
               02/07        9.63508%        9.35705%       9.54550%       10.43060%
               03/07       11.03543%       10.81087%      10.96307%       12.04283%
               04/07       10.30149%       10.08869%      10.23292%       11.30569%
               05/07       10.29998%       10.08725%      10.23143%       46.60193%
               06/07        9.96626%        9.76045%       9.89994%       13.29229%
               07/07       10.35838%       10.50105%      10.40436%       13.82845%
               08/07       10.10591%        9.86221%      10.02737%       13.09702%
               09/07       11.50851%       11.26567%      11.43025%       14.83125%
               10/07       11.12526%       10.88824%      11.04887%       14.24861%
               11/07       10.42811%       10.20594%      10.35650%       13.27595%
               12/07       11.12137%       10.88442%      11.04500%       14.07571%
               01/08       11.15151%       11.29210%      11.19682%       14.15587%
               02/08       11.26822%       11.09258%      11.21161%       14.02136%
               03/08       12.05368%       11.90017%      12.00420%       14.92862%
               04/08       11.27609%       11.13023%      11.22907%       13.90096%
               05/08       10.92163%       10.78029%      10.87607%       13.46461%
               06/08       12.04915%       11.89315%      11.99886%       14.85536%
               07/08       11.64528%       11.89437%      11.72558%       14.49447%
               08/08       11.59339%       11.50828%      11.56596%       14.25841%
               09/08       11.59750%       11.53782%      11.57826%       14.27171%
               10/08       11.23327%       11.17492%      11.21446%       13.82390%
               11/08       12.39285%       12.32836%      12.37206%       15.25163%
               12/08       11.59100%       11.53057%      11.57151%       14.26547%
               01/09       11.58868%       11.86382%      11.67739%       14.37783%
               02/09       12.24705%       12.25663%      12.25014%       15.05159%
               03/09       13.12379%       13.16446%      13.13691%       16.13948%
               04/09       11.13348%       11.16742%      11.14442%       13.69224%
               05/09       12.66654%       12.70499%      12.67894%       15.57837%
               06/09       12.24182%       12.27882%      12.25375%       15.05672%
               07/09       11.47437%       11.50889%      11.48550%       14.11346%
               08/09       12.65879%       12.69671%      12.67102%       15.57104%
               09/09       11.83968%       11.87499%      11.85107%       14.56419%
               10/09       11.83727%       11.87242%      11.84861%       14.56193%
               11/09       12.22935%       12.26551%      12.24102%       15.04500%
               12/09       11.11534%       11.14806%      11.12589%       13.67517%
               01/10       13.09756%       13.13594%      13.10994%       16.11469%
               02/10       11.82765%       11.86216%      11.83878%       14.55298%
               03/10       13.09225%       13.13027%      13.10452%       16.10977%
               04/10       11.45340%       11.48651%      11.46408%       13.83978%
               05/10       12.63568%       12.67205%      12.64741%       13.44793%
               06/10       11.81809%       11.85195%      11.82901%       12.59841%
               07/10       11.81570%       11.84940%      11.82658%       12.61708%
               08/10       12.20710%       12.24175%      12.21828%       13.05754%
               09/10       11.09513%       11.12648%      11.10525%       11.88914%
               10/10       13.07378%       13.11055%      13.08564%       14.03486%
               11/10       11.43726%       11.46928%      11.44759%       12.30095%
               12/10       11.80384%       11.83672%      11.81445%       12.71952%
               01/11       12.61537%       12.65035%      12.62666%       13.62071%
               02/11       11.79912%       11.83168%      11.80963%       12.76509%
               03/11       13.06070%       13.09657%      13.07228%       14.15917%
               04/11       11.79441%       11.82665%      11.80482%       12.81350%
               05/11       12.18513%       12.21828%      12.19583%       13.26679%
               06/11       11.07519%       11.10517%      11.08487%       12.08524%
               07/11       13.05032%       13.08547%      13.06166%       14.27309%
               08/11       11.78505%       11.81663%      11.79525%       12.91953%
               09/11       11.41451%       11.44495%      11.42434%       12.54346%
               10/11       12.59284%       12.62625%      12.60362%       13.87250%
               11/11       11.77807%       11.80917%      11.78811%       13.00781%
               12/11       11.40776%       11.43773%      11.41744%       12.63156%
               01/12       12.58541%       12.61830%      12.59602%       13.97265%
               02/12       11.05773%       11.08648%      11.06702%       12.31011%
               03/12       13.02978%       13.06348%      13.04066%       14.54612%
               04/12       12.15875%       12.19004%      12.16886%       13.61268%

           DISTRIBUTION   GROUP I LOAN   GROUP II LOAN                 AAA EFFECTIVE
               DATE         CAP (%)         CAP (%)      WAC CAP (%)   COUPON CAP (%)
           ------------   ------------   -------------   -----------   --------------
               05/12       12.15639%       12.18750%      12.16643%       13.65008%
               06/12       11.76196%       11.79190%      11.77163%       13.24702%
               07/12       12.15166%       12.18244%      12.16160%       13.72825%
               08/12       11.04483%       11.07265%      11.05381%       12.51735%
               09/12       12.56582%       12.59731%      12.57599%       14.28739%
               10/12       12.14462%       12.17488%      12.15439%       13.85444%
               11/12       11.38339%       11.41160%      11.39250%       13.03033%
               12/12       12.13995%       12.16987%      12.14961%       13.94492%
               01/13       12.13762%       12.16737%      12.14723%       13.99218%
               02/13       11.74384%       11.77247%      11.75309%       13.58791%
               03/13       12.99963%       13.03114%      13.00981%       15.09743%
               04/13       11.73937%       11.76766%      11.74851%       13.68629%
               05/13       11.02580%       11.05222%      11.03434%       12.90508%
               06/13       12.99224%       13.02319%      13.00223%       15.26811%
               07/13       12.12380%       12.15251%      12.13307%       14.30649%
               08/13       11.36392%       11.39068%      11.37257%       13.46662%
               09/13       12.11924%       12.14761%      12.12840%       14.42401%
               10/13       12.11697%       12.14517%      12.12608%       14.48536%
               11/13       11.72391%       11.75103%      11.73267%       14.07921%
               12/13       11.72173%       11.74868%      11.73044%       14.14212%
               01/14       11.35332%       11.37926%      11.36170%       13.76291%
               02/14       12.52548%       12.55392%      12.53467%       15.25790%
               03/14       12.97042%       12.99969%      12.97988%       15.87877%
               04/14       11.71306%       11.73933%      11.72155%       14.41271%

LAST SCHEDULED DISTRIBUTION DATE

      The last scheduled Distribution Date is the Distribution Date in May 2034.

      The last scheduled Distribution Date for each class of Offered Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The last scheduled Distribution Dates for all classes have been calculated as the Distribution Date occurring in the month following the latest maturity date of any mortgage loan.

      Since the rate of distributions in reduction of the Class Certificate Balance of each class of LIBOR Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--PREPAYMENT CONSIDERATIONS AND RISKS" and "--WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES" above and "YIELD AND PREPAYMENT CONSIDERATIONS" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

      The discussion in this section and in the section "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "ERISA CONSIDERATIONS" section of this prospectus supplement to the "CODE" and "SECTIONS" are to the Internal Revenue Code of 1986, as amended.

GENERAL

      The pooling and servicing agreement provides that certain segregated asset pools within the trust (exclusive, among other things, of the assets held in the Excess Reserve Fund Account and certain other accounts specified in the pooling and servicing agreement and the right of each class of Offered Certificates to receive Basis Risk Carry Forward Amounts) will comprise one or more REMICs (the "TRUST REMICs") organized in a tiered REMIC structure. Each class of Offered Certificates represents (exclusive of the right to receive Basis Risk Carry Forward Amounts) a regular interest (a "REGULAR INTEREST") in a Trust REMIC. The Class R certificate will represent ownership of the sole class of residual interest in each of the Trust REMICs. In addition, each class of the Offered Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

      Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of Section 860D of the Code.

TAXATION OF REGULAR INTERESTS

      A holder of a class of Offered Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of Regular Interests in the related Trust REMIC. In addition, the pooling and servicing agreement provides that each holder of an Offered Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "Basis Risk Contracts") representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account. A holder of an Offered Certificate must allocate its purchase price for the Offered Certificate between its components--the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will, in the case of the Offered Certificates, be viewed as having been issued with an additional amount of original issue discount ("OID") (which could, in the case of the LIBOR Certificates, cause the total amount of OID to exceed a statutorily defined DE MINIMIS amount). See "FEDERAL INCOME TAX CONSEQUENCES--TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM" in the prospectus.

      Upon the sale, exchange, or other disposition of an Offered Certificate, the holder must allocate the amount realized between the components of the Offered Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "FEDERAL INCOME TAX CONSEQUENCES--GAIN OR LOSS ON DISPOSITION".

      Interest on the Regular Interest component of an Offered Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the Offered Certificates could, and the Class A-IO Certificates will, be considered to have been issued with OID. See "FEDERAL INCOME TAX CONSEQUENCES--TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the related Prepayment Assumption, as set forth under "PREPAYMENT AND YIELD CONSIDERATIONS--STRUCTURING ASSUMPTIONS" in this prospectus supplement. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

      Although unclear for federal income tax purposes, it is anticipated that the Class A-IO Certificates will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon over their issue price (including accrued interest). Any "negative" amounts of OID on the Class A-IO certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of OID, if any. Finally, a holder of a Class A-IO certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in Treasury regulations pertaining to OID may be promulgated with respect to the Class A-IO certificates. See "FEDERAL INCOME TAX CONSEQUENCES--TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM" in the prospectus. Investors should consult their own tax advisors as to the application of the noncontingent bond method.

STATUS OF THE OFFERED CERTIFICATES

      The Regular Interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under
Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

THE BASIS RISK CONTRACT COMPONENT

      As indicated above, a portion of the purchase price paid by a holder to acquire an Offered Certificate will be attributable to the Basis Risk Contract component of such certificate. As of the closing date, the Basis Risk Contract component is expected to have a DE MINIMIS value. The portion of the overall purchase price attributable to the Basis Risk Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield or constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of an Offered Certificate.

      Any Basis Risk Carry Forward Amounts paid to a holder from the Excess Reserve Fund Account will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Basis Risk Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

OTHER MATTERS

      For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "FEDERAL INCOME TAX
CONSEQUENCES--BACKUP WITHHOLDING" and "--TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS" in the prospectus.

                             STATE AND LOCAL TAXES

      The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state, local or other jurisdiction. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "PLANS") and on persons who bear certain relationships to such Plans. See "ERISA CONSIDERATIONS" in the prospectus.

      The U.S. Department of Labor (the "DOL") has granted to Goldman, Sachs & Co., the underwriter, an administrative exemption (Prohibited Transaction Exemption ("PTE") 89-88, Exemption Application No. D-7573, 54 Fed. Reg. 42582
(1989)) (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met.The Exemption will apply to the acquisition, holding and resale of the Offered Certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

      Among the conditions which must be satisfied for the Exemption, as amended, to apply to the Offered Certificates are the following:

            (1) The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

            (2) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody's or S&P (each, a "RATING AGENCY");

            (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

            (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the Offered Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection with its services; and

            (5) The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of Offered Certificates in connection with the initial issuance, at least fifty (50) percent of each class of Offered Certificates and at least fifty (50) percent of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Offered Certificates does not exceed twenty-five (25) percent of each class of Offered Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than five (5) percent of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, the underwriter, the trustee, any of the servicers, the cap provider, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "RESTRICTED GROUP").

      The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

      Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

      The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

      Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

      Any Plan fiduciary who proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Offered Certificates. Assets of a Plan or individual retirement account should not be invested in the Offered Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

                                LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), and as a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

      Except as to the status of the Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.

      Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

      See "LEGAL INVESTMENT" in the prospectus.

                             METHOD OF DISTRIBUTION

      The depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase, all of the Offered Certificates. An underwriting agreement between the depositor and the underwriter governs the sale of the Offered Certificates. The aggregate proceeds (excluding accrued interest) to the depositor from the sale of the Offered Certificates, before deducting expenses estimated to be approximately $1,500,000 will be approximately 99.88% of the Class Certificate Balance of the LIBOR Certificates (other than the Class A-IO certificates). Under the underwriting agreement, the underwriter has agreed, to take and pay for all of the Offered Certificates, if any are taken. The underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to the depositor and the proceeds from the sale of the Offered Certificates realized by the underwriter will constitute underwriting discounts and commissions.

      The Offered Certificates are a new issue of securities with no established trading market. The depositor has been advised by the underwriter that the underwriter intends to make a market in the Offered Certificates but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

      The depositor has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under Securities Act of 1933.

      The underwriter is an affiliate of the depositor.

                                 LEGAL MATTERS

      The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                    RATINGS

      In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S"):

                        CLASS            S&P    MOODY'S
                 ---------------------   ----   -------
                 A-1A.................   AAA      Aaa
                 A-1B.................   AAA      Aaa
                 A-2B.................   AAA      Aaa
                 A-IO.................   AAA      Aaa
                 M-1..................   AA+      Aa2
                 M-2..................    A+       A2
                 M-3..................     A       A3
                 M-4..................    A-     Baa1
                 B-1..................   BBB+    Baa2
                 B-2..................   BBB     Baa3
                 B-3..................   BBB-     N/A

      A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041 and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by S&P or Moody's are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                GLOSSARY OF TERMS

      The following terms have the meanings given below when used in this prospectus supplement.

      "ACCREDITED" means Accredited Home Lenders, Inc., a California corporation.

      "ACCREDITED MORTGAGE LOANS" means the mortgage loans in the trust that were acquired from Accredited.

      "ACCRUED CERTIFICATE INTEREST" means, for each class of Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance (or in the case of the Class A-IO or Class A-INV certificates, the Class A-IO Notional Amount or the Class A-INV Notional Amount, respectively) immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes, as described in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      "ADJUSTMENT DATE" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

      "APPLIED REALIZED LOSS AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      "ARM" means an adjustable-rate mortgage loan.

      "AVAILABLE FUNDS" means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicers and the trustee, if any, payable with respect to that Distribution Date:(i) the aggregate amount of monthly payments on the mortgage loans due on the due date in the related Due Period and received by the servicer on or prior to the related Determination Date, after deduction of the servicing fee in respect of prior Distribution Dates and the other components of the Expense Fee Rate for that Distribution Date together with any related P&I Advance, on that Distribution Date, (ii) certain unscheduled payments in respect of the mortgage loans received by the servicers during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds, excluding Prepayment Premiums, (iii) Compensating Interest payments in respect of prepayment interest shortfalls for that Distribution Date and (iv) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans with respect to that Distribution Date. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Offered Certificates.

      "BASIC PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

      "BASIS RISK CARRY FORWARD AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--EXCESS RESERVE FUND ACCOUNT" in this prospectus supplement.

      "BASIS RISK CONTRACTS" has the meaning set forth in "FEDERAL INCOME TAX CONSEQUENCES--TAXATION OF REGULAR INTERESTS" in this prospectus supplement.

      "BASIS RISK PAYMENT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--EXCESS RESERVE FUND ACCOUNT" in this prospectus supplement.

      "CHASE" means Chase Manhattan Mortgage Corporation, a New Jersey corporation.

      "CLASS A" means the Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class A-IO and Class A-INV certificates, collectively.

      "CLASS A CERTIFICATE GROUP" means the Class A-1 Certificate Group or the Class A-2 Certificate Group, as applicable.

      "CLASS A-1 CERTIFICATE GROUP" means the Class A-1A and Class A-1B certificates, collectively.

      "CLASS A-2 CERTIFICATE GROUP" means the Class A-2A and Class A-2B certificates, collectively.

      "CLASS A-INV NOTIONAL AMOUNT" with respect to any Distribution Date is equal to the sum of (i) the Class A-INV(1) Component Notional Amount, and (ii) the Class A-INV(2) Component Notional Amount.

      "CLASS A-INV PASS-THROUGH RATE" has the meaning set forth in DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in the prospectus supplement.

      "CLASS A-INV(1) COMPONENT" means the portion of the Class A-INV certificates related to the group I mortgage loans, bearing interest at the Class A-INV Pass-Through Rate on the Class A-INV(1) Notional Amount.

      "CLASS A-INV(1) COMPONENT NOTIONAL AMOUNT" with respect to any Distribution Date means the aggregate Stated Principal Balance of the group I mortgage loans as of the preceding Distribution Date (or as of the cut-off date in the case of the first Distribution Date).

      "CLASS A-INV(2) COMPONENT" means the portion of the Class A-INV certificates related to the group I mortgage loans, bearing interest at the Class A-INV Pass-Through Rate on the Class A-INV(2) Notional Amount.

      "CLASS A-INV(2) COMPONENT NOTIONAL AMOUNT" with respect to any Distribution Date means the aggregate Stated Principal Balance of the group II mortgage loans as of the preceding Distribution Date (or as of the cut-off date in the case of the first Distribution Date).

      "CLASS A-IO COMPONENT" means the Class A-IO(1) Component or the Class A-IO(2) Component.

      "CLASS A-IO NOTIONAL AMOUNT" with respect to any Distribution Date prior to November 2005 is equal to the sum of (i) the Class A-IO(1) Component Notional Amount, and (ii) the Class A-IO(2) Component Notional Amount, and with respect to each Distribution Date in or after November 2005 will be $0.

      "CLASS A-IO PASS-THROUGH RATE" has the meaning set forth in DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in the prospectus supplement.

      "CLASS A-IO(1) COMPONENT" means the portion of the Class A-IO certificates related to the group I mortgage loans, bearing interest at the Class A-IO(1) Pass-Through Rate on the Class A-IO(1) Notional Amount.

      "CLASS A-IO(1) COMPONENT NOTIONAL AMOUNT" with respect to any Distribution Date is the lesser of (i) the Class A-IO(1) Scheduled Notional Amount for that Distribution Date and (ii) the aggregate Stated Principal Balance of the group I mortgage loans at the beginning of the related Due Period.

      "CLASS A-IO(1) NET WAC CAP" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      "CLASS A-IO(1) PASS-THROUGH RATE" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      "CLASS A-IO(1) SCHEDULED NOTIONAL AMOUNT" with respect to any Distribution Date is as set forth on the schedule set forth on Annex II to this prospectus supplement.

      "CLASS A-IO(2) COMPONENT" means the portion of the Class A-IO certificates related to the group I mortgage loans, bearing interest at the Class A-IO(2) Pass-Through Rate on the Class A-IO(2) Notional Amount.

      "CLASS A-IO(2) COMPONENT NOTIONAL AMOUNT" with respect to any Distribution Date is the lesser of (i) the Class A-IO(2) Scheduled Notional Amount, and (ii) the aggregate Stated Principal Balance of the group II mortgage loans at the beginning of the related Due Period.

      "CLASS A-IO(2) NET WAC CAP" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      "CLASS A-IO(2) PASS-THROUGH RATE" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      "CLASS A-IO(2) SCHEDULED NOTIONAL AMOUNT" with respect to any Distribution Date is as set forth on the schedule set forth on Annex II to this prospectus supplement.

      "CLASS A PRINCIPAL ALLOCATION PERCENTAGE" for any Distribution Date is the percentage equivalent of a fraction, determined as follows:

            (1) with respect to the Class A-1 Certificate Group, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the group I mortgage loans and the denominator of which is the Principal Remittance Amount for that Distribution Date; and

            (2) with respect to the Class A-2 Certificate Group, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the group II mortgage loans and the denominator of which is the Principal Remittance Amount for that Distribution Date.

      "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date is the excess of (A) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that Distribution Date 55.50% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

      "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), and (F) the Class Certificate Balance of the Class B-1 certificates immediately prior to that Distribution Date over (ii) the lesser of
(A) 91.30% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

      "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), (F) the Class Certificate Balance of the Class B-1 certificates (after taking into account distribution of the Class B-1 Principal Distribution Amount for that Distribution Date),and (G) the Class Certificate Balance of the Class B-2 certificates immediately prior to that Distribution Date over (ii) the lesser of
(A) 94.10% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

      "CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), (F) the Class Certificate Balance of the Class B-1 certificates (after taking into account distribution of the Class B-1 Principal Distribution Amount for that Distribution Date), (G) the Class Certificate Balance of the Class B-2 certificates (after taking into account distribution of the Class B-2 Principal Distribution Amount for that Distribution Date), and (H) the Class Certificate Balance of the Class B-3 certificates immediately prior to that Distribution Date over (ii) the lesser of (A) 96.50% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

      "CLASS CERTIFICATE BALANCE" means, with respect to any class of LIBOR Certificates as of any Distribution Date, the initial Class Certificate Balance of that class reduced by the sum of:

o all amounts previously distributed to holders of certificates of that class as payments of principal, and

o in the case of any class of Subordinated Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of certificates;

provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any class or classes of Subordinated Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such class or classes).

      "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that Distribution Date) and (B) the Class Certificate Balance of the Class M-1 certificates immediately prior to that Distribution Date over (ii) the lesser of (A) 69.50% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

      "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that Distribution Date) and (C) the Class Certificate Balance of the

Class M-2 certificates immediately prior to that Distribution Date over (ii) the lesser of (A) 81.50% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

      "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), and (D) the Class Certificate Balance of the Class M-3 certificates immediately prior to that Distribution Date, over the lesser of (A) 85.00% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

      "CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), and (E) the Class Certificate Balance of the Class M-4 certificates immediately prior to that Distribution Date, over the lesser of (A) 88.50% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

      "CODE" has the meaning set forth in "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement.

      "COMBINED LOAN-TO-VALUE RATIO" has the meaning set forth in "THE MORTGAGE LOAN POOL - GENERAL" in this prospectus supplement.

      "COMPENSATING INTEREST" has the meaning set forth in "THE POOLING AND SERVICING AGREEMENT--PREPAYMENT INTEREST Shortfalls" in this prospectus supplement.

      "CONDEMNATION PROCEEDS" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

      "CREDIT SCORES" has the meaning set forth in "THE MORTGAGE LOAN POOL--CREDIT SCORES" in this prospectus supplement.

      "DETERMINATION DATE" means, for each Distribution Date, the 18th of that month or, if that day is not a business day, the immediately preceding business day.

      "DISTRIBUTION DATE" means the 25th of each month or, if that day is not a business day, the immediately succeeding business day.

      "DOL" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

      "DUE PERIOD" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.

      "EQUIFIRST" means EquiFirst Corporation, a North Carolina corporation.

      "EQUIFIRST MORTGAGE LOANS" means the mortgage loans in the trust that were acquired from EquiFirst.

      "ERISA" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

      "EXCESS OVERCOLLATERALIZED AMOUNT" is described in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

      "EXCESS RESERVE FUND ACCOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--EXCESS RESERVE FUND Account" in this prospectus supplement.

      "EXEMPTION" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

      "EXPENSE FEE RATE" means, with respect to any mortgage loan, a per annum rate reflecting certain expenses of the trust, which is not expected to exceed 0.5373%. See "THE POOLING AND SERVICING AGREEMENT--SERVICING AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement.

      "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for that Distribution Date.

      "FIRST NLC" means First NLC Financial Services, LLC, a Florida limited liability company.

      "FIRST NLC MORTGAGE LOANS" means the mortgage loans in the trust that were acquired from First NLC.

      "GROSS MARGIN" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

      "GROUP I LOAN CAP" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND Principal" in this prospectus supplement.

      "GROUP II LOAN CAP" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      "INDEX" shall mean the Six-Month LIBOR Index.

      "INITIAL CAP" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

      "INSURANCE PROCEEDS" means, with respect to each mortgage loan, proceeds of insurance policies insuring the related mortgaged property.

      "INTEREST ACCRUAL PERIOD" means, for any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date.

      "INTEREST REMITTANCE AMOUNT" means, with respect to any Distribution Date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest relating to the mortgage loans in that mortgage loan group.

      "LIBOR CERTIFICATES" means the Offered Certificates (other than the Class A-IO certificates), together with the Class A-2A certificates.

      "LIBOR DETERMINATION DATE" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      "LIQUIDATION PROCEEDS" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

      "MAXIMUM RATE" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

      "MERS DESIGNATED MORTGAGE LOAN" means any mortgage loan for which (1) Mortgage Electronic Registration Systems, Inc., its successors and assigns has been designated the mortgagee of record and (2) the trustee is designated the investor pursuant to the procedures manual of MERSCORP, Inc.

      "MINIMUM RATE" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

      "NET MONTHLY EXCESS CASH FLOW" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

      "OCWEN" means Ocwen Federal Bank FSB, a federally chartered savings bank.

      "OFFERED CERTIFICATES" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES" in this prospectus supplement.

      "ONE-MONTH LIBOR" means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee (after consultation with the depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

      "ORIGINAL SALE DATE" means, with respect to the First NLC mortgage loans, October 28, 2003 or March 25, 2004, as applicable, and, with respect to the EquiFirst mortgage loans, January 26, 2004.

      "OVERCOLLATERALIZED AMOUNT" is described in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

      "OVERCOLLATERALIZATION DEFICIENCY" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

      "OVERCOLLATERALIZATION FLOOR" means 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date.

      "OVERCOLLATERALIZATION REDUCTION AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

      "P&I ADVANCES" means advances made by the servicer on each Distribution Date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.

      "PASS-THROUGH RATE" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      "PERIODIC CAP" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

      "PLAN" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

      "PREPAYMENT ASSUMPTION" has the meaning set forth in "PREPAYMENT AND YIELD CONSIDERATIONS--STRUCTURING ASSUMPTIONS" in the prospectus supplement.

      "PREPAYMENT PERIOD" means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

      "PREPAYMENT PREMIUM" has the meaning set forth in "THE MORTGAGE LOAN POOL--PREPAYMENT PREMIUMS" in this prospectus supplement.

      "PRINCIPAL DISTRIBUTION AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      "PRINCIPAL REMITTANCE AMOUNT" means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date, (ii) all full and partial principal prepayments received on the mortgage loans during the related Prepayment Period, (iii) all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period, (iv) the portion of the repurchase price allocable to principal with respect to each mortgage loan that was repurchased during the period from the prior Distribution Date through the Servicer Remittance Date prior to the current Distribution Date, (v) all Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date, and (vi) the allocable portion of the proceeds received with respect to the termination of the trust fund (to the extent they relate to principal).

      "PTE" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

      "RECORD DATE" means, with respect to the certificates, the last day of the related Interest Accrual Period for the related Distribution Date, unless the certificates are issued in definitive form, in which case the Record Date will be the last day of the month immediately preceding the related Distribution Date (or if such day is not a business day, on the immediately preceding business day).

      "REFERENCE BANKS" means leading banks selected by the trustee (after consultation with the depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

      "REIT" has the meaning set forth in "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement.

      "RESTRICTED GROUP" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

      "SENIOR ENHANCEMENT PERCENTAGE" means, with respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution
Date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

      "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" on any date of determination is approximately 44.50%.

      "SERVICER REMITTANCE DATE" means, with respect to any Distribution Date, the business day immediately preceding that Distribution Date.

      "SIX-MONTH LIBOR" has the meaning set forth in "THE MORTGAGE LOAN POOL--THE INDEX" in this prospectus supplement.

      "SPECIFIED OVERCOLLATERALIZED AMOUNT" means, prior to the Stepdown Date, an amount equal to 1.75% of the scheduled principal balance of the mortgage loans as of the cut-off date; on and after the Stepdown Date, an amount equal to 3.50% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, subject, until the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead will remain the same as the prior period's Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring.

      "STATED PRINCIPAL BALANCE" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.

      "STEPDOWN DATE" means the earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (b) the later to occur of (i) the Distribution Date in May 2007 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

      "STRUCTURING ASSUMPTIONS" has the meaning set forth in "PREPAYMENT AND YIELD CONSIDERATIONS--STRUCTURING ASSUMPTIONS" in this prospectus supplement.

      "SUBORDINATED CERTIFICATES" means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 or Class B-3 certificates.

      "SUBSEQUENT RECOVERY" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES" in this prospectus supplement.

      "SUBSTITUTE MORTGAGE LOAN" means a mortgage loan substituted by the applicable responsible party for a mortgage loan that is in breach of the applicable responsible party's representations and warranties regarding the mortgage loans, which must, on the date of such substitution, (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of the principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a loan-to-value ratio no higher than that of the mortgage loan in breach; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; and (v) comply with each representation and warranty made by the applicable responsible party.

      "SUBSTITUTION ADJUSTMENT AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS" in this prospectus supplement.

      "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

      "TOTAL MONTHLY EXCESS SPREAD" means, with respect to any Distribution Date, the excess, if any, of (x) the interest collected on the mortgage loans by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date, net of the Expense Fee Rate, over (y) the amounts paid to the classes of certificates pursuant to clause (i) under the eleventh paragraph of "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      "TRIGGER EVENT," with respect to any Distribution Date, exists if (i) the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of the mortgage loans that are 60 days delinquent or more, including mortgage loans in foreclosure, all REO properties and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 35.00% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such Distribution Date:

      DISTRIBUTION DATE OCCURRING IN                              LOSS PERCENTAGE
      ------------------------------   ---------------------------------------------------------------------
      May 2007 through April 2008      3.500% for the first month, plus an additional 1/12th of
                                       1.750% for each month thereafter (e.g., approximately 3.6458% in
                                       June 2007)

      May 2008 through April 2009      5.250% for the first month, plus an additional 1/12th of
                                       1.500% for each month thereafter (e.g., approximately 5.3750% in
                                       June 2008)

      May 2009 through April 2010      6.750% for the first month, plus an additional 1/12th of
                                       0.750% for each month thereafter (e.g., approximately 6.8125% in June
                                       2009)

      May 2010 and thereafter          7.500%

      "TRUST REMIC" has the meaning set forth in "FEDERAL INCOME TAX CONSEQUENCES--GENERAL" in this prospectus supplement.

      "UNPAID INTEREST AMOUNTS" for any class of certificates and any Distribution Date will equal the sum of (a) the portion of Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

      "WAC CAP" has the meaning set forth in "DESCRIPTION OF THE
CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

                      [This Page Intentionally Left Blank]

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of book-entry certificates holding securities through Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of book-entry certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are beneficial owners of book-entry certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

      EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a book-entry certificate files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

      The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State of the United States or the District of Columbia, or
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign beneficial owners of book-entry certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates. Further, the U.S. Treasury Department has issued regulations that revise certain aspects of the system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien is exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the revised certification procedures.

                      [This Page Intentionally Left Blank]

                                    ANNEX II

                       CLASS A-IO NOTIONAL AMOUNT SCHEDULE

                             CLASS A-IO(1)        CLASS A-IO(2)         AGGREGATE
                          SCHEDULED NOTIONAL   SCHEDULED NOTIONAL   SCHEDULED NOTIONAL
      DISTRIBUTION DATE      AMOUNT ($)            AMOUNT ($)           AMOUNT ($)
      -----------------   ------------------   ------------------   ------------------
            5/04             127,905,000           60,592,000          188,497,000
            6/04             118,024,000           55,911,000          173,935,000
            7/04             108,804,000           51,544,000          160,348,000
            8/04             100,206,000           47,471,000          147,677,000
            9/04              92,192,000           43,674,000          135,866,000
            10/04             84,723,000           40,136,000          124,859,000
            11/04             77,767,000           36,840,000          114,607,000
            12/04             71,290,000           33,772,000          105,062,000
            1/05              65,262,000           30,917,000           96,179,000
            2/05              59,655,000           28,261,000           87,916,000
            3/05              54,443,000           25,791,000           80,234,000
            4/05              49,599,000           23,497,000           73,096,000
            5/05              45,100,000           21,365,000           66,465,000
            6/05              40,925,000           19,387,000           60,312,000
            7/05              37,051,000           17,553,000           54,604,000
            8/05              33,460,000           15,851,000           49,311,000
            9/05              30,133,000           14,276,000           44,409,000
            10/05             27,054,000           12,817,000           39,871,000
            11/05                  0                    0                    0

                      [This Page Intentionally Left Blank]

               SCHEDULE A - MORTGAGE LOAN STATISTICAL INFORMATION

                                  $404,470,000
                                  (APPROXIMATE)
                                 GSAMP 2004-HE2
                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
                       MORTGAGE PASS-THROUGH CERTIFICATES

SELECTED MORTGAGE LOAN DATA

                               ALL MORTGAGE LOANS

            Scheduled Principal Balance(1):             $ 535,542,383
            Number of Mortgage Loans:                           4,110
            Avg. Scheduled Principal Balance:           $     130,302
            Wtd. Avg. Gross Coupon:                             7.604%
            Wtd. Avg. Net Coupon(2):                            7.069%
            Wtd. Avg. Original FICO Score:                        615
            Wtd. Avg. Combined Original LTV Ratio(3):           82.29%
            Wtd. Avg.  Std. Remaining Term (Mo.):                 351
            Wtd. Avg.  Seasoning (Mo.):                             2
            Wtd. Avg.  Months to Roll(4):                          27
            Wtd. Avg.  Gross Margin(4):                          7.16%
            Wtd. Avg.  Initial Rate Cap(4):                      2.86%
            Wtd. Avg. Periodic Rate Cap(4):                      1.05%
            Wtd. Avg. Gross Max. Lifetime Rate(4):              14.15%

   (1) All percentages of mortgage loans are based on their scheduled principal balances as of the Statistical Calculation Date.
   (2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.
   (3) Calculated using LTV with respect to first lien loans and combined LTV with respect to second lien loans.
   (4) Represents the weighted average of the adjustable rate mortgage loans in the applicable loan group.

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                               PCT. OF                                        WEIGHTED
                                                               POOL BY     WEIGHTED    WEIGHTED     AVG.        AVG.
 CURRENT PRINCIPAL    NUMBER OF     PRINCIPAL    PRINCIPAL    AVG. GROSS     AVG.     PRINCIPAL     COMB.     PCT. FULL   PCT. OWNER
     BALANCE            LOANS         BALANCE      BALANCE      COUPON       FICO      BALANCE    ORIG. LTV   LOAN DOC     OCCUPIED
-------------------   ---------   -------------   ---------   ----------   --------   ---------   ---------   ---------   ----------
$50,000 & Below          458      $  15,221,908      2.84%     10.387%       621      $  33,236     86.06%     73.80%       98.51%
$50,001 -  $75,000       628         39,360,028      7.35       8.337        609         62,675     80.66      80.95        91.68
$75,001 -  $100,000      669         58,552,733     10.93       7.838        605         87,523     81.10      76.39        96.59
$100,001 - $125,000      646         72,386,013     13.52       7.661        607        112,053     81.89      76.49        97.50
$125,001 - $150,000      460         63,112,724     11.78       7.581        612        137,202     82.46      73.72        97.96
$150,001 - $200,000      579        100,884,746     18.84       7.429        611        174,240     81.94      69.24        98.97
$200,001 - $250,000      316         70,184,911     13.11       7.394        616        222,104     82.59      62.55        98.76
$250,001 - $300,000      161         44,049,950      8.23       7.162        626        273,602     83.41      53.46       100.00
$300,001 - $350,000      103         33,348,223      6.23       7.191        630        323,769     84.47      45.87        96.99
$350,001 - $400,000       47         17,659,411      3.30       6.942        633        375,732     80.89      42.75       100.00
$400,001 & Above          43         20,781,734      3.88       7.106        650        483,296     82.82      43.51       100.00
-------------------    -----      -------------    ------       -----        ---      ---------     -----      -----       ------
TOTAL                  4,110      $ 535,542,383    100.00%      7.604%       615      $ 130,302     82.29%     67.02%       97.85%
===================    =====      =============    ======       =====        ===      =========     =====      =====       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY CURRENT RATE

                                            PCT. OF POOL
                                                 BY          WEIGHTED                   AVG.     WEIGHTED
                  NUMBER      PRINCIPAL      PRINCIPAL      AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
CURRENT RATE     OF LOANS      BALANCE         BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------    --------   -------------   -------------   ----------   ---------   ---------   ----------   ---------   ----------
5.99% & Below       163     $  30,856,329       5.76%         5.663%        660      $ 189,303     77.12%      72.82%      96.47%
6.00 - 6.49%        275        47,947,995       8.95          6.245         641        174,356     80.73       70.44       96.59
6.50 - 6.99%        618        98,883,705      18.46          6.748         633        160,006     81.40       61.13       97.25
7.00 - 7.49%        557        80,079,989      14.95          7.229         623        143,770     82.18       60.61       97.21
7.50 - 7.99%        808       111,881,060      20.89          7.711         614        138,467     83.48       65.48       98.22
8.00 - 8.49%        473        56,832,942      10.61          8.206         595        120,154     82.34       70.18       98.00
8.50 - 8.99%        463        53,910,197      10.07          8.705         581        116,437     82.24       71.86       98.98
9.00 - 9.49%        224        22,703,529       4.24          9.183         576        101,355     83.86       78.49       99.49
9.50 - 9.99%        173        16,915,304       3.16          9.685         565         97,776     82.81       80.68      100.00
10.00% & Above      356        15,531,331       2.90         11.659         611         43,627     92.10       66.54       99.70
--------------    -----     -------------     ------         ------         ---      ---------     -----       -----       -----
TOTAL             4,110     $ 535,542,383     100.00%         7.604%        615      $ 130,302     82.29%      67.02%      97.85%
==============    =====     =============     ======         ======         ===      =========     =====       =====       =====

                              DISTRIBUTION BY FICO

                                          PCT. OF POOL      WEIGHTED                   AVG.     WEIGHTED
               NUMBER       PRINCIPAL     BY PRINCIPAL     AVG. GROSS   WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
  FICO        OF LOANS       BALANCE        BALANCE         COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
---------     --------    -------------   -------------   ----------   ---------   ---------   ----------   ---------   ----------
740 & Above        87     $  11,338,552       2.12%          6.744%       765      $ 130,328      80.82%      50.61%       91.75%
720-739            78        11,365,132       2.12           6.740        729        145,707      83.90       43.42        93.39
700-719           125        17,270,185       3.22           7.185        708        138,161      84.13       44.31        89.31
680-699           192        27,636,748       5.16           7.236        688        143,941      83.45       44.18        96.33
660-679           343        46,301,510       8.65           7.251        669        134,990      83.31       50.74        96.60
640-659           414        58,052,917      10.84           7.403        649        140,224      84.78       46.31        96.51
620-639           571        72,038,222      13.45           7.628        628        126,162      83.46       49.57        98.14
600-619           648        85,281,197      15.92           7.348        609        131,607      83.31       77.94        98.11
580-599           483        61,635,834      11.51           7.568        589        127,610      82.76       78.28        99.34
560-579           425        55,587,314      10.38           7.893        569        130,794      81.84       82.61       100.00
540-559           333        39,461,354       7.37           8.213        549        118,503      77.92       88.63       100.00
520-539           267        31,866,792       5.95           8.525        530        119,351      77.81       91.68       100.00
500-519           143        17,616,795       3.29           8.594        510        123,194      75.84       98.66       100.00
480-499             1            89,832       0.02          10.750        486         89,832      33.96      100.00       100.00
-------         -----     -------------     ------          ------        ---      ---------      -----      ------       ------
TOTAL           4,110     $ 535,542,383     100.00%          7.604%       615      $ 130,302      82.29%      67.02%       97.85%
=======         =====     =============     ======          ======        ===      =========      =====      ======       ======

                           DISTRIBUTION BY LIEN STATUS

                                            PCT. OF POOL    WEIGHTED                    AVG.     WEIGHTED
                 NUMBER      PRINCIPAL      BY PRINCIPAL   AVG. GROSS    WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
LIEN STATUS     OF LOANS      BALANCE         BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC      OCCUPIED
------------    --------   -------------    ------------   ----------   ---------    ---------  ----------   ----------   ----------
First  Liens     3,762     $ 523,689,866        97.79%        7.509%       615       $139,205     81.92%       67.07%       97.80%
Second Liens       348        11,852,517         2.21        11.790        649         34,059     98.44        64.65       100.00
------------     -----     -------------       ------         -----        ---       --------     -----        -----       ------
TOTAL            4,110     $ 535,542,383       100.00%        7.604        615       $130,302     82.29%       67.02%       97.85%
============     =====     =============       ======         =====        ===       ========     =====        =====       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY COMBINED ORIGINAL LTV

                                            PCT. OF POOL
                                                 BY         WEIGHTED                   AVG.     WEIGHTED
  COMBINED        NUMBER     PRINCIPAL        PRINCIPAL    AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
ORIGINAL LTV     OF LOANS     BALANCE          BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------    --------  -------------   -------------   ----------   ---------   ---------   ----------   ---------   ----------
40.00% & Below       31    $   2,460,290        0.46%          7.571%       588      $ 79,364      33.00%       73.56%      100.00%
40.01 - 50.00%       49        5,067,567        0.95           7.379        602       103,420      45.10        75.19        94.67
50.01 - 60.00%       99        9,701,331        1.81           7.317        600        97,993      55.87        64.38        99.12
60.01 - 70.00%      291       35,379,588        6.61           7.400        588       121,579      67.05        61.85        96.33
70.01 - 80.00%    1,571      224,079,435       41.84           7.399        621       142,635      78.77        60.13        98.19
80.01 - 85.00%      724       99,190,297       18.52           7.598        602       137,003      84.57        66.57        96.00
85.01 - 90.00%      700      101,261,968       18.91           7.650        611       144,660      89.77        73.39        98.18
90.01 - 95.00%      209       22,272,876        4.16           8.048        632       106,569      94.58        86.93       100.00
95.01 - 100.00%     436       36,129,030        6.75           8.798        655        82,865      99.86        85.05       100.00
---------------   -----    -------------      ------           -----        ---      --------      -----        -----       ------
TOTAL             4,110    $ 535,542,383      100.00%          7.604%       615      $130,302      82.29%       67.02%       97.85%
===============   =====    =============      ======           =====        ===      ========      =====        =====       ======

                       DISTRIBUTION BY DOCUMENTATION TYPE

                                           PCT. OF POOL
                                                BY         WEIGHTED                   AVG.     WEIGHTED
DOCUMENTATION    NUMBER      PRINCIPAL       PRINCIPAL    AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.  PCT. FULL   PCT. OWNER
   TYPE         OF LOANS      BALANCE         BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV   LOAN DOC     OCCUPIED
-------------   --------   -------------   ------------   ----------   ---------   ---------   ---------  ----------   ----------
Full Doc          2,954    $ 358,915,795       67.02%          7.625%       602     $121,502      83.05%    100.00%       97.62%
Other               783      120,906,187       22.58           7.759        638      154,414      81.12       0.00        99.89
Stated              373       55,720,400       10.40           7.130        653      149,384      79.91       0.00        94.90
--------          -----    -------------      ------           -----        ---     --------      -----      -----        -----
TOTAL             4,110    $ 535,542,383      100.00%          7.604%       615     $130,302      82.29%     67.02%       97.85%
========          =====    =============      ======           =====        ===     ========      =====      =====        =====

                          DISTRIBUTION BY LOAN PURPOSE

                                           PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
                 NUMBER      PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL    PCT. OWNER
LOAN PURPOSE    OF LOANS      BALANCE        BALANCE        COUPON     AVG.  FICO   BALANCE    ORIG. LTV     LOAN DOC     OCCUPIED
-------------   --------   -------------   ------------   ----------   ---------   ---------   ----------   ----------   ----------
Cash-out Refi     2,452    $ 327,942,063      61.24%        7.517%        602      $ 133,745      81.29%      70.22%       97.45%
Purchase          1,468      181,313,212      33.86         7.728         640        123,510      84.16       61.71        98.37
Refinance           190       26,287,107       4.91         7.833         612        138,353      81.78       63.74        99.26
-------------     -----    -------------     ------         -----         ---      ---------      -----       -----        -----
TOTAL             4,110    $ 535,542,383     100.00%        7.604%        615      $ 130,302      82.29%      67.02%       97.85%
=============     =====    =============     ======         =====         ===      =========      =====       =====        =====

                        DISTRIBUTION BY OCCUPANCY STATUS

                                         PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
OCCUPANCY      NUMBER      PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL    AVG. COMB.  PCT. FULL   PCT. OWNER
 STATUS       OF LOANS      BALANCE        BALANCE       COUPON      AVG. FICO   BALANCE     ORIG. LTV    LOAN DOC     OCCUPIED
-----------   --------  -------------    ------------   ----------   ---------   ---------   ----------   ---------   ----------
Owner          3,990    $ 524,030,410        97.85%       7.615%        614      $131,336      82.34%      66.86%       100.00%
Non-owner        120       11,511,973         2.15        7.107         669        95,933      79.89       74.16          0.00
---------      -----    -------------       ------        -----         ---      --------      -----       -----        ------
TOTAL          4,110    $ 535,542,383       100.00%       7.604%        615      $130,302      82.29%      67.02%        97.85%
=========      =====    =============       ======        =====         ===      ========      =====       =====        ======


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY PROPERTY TYPE

                                         PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
PROPERTY       NUMBER       PRINCIPAL    BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL    AVG. COMB.   PCT. FULL   PCT. OWNER
  TYPE        OF LOANS       BALANCE       BALANCE       COUPON      AVG. FICO    BALANCE     ORIG. LTV     LOAN DOC    OCCUPIED
-----------   --------   -------------   ------------   ----------   ---------   ---------   -----------   ---------   ----------
SFR             3,371    $ 433,969,830      81.03%        7.579%        612      $128,736      82.33%        67.90%       98.17%
2-4 Units         211       33,383,396       6.23         7.752         635       158,215      80.67         64.03        96.45
Condo             277       31,575,714       5.90         7.730         629       113,992      82.08         62.38        96.99
PUD               173       27,062,090       5.05         7.731         627       156,428      83.56         61.07       100.00
Townhouse          78        9,551,352       1.78         7.433         620       122,453      83.18         69.63        85.15
---------       -----    -------------     ------         -----         ---      --------      -----         -----        -----
TOTAL           4,110    $ 535,542,383     100.00%        7.604%        615      $130,302      82.29%        67.02%       97.85%
=========       =====    =============     ======         =====         ===      ========      =====         =====        =====

                              DISTRIBUTION BY STATE

                                                  PCT. OF                                         WEIGHTED
                                                  POOL BY     WEIGHTED                   AVG.       AVG.
                        NUMBER      PRINCIPAL    PRINCIPAL   AVG. GROSS   WEIGHTED    PRINCIPAL     COMB.     PCT. FULL   PCT. OWNER
 STATE                 OF LOANS      BALANCE      BALANCE      COUPON     AVG. FICO    BALANCE    ORIG. LTV   LOAN DOC    OCCUPIED
--------------------   --------   ------------   ---------   ----------   ---------   ---------   ---------   ---------   ----------
Florida                 1,006     $122,340,783     22.84%       7.763%       623      $ 121,611     82.35%      72.52%      99.21%
Illinois                  323       50,800,858      9.49        7.971        613        157,278     84.16       60.30       99.30
California(Southern)      165       33,504,359      6.26        7.125        626        203,057     80.37       60.05      100.00
Michigan                  299       32,923,600      6.15        7.861        610        110,112     82.76       64.22       96.64
Pennsylvania              226       26,705,790      4.99        7.481        616        118,167     83.12       69.06       98.54
California(Northern)      108       26,575,413      4.96        6.955        637        246,069     81.05       45.04      100.00
Maryland                  149       25,536,343      4.77        7.486        620        171,385     80.28       56.78       97.19
Virginia                  177       23,435,407      4.38        7.498        599        132,403     81.86       77.48       96.07
North Carolina            182       18,298,699      3.42        7.947        602        100,542     82.24       70.77       98.13
Georgia                   154       17,428,885      3.25        7.733        614        113,175     84.29       65.72       88.95
Texas                     146       14,598,523      2.73        7.555        622         99,990     80.29       64.19       95.75
Others                  1,175      143,393,724     26.78        7.517        608        122,037     82.38       70.75       97.10
--------------------    -----     ------------    ------        -----        ---      ---------     -----       -----       -----
TOTAL                   4,110     $535,542,383    100.00%       7.604%       615      $ 130,302     82.29%      67.02%      97.85%
====================    =====     ============    ======        =====        ===      =========     =====       =====       =====

                            DISTRIBUTION BY ZIP CODE

                                        PCT. OF POOL    WEIGHTED                   AVG.     WEIGHTED
              NUMBER      PRINCIPAL     BY PRINCIPAL   AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
ZIP CODE     OF LOANS      BALANCE         BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC    OCCUPIED
--------     --------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
33027           13      $   3,092,123       0.58%        8.034%        622      $237,856       81.87%       72.80%      100.00%
33165           15          2,212,847       0.41         8.328         614       147,523       84.54        85.60       100.00
33023           23          2,195,540       0.41         7.658         632        95,458       83.21        79.46       100.00
33186           14          2,135,099       0.40         7.576         599       152,507       81.77        89.88       100.00
33029           10          1,864,762       0.35         7.316         627       186,476       87.88        43.12       100.00
33175           16          1,797,296       0.34         7.387         622       112,331       76.36        87.36       100.00
33024           12          1,795,769       0.34         7.517         639       149,647       87.05        57.01       100.00
33196           11          1,641,410       0.31         8.088         627       149,219       85.38        77.89       100.00
33312           12          1,617,665       0.30         7.424         629       134,805       78.12        44.45       100.00
33028            9          1,615,922       0.30         7.717         634       179,547       85.63        83.22       100.00
Others       3,975        515,573,950      96.27         7.599         615       129,704       82.26        66.79        97.77
-------      -----      -------------     ------         -----         ---      --------       -----        -----        -----
TOTAL        4,110      $ 535,542,383     100.00%        7.604%        615      $130,302       82.29%       67.02%       97.85%
=======      =====      =============     ======         =====         ===      ========       =====        =====        =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

REMAINING                               PCT. OF POOL    WEIGHTED                   AVG.     WEIGHTED
MONTHS TO     NUMBER      PRINCIPAL     BY PRINCIPAL   AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
MATURITY     OF LOANS      BALANCE         BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC    OCCUPIED
---------    --------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
0 - 180         345     $  15,720,909       2.94%        10.080%       635      $ 45,568      87.73%       65.53%       97.23%
181 - 240       100         5,427,451       1.01          9.516        635        54,275      86.77        49.47       100.00
241 - 360     3,665       514,394,022      96.05          7.508        615       140,353      82.07        67.25        97.85
---------     -----       -----------     ------         ------        ---      --------      -----        -----       ------
TOTAL         4,110     $ 535,542,383     100.00%         7.604%       615      $130,302      82.29%       67.02%       97.85%
=========     =====       ===========     ======         ======        ===      ========      =====        =====       ======

                          DISTRIBUTION BY PRODUCT TYPE

                                      PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
PRODUCT     NUMBER      PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
  TYPE     OF LOANS      BALANCE        BALANCE       COUPON      AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
--------   --------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
2/28 ARM    1,644     $ 238,364,046       44.51%       7.297%        611      $144,990      83.52%       68.31%      96.90%
3/27 ARM    1,407       200,786,495       37.49        7.710         614       142,705      81.33        63.46       99.04
Fixed         811        87,910,136       16.42        7.791         628       108,397      79.58        71.43       97.51
Balloon       248         8,481,705        1.58       11.744         648        34,200      98.42        69.33      100.00
--------    -----     -------------      ------       ------         ---      --------      -----        -----      ------
TOTAL       4,110     $ 535,542,383      100.00%       7.604%        615      $130,302      82.29%       67.02%      97.85%
========    =====     =============      ======       ======         ===      ========      =====        =====      ======

                          DISTRIBUTION BY PERIODIC CAP

                                      PCT. OF POOL    WEIGHTED                   AVG.     WEIGHTED
PERIODIC    NUMBER      PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
  CAP      OF LOANS      BALANCE        BALANCE       COUPON      AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC    OCCUPIED
--------   --------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
1.00%       2,746     $ 393,279,240       73.44%      7.476%         611      $143,219      82.26%       67.11%      97.63%
1.50%         305        45,871,301        8.57       7.571          620       150,398      84.74        57.38      100.00
N/A         1,059        96,391,841       18.00       8.139          630        91,022      81.24        71.24       97.73
-------     -----     -------------      ------       -----          ---      --------      -----        -----       -----
TOTAL       4,110     $ 535,542,383      100.00%      7.604%         615      $130,302      82.29%       67.02%      97.85%
=======     =====     =============      ======       =====          ===      ========      =====        =====       =====

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                        PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
MONTHS TO     NUMBER      PRINCIPAL     BY PRINCIPAL   AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL    PCT. OWNER
RATE RESET   OF LOANS      BALANCE         BALANCE       COUPON     AVG. FICO    BALANCE     ORIG. LTV    LOAN DOC     OCCUPIED
----------   --------   -------------   ------------   ----------   ---------   ---------   ----------   ----------   ----------
1-12              1     $     113,159        0.02%       6.000%        642      $113,159       79.99%      100.00%      100.00%
13-24         1,621       234,925,289       43.87        7.299         611       144,926       83.46        68.42        96.85
25-36         1,395       198,815,924       37.12        7.711         614       142,520       81.42        63.49        99.03
37-48            34         5,296,168        0.99        7.390         621       155,770       82.21        59.80       100.00
N/A           1,059        96,391,841       18.00        8.139         630        91,022       81.24        71.24        97.73
-----         -----     -------------      ------        -----         ---      --------       -----        -----       ------
TOTAL         4,110     $ 535,542,383      100.00%       7.604%        615      $130,302       82.29%       67.02%       97.85%
=====         =====     =============      ======        =====         ===      ========       =====        =====       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY MAXIMUM LIFETIME RATE

                                            PCT. OF POOL
                                                 BY          WEIGHTED                   AVG.     WEIGHTED
  MAXIMUM         NUMBER      PRINCIPAL       PRINCIPAL     AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
LIFETIEM RATE    OF LOANS      BALANCE         BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
--------------   --------   -------------   -------------   ----------   ---------   ---------   ----------   ---------   ----------
12.99% & Below       550    $  87,995,218       16.43%         6.290%      627       $ 159,991     80.51%      69.68%       93.88%
13.00-13.49%         288       42,687,979        7.97          6.785       621         148,222     82.85       72.83        95.90
13.50-13.99%         470       69,781,098       13.03          7.065       623         148,470     82.75       62.31        98.36
14.00-14.49%         363       52,222,303        9.75          7.398       621         143,863     82.44       54.78        98.46
14.50-14.99%         498       73,331,192       13.69          7.788       618         147,251     83.96       62.09        99.82
15.00-15.49%         317       42,477,498        7.93          8.279       594         133,998     83.44       71.90        99.86
15.50-15.99%         287       39,499,233        7.38          8.731       580         137,628     81.72       65.39       100.00
16.00% & Above       278       31,156,020        5.82          9.548       571         112,072     83.72       76.55        99.85
N/A                1,059       96,391,841       18.00          8.139       630          91,022     81.24       71.24        97.73
--------------     -----    -------------      ------          -----       ---       ---------     -----       -----       ------
TOTAL              4,110    $ 535,542,383      100.00%         7.604%      615       $ 130,302     82.29%      67.02%       97.85%
==============     =====    =============      ======          =====       ===       =========     =====       =====       ======

                             DISTRIBUTION BY MARGIN

                                           PCT. OF POOL    WEIGHTED                   AVG.     WEIGHTED
                 NUMBER      PRINCIPAL     BY PRINCIPAL   AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL    PCT. OWNER
  MARGIN        OF LOANS      BALANCE         BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC     OCCUPIED
-------------   --------   -------------   ------------   ----------   ---------   ---------   ----------   ----------   ----------
4.99 % & Below      18     $   3,902,752       0.73%        6.207%        671      $ 216,820     78.26%       58.62%       100.00%
5.00 - 5.49%        84        14,981,026       2.80         6.044         656        178,346     79.33        60.66         98.05
5.50 - 5.99%       214        36,034,659       6.73         6.202         643        168,386     81.08        69.04         97.31
6.00 - 6.49%       407        67,006,664      12.51         6.683         629        164,636     82.55        67.17         97.70
6.50 - 6.99%       487        76,222,498      14.23         6.978         624        156,514     82.42        57.87         95.98
7.00 - 7.49%       548        79,121,686      14.77         7.479         613        144,383     83.29        64.97         97.69
7.50 - 7.99%       468        62,041,175      11.58         7.897         604        132,567     83.22        67.01         97.86
8.00 % & Above     825        99,840,081      18.64         8.893         577        121,018     82.70        72.00         99.70
N/A              1,059        96,391,841      18.00         8.139         630         91,022     81.24        71.24         97.73
--------------   -----     -------------     ------         -----         ---      ---------     -----        -----         -----
TOTAL            4,110     $ 535,542,383     100.00%        7.604%        615      $ 130,302     82.29%       67.02%        97.85%
==============   =====     =============     ======         =====         ===      =========     =====        =====         =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                   THE GROUP I ADJUSTABLE RATE MORTGAGE LOANS

            Scheduled Principal Balance(1):              $ 297,627,665
            Number of Mortgage Loans:                            2,232
            Avg. Scheduled Principal Balance:            $     133,346
            Wtd. Avg. Gross Coupon:                              7.484%
            Wtd. Avg. Net Coupon(2):                             6.949%
            Wtd. Avg. Original FICO Score:                         611
            Wtd. Avg. Combined Original LTV Ratio(3):            82.67%
            Wtd. Avg.  Std. Remaining Term (Mo.):                  358
            Wtd. Avg.  Seasoning (Mo.):                              2
            Wtd. Avg.  Months to Roll:                              27
            Wtd. Avg.  Gross Margin:                              7.16%
            Wtd. Avg.  Initial Rate Cap:                          2.85%
            Wtd. Avg. Periodic Rate Cap:                          1.06%
            Wtd. Avg. Gross Max. Lifetime Rate:                  14.10%

      (1) All percentages of mortgage loans are based on their scheduled principal balances as of the Statistical Calculation Date.
      (2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.
      (3) Calculated using LTV with respect to first lien loans and combined LTV with respect to second lien loans.

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                   PCT. OF                                         WEIGHTED
                                                   POOL BY     WEIGHTED                  AVG.        AVG.
 CURRENT PRINCIPAL    NUMBER OF      PRINCIPAL    PRINCIPAL   AVG. GROSS   WEIGHTED   PRINCIPAL     COMB.     PCT. FULL   PCT. OWNER
     BALANCE            LOANS         BALANCE      BALANCE     COUPON      AVG. FICO   BALANCE    ORIG. LTV   LOAN DOC     OCCUPIED
-------------------   ---------   -------------   ---------   ----------   ---------  ---------   ---------   ---------   ----------
$50,000 & Below           73      $   3,136,193      1.05%       8.457%       577     $  42,962     74.12%      86.16%       96.82%
$50,001 - $75,000        329         20,781,376      6.98        7.888        604        63,165     80.57       84.57        90.32
$75,001 - $100,000       428         37,550,757     12.62        7.680        603        87,735     82.01       75.45        97.21
$100,001 - $125,000      397         44,452,897     14.94        7.500        609       111,972     82.82       74.82        96.44
$125,001 - $150,000      279         38,253,918     12.85        7.510        611       137,111     83.14       73.90        97.37
$150,001 - $200,000      372         64,906,280     21.81        7.399        610       174,479     82.59       70.20        98.94
$200,001 - $250,000      202         44,746,011     15.03        7.430        613       221,515     82.95       61.49        99.01
$250,001 - $300,000      109         29,798,218     10.01        7.241        624       273,378     83.87       52.68       100.00
$300,001 - $350,000       40         12,620,382      4.24        6.950        633       315,510     84.69       44.64        94.80
$350,001 - $400,000        2            762,556      0.26        9.247        592       381,278     90.00       48.24       100.00
$400,001 & Above           1            619,077      0.21        7.500        669       619,077     77.50        0.00       100.00
-------------------    -----      -------------    ------        -----        ---     ---------     -----       -----       ------
TOTAL                  2,232      $ 297,627,665    100.00%       7.484%       611     $ 133,346     82.67%      68.85%       97.47%
===================    =====      =============    ======        =====        ===     =========     =====       =====       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY CURRENT RATE

                                            PCT. OF POOL
                                                 BY           WEIGHTED                  AVG.     WEIGHTED
                 NUMBER       PRINCIPAL       PRINCIPAL     AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
CURRENT RATE    OF LOANS       BALANCE         BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
------------    --------   -------------   -------------   -----------   ---------   ---------   ---------   ----------   ----------
5.99% & Below       121    $  20,333,810         6.83%         5.669%       654      $ 168,048     77.18%       74.41%       94.64%
6.00- 6.49%         100       15,674,174         5.27          6.130        634        156,742     81.00        80.96        96.95
6.50- 6.99%         408       59,609,543        20.03          6.753        625        146,102     82.17        66.41        96.00
7.00- 7.49%         319       41,936,288        14.09          7.242        614        131,462     83.08        65.54        95.97
7.50- 7.99%         572       75,340,813        25.31          7.711        612        131,715     84.10        66.87        98.48
8.00- 8.49%         322       39,551,230        13.29          8.205        594        122,830     83.58        69.41        98.46
8.50- 8.99%         269       31,899,171        10.72          8.696        578        118,584     82.41        69.35        99.59
9.00- 9.49%          57        6,563,000         2.21          9.163        582        115,140     84.40        76.51       100.00
9.50- 9.99%          44        5,055,658         1.70          9.667        559        114,901     82.63        80.75       100.00
10.00% & Above       20        1,663,980         0.56         10.773        570         83,199     84.71        57.57       100.00
--------------    -----    -------------       ------         ------        ---      ---------     -----        -----       ------
TOTAL             2,232    $ 297,627,665       100.00%         7.484%       611      $ 133,346     82.67%       68.85%       97.47%
==============    =====    =============       ======         ======        ===      =========     =====        =====       ======

                              DISTRIBUTION BY FICO

                                           PCT. OF POOL    WEIGHTED                   AVG.     WEIGHTED
                 NUMBER      PRINCIPAL     BY PRINCIPAL   AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
  FICO          OF LOANS      BALANCE         BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC    OCCUPIED
-----------   ----------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   -----------
740 & Above        31      $   4,317,403       1.45%        6.807%        765      $ 139,271     83.81%       30.02%       82.84%
720-739            39          5,951,676       2.00         6.822         728        152,607     84.34        38.18        92.60
700-719            58          8,158,891       2.74         6.998         709        140,671     83.22        45.26        83.19
680-699            94         12,877,414       4.33         7.096         688        136,994     83.16        39.81        95.82
660-679           164         23,980,571       8.06         7.057         669        146,223     83.22        50.15        96.66
640-659           217         31,791,553      10.68         7.205         649        146,505     84.40        45.85        94.98
620-639           235         32,660,831      10.97         7.671         627        138,982     84.19        51.65        98.73
600-619           369         50,352,240      16.92         7.140         609        136,456     83.41        78.18        97.27
580-599           309         38,658,480      12.99         7.404         589        125,108     83.88        80.90        99.35
560-579           291         37,222,128      12.51         7.819         570        127,911     82.92        85.18       100.00
540-559           213         25,693,965       8.63         8.051         549        120,629     78.91        89.06       100.00
520-539           158         19,854,447       6.67         8.342         529        125,661     77.30        89.23       100.00
500-519            54          6,108,067       2.05         8.320         515        113,112     77.26       100.00       100.00
----------      -----      -------------     ------         -----         ---      ---------     -----       ------       ------
TOTAL           2,232      $ 297,627,665     100.00%        7.484%        611      $ 133,346     82.67%       68.85%       97.47%
==========      =====      =============     ======         =====         ===      =========     =====       ======       ======

                           DISTRIBUTION BY LIEN STATUS

                                         PCT. OF POOL     WEIGHTED                  AVG.     WEIGHTED
               NUMBER      PRINCIPAL     BY PRINCIPAL    AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
LIEN STATUS   OF LOANS      BALANCE         BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC    OCCUPIED
-----------   --------   -------------   -------------   ----------   ---------   ---------   ----------   ---------   ----------
First           2,232    $ 297,627,665      100.00%         7.484%       611      $ 133,346     82.67%       68.85%       97.47%
-----           -----    -------------      ------          -----        ---      ---------     -----        -----        -----
TOTAL           2,232    $ 297,627,665      100.00%         7.484%       611      $ 133,346     82.67%       68.85%       97.47%
=====           =====    =============      ======          =====        ===      =========     =====        =====        =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY COMBINED ORIGINAL LTV

                                             PCT. OF POOL
                                                  BY          WEIGHTED                  AVG.     WEIGHTED
 COMBINED          NUMBER      PRINCIPAL       PRINCIPAL    AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
ORIGINAL LTV      OF LOANS      BALANCE         BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC     OCCUPIED
---------------   --------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
40.00% & Below          9    $     625,305        0.21%        7.235%       587      $  69,478     32.06%       89.15%      100.00%
40.01 - 50.00%         14        1,403,582        0.47         7.023        596        100,256     46.16        61.94        84.47
50.01 - 60.00%         46        5,316,690        1.79         7.220        589        115,580     56.02        65.14       100.00
60.01 - 70.00%        161       18,652,664        6.27         7.374        580        115,855     67.15        62.00        96.06
70.01 - 80.00%        911      122,808,285       41.26         7.380        619        134,806     78.79        59.78        97.69
80.01 - 85.00%        444       56,497,338       18.98         7.513        598        127,246     84.61        68.06        95.64
85.01 - 90.00%        452       64,180,810       21.56         7.613        607        141,993     89.77        77.82        98.02
90.01 - 95.00%         82       11,445,848        3.85         7.674        618        139,584     94.61       100.00       100.00
95.01 - 100.00%       113       16,697,142        5.61         7.778        651        147,762     99.95        91.06       100.00
---------------     -----    -------------      ------         -----        ---      ---------     -----        -----       ------
TOTAL               2,232    $ 297,627,665      100.00%        7.484%       611      $ 133,346     82.67%       68.85%       97.47%
===============     =====    =============      ======         =====        ===      =========     =====        =====       ======

                       DISTRIBUTION BY DOCUMENTATION TYPE

                                           PCT. OF POOL
                                                BY          WEIGHTED                  AVG.     WEIGHTED
DOCUMENTATION    NUMBER      PRINCIPAL       PRINCIPAL    AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
    TYPE        OF LOANS      BALANCE         BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC     OCCUPIED
-------------   --------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
Full Doc         1,629     $ 204,914,423      68.85%        7.474%        597      $ 125,792     83.69%      100.00%       97.32%
Other              371        58,093,263      19.52         7.749         635        156,586     81.18         0.00       100.00
Stated             232        34,619,979      11.63         7.094         652        149,224     79.14         0.00        94.12
--------         -----     -------------     ------         -----         ---      ---------     -----        -----       ------
TOTAL            2,232     $ 297,627,665     100.00%        7.484%        611      $ 133,346     82.67%       68.85%       97.47%
========         =====     =============     ======         =====         ===      =========     =====        =====       ======

                          DISTRIBUTION BY LOAN PURPOSE

                                           PCT. OF POOL    WEIGHTED                   AVG.     WEIGHTED
    LOAN         NUMBER       PRINCIPAL    BY PRINCIPAL   AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
   PURPOSE      OF LOANS       BALANCE        BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC    OCCUPIED
-------------   --------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
Cash-out Refi     1,373    $ 182,789,283       61.42%       7.439%        597      $ 133,131     81.88%       72.48%       97.09%
Purchase            768      102,027,537       34.28        7.538         637        132,848     84.16        62.73        97.83
Refinance            91       12,810,845        4.30        7.700         611        140,779     82.11        65.77       100.00
-------------     -----    -------------      ------        -----         ---      ---------     -----        -----       ------
TOTAL             2,232    $ 297,627,665      100.00%       7.484%        611      $ 133,346     82.67%       68.85%       97.47%
=============     =====    =============      ======        =====         ===      =========     =====        =====       ======

                        DISTRIBUTION BY OCCUPANCY STATUS

                                           PCT. OF POOL    WEIGHTED                   AVG.     WEIGHTED
  OCCUPANCY      NUMBER       PRINCIPAL    BY PRINCIPAL   AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
   STATUS       OF LOANS       BALANCE        BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC    OCCUPIED
-------------   --------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
Owner             2,156    $ 290,096,691       97.47%       7.498%        610      $ 134,553     82.73%       68.74%      100.00%
Non-owner            76        7,530,975        2.53        6.952         669         99,092     80.52        72.96         0.00
---------         -----    -------------      ------        -----         ---      ---------     -----        -----       ------
TOTAL             2,232    $ 297,627,665      100.00%       7.484%        611      $ 133,346     82.67%       68.85%       97.47%
=========         =====    =============      ======        =====         ===      =========     =====        =====       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY PROPERTY TYPE

                                           PCT. OF POOL    WEIGHTED                   AVG.     WEIGHTED
 PROPERTY        NUMBER       PRINCIPAL    BY PRINCIPAL   AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
   TYPE         OF LOANS       BALANCE        BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC    OCCUPIED
-------------   --------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
Single Family     1,823    $ 239,112,119       80.34%       7.467%        607      $ 131,164     82.63%       70.87%       97.82%
2-4 Units           127       20,508,191        6.89        7.701         633        161,482     82.12        58.23        97.17
Condo               150       17,318,956        5.82        7.533         632        115,460     81.84        57.96        95.60
PUD                  86       14,127,898        4.75        7.564         622        164,278     85.12        62.38       100.00
Townhouse            46        6,560,502        2.20        7.117         625        142,620     82.59        71.17        85.11
-------------     -----    -------------      ------        -----         ---      ---------     -----        -----       ------
TOTAL             2,232    $ 297,627,665      100.00%       7.484%        611      $ 133,346     82.67%       68.85%       97.47%
=============     =====    =============      ======        =====         ===      =========     =====        =====       ======

                              DISTRIBUTION BY STATE

                                                   PCT. OF                                         WEIGHTED
                                                   POOL BY     WEIGHTED                   AVG.       AVG.
                      NUMBER OF     PRINCIPAL     PRINCIPAL   AVG. GROSS   WEIGHTED    PRINCIPAL     COMB.     PCT. FULL  PCT. OWNER
     STATE              LOANS        BALANCE       BALANCE     COUPON      AVG. FICO    BALANCE    ORIG. LTV   LOAN DOC    OCCUPIED
--------------------  ---------   -------------   ---------   ----------   ---------   ---------   ---------   ---------  ----------
Florida                   480     $  65,015,244     21.84%       7.623%       617      $ 135,448      82.91%     70.38%      99.01%
Illinois                  196        31,742,910     10.67        7.865        613        161,954      84.22      60.80       99.54
Michigan                  190        22,567,892      7.58        7.743        608        118,778      82.85      68.13       97.03
Virginia                  110        14,460,859      4.86        7.321        597        131,462      80.97      83.78       94.03
California(Southern)       71        13,200,971      4.44        7.125        623        185,929      81.51      56.24      100.00
Maryland                   74        13,019,732      4.37        7.117        615        175,942      80.11      65.29       96.94
Georgia                    99        11,836,319      3.98        7.390        612        119,559      83.64      69.55       88.35
Pennsylvania               99        11,525,047      3.87        7.312        604        116,415      82.04      73.59       98.00
North Carolina            105        11,489,139      3.86        7.618        604        109,420      82.32      69.48       97.58
California(Northern)       33         7,369,072      2.48        6.914        630        223,305      82.59      45.75      100.00
Texas                      59         6,960,731      2.34        7.145        614        117,978      83.02      67.70       97.10
Others                    716        88,439,750     29.71        7.404        607        123,519      82.70      71.98       96.93
--------------------    -----     -------------    ------        -----        ---      ---------      -----      -----      ------
TOTAL                   2,232     $ 297,627,665    100.00%       7.484%       611      $ 133,346      82.67%     68.85%      97.47%
====================    =====     =============    ======        =====        ===      =========      =====      =====      ======

                            DISTRIBUTION BY ZIP CODE

                                       PCT. OF POOL    WEIGHTED                  AVG.      WEIGHTED
             NUMBER      PRINCIPAL     BY PRINCIPAL   AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
ZIP CODE    OF LOANS      BALANCE        BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC    OCCUPIED
---------   --------   -------------   ------------   ----------   ---------   ---------   ---------   ----------   ----------
33029           6      $   1,425,810        0.48%       7.344%        626      $ 237,635     87.81%       43.69%      100.00%
33024           7          1,348,022        0.45        7.244         644        192,575     88.14        44.79       100.00
33312           9          1,276,498        0.43        7.290         631        141,833     77.76        44.13       100.00
33015           8          1,254,105        0.42        7.745         633        156,763     88.33        76.86       100.00
33023          10          1,199,474        0.40        7.606         622        119,947     82.34        65.66       100.00
33186           7          1,115,499        0.37        7.610         599        159,357     83.26        80.64       100.00
60639           5          1,107,122        0.37        7.627         647        221,424     86.89        38.98       100.00
33196           6          1,062,869        0.36        8.201         603        177,145     82.99        82.46       100.00
20772           5          1,035,945        0.35        7.982         602        207,189     82.89        77.20       100.00
60629           7          1,023,781        0.34        7.827         589        146,254     78.47        32.37       100.00
Others      2,162        285,778,539       96.02        7.478         611        132,182     82.61        69.30        97.36
------      -----      -------------      ------        -----         ---      ---------     -----        -----       ------
TOTAL       2,232      $ 297,627,665      100.00%       7.484%        611      $ 133,346     82.67%       68.85%       97.47%
======      =====      =============      ======        =====         ===      =========     =====        =====       ======

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

REMAINING                              PCT. OF POOL    WEIGHTED                  AVG.      WEIGHTED
MONTHS TO    NUMBER      PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
MATURITY    OF LOANS      BALANCE        BALANCE        COUPON     AVG. FICO   BALANCE     ORIG. LTV    LOAN DOC     OCCUPIED
---------   --------   -------------   ------------   ----------   ---------   ---------  -----------   ---------   ----------
241 - 360     2,232    $ 297,627,665      100.00%       7.484%         611     $ 133,346     82.67%       68.85%      97.47%
---------     -----    -------------      ------        -----          ---     ---------     -----        -----       -----
TOTAL         2,232    $ 297,627,665      100.00%       7.484%         611     $ 133,346     82.67%       68.85%      97.47%
=========     =====    =============      ======        =====          ===     =========     =====        =====       =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY PRODUCT TYPE

                                       PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
PRODUCT    NUMBER OF     PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
  TYPE       LOANS        BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
--------   ---------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
2/28 ARM     1,285     $ 173,480,492       58.29%        7.305%       610      $ 135,004     83.38%       70.30%      96.35%
3/27 ARM       947       124,147,173       41.71         7.734        613        131,095     81.68        66.83       99.03
--------     -----     -------------      ------         -----        ---      ---------     -----        -----       -----
TOTAL        2,232     $ 297,627,665      100.00%        7.484%       611      $ 133,346     82.67%       68.85%      97.47%
========     =====     =============      ======         =====        ===      =========     =====        =====       =====

                          DISTRIBUTION BY PERIODIC CAP

                                       PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
PERIODIC   NUMBER OF     PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
  CAP        LOANS        BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
--------   ---------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
1.00%        1,997     $ 264,579,868       88.90%        7.477%       610      $ 132,489     82.33%       70.30%       97.15%
1.50%          235        33,047,797       11.10         7.539        624        140,629     85.43        57.22       100.00
--------     -----     -------------      ------         -----        ---      ---------     -----        -----       ------
TOTAL        2,232     $ 297,627,665      100.00%        7.484%       611      $ 133,346     82.67%       68.85%       97.47%
========     =====     =============      ======         =====        ===      =========     =====        =====       ======

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                         PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
MONTHS TO    NUMBER OF     PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
RATE RESET     LOANS        BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
----------   ---------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
1-12               1     $     113,159       0.04%        6.000%        642      $ 113,159     79.99%      100.00%      100.00%
13-24          1,268       170,864,298      57.41         7.309         609        134,751     83.31        70.53        96.30
25-36            939       123,202,206      41.39         7.723         613        131,206     81.80        66.57        99.03
37-48             24         3,448,002       1.16         7.668         629        143,667     82.05        66.13       100.00
----------     -----     -------------     ------         -----         ---      ---------     -----       ------       ------
TOTAL          2,232     $ 297,627,665     100.00%        7.484%        611      $ 133,346     82.67%       68.85%       97.47%
==========     =====     =============     ======         =====         ===      =========     =====       ======       ======

                      DISTRIBUTION BY MAXIMUM LIFETIME RATE

                                             PCT. OF POOL
                                                  BY         WEIGHTED                   AVG.      WEIGHTED
   MAXIMUM       NUMBER OF     PRINCIPAL      PRINCIPAL     AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
LIFETIME RATE      LOANS        BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
--------------   ---------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
12.99% & Below      418      $  61,703,160       20.73%       6.295%        625      $ 147,615     80.08%       75.21%       93.59%
13.00-13.49%        207         26,723,325        8.98        6.981         614        129,098     82.76        76.17        93.67
13.50-13.99%        374         49,678,662       16.69        7.188         616        132,831     82.87        67.58        97.70
14.00-14.49%        241         30,469,043       10.24        7.513         614        126,428     83.01        60.23        98.00
14.50-14.99%        432         58,419,198       19.63        7.806         619        135,230     84.30        65.10        99.78
15.00-15.49%        235         31,194,417       10.48        8.216         598        132,742     83.76        68.92       100.00
15.50-15.99%        213         27,293,267        9.17        8.718         580        128,137     82.14        64.90       100.00
16.00% & Above      112         12,146,593        4.08        9.560         577        108,452     84.57        74.01       100.00
--------------    -----      -------------      ------        -----         ---      ---------     -----        -----       ------
TOTAL             2,232      $ 297,627,665      100.00%       7.484%        611      $ 133,346     82.67%       68.85%       97.47%
==============    =====      =============      ======        =====         ===      =========     =====        =====       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                             DISTRIBUTION BY MARGIN

                                            PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
                NUMBER OF     PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
   MARGIN         LOANS        BALANCE         BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------   ---------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
4.99% & Below         7     $     888,055        0.30%       5.504%        678      $ 126,865     83.82%       82.57%      100.00%
5.00- 5.49%          70        11,716,410        3.94        6.057         659        167,377     79.39        56.40        97.50
5.50- 5.99%         173        26,559,179        8.92        6.218         643        153,521     80.23        73.36        97.90
6.00- 6.49%         253        37,264,495       12.52        6.835         628        147,290     83.00        70.72        97.40
6.50- 6.99%         356        50,361,232       16.92        7.014         620        141,464     82.28        65.73        95.31
7.00- 7.49%         420        56,032,837       18.83        7.475         607        133,412     83.31        71.24        96.73
7.50- 7.99%         419        51,299,694       17.24        7.880         604        122,434     83.66        67.18        97.41
8.00% & Above       534        63,505,764       21.34        8.744         581        118,925     83.03        69.69        99.70
-------------     -----     -------------      ------        -----         ---      ---------     -----        -----       ------
TOTAL             2,232     $ 297,627,665      100.00%       7.484%        611      $ 133,346     82.67%       68.85%       97.47%
=============     =====     =============      ======        =====         ===      =========     =====        =====       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      THE GROUP I FIXED RATE MORTGAGE LOANS

           ----------------------------------------------------------
            Scheduled Principal Balance(1):             $ 63,624,032
            Number of Mortgage Loans:                            708
            Avg. Scheduled Principal Balance:           $     89,864
            Wtd. Avg. Gross Coupon:                            8.106%
            Wtd. Avg. Net Coupon(2):                           7.571%
            Wtd. Avg. Original FICO Score:                       627
            Wtd. Avg. Combined Original LTV Ratio(3):          80.75%
            Wtd. Avg. Std. Remaining Term (Mo.):                 322
            Wtd. Avg. Seasoning (Mo.):                             2
           ----------------------------------------------------------

(1) All percentages of mortgage loans are based on their scheduled principal balances as of the Statistical Calculation Date.
(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.
(3) Calculated using LTV with respect to first lien loans and combined LTV with respect to second lien loans.

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                  PCT. OF                                         WEIGHTED
                                                 POOL BY      WEIGHTED                   AVG.        AVG.
 CURRENT PRINCIPAL    NUMBER OF     PRINCIPAL    PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL     COMB.     PCT. FULL   PCT. OWNER
      BALANCE           LOANS        BALANCE      BALANCE      COUPON     AVG. FICO    BALANCE    ORIG. LTV   LOAN DOC     OCCUPIED
-------------------   ---------   ------------   ---------   ----------   ---------   ---------   ---------   ---------   ----------
$50,000 & Below          218      $  6,822,129     10.72%      10.913%       637      $  31,294     88.91%      69.18%       99.27%
$50,001 - $75,000        137         8,463,597     13.30        8.793        629         61,778     79.75       74.75        90.64
$75,001 - $100,000       111         9,818,005     15.43        7.975        618         88,450     77.39       72.57        91.20
$100,001 - $125,000       80         8,910,937     14.01        7.797        619        111,387     79.60       73.67        98.77
$125,001 - $150,000       55         7,532,765     11.84        7.733        624        136,959     79.85       69.18        96.22
$150,001 - $200,000       58        10,052,004     15.80        7.504        614        173,310     81.18       76.00       100.00
$200,001 - $250,000       32         7,165,166     11.26        7.145        639        223,911     79.09       58.26       100.00
$250,001 - $300,000       14         3,923,581      6.17        6.959        651        280,256     82.69       63.27       100.00
$300,001 - $350,000        3           935,847      1.47        7.386        669        311,949     83.43       32.44       100.00
-------------------      ---      ------------    ------       ------        ---      ---------     -----       -----       ------
TOTAL                    708      $ 63,624,032    100.00%       8.106%       627      $  89,864     80.75%      70.02%       96.70%
===================      ===      ============    ======       ======        ===      =========     =====       =====       ======

                          DISTRIBUTION BY CURRENT RATE

                                            PCT. OF POOL
                                                 BY         WEIGHTED                   AVG.     WEIGHTED
                 NUMBER OF     PRINCIPAL     PRINCIPAL     AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
 CURRENT RATE      LOANS        BALANCE       BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
--------------   ---------   ------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
5.99% & Below         8      $  1,208,742        1.90%        5.727%       703      $ 151,093     67.21%       87.85%     100.00%
6.00- 6.49%          15         2,207,922        3.47         6.226        674        147,195     77.93        68.90      100.00
6.50- 6.99%          70        10,430,526       16.39         6.797        664        149,008     77.48        60.11       99.50
7.00- 7.49%          62         8,160,325       12.83         7.241        638        131,618     79.80        70.61       96.52
7.50- 7.99%         150        17,535,595       27.56         7.756        618        116,904     80.65        73.20       95.18
8.00- 8.49%          93         8,194,417       12.88         8.216        609         88,112     76.91        66.47       93.54
8.50- 8.99%          90         6,954,490       10.93         8.716        590         77,272     81.96        83.98       94.41
9.00- 9.49%          12         1,034,330        1.63         9.122        567         86,194     80.55        76.80      100.00
9.50- 9.99%          27         1,779,107        2.80         9.671        575         65,893     78.65        70.34      100.00
10.00% & Above      181         6,118,578        9.62        12.178        634         33,804     95.97        61.50      100.00
--------------      ---      ------------      ------        ------        ---      ---------     -----        -----      ------
TOTAL               708      $ 63,624,032      100.00%        8.106%       627      $  89,864     80.75%       70.02%      96.70%
==============      ===      ============      ======        ======        ===      =========     =====        =====      ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                              DISTRIBUTION BY FICO

                                         PCT. OF POOL    WEIGHTED                   AVG.     WEIGHTED
              NUMBER OF     PRINCIPAL    BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.    PCT. FULL   PCT. OWNER
    FICO        LOANS        BALANCE       BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC      OCCUPIED
-----------   ---------   ------------   ------------   ----------   ---------   ---------   ----------   ----------   ----------
740 & Above       29      $  2,403,251        3.78%       7.448%        766      $  82,871     76.90%        66.18%       91.90%
720-739           15         2,025,311        3.18        6.634         729        135,021     80.02         59.51        95.84
700-719           34         3,144,841        4.94        7.563         708         92,495     85.23         43.28        86.53
680-699           44         4,273,743        6.72        7.507         691         97,131     80.41         44.48        88.87
660-679           77         6,787,945       10.67        7.895         669         88,155     83.39         57.76        95.45
640-659           78         6,938,032       10.90        8.303         647         88,949     85.85         58.42        96.87
620-639          107         6,534,281       10.27        9.128         628         61,068     85.12         61.10        97.02
600-619          118         9,946,057       15.63        8.161         609         84,289     82.21         89.03        98.79
580-599           74         7,902,103       12.42        7.878         589        106,785     77.38         73.76        98.98
560-579           55         5,448,364        8.56        8.249         569         99,061     77.59         79.37       100.00
540-559           43         4,601,158        7.23        8.397         549        107,004     73.57         85.38       100.00
520-539           28         2,900,574        4.56        8.354         529        103,592     75.03        100.00       100.00
500-519            6           718,371        1.13        8.990         517        119,729     73.79         95.46       100.00
-----------      ---      ------------      ------        -----         ---      ---------     -----        ------       ------
TOTAL            708      $ 63,624,032      100.00%       8.106%        627      $  89,864     80.75%        70.02%       96.70%
===========      ===      ============      ======        =====         ===      =========     =====        ======       ======

                           DISTRIBUTION BY LIEN STATUS

                                         PCT. OF POOL    WEIGHTED                   AVG.     WEIGHTED
              NUMBER OF     PRINCIPAL    BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
LIEN STATUS     LOANS        BALANCE       BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC    OCCUPIED
-----------   ---------   ------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
First            511      $ 57,278,718       90.03%        7.687%       624      $ 112,091     78.81%       70.90%       96.33%
Second           197         6,345,314        9.97        11.892        649         32,210     98.23        62.00       100.00
-----------      ---      ------------      ------        ------        ---      ---------     -----        -----       ------
TOTAL            708      $ 63,624,032      100.00%        8.106%       627      $  89,864     80.75%       70.02%       96.70%
===========      ===      ============      ======        ======        ===      =========     =====        =====       ======

                      DISTRIBUTION BY COMBINED ORIGINAL LTV

                                             PCT. OF POOL
                                                  BY         WEIGHTED                   AVG.      WEIGHTED
   COMBINED       NUMBER OF     PRINCIPAL     PRINCIPAL     AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
 ORIGINAL LTV       LOANS        BALANCE       BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
---------------   ---------   ------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
40.00% & Below         8      $    625,592        0.98%        8.043%       610      $  78,199     31.00%       46.20%      100.00%
40.01 - 50.00%        18         1,343,358        2.11         7.845        614         74,631     45.16        86.42        96.12
50.01 - 60.00%        35         2,733,211        4.30         7.489        613         78,092     55.50        64.15        96.89
60.01 - 70.00%        60         6,297,958        9.90         7.628        601        104,966     66.87        71.68        96.58
70.01 - 80.00%       196        22,767,706       35.78         7.629        632        116,162     78.04        71.05        96.91
80.01 - 85.00%        80         9,407,727       14.79         7.716        625        117,597     84.29        70.71        92.72
85.01 - 90.00%        93        10,861,678       17.07         7.901        621        116,792     89.82        64.75        96.71
90.01 - 95.00%        63         3,608,736        5.67         9.268        646         57,282     94.66        64.95       100.00
95.01 - 100.00%      155         5,978,066        9.40        11.059        649         38,568     99.95        77.35       100.00
---------------      ---      ------------      ------        ------        ---      ---------     -----        -----       ------
TOTAL                708      $ 63,624,032      100.00%        8.106%       627      $  89,864     80.75%       70.02%       96.70%
===============      ===      ============      ======        ======        ===      =========     =====        =====       ======

                       DISTRIBUTION BY DOCUMENTATION TYPE

                                           PCT. OF POOL
                                                BY         WEIGHTED                   AVG.     WEIGHTED
DOCUMENTATION   NUMBER OF     PRINCIPAL     PRINCIPAL     AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
    TYPE          LOANS        BALANCE       BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------   ---------   ------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
Full Doc           500      $ 44,547,081       70.02%       8.035%        616       $ 89,094     80.85%      100.00%       96.62%
Other              153        13,733,614       21.59        8.487         641         89,762     81.42         0.00        99.35
Stated              55         5,343,337        8.40        7.718         678         97,152     78.14         0.00        90.56
-------------      ---      ------------      ------        -----         ---       --------     -----       ------        -----
TOTAL              708      $ 63,624,032      100.00%       8.106%        627       $ 89,864     80.75%       70.02%       96.70%
=============      ===      ============      ======        =====         ===       ========     =====       ======        =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY LOAN PURPOSE

                                            PCT. OF POOL
                                                 BY        WEIGHTED                   AVG.      WEIGHTED
                NUMBER OF     PRINCIPAL       PRINCIPAL    AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
LOAN PURPOSE      LOANS        BALANCE         BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------   ---------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
Cash-out Refi      442       $ 46,362,612       72.87%       7.755%        621      $ 104,893     78.59%       67.55%       95.78%
Purchase           230         14,117,714       22.19        9.174         650         61,381     87.95        76.34        98.99
Refinance           36          3,143,705        4.94        8.492         605         87,325     80.18        78.03       100.00
-------------      ---       ------------      ------        -----         ---      ---------     -----        -----       ------
TOTAL              708       $ 63,624,032      100.00%       8.106%        627      $  89,864     80.75%       70.02%       96.70%
=============      ===       ============      ======        =====         ===      =========     =====        =====       ======

                        DISTRIBUTION BY OCCUPANCY STATUS

                                       PCT. OF POOL    WEIGHTED                   AVG.     WEIGHTED
OCCUPANCY   NUMBER OF     PRINCIPAL    BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
  STATUS      LOANS        BALANCE       BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC    OCCUPIED
---------   ---------   ------------    ----------    ----------   ---------   ---------   ----------   ---------   ----------
Owner         681       $ 61,524,040       96.70%       8.111%        625      $  90,344     80.81%      69.96%      100.00%
Non-owner      27          2,099,991        3.30        7.952         679         77,777     78.89       71.74         0.00
---------     ---       ------------      ------        -----         ---      ---------     -----       -----       ------
TOTAL         708       $ 63,624,032      100.00%       8.106%        627      $  89,864     80.75%      70.02%       96.70%
=========     ===       ============      ======        =====         ===      =========     =====       =====       ======

                          DISTRIBUTION BY PROPERTY TYPE

                                           PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
PROPERTY        NUMBER OF     PRINCIPAL    BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
  TYPE            LOANS        BALANCE       BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------   ---------   ------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
Single Family      599      $ 54,554,775       85.75%       8.071%        624      $  91,076     80.75%       68.87%      96.95%
2-4 Units           26         2,909,882        4.57        7.815         671        111,919     78.95        80.46       95.12
PUD                 31         2,673,203        4.20        8.337         630         86,232     79.92        71.28      100.00
Condo               37         2,541,130        3.99        8.538         628         68,679     81.92        86.16       97.25
Townhouse           15           945,042        1.49        9.235         636         63,003     85.30        57.16       76.21
-------------      ---      ------------      ------        -----         ---      ---------     -----        -----      ------
TOTAL              708      $ 63,624,032      100.00%       8.106%        627      $  89,864     80.75%       70.02%      96.70%
=============      ===      ============      ======        =====         ===      =========     =====        =====      ======

                              DISTRIBUTION BY STATE

                                                 PCT. OF                                     WEIGHTED
                                                POOL  BY    WEIGHTED                 AVG.      AVG.
                       NUMBER OF    PRINCIPAL   PRINCIPAL  AVG. GROSS   WEIGHTED  PRINCIPAL    COMB.    PCT. FULL  PCT. OWNER
       STATE             LOANS       BALANCE     BALANCE     COUPON    AVG. FICO   BALANCE   ORIG. LTV  LOAN DOC    OCCUPIED
--------------------  ----------  ------------  ---------  ----------  ---------  ---------  ---------  ---------  ----------
Florida                   209     $ 18,201,467    28.61%      8.189%      631     $  87,088    80.44%     78.54%     99.40%
Texas                      58        5,085,355     7.99       7.972       637        87,679    76.44      57.84      91.77
Pennsylvania               51        4,940,884     7.77       7.890       629        96,880    84.21      58.26      97.78
California(Southern)       25        3,473,723     5.46       7.080       641       138,949    79.03      76.02     100.00
Illinois                   38        3,276,183     5.15       8.300       630        86,215    82.93      64.06     100.00
Maryland                   23        2,597,257     4.08       8.341       645       112,924    82.15      36.35      87.72
North Carolina             35        2,305,050     3.62       8.992       610        65,859    81.72      73.41      97.25
Washington                 15        2,175,926     3.42       7.243       640       145,062    83.03      39.74      96.49
Michigan                   24        1,790,818     2.81       8.609       632        74,617    84.47      69.22      81.93
Virginia                   26        1,785,831     2.81       8.686       601        68,686    76.31      78.08      96.81
Georgia                    23        1,636,962     2.57       9.147       626        71,172    88.19      76.53      81.52
Others                    181       16,354,575    25.71       8.030       615        90,357    79.97      75.23      98.04
--------------------      ---     ------------   ------       -----       ---     ---------    -----      -----     ------
TOTAL                     708     $ 63,624,032   100.00%      8.106%      627     $  89,864    80.75%     70.02%     96.70%
====================      ===     ============   ======       =====       ===     =========    =====      =====     ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                            DISTRIBUTION BY ZIP CODE

                                      PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
           NUMBER OF     PRINCIPAL    BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
ZIP CODE     LOANS        BALANCE       BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
--------   ---------   ------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
33013           5      $    539,535       0.85%        8.249%        629      $ 107,907     79.71%      100.00%      100.00%
33175           5           531,228       0.83         7.536         607        106,246     69.67       100.00       100.00
33196           4           529,630       0.83         7.697         670        132,408     88.83        66.69       100.00
33018           5           489,041       0.77         7.561         656         97,808     82.69       100.00       100.00
33012           3           483,883       0.76         7.627         574        161,294     76.92       100.00       100.00
33016           4           480,939       0.76         7.786         634        120,235     76.95       100.00       100.00
33010           4           426,350       0.67         8.242         654        106,588     83.95       100.00       100.00
33186           2           411,043       0.65         7.111         653        205,521     82.43       100.00       100.00
33056           4           374,553       0.59         7.596         617         93,638     73.48        62.73       100.00
33134           2           352,331       0.55         7.025         621        176,166     79.70       100.00       100.00
Others        670        59,005,499      92.74         8.140         626         88,068     80.85        68.20        96.44
--------      ---      ------------     ------         -----         ---      ---------     -----       ------       ------
TOTAL         708      $ 63,624,032     100.00%        8.106%        627      $  89,864     80.75%       70.02%       96.70%
========      ===      ============     ======         =====         ===      =========     =====       ======       ======

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

REMAINING                              PCT. OF POOL    WEIGHTED                   AVG.     WEIGHTED
MONTHS TO   NUMBER OF     PRINCIPAL    BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
 MATURITY     LOANS        BALANCE       BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
---------   ---------   ------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
0 - 180        219      $ 10,180,614       16.00%       9.817%        637      $  46,487     86.19%       63.02%      95.73%
181 - 240       59         3,424,120        5.38        9.208         639         58,036     86.42        53.77      100.00
241 - 360      430        50,019,297       78.62        7.682         624        116,324     79.25        72.55       96.67
---------      ---      ------------      ------        -----         ---      ---------     -----        -----      ------
TOTAL          708      $ 63,624,032      100.00%       8.106%        627      $  89,864     80.75%       70.02%      96.70%
=========      ===      ============      ======        =====         ===      =========     =====        =====      ======

                          DISTRIBUTION BY PRODUCT TYPE

                                           PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
   PRODUCT      NUMBER OF     PRINCIPAL    BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
    TYPE          LOANS        BALANCE       BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------   ---------   ------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
Fixed              560      $ 58,776,970       92.38%        7.805%       625      $ 104,959     79.33%       70.09%       96.43%
Fixed Balloon      148         4,847,062        7.62        11.761        644         32,750     97.97        69.14       100.00
-------------      ---      ------------      ------        ------        ---      ---------     -----        -----       ------
TOTAL              708      $ 63,624,032      100.00%        8.106%       627      $  89,864     80.75%       70.02%       96.70%
=============      ===      ============      ======        ======        ===      =========     =====        =====       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                 THE GROUP II ADJUSTABLE RATE MORTGAGE LOANS

         -----------------------------------------------------------
          Scheduled Principal Balance(1):             $ 141,522,876
          Number of Mortgage Loans:                             819
          Avg. Scheduled Principal Balance:           $     172,800
          Wtd. Avg. Gross Coupon:                             7.491%
          Wtd. Avg. Net Coupon(2):                            6.956%
          Wtd. Avg. Original FICO Score:                        615
          Wtd. Avg. Combined Original LTV Ratio(3):           82.20%
          Wtd. Avg.  Std. Remaining Term (Mo.):                 358
          Wtd. Avg.  Seasoning (Mo.):                             2
          Wtd. Avg.  Months to Roll:                             28
          Wtd. Avg.  Gross Margin:                             7.15%
          Wtd. Avg.  Initial Rate Cap:                         2.89%
          Wtd. Avg. Periodic Rate Cap:                         1.05%
          Wtd. Avg. Gross Max. Lifetime Rate:                 14.26%
         -----------------------------------------------------------

(1) All percentages of mortgage loans are based on their scheduled principal balances as of the Statistical Calculation Date.
(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.
(3) Calculated using LTV with respect to first lien loans and combined LTV with respect to second lien loans.

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                   PCT. OF                                        WEIGHTED
                                                   POOL BY     WEIGHTED                  AVG.       AVG.
 CURRENT PRINCIPAL    NUMBER OF     PRINCIPAL     PRINCIPAL   AVG. GROSS   WEIGHTED   PRINCIPAL     COMB.     PCT. FULL  PCT. OWNER
      BALANCE           LOANS        BALANCE       BALANCE      COUPON    AVG. FICO    BALANCE    ORIG. LTV   LOAN DOC    OCCUPIED
-------------------   ---------   -------------   ---------   ----------  ---------   ---------   ---------   ---------  ----------
$50,000 & Below           25      $   1,012,129      0.72%      9.572%       569      $  40,485     72.98%      74.92%      95.41%
$50,001 - $75,000        100          6,337,408      4.48       8.465        604         63,374     81.16       79.25       93.46
$75,001 - $100,000       101          8,697,030      6.15       8.005        596         86,109     81.33       84.04       99.04
$100,001 - $125,000      135         15,233,238     10.76       7.934        593        112,839     81.20       82.24       99.22
$125,001 - $150,000       99         13,607,363      9.61       7.614        605        137,448     81.27       72.46      100.00
$150,001 - $200,000      126         21,822,181     15.42       7.515        607        173,192     82.02       64.63       98.36
$200,001 - $250,000       70         15,678,352     11.08       7.420        609        223,976     82.51       64.10       97.28
$250,001 - $300,000       33          8,919,315      6.30       7.122        621        270,282     83.64       54.05      100.00
$300,001 - $350,000       55         18,133,859     12.81       7.353        623        329,707     84.34       44.36       98.08
$350,001 - $400,000       38         14,297,466     10.10       6.901        628        376,249     81.33       39.74      100.00
$400,001 & Above          37         17,784,535     12.57       7.138        648        480,663     82.86       40.22      100.00
-------------------      ---      -------------    ------       -----        ---      ---------     -----       -----      ------
TOTAL                    819      $ 141,522,876    100.00%      7.491%       615      $ 172,800     82.20%      60.29%      98.73%
===================      ===      =============    ======       =====        ===      =========     =====       =====      ======

                          DISTRIBUTION BY CURRENT RATE

                                            PCT. OF POOL
                                                 BY        WEIGHTED                   AVG.      WEIGHTED
                 NUMBER OF     PRINCIPAL     PRINCIPAL    AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
CURRENT RATE       LOANS        BALANCE       BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
--------------   ---------   -------------  ------------  ----------   ---------   ---------   ----------   ---------   ----------
5.99% & Below       23       $   6,290,434       4.44%       5.659%       651      $ 273,497      80.94%      61.81%      100.00%
6.00- 6.49%        144          26,761,775      18.91        6.303        637        185,846      81.43       64.29        95.67
6.50- 6.99%        112          24,230,615      17.12        6.713        639        216,345      82.74       46.76        98.86
7.00- 7.49%        144          25,082,809      17.72        7.212        627        174,186      82.14       50.97        98.98
7.50- 7.99%         66          15,772,027      11.14        7.672        619        238,970      83.25       45.77       100.00
8.00- 8.49%         53           8,639,661       6.10        8.199        592        163,012      82.12       75.66       100.00
8.50- 8.99%         70          12,085,408       8.54        8.706        579        172,649      80.70       66.59       100.00
9.00- 9.49%        105          11,567,786       8.17        9.192        568        110,169      83.72       79.09        99.48
9.50- 9.99%         71           8,421,653       5.95        9.683        559        118,615      82.96       81.10       100.00
10.00% & Above      31           2,670,708       1.89       10.282        556         86,152      80.60       87.67        98.26
--------------     ---       -------------     ------       ------        ---      ---------      -----       -----       ------
TOTAL              819       $ 141,522,876     100.00%       7.491%       615      $ 172,800      82.20%      60.29%       98.73%
==============     ===       =============     ======        =====        ===      =========      =====       =====        =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                              DISTRIBUTION BY FICO

                                          PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
              NUMBER OF      PRINCIPAL    BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
   FICO         LOANS         BALANCE       BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-----------   ---------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
740 & Above       15      $   2,964,975       2.10%        6.392%        763      $ 197,665     83.19%       49.80%      100.00%
720-739           15          2,203,732       1.56         6.663         729        146,915     87.71        46.13        89.69
700-719           17          4,163,588       2.94         7.159         706        244,917     86.59        34.67        98.79
680-699           37          7,888,272       5.57         7.310         686        213,197     85.48        41.71       100.00
660-679           51         11,401,339       8.06         7.002         669        223,556     81.83        37.29        96.42
640-659           70         15,011,875      10.61         7.056         648        214,455     83.48        35.20        98.60
620-639          161         27,623,828      19.52         7.022         629        171,577     82.29        42.90        97.35
600-619          118         21,655,059      15.30         7.194         609        183,517     82.96        72.88        99.45
580-599           78         12,489,717       8.83         7.722         589        160,125     83.81        72.69        99.63
560-579           64         11,294,797       7.98         7.888         569        176,481     80.93        74.90       100.00
540-559           55          7,146,363       5.05         8.611         549        129,934     80.20        87.65       100.00
520-539           65          7,860,192       5.55         8.981         531        120,926     80.57        95.60       100.00
500-519           72          9,729,306       6.87         8.734         506        135,129     75.32        97.92       100.00
499 & Below        1             89,832       0.06        10.750         486         89,832     33.96       100.00       100.00
-----------      ---      -------------     ------        ------         ---      ---------     -----       ------       ------
TOTAL            819      $ 141,522,876     100.00%        7.491%        615      $ 172,800     82.20%       60.29%       98.73%
===========      ===      =============     ======        ======         ===      =========     =====       ======       ======

                           DISTRIBUTION BY LIEN STATUS

                                         PCT. OF POOL   WEIGHTED                  AVG.      WEIGHTED
              NUMBER OF     PRINCIPAL    BY PRINCIPAL  AVG. GROSS   WEIGHTED   PRINCIPAL   AVG. COMB.    PCT. FULL   PCT. OWNER
LIEN STATUS     LOANS        BALANCE       BALANCE       COUPON    AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC     OCCUPIED
-----------   ---------   -------------  ------------  ----------  ---------   ---------   ----------   ----------   ----------
First            818      $ 141,470,250     99.96%       7.491%       615      $ 172,947     82.20%       60.28%        98.73%
Second             1             52,626      0.04        9.875        584         52,626    100.00       100.00        100.00
------           ---      -------------    ------        -----        ---      ---------    ------       ------        ------
TOTAL            819      $ 141,522,876    100.00%       7.491%       615      $ 172,800     82.20%       60.29%        98.73%
======           ===      =============    ======        =====        ===      =========    ======       ======        ======

                      DISTRIBUTION BY COMBINED ORIGINAL LTV

                                              PCT. OF POOL
                                                   BY        WEIGHTED                   AVG.      WEIGHTED
   COMBINED       NUMBER OF     PRINCIPAL      PRINCIPAL    AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.  PCT. FULL   PCT. OWNER
 ORIGINAL LTV       LOANS        BALANCE        BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV   LOAN DOC     OCCUPIED
---------------   ---------   -------------   ------------  ----------   ---------   ---------   ----------  ---------   ----------
40.00% & Below         8      $     749,914        0.53%      7.671%        567      $  93,739      35.31%     67.19%      100.00%
40.01 - 50.00%         6            902,534        0.64       7.867         552        150,422      44.57      67.96       100.00
50.01 - 60.00%        10            913,139        0.65       8.020         580         91,314      56.79      56.51       100.00
60.01 - 70.00%        49          7,506,206        5.30       7.380         589        153,188      67.24      52.67        95.36
70.01 - 80.00%       385         67,495,688       47.69       7.390         617        175,313      79.05      55.54        99.30
80.01 - 85.00%       168         29,446,159       20.81       7.640         603        175,275      84.58      62.76        97.41
85.01 - 90.00%       130         23,359,667       16.51       7.516         614        179,690      89.75      65.33        99.09
90.01 - 95.00%        29          4,674,756        3.30       7.694         643        161,198      94.52      77.23       100.00
95.01 - 100.00%       34          6,474,812        4.58       7.623         675        190,436      99.75      75.79       100.00
---------------      ---      -------------      ------       -----         ---      ---------      -----      -----       ------
TOTAL                819      $ 141,522,876      100.00%      7.491%        615      $ 172,800      82.20%     60.29%       98.73%
===============      ===      =============      ======       =====         ===      =========      =====      =====       ======

                       DISTRIBUTION BY DOCUMENTATION TYPE

                                           PCT. OF POOL
                                                BY        WEIGHTED                   AVG.      WEIGHTED
DOCUMENTATION   NUMBER OF     PRINCIPAL     PRINCIPAL    AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.  PCT. FULL  PCT. OWNER
    TYPE          LOANS        BALANCE       BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV   LOAN DOC    OCCUPIED
-------------   ---------   -------------  ------------  ----------   ---------   ---------   ----------  ---------  ----------
Full Doc           565      $  85,330,026      60.29%       7.628%       597      $ 151,027     82.78%     100.00%      98.30%
Other              179         41,559,601      29.37        7.410        640        232,177     80.90        0.00       99.89
Stated              75         14,633,249      10.34        6.925        646        195,110     82.52        0.00       97.95
-------------      ---      -------------     ------        -----        ---      ---------     -----      ------       -----
TOTAL              819      $ 141,522,876     100.00%       7.491%       615      $ 172,800     82.20%      60.29%      98.73%
=============      ===      =============     ======        =====        ===      =========     =====       =====       =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY LOAN PURPOSE

                                            PCT. OF POOL   WEIGHTED                  AVG.      WEIGHTED
  LOAN          NUMBER OF      PRINCIPAL    BY PRINCIPAL  AVG. GROSS   WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
PURPOSE           LOANS         BALANCE       BALANCE       COUPON    AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------   ---------   -------------   ------------  ----------  ---------   ---------   ----------   ---------   ----------
Cash-out Refi      473      $  80,024,774       56.55%       7.481%      599      $ 169,186     81.74%       65.75%      98.67%
Purchase           312         54,948,569       38.83        7.454       638        176,117     82.70        53.41       99.03
Refinance           34          6,549,534        4.63        7.938       607        192,633     83.73        51.46       97.02
-------------      ---      -------------      ------        -----       ---      ---------     -----        -----       -----
TOTAL              819      $ 141,522,876      100.00%       7.491%      615      $ 172,800     82.20%       60.29%      98.73%
=============      ===      =============      ======        =====       ===      =========     =====        =====       =====

                        DISTRIBUTION BY OCCUPANCY STATUS

                                         PCT. OF POOL   WEIGHTED                  AVG.      WEIGHTED
OCCUPANCY    NUMBER OF     PRINCIPAL     BY PRINCIPAL  AVG. GROSS   WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
  STATUS       LOANS        BALANCE        BALANCE       COUPON    AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
---------   ----------   -------------   ------------  ----------  ---------   ---------   ----------   ---------   ----------
Owner          804       $ 139,727,069       98.73%      7.502%       614      $ 173,790     82.25%       60.03%      100.00%
Non-owner       15           1,795,806        1.27       6.682        654        119,720     78.24        80.75         0.00
---------      ---       -------------      ------       -----        ---      ---------     -----        -----       ------
TOTAL          819       $ 141,522,876      100.00%      7.491%       615      $ 172,800     82.20%       60.29%       98.73%
=========      ===       =============      ======       =====        ===      =========     =====        =====       ======

                          DISTRIBUTION BY PROPERTY TYPE

                                           PCT. OF POOL   WEIGHTED                  AVG.      WEIGHTED
  PROPERTY      NUMBER OF     PRINCIPAL    BY PRINCIPAL  AVG. GROSS   WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
    TYPE          LOANS        BALANCE       BALANCE       COUPON    AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------   ---------   -------------  ------------  ----------  ---------   ---------   ----------   ---------   ----------
Single Family      670      $ 112,846,505      79.74%      7.459%       613      $ 168,428     82.52%       59.83%      99.07%
Condo               59          9,720,785       6.87       7.703        616        164,759     81.96        62.04       98.78
2-4 Units           44          9,021,229       6.37       7.704        624        205,028     77.39        69.67       95.47
PUD                 34          8,286,810       5.86       7.493        631        243,730     83.37        53.09      100.00
Townhouse           12          1,647,548       1.16       7.277        593        137,296     82.31        66.99       86.89
-------------      ---      -------------     ------       -----        ---      ---------     -----        -----      ------
TOTAL              819      $ 141,522,876     100.00%      7.491%       615      $ 172,800     82.20%       60.29%      98.73%
=============      ===      =============     ======       =====        ===      =========     =====        =====      ======

                              DISTRIBUTION BY STATE

                                                  PCT. OF                                       WEIGHTED
                                                 POOL  BY    WEIGHTED                  AVG.       AVG.
                      NUMBER OF     PRINCIPAL    PRINCIPAL  AVG. GROSS   WEIGHTED   PRINCIPAL     COMB.      PCT. FULL  PCT. OWNER
       STATE            LOANS        BALANCE      BALANCE     COUPON    AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC    OCCUPIED
--------------------  ---------   -------------  ---------  ----------  ---------   ---------   ---------    ---------  ----------
Florida                 200       $  30,842,103    21.79%     7.572%       625      $ 154,211     82.24%       70.85%      99.30%
California(Northern)     44          14,449,431    10.21      6.894        636        328,396     80.61        37.46      100.00
Illinois                 69          13,938,876     9.85      8.059        606        202,013     84.58        58.28       98.49
California(Southern)     43          12,019,282     8.49      7.184        616        279,518     79.51        50.42      100.00
Maryland                 40           8,885,392     6.28      7.453        620        222,135     80.40        49.40      100.00
Michigan                 75           8,223,591     5.81      7.838        611        109,648     81.51        53.73       98.64
Virginia                 34           6,645,812     4.70      7.471        599        195,465     85.96        66.16      100.00
Pennsylvania             41           5,950,857     4.20      7.261        618        145,143     83.04        69.02       99.15
North Carolina           32           3,701,621     2.62      8.090        589        115,676     80.83        81.94      100.00
Georgia                  21           3,315,357     2.34      7.688        619        157,874     84.42        49.94       92.60
Massachusetts            13           3,306,233     2.34      7.289        623        254,326     84.01        49.54       94.10
Others                  207          30,244,319    21.37      7.449        601        146,108     82.36        66.93       97.47
--------------------    ---       -------------   ------      -----        ---      ---------     -----        -----      ------
TOTAL                   819       $ 141,522,876   100.00%     7.491%       615      $ 172,800     82.20%       60.29%      98.73%
====================    ===       =============   ======      =====        ===      =========     =====        =====      ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                            DISTRIBUTION BY ZIP CODE

                                      PCT. OF POOL   WEIGHTED                   AVG.      WEIGHTED
           NUMBER OF     PRINCIPAL    BY PRINCIPAL  AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.  PCT. FULL   PCT. OWNER
ZIP CODE     LOANS        BALANCE       BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV   LOAN DOC     OCCUPIED
--------   ---------   -------------  ------------  ----------   ---------   ---------   ----------  ---------   ----------
33027          6       $   1,951,068       1.38%       7.864%       621      $ 325,178     81.82%      70.27%      100.00%
60707          4             996,045       0.70        7.712        630        249,011     90.45       33.11       100.00
94583          2             980,726       0.69        6.701        591        490,363     82.26       49.02       100.00
20164          3             897,083       0.63        6.793        592        299,028     85.57       63.05       100.00
33175          6             827,974       0.59        7.060        636        137,996     83.27       87.93       100.00
21050          2             746,884       0.53        6.836        627        373,442     85.11       51.20       100.00
33023          7             742,138       0.52        7.204        642        106,020     80.00      100.00       100.00
23322          2             723,252       0.51        7.518        617        361,626     88.31       31.56       100.00
33140          2             707,771       0.50        8.344        665        353,886     85.00      100.00       100.00
60504          2             661,346       0.47        9.813        605        330,673     90.00       50.35       100.00
Others       783         132,288,589      93.48        7.487        614        168,951     82.03       60.07        98.64
--------     ---       -------------     ------        -----        ---      ---------     -----       -----       ------
TOTAL        819       $ 141,522,876     100.00%       7.491%       615      $ 172,800     82.20%      60.29%       98.73%
========     ===       =============     ======        =====        ===      =========     =====       =====       ======

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

REMAINING                              PCT. OF POOL   WEIGHTED                   AVG.      WEIGHTED
MONTHS TO   NUMBER OF     PRINCIPAL    BY PRINCIPAL  AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.  PCT. FULL   PCT. OWNER
MATURITY     LOANS         BALANCE       BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV   LOAN DOC     OCCUPIED
---------   ---------   -------------  ------------  ----------   ---------   ---------   ----------  ---------   ----------
0 - 180         1       $      31,836        0.02%     9.375%        564      $  31,836     80.00%      100.00%     100.00%
241 - 360     818         141,491,040       99.98      7.491         615        172,972     82.20        60.29       98.73
---------     ---       -------------     ------       -----         ---      ---------     -----        -----      ------
TOTAL         819       $ 141,522,876     100.00%      7.491%        615      $ 172,800     82.20%       60.29%      98.73%
=========     ===       =============     ======       =====         ===      =========     =====        =====      ======

                          DISTRIBUTION BY PRODUCT TYPE

                                      PCT. OF POOL   WEIGHTED                   AVG.      WEIGHTED
PERIODIC   NUMBER OF     PRINCIPAL    BY PRINCIPAL  AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.  PCT. FULL   PCT. OWNER
  CAP        LOANS        BALANCE       BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV   LOAN DOC     OCCUPIED
--------   ---------   -------------  ------------  ----------   ---------   ---------   ----------  ---------   ----------
2/28 ARM      359      $  64,883,554      45.85%      7.278%        615      $ 180,734     83.89%      62.99%       98.35%
3/27 ARM      460         76,639,322      54.15       7.672         614        166,607     80.77       58.02        99.05
--------      ---      -------------     ------       -----         ---      ---------     -----       -----        -----
TOTAL         819      $ 141,522,876     100.00%      7.491%        615      $ 172,800     82.20%      60.29%       98.73%
========      ===      =============     ======       =====         ===      =========     =====       =====        =====

                          DISTRIBUTION BY PERIODIC CAP

                                       PCT. OF
                                       POOL BY     WEIGHTED                   AVG.      WEIGHTED
PERIODIC    NUMBER     PRINCIPAL      PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
  CAP      OF LOANS     BALANCE        BALANCE      COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
--------   --------   -------------   ---------   ----------   ---------   ---------   ----------   ---------   ----------
1.00%        749      $ 128,699,372     90.94%      7.475%        615      $ 171,828     82.13%       60.54%       98.60%
1.50%         70         12,823,504      9.06       7.653         611        183,193     82.95        57.81       100.00
--------     ---      -------------    ------       -----         ---      ---------     -----        -----       ------
TOTAL        819      $ 141,522,876    100.00%      7.491%        615      $ 172,800     82.20%       60.29%       98.73%
========     ===      =============    ======       =====         ===      =========     =====        =====       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                         PCT. OF
                                         POOL BY     WEIGHTED                   AVG.      WEIGHTED
MONTHS TO     NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.  PCT. FULL   PCT. OWNER
RATE RESET   OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE    ORIG. LTV   LOAN DOC     OCCUPIED
----------   --------   -------------   ---------   ----------   ---------   ---------   ----------  ---------   ----------
 13-24          353     $  64,060,992     45.27%      7.272%        615      $ 181,476     83.84%      62.80%       98.33%
 25-36          456        75,613,718     53.43       7.692         614        165,820     80.81       58.47        99.04
 37-48           10         1,848,166      1.31       6.872         606        184,817     82.52       47.99       100.00
----------      ---     -------------    ------       -----         ---      ---------     -----       -----       ------
 TOTAL          819     $ 141,522,876    100.00%      7.491%        615      $ 172,800     82.20%      60.29%       98.73%
==========      ===     =============    ======       =====         ===      =========     =====       =====       ======

                      DISTRIBUTION BY MAXIMUM LIFETIME RATE

                                              PCT. OF
   MAXIMUM                                    POOL BY     WEIGHTED                  AVG.       WEIGHTED
  LIFETIME         NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
    RATE          OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
--------------    --------   -------------   ---------   ----------   ---------   ---------   ----------   ---------   ----------
12.99% & Below       132     $  26,292,057     18.58%       6.276%       633      $ 199,182      81.52%      56.70%      94.55%
13.00-13.49%          81        15,964,654     11.28        6.458        634        197,094      83.01       67.24       99.62
13.50-13.99%          96        20,102,436     14.20        6.759        641        209,400      82.47       49.29      100.00
14.00-14.49%         122        21,753,260     15.37        7.237        630        178,305      81.65       47.15       99.10
14.50-14.99%          66        14,911,994     10.54        7.722        617        225,939      82.64       50.32      100.00
15.00-15.49%          82        11,283,081      7.97        8.452        582        137,599      82.55       80.14       99.47
15.50-15.99%          74        12,205,967      8.62        8.761        580        164,945      80.81       66.49      100.00
16.00% & Above       166        19,009,427     13.43        9.540        567        114,515      83.18       78.17       99.76
--------------       ---     -------------    ------        -----        ---      ---------      -----       -----      ------
TOTAL                819     $ 141,522,876    100.00%       7.491%       615      $ 172,800      82.20%      60.29%      98.73%
==============       ===     =============    ======        =====        ===      =========      =====       =====      ======

                             DISTRIBUTION BY MARGIN

                                              PCT. OF
                                              POOL BY     WEIGHTED                  AVG.       WEIGHTED
                   NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
   MARGIN         OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
--------------    --------   -------------   ---------   ----------   ---------   ---------   ----------   ---------   ----------
4.99% & Below         11     $   3,014,697      2.13%       6.414%        669     $ 274,063      76.62%      51.57%      100.00%
5.00- 5.49%           14         3,264,617      2.31        5.999         645       233,187      79.12       75.95       100.00
5.50- 5.99%           41         9,475,480      6.70        6.158         642       231,109      83.49       56.91        95.63
6.00- 6.49%          154        29,742,170     21.02        6.492         631       193,131      81.99       62.73        98.06
6.50- 6.99%          131        25,861,265     18.27        6.908         632       197,414      82.67       42.57        97.29
7.00- 7.49%          128        23,088,849     16.31        7.490         628       180,382      83.24       49.76       100.00
7.50- 7.99%           49        10,741,481      7.59        7.981         606       219,214      81.07       66.23       100.00
8.00% & Above        291        36,334,317     25.67        9.153         569       124,860      82.13       76.05        99.71
--------------       ---     -------------    ------        -----         ---     ---------      -----       -----       ------
TOTAL                819     $ 141,522,876    100.00%       7.491%        615     $ 172,800      82.20%      60.29%       98.73%
==============       ===     =============    ======        =====         ===     =========      =====       =====       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                  THE GROUP II FIXED RATE MORTGAGE LOANS

           -----------------------------------------------------
            Scheduled Principal Balance(1):        $ 32,767,810
            Number of Mortgage Loans:                       351
            Avg. Scheduled Principal Balance:      $     93,356
            Wtd. Avg. Gross Coupon:                       8.202%
            Wtd. Avg. Net Coupon(2):                      7.667%
            Wtd. Avg. Original FICO Score:                  635
            Wtd. Avg. Combined Original LTV
            Ratio(3):                                    82.18%
            Wtd. Avg.  Std. Remaining Term (Mo.):           319
            Wtd. Avg.  Seasoning (Mo.):                       3
           -----------------------------------------------------

(1) All percentages of mortgage loans are based on their scheduled principal balances as of the Statistical Calculation Date.
(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.
(3) Calculated using LTV with respect to first lien loans and combined LTV with respect to second lien loans.

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                   PCT. OF                                      WEIGHTED
                                                   POOL BY    WEIGHTED                 AVG.       AVG.
 CURRENT PRINCIPAL     NUMBER OF    PRINCIPAL     PRINCIPAL  AVG. GROSS   WEIGHTED  PRINCIPAL     COMB.    PCT. FULL  PCT. OWNER
      BALANCE            LOANS       BALANCE       BALANCE     COUPON    AVG. FICO   BALANCE   ORIG. LTV   LOAN DOC    OCCUPIED
--------------------   ---------   ------------   ---------  ----------  ---------  ---------  ----------  ---------  ----------
$50,000 & Below           142      $  4,251,457     12.97%     11.160%      640     $  29,940     93.41%     71.83%      99.30%
$50,001 - $75,000          62         3,777,647     11.53       9.574       601        60,930     82.34      77.82       98.54
$75,001 - $100,000         29         2,486,941      7.59       9.091       609        85,757     81.20      78.97      100.00
$100,001 - $125,000        34         3,788,941     11.56       8.134       622       111,439     79.13      79.68      100.00
$125,001 - $150,000        27         3,718,678     11.35       7.878       629       137,729     85.11      85.61      100.00
$150,001 - $200,000        23         4,104,280     12.53       7.264       641       178,447     73.13      62.12      100.00
$200,001 - $250,000        12         2,595,383      7.92       7.291       645       216,282     86.52      83.29      100.00
$250,001 - $300,000         5         1,408,836      4.30       6.308       647       281,767     74.32      38.79      100.00
$300,001 - $350,000         5         1,658,135      5.06       7.143       660       331,627     84.95      79.36      100.00
$350,001 - $400,000         7         2,599,389      7.93       6.492       668       371,341     75.75      57.73      100.00
$400,001 & Above            5         2,378,123      7.26       6.762       660       475,625     83.88      79.45      100.00
--------------------      ---      ------------    ------       -----       ---     ---------     -----      -----      ------
TOTAL                     351      $ 32,767,810    100.00%      8.202%      635     $  93,356     82.18%     73.62%      99.74%
====================      ===      ============    ======       =====       ===     =========     =====      =====      ======

                          DISTRIBUTION BY CURRENT RATE

                                            PCT. OF POOL
                                                BY          WEIGHTED                   AVG.      WEIGHTED
                 NUMBER OF    PRINCIPAL      PRINCIPAL     AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
 CURRENT RATE      LOANS       BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
--------------   ---------   ------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
5.99% & Below        11      $  3,023,343        9.23%        5.608%       700      $ 274,849     72.69%       79.00%      100.00%
6.00- 6.49%          16         3,304,124       10.08         6.328        676        206,508     75.67        71.48       100.00
6.50- 6.99%          28         4,613,021       14.08         6.754        640        164,751     73.20        70.67       100.00
7.00- 7.49%          32         4,900,568       14.96         7.187        655        153,143     78.74        51.04       100.00
7.50- 7.99%          20         3,232,625        9.87         7.676        604        161,631     85.57        87.39       100.00
8.00- 8.49%           5           447,635        1.37         8.235        563         89,527     76.25       100.00       100.00
8.50- 8.99%          34         2,971,128        9.07         8.771        611         87,386     87.26        91.87        98.99
9.00- 9.49%          50         3,538,413       10.80         9.209        593         70,768     84.29        80.71        98.44
9.50- 9.99%          31         1,658,888        5.06         9.767        604         53,513     87.08        89.37       100.00
10.00% & Above      124         5,078,066       15.50        12.047        627         40,952     95.90        64.44       100.00
--------------      ---      ------------      ------         -----        ---      ---------     -----       ------       ------
TOTAL               351      $ 32,767,810      100.00%        8.202%       635      $  93,356     82.18%       73.62%       99.74%
==============      ===      ============      ======         =====        ===      =========     =====       ======       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                              DISTRIBUTION BY FICO

                                         PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
              NUMBER OF    PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
    FICO        LOANS       BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-----------   ---------   ------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
740 & Above       12      $  1,652,923        5.04%        6.188%       765      $ 137,744      74.47%      83.23%      100.00%
720-739            9         1,184,413        3.61         6.647        730        131,601      81.26       37.22       100.00
700-719           16         1,802,865        5.50         7.430        707        112,679      80.66       64.05       100.00
680-699           17         2,597,319        7.93         7.260        685        152,783      83.71       72.84       100.00
660-679           51         4,131,655       12.61         8.005        668         81,013      87.80       79.74        98.66
640-659           49         4,311,457       13.16         8.624        649         87,989      90.38       68.82       100.00
620-639           68         5,219,282       15.93         8.682        629         76,754      83.02       57.42       100.00
600-619           43         3,327,840       10.16         9.071        608         77,392      87.34       74.06       100.00
580-599           22         2,585,534        7.89         8.330        591        117,524      77.49       79.89        98.84
560-579           15         1,622,024        4.95         8.444        571        108,135      77.79       88.00       100.00
540-559           22         2,019,869        6.16         8.447        552         91,812      67.11       94.07       100.00
520-539           16         1,251,579        3.82         8.956        534         78,224      75.08       86.58       100.00
500-519           11         1,061,051        3.24         8.620        505         96,459      73.82      100.00       100.00
-----------      ---      ------------      ------         -----        ---      ---------      -----       -----        -----
TOTAL            351      $ 32,767,810      100.00%        8.202%       635      $  93,356      82.18%      73.62%       99.74%
===========      ===      ============      ======         =====        ===      =========      =====       =====        =====

                           DISTRIBUTION BY LIEN STATUS

                                          PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
               NUMBER OF    PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
LIEN STATUS      LOANS       BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-----------    ---------   ------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
First             201      $ 27,313,233       83.35%        7.505%       632      $ 135,887      78.89%     74.87%        99.69%
Second            150         5,454,577       16.65        11.691        650         36,364      98.67      67.39        100.00
-----------       ---      ------------      ------        ------        ---      ---------      -----      -----        ------
TOTAL             351      $ 32,767,810      100.00%        8.202%       635      $  93,356      82.18%     73.62%        99.74%
===========       ===      ============      ======        ======        ===      =========      =====      =====        ======

                      DISTRIBUTION BY COMBINED ORIGINAL LTV

                                             PCT. OF POOL
                                                 BY          WEIGHTED                   AVG.      WEIGHTED
  COMBINED        NUMBER OF    PRINCIPAL      PRINCIPAL     AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
ORIGINAL LTV        LOANS       BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
---------------   ---------   ------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
40.00% & Below         6      $    459,479        1.40%        7.221%       592      $  76,580     33.24%      100.00%      100.00%
40.01 - 50.00%        11         1,418,093        4.33         6.981        627        128,918     44.33        82.27       100.00
50.01 - 60.00%         8           738,291        2.25         6.505        650         92,286     55.12        69.55       100.00
60.01 - 70.00%        21         2,922,760        8.92         7.127        613        139,179     66.38        63.33       100.00
70.01 - 80.00%        79        11,007,756       33.59         7.192        642        139,339     78.33        69.60        99.73
80.01 - 85.00%        32         3,839,073       11.72         8.239        603        119,971     84.73        63.61        98.56
85.01 - 90.00%        25         2,859,813        8.73         8.602        629        114,393     89.71        72.68       100.00
90.01 - 95.00%        35         2,543,536        7.76         8.652        657         72,672     94.46        77.14       100.00
95.01 - 100.00%      134         6,979,010       21.30        10.388        649         52,082     99.70        85.83       100.00
---------------      ---      ------------      ------        ------        ---      ---------     -----        -----       ------
TOTAL                351      $ 32,767,810      100.00%        8.202%       635      $  93,356     82.18%       73.62%       99.74%
===============      ===      ============      ======        ======        ===      =========     =====        =====       ======

                       DISTRIBUTION BY DOCUMENTATION TYPE

                                            PCT. OF POOL
                                                BY          WEIGHTED                   AVG.      WEIGHTED
DOCUMENTATION    NUMBER OF    PRINCIPAL      PRINCIPAL     AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
    TYPE           LOANS       BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
--------------   ---------   ------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
Full Doc            260      $ 24,124,264       73.62%       8.133%        630      $  92,786     82.67%      100.00%       99.65%
Other                80         7,519,710       22.95        8.436         649         93,996     81.26         0.00       100.00
Stated               11         1,123,835        3.43        8.106         658        102,167     78.03         0.00       100.00
--------------      ---      ------------      ------        -----         ---      ---------     -----       ------       ------
TOTAL               351      $ 32,767,810      100.00%       8.202%        635      $  93,356     82.18%       73.62%       99.74%
==============      ===      ============      ======        =====         ===      =========     =====       ======       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY LOAN PURPOSE

                                            PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
    LOAN         NUMBER OF    PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
  PURPOSE          LOANS       BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
--------------   ---------   ------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
Cash-out Refi       164      $ 18,765,394       57.27%       7.844%        621      $ 114,423      80.34%      73.89%       99.84%
Purchase            158        10,219,392       31.19        9.100         662         64,680      86.90       75.87        99.46
Refinance            29         3,783,023       11.54        7.551         631        130,449      78.59       66.23       100.00
--------------      ---      ------------      ------        -----         ---      ---------      -----       -----       ------
TOTAL               351      $ 32,767,810      100.00%       8.202%        635      $  93,356      82.18%      73.62%       99.74%
==============      ===      ============      ======        =====         ===      =========      =====       =====       ======

                        DISTRIBUTION BY OCCUPANCY STATUS

                                            PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
 OCCUPANCY       NUMBER OF    PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
  STATUS           LOANS       BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
--------------   ---------   ------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
Owner               349      $ 32,682,609       99.74%       8.200%        635      $  93,646      82.18%      73.55%      100.00%
Non-owner             2            85,200        0.26        9.000         646         42,600      82.87      100.00         0.00
--------------      ---      ------------      ------        -----         ---      ---------      -----      ------       ------
TOTAL               351      $ 32,767,810      100.00%       8.202%        635      $  93,356      82.18%      73.62%       99.74%
==============      ===      ============      ======        =====         ===      =========      =====      ======       ======

                          DISTRIBUTION BY PROPERTY TYPE

                                            PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
  PROPERTY       NUMBER OF    PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
    TYPE           LOANS       BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
--------------   ---------   ------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
Single Family       279      $ 27,456,431       83.79%       8.069%        632      $  98,410      82.01%      73.32%       99.89%
Condo                31         1,994,844        6.09        8.547         665         64,350      85.04       72.09       100.00
PUD                  22         1,974,180        6.02        9.103         637         89,735      78.20       71.41       100.00
2-4 Units            14           944,094        2.88        9.112         661         67,435      85.80       85.63        94.15
Townhouse             5           398,261        1.22        9.010         616         79,652      91.29       84.84       100.00
--------------      ---      ------------      ------        -----         ---      ---------      -----       -----       ------
TOTAL               351      $ 32,767,810      100.00%       8.202%        635      $  93,356      82.18%      73.62%       99.74%
==============      ===      ============      ======        =====         ===      =========      =====       =====       ======

                              DISTRIBUTION BY STATE

                                                   PCT. OF                                      WEIGHTED
                                                   POOL BY    WEIGHTED                 AVG.       AVG.
                       NUMBER OF    PRINCIPAL     PRINCIPAL  AVG. GROSS   WEIGHTED  PRINCIPAL     COMB.    PCT. FULL  PCT. OWNER
       STATE             LOANS       BALANCE       BALANCE     COUPON    AVG. FICO   BALANCE   ORIG. LTV   LOAN DOC    OCCUPIED
--------------------   ---------   ------------   ---------  ----------  ---------  ---------  ----------  ---------  ----------
Florida                   117      $  8,281,969      25.27%     8.633%      640     $  70,786     82.63%     82.28%     100.00%
California(Southern)       26         4,810,384      14.68      7.012       648       185,015     80.37      83.05      100.00
Pennsylvania               35         4,289,002      13.09      7.772       629       122,543     84.86      69.40      100.00
California(Northern)       16         3,219,629       9.83      6.936       671       201,227     80.54      66.65      100.00
Illinois                   20         1,842,887       5.62      8.534       628        92,144     82.14      60.22      100.00
Texas                      13         1,043,252       3.18      8.368       605        80,250     80.40      86.01      100.00
Maryland                   12         1,033,961       3.16     10.276       625        86,163     76.63      64.48      100.00
North Carolina             10           802,889       2.45      9.006       623        80,289     89.11      30.09      100.00
Georgia                    11           640,247       1.95     10.684       594        58,204     85.67      48.84      100.00
Louisiana                  10           590,646       1.80      9.524       562        59,065     78.37      67.49      100.00
Washington                  5           570,583       1.74      7.685       579       114,117     77.84      48.52      100.00
Others                     76         5,642,361      17.22      8.632       632        74,242     82.80      76.00       98.49
--------------------      ---      ------------     ------     ------       ---     ---------     -----      -----      ------
TOTAL                     351      $ 32,767,810     100.00%     8.202%      635     $  93,356     82.18%     73.62%      99.74%
====================      ===      ============     ======     ======       ===     =========     =====      =====      ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                            DISTRIBUTION BY ZIP CODE

                                    PCT.OF POOL    WEIGHTED                  AVG.      WEIGHTED
           NUMBER OF   PRINCIPAL    BY PRINCIPAL  AVG. GROSS  WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
ZIP CODE    LOANS       BALANCE       BALANCE       COUPON    AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
--------   ---------  ------------  ------------  ----------  ---------   ---------   ----------   ---------   ----------
93010           2     $    788,380      2.41%        7.530%      653      $ 394,190      85.94%      100.00%     100.00%
33331           3          596,428      1.82         6.841       685        198,809      85.07         0.00      100.00
33037           1          567,000      1.73         5.750       681        567,000      67.50       100.00      100.00
33165           5          566,980      1.73         7.950       611        113,396      81.05        89.62      100.00
27312           1          488,750      1.49         7.375       631        488,750      85.00         0.00      100.00
15228           1          452,971      1.38         5.500       657        452,971      79.30       100.00      100.00
18964           1          441,022      1.35         6.990       686        441,022      95.00       100.00      100.00
94541           2          403,779      1.23         8.214       603        201,890      79.76        80.97      100.00
21131           1          400,000      1.22         6.875       559        400,000      41.03       100.00      100.00
92126           1          381,588      1.16         7.500       664        381,588      98.58       100.00      100.00
Others        333       27,680,913     84.48         8.412       633         83,126      82.54        73.18       99.69
--------      ---     ------------    ------         -----       ---      ---------      -----       ------      ------
 TOTAL        351     $ 32,767,810    100.00%        8.202%      635      $  93,356      82.18%       73.62%      99.74%
========      ===     ============    ======         =====       ===      =========      =====       ======      ======

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

REMAINING                            PCT.OF POOL    WEIGHTED                   AVG.      WEIGHTED
MONTHS TO   NUMBER OF   PRINCIPAL    BY PRINCIPAL  AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
MATURITY     LOANS       BALANCE       BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
---------   ---------  ------------  ------------  ----------   ---------   ---------   ----------   ---------   ----------
0 - 180        125     $  5,508,460    16.81%        10.570%       634      $  44,068     90.63%       69.98%     100.00%
181 - 240       41        2,003,331     6.11         10.042        629         48,862     87.38        42.12      100.00
241 - 360      185       25,256,019    77.08          7.539        636        136,519     79.93        76.92       99.66
---------      ---     ------------   ------         ------        ---      ---------     -----        -----      ------
TOTAL          351     $ 32,767,810   100.00%         8.202%       635      $  93,356     82.18%       73.62%      99.74%
=========      ===     ============   ======         ======        ===      =========     =====        =====      ======

                          DISTRIBUTION BY PRODUCT TYPE

                                        PCT.OF POOL    WEIGHTED                   AVG.      WEIGHTED
   PRODUCT     NUMBER OF   PRINCIPAL    BY PRINCIPAL  AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
    TYPE        LOANS       BALANCE       BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------  ---------  ------------  ------------  ----------   ---------   ---------   ----------   ---------   ----------
Fixed            251      $ 29,133,166     88.91%        7.763%       633      $ 116,068     80.08%       74.13%      99.71%
Fixed Balloon    100         3,634,644     11.09        11.721        653         36,346     99.02        69.58      100.00
-------------    ---      ------------    ------        ------        ---      ---------     -----        -----      ------
 TOTAL           351      $ 32,767,810    100.00%        8.202%       635      $  93,356     82.18%       73.62%      99.74%
=============    ===      ============    ======        ======        ===      =========     =====        =====      ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     [This Page Intentionally Left Blank]

               SCHEDULE B - MORTGAGE LOAN STATISTICAL INFORMATION:
                      THE AGGREGATE GROUP I MORTGAGE LOANS

                                  $404,470,000
                                  (APPROXIMATE)
                                 GSAMP 2004-HE2
                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
                       MORTGAGE PASS-THROUGH CERTIFICATES

                           THE GROUP I MORTGAGE LOANS

            Scheduled Principal Balance(1):             $ 361,251,697
            Number of Mortgage Loans:                           2,940
            Avg. Scheduled Principal Balance:           $     122,875
            Wtd. Avg. Gross Coupon:                             7.593%
            Wtd. Avg. Net Coupon(2):                            7.056%
            Wtd. Avg. Original FICO Score:                        614
            Wtd. Avg. Combined Original LTV Ratio(3):           82.33%
            Wtd. Avg. Std. Remaining Term (Mo.):                  352
            Wtd. Avg. Seasoning (Mo.):                              2
            Wtd. Avg. Months to Roll(4):                           27
            Wtd. Avg. Gross Margin(4):                           7.16%
            Wtd. Avg. Initial Rate Cap(4):                       2.85%
            Wtd. Avg. Periodic Rate Cap(4):                      1.06%
            Wtd. Avg. Gross Max. Lifetime Rate(4):              14.10%

(5) All percentages of mortgage loans are based on their scheduled principal balances as of the Statistical Calculation Date.
(6) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.
(7) Calculated using LTV with respect to first lien loans and combined LTV with respect to second lien loans.
(8) Represents the weighted average of the adjustable rate mortgage loans in the applicable loan group.

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                 PCT. OF
                                                 POOL BY     WEIGHTED                 AVG.       WEIGHTED
CURRENT PRINCIPAL    NUMBER OF    PRINCIPAL     PRINCIPAL   AVG. GROSS   WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
    BALANCE            LOANS       BALANCE       BALANCE      COUPON     AVG. FICO   BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------------  ---------  --------------  ---------   ----------   ---------  ---------   ----------   ---------   ----------
$0 - $50,000            291     $   9,958,322      2.76%      10.139%        618     $  34,221      84.26%      74.53%       98.50%
$50,001 - $75,000       466        29,244,972      8.10        8.150         611        62,757      80.33       81.73        90.41
$75,001 - $100,000      539        47,368,762     13.11        7.741         606        87,883      81.06       74.85        95.97
$100,001 - $125,000     477        53,363,834     14.77        7.550         611       111,874      82.28       74.63        96.83
$125,001 - $150,000     334        45,786,684     12.67        7.547         613       137,086      82.60       73.12        97.18
$150,001 - $200,000     430        74,958,285     20.75        7.413         610       174,322      82.40       70.98        99.08
$200,001 - $250,000     234        51,911,177     14.37        7.391         616       221,843      82.42       61.04        99.15
$250,001 - $300,000     123        33,721,800      9.33        7.208         627       274,161      83.73       53.91       100.00
$300,001 - $350,000      43        13,556,229      3.75        6.980         635       315,261      84.60       43.80        95.16
$350,001 - $400,000       2           762,556      0.21        9.247         592       381,278      90.00       48.24       100.00
$400,001 & Above          1           619,077      0.17        7.500         669       619,077      77.50        0.00       100.00
-------------------   -----     -------------    ------        -----         ---     ---------      -----       -----       ------
 TOTAL                2,940     $ 361,251,697    100.00%       7.593%        614     $ 122,875      82.33%      69.05%       97.33%
===================   =====     =============    ======        =====         ===     =========      =====       =====       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY CURRENT RATE

                                             PCT. OF POOL    WEIGHTED                 AVG.       WEIGHTED
                   NUMBER OF    PRINCIPAL    BY PRINCIPAL   AVG. GROSS   WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
  CURRENT RATE      LOANS        BALANCE       BALANCE        COUPON     AVG. FICO   BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
----------------  ----------  -------------  ------------   ----------   ---------  ---------   ----------   ---------   ----------
5.99% & Below        129      $  21,542,552      5.96%         5.672%        657     $ 166,997     76.62%       75.17%       94.94%
6.00- 6.49%          115         17,882,096      4.95          6.142         639       155,496     80.62        79.47        97.33
6.50- 6.99%          478         70,040,069     19.39          6.759         631       146,527     81.47        65.47        96.52
7.00- 7.49%          381         50,096,612     13.87          7.242         618       131,487     82.54        66.37        96.06
7.50- 7.99%          722         92,876,408     25.71          7.719         613       128,638     83.45        68.07        97.86
8.00- 8.49%          415         47,745,647     13.22          8.207         596       115,050     82.43        68.91        97.62
8.50- 8.99%          359         38,853,662     10.76          8.700         580       108,227     82.33        71.97        98.66
9.00- 9.49%           69          7,597,330      2.10          9.157         580       110,106     83.88        76.55       100.00
9.50- 9.99%           71          6,834,764      1.89          9.668         563        96,264     81.59        78.04       100.00
10.00 & Above        201          7,782,557      2.15         11.877         620        38,719     93.56        60.66       100.00
----------------   -----      -------------    ------         ------         ---     ---------     -----        -----       ------
TOTAL              2,940      $ 361,251,697    100.00%         7.593%        614     $ 122,875     82.33%       69.05%       97.33%
================   =====      =============    ======         ======         ===     =========     =====        =====       ======

                              DISTRIBUTION BY FICO

                                        PCT. OF POOL   WEIGHTED                  AVG.       WEIGHTED
             NUMBER OF    PRINCIPAL     BY PRINCIPAL  AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
  FICO         LOANS       BALANCE        BALANCE      COUPON      AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-----------  ---------   -------------  ------------  ----------   ---------   ---------   ----------   ---------   ----------
740 & Above      60      $   6,720,654      1.86%         7.036%        765     $ 112,011     81.34%       42.95%       86.08%
720-739          54          7,976,987      2.21          6.774         728       147,722     83.24        43.60        93.42
700-719          92         11,303,731      3.13          7.155         709       122,867     83.78        44.71        84.12
680-699         138         17,151,156      4.75          7.199         689       124,284     82.48        40.97        94.09
660-679         241         30,768,517      8.52          7.242         669       127,670     83.25        51.83        96.39
640-659         295         38,729,585     10.72          7.402         649       131,287     84.66        48.10        95.31
620-639         342         39,195,111     10.85          7.914         628       114,606     84.34        53.23        98.45
600-619         487         60,298,298     16.69          7.308         609       123,816     83.21        79.97        97.52
580-599         383         46,560,583     12.89          7.485         589       121,568     82.77        79.69        99.29
560-579         346         42,670,492     11.81          7.874         570       123,325     82.24        84.44       100.00
540-559         256         30,295,123      8.39          8.103         549       118,340     78.10        88.50       100.00
520-539         186         22,755,021      6.30          8.343         529       122,339     77.01        90.60       100.00
500-519          60          6,826,438      1.89          8.390         516       113,774     76.90        99.52       100.00
-----------   -----      -------------    ------          -----         ---     ---------     -----        -----       ------
TOTAL         2,940      $ 361,251,697    100.00%         7.593%        614     $ 122,875     82.33%       69.05%       97.33%
===========   =====      =============    ======          =====         ===     =========     =====        =====       ======

                           DISTRIBUTION BY LIEN STATUS

                                        PCT. OF POOL   WEIGHTED                  AVG.       WEIGHTED
             NUMBER OF     PRINCIPAL    BY PRINCIPAL  AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
LIEN STATUS    LOANS        BALANCE       BALANCE      COUPON      AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-----------  ---------   -------------  ------------  ----------   ---------   ---------   ----------   ---------   ----------
First          2,743     $ 354,906,383     98.24%       7.517%        613     $ 129,386     82.05%       69.18%       97.29%
Second           197         6,345,314      1.76       11.892         649        32,210     98.23        62.00       100.00
-----------    -----     -------------    ------       ------         ---     ---------     -----        -----       ------
TOTAL          2,940     $ 361,251,697    100.00%       7.593%        614     $ 122,875     82.33%       69.05%       97.33%
===========    =====     =============    ======       ======         ===     =========     =====        =====       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY COMBINED ORIGINAL LTV

                                             PCT. OF POOL    WEIGHTED                 AVG.       WEIGHTED
  COMBINED        NUMBER OF     PRINCIPAL    BY PRINCIPAL   AVG. GROSS   WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
ORIGINAL LTV        LOANS        BALANCE        BALANCE       COUPON     AVG. FICO   BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
---------------  ----------   -------------  ------------   ----------   ---------  ---------   ----------   ---------   ----------
40.00% & Below       17       $   1,250,897      0.35%         7.639%        599     $  73,582     31.53%       67.67%     100.00%
40.01 - 50.00%       32           2,746,940      0.76          7.425         605        85,842     45.67        73.91       90.17
50.01 - 60.00%       81           8,049,901      2.23          7.312         597        99,381     55.84        64.80       98.94
60.01 - 70.00%      221          24,950,622      6.91          7.438         585       112,899     67.08        64.44       96.19
70.01 - 80.00%    1,107         145,575,991     40.30          7.419         621       131,505     78.68        61.54       97.56
80.01 - 85.00%      524          65,905,065     18.24          7.542         602       125,773     84.56        68.44       95.22
85.01 - 90.00%      545          75,042,488     20.77          7.655         609       137,693     89.78        75.93       97.83
90.01 - 95.00%      145          15,054,584      4.17          8.056         625       103,825     94.62        91.60      100.00
95.01 - 100.00%     268          22,675,208      6.28          8.643         650        84,609     99.95        87.45      100.00
---------------   -----       -------------    ------          -----         ---     ---------     -----        -----      ------
TOTAL             2,940       $ 361,251,697    100.00%         7.593%        614     $ 122,875     82.33%       69.05%      97.33%
===============   =====       =============    ======          =====         ===     =========     =====        =====      ======

                          DISTRIBUTION BY DOCUMENTATION

                                            PCT. OF POOL   WEIGHTED                  AVG.      WEIGHTED
                 NUMBER OF      PRINCIPAL   BY PRINCIPAL  AVG. GROSS   WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
 DOCUMENTATION     LOANS         BALANCE      BALANCE      COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
---------------  ----------  -------------  ------------  ----------  ---------   ---------   ----------   ---------   ----------
Full               2,129     $ 249,461,504     69.05%        7.574%      601      $ 117,173     83.18%      100.00%      97.19%
Other                524        71,826,877     19.88         7.890       636        137,074     81.23         0.00       99.88
Stated               287        39,963,316     11.06         7.178       656        139,245     79.01         0.00       93.64
--------------     -----      ------------    ------         -----       ---      ---------     -----       ------       -----
TOTAL              2,940     $ 361,251,697    100.00%        7.593%      614      $ 122,875     82.33%       69.05%      97.33%
==============     =====      ============    ======         =====       ===      =========     =====       ======       =====

                          DISTRIBUTION BY LOAN PURPOSE

                                            PCT. OF POOL     WEIGHTED                  AVG.      WEIGHTED
   LOAN         NUMBER OF     PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
  PURPOSE         LOANS        BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------   ----------   -------------  ------------  -----------   ---------  ---------   ----------   ---------   ----------
Cash-out Refi    1,815       $ 229,151,895      63.43%       7.502%         602     $ 126,254     81.21%      71.48%       96.83%
Purchase           998         116,145,252      32.15        7.737          638       116,378     84.62       64.38        97.97
Refi               127          15,954,550       4.42        7.856          610       125,626     81.73       68.19       100.00
-------------    -----       -------------     ------        -----          ---     ---------     -----       -----       ------
TOTAL            2,940       $ 361,251,697     100.00%       7.593%         614     $ 122,875     82.33%      69.05%       97.33%
=============    =====       =============     ======        =====          ===     =========     =====       =====       ======

                        DISTRIBUTION BY OCCUPANCY STATUS

                                            PCT. OF
                                            POOL BY     WEIGHTED                  AVG.      WEIGHTED
 OCCUPANCY       NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
  STATUS        OF LOANS      BALANCE       BALANCE     COUPON      AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------   --------   -------------   ---------   ----------   ---------   ---------   ----------   ---------   ----------
Owner            2,837     $ 351,620,731     97.33%      7.605%         612     $ 123,941     82.39%      68.95%      100.00%
Non-owner          103         9,630,966      2.67       7.170          672        93,505     80.17       72.70         0.00
-------------    -----     -------------    ------       -----          ---     ---------     -----       -----       ------
TOTAL            2,940     $ 361,251,697    100.00%      7.593%         614     $ 122,875     82.33%      69.05%       97.33%
=============    =====     =============    ======       =====          ===     =========     =====       =====       ======

                          DISTRIBUTION BY PROPERTY TYPE

                                            PCT. OF
                                            POOL BY     WEIGHTED                  AVG.      WEIGHTED
  PROPERTY       NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
    TYPE        OF LOANS      BALANCE       BALANCE     COUPON      AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------   --------   -------------   ---------   ----------   ---------   ---------   ----------   ---------   ----------
Sin              2,422     $ 293,666,894     81.29%      7.579%         610     $ 121,250     82.28%      70.50%       97.66%
2-4 Units          153        23,418,073      6.48       7.716          638       153,059     81.73       60.99        96.91
Condo              187        19,860,085      5.50       7.661          632       106,204     81.85       61.57        95.81
PUD                117        16,801,101      4.65       7.687          624       143,599     84.29       63.80       100.00
Townhouse           61         7,505,544      2.08       7.383          626       123,042     82.94       69.41        83.99
-------------    -----     -------------    ------       -----          ---     ---------     -----       -----       ------
TOTAL            2,940     $ 361,251,697    100.00%      7.593%         614     $ 122,875     82.33%      69.05%       97.33%
=============    =====     =============    ======       =====          ===     =========     =====       =====       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                              DISTRIBUTION BY STATE

                                                 PCT. OF
                                                 POOL BY     WEIGHTED                   AVG.     WEIGHTED
                       NUMBER      PRINCIPAL    PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
      STATE           OF LOANS      BALANCE      BALANCE     COUPON      AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
--------------------  --------   -------------  ---------   ----------   ---------   ---------   ----------   ---------   ----------
Florida                  689     $  83,216,710     23.04%       7.747%        620     $ 120,779     82.37%       72.17%      99.09%
Illinois                 234        35,019,094      9.69        7.906         615       149,654     84.10        61.10       99.58
Michigan                 214        24,358,710      6.74        7.806         610       113,826     82.97        68.21       95.92
California(Southern)      96        16,674,694      4.62        7.116         627       173,695     81.00        60.36      100.00
Pennsylvania             150        16,465,931      4.56        7.485         612       109,773     82.69        68.99       97.94
Virginia                 136        16,246,691      4.50        7.471         598       119,461     80.46        83.15       94.33
Maryland                  97        15,616,989      4.32        7.320         620       161,000     80.45        60.47       95.41
North Carolina           140        13,794,189      3.82        7.847         605        98,530     82.22        70.14       97.52
Georgia                  122        13,473,281      3.73        7.603         614       110,437     84.19        70.40       87.52
Texas                    117        12,046,086      3.33        7.494         624       102,958     80.24        63.54       94.85
California(Northern)      48         8,906,352      2.47        7.060         627       185,549     81.94        49.54      100.00
Others                   897       105,432,971     29.19        7.493         608       117,540     82.34        71.88       97.04
--------------------   -----     -------------    ------        -----         ---     ---------     -----        -----      ------
TOTAL                  2,940     $ 361,251,697    100.00%       7.593%        614     $ 122,875     82.33%       69.05%      97.33%
====================   =====     =============    ======        =====         ===     =========     =====        =====      ======

                            DISTRIBUTION BY ZIP CODE

                                        PCT. OF
                                        POOL BY     WEIGHTED                  AVG.       WEIGHTED
             NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
ZIP CODE    OF LOANS      BALANCE       BALANCE     COUPON      AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
---------   --------   -------------   ---------   ----------   ---------   ---------   ----------   ---------   ----------
33196           10     $   1,592,500      0.44%      8.033%         625     $ 159,250      84.93%      77.22%      100.00%
33186            9         1,526,541      0.42       7.476          614       169,616      83.04       85.85       100.00
33029            8         1,487,811      0.41       7.460          627       185,976      88.14       46.04       100.00
33312           11         1,432,223      0.40       7.414          630       130,202      79.32       50.21       100.00
33024            9         1,410,701      0.39       7.454          645       156,745      88.57       45.28       100.00
33023           14         1,394,501      0.39       7.769          625        99,607      84.22       67.67       100.00
33010            9         1,349,705      0.37       7.606          639       149,967      83.49      100.00       100.00
33015            9         1,346,052      0.37       7.814          626       149,561      87.76       78.44       100.00
33165            8         1,259,562      0.35       8.102          622       157,445      85.86       79.37       100.00
60639            5         1,107,122      0.31       7.627          647       221,424      86.89       38.98       100.00
Others       2,848       347,344,980     96.15       7.590          613       121,961      82.22       69.12        97.23
---------    -----     -------------    ------       -----          ---     ---------      -----      ------       ------
TOTAL        2,940     $ 361,251,697    100.00%      7.593%         614     $ 122,875      82.33%      69.05%       97.33%
=========    =====     =============    ======       =====          ===     =========      =====      ======       ======

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                 PCT. OF
                                                 POOL BY     WEIGHTED                   AVG.      WEIGHTED
 REMAINING MONTHS     NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
   TO MATURITY       OF LOANS      BALANCE       BALANCE      COUPON      AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------------  --------   -------------   ---------   ----------   ---------   ---------   ----------   ---------   ----------
 0 - 180                219     $  10,180,614      2.82%       9.817%        637     $  46,487     86.19%       63.02%       95.73%
 181 - 240               59         3,424,120      0.95        9.208         639        58,036     86.42        53.77       100.00
 241 - 360            2,662       347,646,963     96.23        7.512         613       130,596     82.18        69.38        97.35
-------------------   -----     -------------    ------        -----         ---     ---------     -----        -----       ------
 TOTAL                2,940     $ 361,251,697    100.00%       7.593%        614     $ 122,875     82.33%       69.05%       97.33%
===================   =====     =============    ======        =====         ===     =========     =====        =====       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY PRODUCT TYPE

                                            PCT. OF
                                            POOL BY     WEIGHTED                   AVG.     WEIGHTED
   PRODUCT       NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
    TYPE        OF LOANS      BALANCE       BALANCE     COUPON      AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------   --------   -------------   ---------   ----------   ---------   ---------   ----------   ---------   ----------
2/28 ARM         1,285     $ 173,480,492     48.02%       7.305%        610     $ 135,004      83.38%      70.30%       96.35%
3/27 ARM           947       124,147,173     34.37        7.734         613       131,095      81.68       66.83        99.03
Fixed              560        58,776,970     16.27        7.805         625       104,959      79.33       70.09        96.43
Balloon            148         4,847,062      1.34       11.761         644        32,750      97.97       69.14       100.00
-------------    -----     -------------    ------       ------         ---     ---------      -----       -----       ------
TOTAL            2,940     $ 361,251,697    100.00%       7.593%        614     $ 122,875      82.33%      69.05%       97.33%
=============    =====     =============    ======       ======         ===     =========      =====       =====       ======

                          DISTRIBUTION BY PERIODIC CAP

                                            PCT. OF
                                            POOL BY     WEIGHTED                   AVG.      WEIGHTED
  PERIODIC       NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
    CAP         OF LOANS      BALANCE       BALANCE     COUPON      AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------   --------   -------------   ---------   ----------   ---------   ---------   ----------   ---------   ----------
1.00%             1,997    $ 264,579,868     73.24%       7.477%        610     $ 132,489      82.33%      70.30%       97.15%
1.50%               235       33,047,797      9.15        7.539         624       140,629      85.43       57.22       100.00
N/A                 708       63,624,032     17.61        8.106         627        89,864      80.75       70.02        96.70
-------------     -----    -------------    ------        -----         ---     ---------      -----       -----       ------
TOTAL             2,940    $ 361,251,697    100.00%       7.593%        614     $ 122,875      82.33%      69.05%       97.33%
=============     =====    =============    ======        =====         ===     =========      =====       =====       ======

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                          PCT. OF
                                          POOL BY     WEIGHTED                  AVG.      WEIGHTED
 MONTHS TO     NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
RATE RESET    OF LOANS      BALANCE       BALANCE     COUPON      AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-----------   --------   -------------   ---------   ----------   ---------   ---------   ----------   ---------   ----------
1-12               1     $     113,159      0.03%       6.000%        642     $ 113,159      79.99%     100.00%      100.00%
13-24          1,268       170,864,298     47.30        7.309         609       134,751      83.31       70.53        96.30
25-36            939       123,202,206     34.10        7.723         613       131,206      81.80       66.57        99.03
37-48             24         3,448,002      0.95        7.668         629       143,667      82.05       66.13       100.00
N/A              708        63,624,032     17.61        8.106         627        89,864      80.75       70.02        96.70
-----------    -----     -------------    ------        -----         ---     ---------      -----      ------       ------
TOTAL          2,940     $ 361,251,697    100.00%       7.593%        614     $ 122,875      82.33%      69.05%       97.33%
===========    =====     =============    ======        =====         ===     =========      =====      ======       ======

                      DISTRIBUTION BY MAXIMUM LIFETIME RATE

                                                 PCT. OF
                                                 POOL BY     WEIGHTED                   AVG.     WEIGHTED
     MAXIMUM          NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
   LIFETIME RATE     OF LOANS      BALANCE       BALANCE     COUPON      AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
------------------   --------   -------------   ---------   ----------   ---------   ---------   ----------   ---------   ----------
12.99% & Below          418     $  61,703,160     17.08%       6.295%        625     $ 147,615      80.08%      75.21%      93.59%
13.00-13.49%            207        26,723,325      7.40        6.981         614       129,098      82.76       76.17       93.67
13.50-13.99%            374        49,678,662     13.75        7.188         616       132,831      82.87       67.58       97.70
14.00-14.49%            241        30,469,043      8.43        7.513         614       126,428      83.01       60.23       98.00
14.50-14.99%            432        58,419,198     16.17        7.806         619       135,230      84.30       65.10       99.78
15.00-15.49%            235        31,194,417      8.64        8.216         598       132,742      83.76       68.92      100.00
15.50-15.99%            213        27,293,267      7.56        8.718         580       128,137      82.14       64.90      100.00
16.00% & Above          112        12,146,593      3.36        9.560         577       108,452      84.57       74.01      100.00
N/A                     708        63,624,032     17.61        8.106         627        89,864      80.75       70.02       96.70
------------------    -----     -------------    ------        -----         ---     ---------      -----       -----      ------
TOTAL                 2,940     $ 361,251,697    100.00%       7.593%        614     $ 122,875      82.33%      69.05%      97.33%
==================    =====     =============    ======        =====         ===     =========      =====       =====      ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                             DISTRIBUTION BY MARGIN

                                            PCT. OF
                                            POOL BY     WEIGHTED                   AVG.      WEIGHTED
                 NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
   MARGIN       OF LOANS      BALANCE       BALANCE     COUPON      AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------   --------   -------------   ---------   ----------   ---------   ---------   ----------   ---------   ----------
4.99% & Below        7     $     888,055      0.25%       5.504%        678     $ 126,865      83.82%      82.57%      100.00%
5.00- 5.49%         70        11,716,410      3.24        6.057         659       167,377      79.39       56.40        97.50
5.50- 5.99%        173        26,559,179      7.35        6.218         643       153,521      80.23       73.36        97.90
6.00- 6.49%        253        37,264,495     10.32        6.835         628       147,290      83.00       70.72        97.40
6.50- 6.99%        356        50,361,232     13.94        7.014         620       141,464      82.28       65.73        95.31
7.00- 7.50%        420        56,032,837     15.51        7.475         607       133,412      83.31       71.24        96.73
7.50- 8.00%        419        51,299,694     14.20        7.880         604       122,434      83.66       67.18        97.41
8.00% & Above      534        63,505,764     17.58        8.744         581       118,925      83.03       69.69        99.70
N/A                708        63,624,032     17.61        8.106         627        89,864      80.75       70.02        96.70
-------------    -----     -------------    ------        -----         ---     ---------      -----       -----        -----
TOTAL            2,940     $ 361,251,697    100.00%       7.593%        614     $ 122,875      82.33%      69.05%       97.33%
=============    =====     =============    ======        =====         ===     =========      =====       =====        =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

               SCHEDULE C - MORTGAGE LOAN STATISTICAL INFORMATION:
                      THE AGGREGATE GROUP II MORTGAGE LOANS

                                  $404,470,000
                                  (APPROXIMATE)
                                 GSAMP 2004-HE2
                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
                       MORTGAGE PASS-THROUGH CERTIFICATES

                           THE GROUP II MORTGAGE LOANS

         -----------------------------------------------------------
          Scheduled Principal Balance(1):             $ 174,290,686
          Number of Mortgage Loans:                           1,170
          Avg. Scheduled Principal Balance:           $     148,966
          Wtd. Avg. Gross Coupon:                             7.625%
          Wtd. Avg. Net Coupon(2):                            7.088%
          Wtd. Avg. Original FICO Score:                        619
          Wtd. Avg. Combined Original LTV Ratio(3):           82.20%
          Wtd. Avg.  Std. Remaining Term (Mo.):                 350
          Wtd. Avg.  Seasoning (Mo.):                             2
          Wtd. Avg.  Months to Roll(4):                          28
          Wtd. Avg.  Gross Margin(4):                          7.15%
          Wtd. Avg.  Initial Rate Cap(4):                      2.89%
          Wtd. Avg. Periodic Rate Cap(4):                      1.05%
          Wtd. Avg. Gross Max. Lifetime Rate(4):              14.26%
         -----------------------------------------------------------

(9) All percentages of mortgage loans are based on their scheduled principal balances as of the Statistical Calculation Date.
(10) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.
(11) Calculated using LTV with respect to first lien loans and combined LTV with respect to second lien loans.
(12) Represents the weighted average of the adjustable rate mortgage loans in the applicable loan group.

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                 PCT. OF
                                                 POOL BY     WEIGHTED                   AVG.      WEIGHTED
CURRENT PRINCIPAL      NUMBER     PRINCIPAL     PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
    BALANCE           OF LOANS     BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------------   --------   -------------  ---------   ----------   ---------   ---------   ----------   ---------   ----------
$50,000 & Below           167    $   5,263,586      3.02%      10.855%        626     $  31,518      89.48%      72.42%       98.55%
$50,001 - $75,000         162       10,115,056      5.80        8.879         603        62,439      81.60       78.72        95.36
$75,001 - $100,000        130       11,183,972      6.42        8.246         599        86,031      81.30       82.91        99.26
$100,001 - $125,000       169       19,022,179     10.91        7.974         599       112,557      80.79       81.73        99.37
$125,001 - $150,000       126       17,326,041      9.94        7.671         610       137,508      82.09       75.28       100.00
$150,001 - $200,000       149       25,926,461     14.88        7.475         612       174,003      80.61       64.23        98.62
$200,001 - $250,000        82       18,273,735     10.48        7.402         614       222,850      83.08       66.82        97.66
$250,001 - $300,000        38       10,328,151      5.93        7.011         624       271,793      82.37       51.97       100.00
$300,001 - $350,000        60       19,791,994     11.36        7.335         626       329,867      84.39       47.29        98.24
$350,001 - $400,000        45       16,896,855      9.69        6.838         634       375,486      80.47       42.50       100.00
$400,001 & Above           42       20,162,657     11.57        7.094         650       480,063      82.98       44.85       100.00
-------------------     -----    -------------    ------        -----         ---     ---------      -----       -----       ------
TOTAL                   1,170    $ 174,290,686    100.00%       7.625%        619     $ 148,966      82.20%      62.80%       98.92%
===================     =====    =============    ======        =====         ===     =========      =====       =====       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY CURRENT RATE

                                                 PCT. OF
                                                 POOL BY     WEIGHTED                  AVG.      WEIGHTED
                      NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
  CURRENT RATE       OF LOANS      BALANCE       BALANCE     COUPON      AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
------------------   --------   -------------   ---------   ----------   ---------   ---------   ----------   ---------   ----------
5.99% & Below            34     $   9,313,777      5.34%      5.642%        667      $ 273,935      78.26%      67.39%     100.00%
6.00- 6.49%             160        30,065,899     17.25       6.305         641        187,912      80.80       65.08       96.15
6.50- 6.99%             140        28,843,636     16.55       6.720         639        206,026      81.21       50.58       99.05
7.00- 7.49%             176        29,983,377     17.20       7.208         631        170,360      81.58       50.98       99.15
7.50- 7.99%              86        19,004,652     10.90       7.673         616        220,984      83.65       52.85      100.00
8.00- 8.49%              58         9,087,295      5.21       8.201         591        156,678      81.83       76.86      100.00
8.50- 8.99%             104        15,056,536      8.64       8.718         585        144,774      81.99       71.58       99.80
9.00- 9.49%             155        15,106,199      8.67       9.196         574         97,459      83.85       79.47       99.24
9.50- 9.99%             102        10,080,540      5.78       9.697         567         98,829      83.64       82.46      100.00
10.00% & Above          155         7,748,774      4.45      11.439         603         49,992      90.63       72.44       99.40
------------------    -----     -------------    ------      ------         ---      ---------      -----       -----      ------
TOTAL                 1,170     $ 174,290,686    100.00%      7.625%        619      $ 148,966      82.20%      62.80%      98.92%
==================    =====     =============    ======      ======         ===      =========      =====       =====      ======

                              DISTRIBUTION BY FICO

                                          PCT. OF
                                          POOL BY     WEIGHTED                   AVG.      WEIGHTED
               NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
   FICO       OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-----------   --------   -------------   ---------   ----------   ---------   ---------   ----------   ---------   ----------
740 & Above       27     $   4,617,898      2.65%       6.319%        764     $ 171,033      80.07%      61.76%       100.00%
720-739           24         3,388,145      1.94        6.658         729       141,173      85.45       43.02         93.30
700-719           33         5,966,453      3.42        7.241         706       180,802      84.80       43.55         99.15
680-699           54        10,485,591      6.02        7.298         686       194,178      85.04       49.42        100.00
660-679          102        15,532,994      8.91        7.269         669       152,284      83.42       48.58         97.02
640-659          119        19,323,332     11.09        7.406         648       162,381      85.02       42.70         98.91
620-639          229        32,843,111     18.84        7.285         629       143,420      82.41       45.21         97.77
600-619          161        24,982,899     14.33        7.444         609       155,173      83.54       73.04         99.52
580-599          100        15,075,251      8.65        7.826         589       150,753      82.73       73.93         99.49
560-579           79        12,916,822      7.41        7.958         569       163,504      80.53       76.54        100.00
540-559           77         9,166,231      5.26        8.575         550       119,042      77.32       89.06        100.00
520-539           81         9,111,771      5.23        8.978         531       112,491      79.82       94.36        100.00
500-519           83        10,790,357      6.19        8.723         506       130,004      75.17       98.12        100.00
499 & Below        1            89,832      0.05       10.750         486        89,832      33.96      100.00        100.00
-----------    -----     -------------    ------       ------         ---     ---------      -----      ------        ------
TOTAL          1,170     $ 174,290,686    100.00%       7.625%        619     $ 148,966      82.20%      62.80%        98.92%
===========    =====     =============    ======       ======         ===     =========      =====      ======        ======

                           DISTRIBUTION BY LIEN STATUS

                                          PCT. OF
                                          POOL BY     WEIGHTED                   AVG.      WEIGHTED
               NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
LIEN STATUS   OF LOANS      BALANCE       BALANCE     COUPON      AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-----------   --------   -------------   ---------   ----------   ---------   ---------   ----------   ---------   ----------
First           1,019    $ 168,783,482     96.84%      7.493%         618     $ 165,636     81.66%       62.64%       98.89%
Second            151        5,507,203      3.16      11.673          650        36,472     98.68        67.70       100.00
-----------     -----    -------------    ------      ------          ---     ---------     -----        -----       ------
TOTAL           1,170    $ 174,290,686    100.00%      7.625%         619     $ 148,966     82.20%       62.80%       98.92%
===========     =====    =============    ======      ======          ===     =========     =====        =====       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY COMBINED ORIGINAL LTV

                                              PCT. OF
                                              POOL BY     WEIGHTED                   AVG.      WEIGHTED
   COMBINED        NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
 ORIGINAL LTV     OF LOANS      BALANCE       BALANCE     COUPON      AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
---------------   --------   -------------   ---------   ----------   ---------   ---------   ----------   ---------   ----------
40.00% & Below        14     $   1,209,393      0.69%       7.500%        576     $  86,385     34.53%       79.65%      100.00%
40.01 - 50.00%        17         2,320,627      1.33        7.326         598       136,507     44.43        76.70       100.00
50.01 - 60.00%        18         1,651,430      0.95        7.342         611        91,746     56.04        62.34       100.00
60.01 - 70.00%        70        10,428,966      5.98        7.309         595       148,985     67.00        55.65        96.66
70.01 - 80.00%       464        78,503,444     45.04        7.362         620       169,188     78.95        57.51        99.36
80.01 - 85.00%       200        33,285,232     19.10        7.709         603       166,426     84.60        62.86        97.54
85.01 - 90.00%       155        26,219,480     15.04        7.635         616       169,158     89.74        66.13        99.19
90.01 - 95.00%        64         7,218,292      4.14        8.032         648       112,786     94.50        77.19       100.00
95.01 - 100.00%      168        13,453,822      7.72        9.058         662        80,082     99.72        81.00       100.00
---------------    -----     -------------    ------        -----         ---     ---------     -----        -----       ------
TOTAL              1,170     $ 174,290,686    100.00%       7.625%        619     $ 148,966     82.20%       62.80%       98.92%
===============    =====     =============    ======        =====         ===     =========     =====        =====       ======

                          DISTRIBUTION BY DOCUMENTATION

                                              PCT. OF
                                              POOL BY     WEIGHTED                   AVG.      WEIGHTED
                   NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
 DOCUMENTATION    OF LOANS      BALANCE       BALANCE     COUPON      AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
---------------   --------   -------------   ---------   ----------   ---------   ---------   ----------   ---------   ----------
Full                 825     $ 109,454,290      62.80%      7.740%        604     $ 132,672      82.76%      100.00%      98.60%
Other                259        49,079,311      28.16       7.567         642       189,495      80.95         0.00       99.91
Stated                86        15,757,084       9.04       7.009         647       183,222      82.20         0.00       98.10
---------------    -----     -------------     ------       -----         ---     ---------      -----       ------       -----
TOTAL              1,170     $ 174,290,686     100.00%      7.625%        619     $ 148,966      82.20%       62.80%      98.92%
===============    =====     =============     ======       =====         ===     =========      =====       ======       =====

                          DISTRIBUTION BY LOAN PURPOSE

                                            PCT. OF
                                            POOL BY     WEIGHTED                  AVG.      WEIGHTED
                 NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
LOAN PURPOSE    OF LOANS      BALANCE       BALANCE     COUPON      AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------   --------   -------------   ---------   ----------   ---------   ---------   ----------   ---------   ----------
Cash-out Refi       637    $  98,790,168      56.68%      7.550%        603     $ 155,087      81.48%      67.29%       98.89%
Purchase            470       65,167,961      37.39       7.712         642       138,655      83.35       56.93        99.10
Refi                 63       10,332,557       5.93       7.796         616       164,009      81.85       56.87        98.11
-------------     -----    -------------     ------       -----         ---     ---------      -----       -----        -----
TOTAL             1,170    $ 174,290,686     100.00%      7.625%        619     $ 148,966      82.20%      62.80%       98.92%
=============     =====    =============     ======       =====         ===     =========      =====       =====        =====

                        DISTRIBUTION BY OCCUPANCY STATUS

                                            PCT. OF
                                            POOL BY     WEIGHTED                  AVG.      WEIGHTED
  OCCUPANCY      NUMBER      PRINCIPAL     PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
   STATUS       OF LOANS      BALANCE       BALANCE     COUPON      AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------   --------   -------------   ---------   ----------   ---------   ---------   ----------   ---------   ----------
Owner             1,153    $ 172,409,679     98.92%       7.634%        618     $ 149,531      82.24%      62.59%      100.00%
Non-owner            17        1,881,007      1.08        6.787         654       110,647      78.45       81.62         0.00
-------------     -----    -------------    ------        -----         ---     ---------      -----       -----       ------
TOTAL             1,170    $ 174,290,686    100.00%       7.625%        619     $ 148,966      82.20%      62.80%       98.92%
=============     =====    =============    ======        =====         ===     =========      =====       =====       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY PROPERTY TYPE

                                            PCT. OF POOL    WEIGHTED                   AVG.     WEIGHTED
  PROPERTY      NUMBER OF     PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
    TYPE          LOANS        BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV    LOAN DOC     OCCUPIED
-------------   ---------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
Single-family       949     $ 140,302,936       80.50%       7.579%        617      $ 147,843     82.42%       62.47%       99.23%
Condo                90        11,715,629        6.72        7.847         625        130,174     82.48        63.75        98.98
PUD                  56        10,260,989        5.89        7.803         632        183,232     82.37        56.62       100.00
2-4 Units            58         9,965,323        5.72        7.838         628        171,816     78.19        71.18        95.35
Townhouse            17         2,045,809        1.17        7.614         598        120,342     84.06        70.46        89.44
-------------     -----     -------------      ------        -----         ---      ---------     -----        -----       ------
TOTAL             1,170     $ 174,290,686      100.00%       7.625%        619      $ 148,966     82.20%       62.80%       98.92%
=============     =====     =============      ======        =====         ===      =========     =====        =====       ======

                              DISTRIBUTION BY STATE

                                                    PCT. OF
                                                    POOL BY     WEIGHTED
                       NUMBER OF     PRINCIPAL     PRINCIPAL   AVG. GROSS
       STATE             LOANS        BALANCE       BALANCE      COUPON
--------------------   ---------   -------------   ---------   ----------
Florida                    317     $  39,124,072     22.45%      7.797%
California(Northern)        60        17,669,061     10.14       6.902
California(Southern)        69        16,829,665      9.66       7.135
Illinois                    89        15,781,764      9.05       8.115
Pennsylvania                76        10,239,859      5.88       7.475
Maryland                    52         9,919,354      5.69       7.747
Michigan                    85         8,564,890      4.91       8.018
Virginia                    41         7,188,716      4.12       7.561
North Carolina              42         4,504,510      2.58       8.253
Georgia                     32         3,955,604      2.27       8.173
Massachusetts               14         3,505,362      2.01       7.258
Others                     293        37,007,829     21.23       7.633
--------------------     -----     -------------    ------       -----
TOTAL                    1,170     $ 174,290,686    100.00%      7.625%
====================     =====     =============    ======       =====

                                               WEIGHTED
                                      AVG.        AVG.
                        WEIGHTED   PRINCIPAL     COMB.     PCT. FULL   PCT. OWNER
       STATE           AVG. FICO    BALANCE    ORIG. LTV   LOAN DOC     OCCUPIED
--------------------   ---------   ---------   ---------   ---------   ----------
Florida                   628      $ 123,420     82.32%      73.27%       99.45%
California(Northern)      642        294,484     80.60       42.78       100.00
California(Southern)      625        243,908     79.75       59.75       100.00
Illinois                  609        177,323     84.29       58.51        98.66
Pennsylvania              623        134,735     83.80       69.18        99.51
Maryland                  620        190,757     80.01       50.97       100.00
Michigan                  612        100,763     82.16       52.87        98.70
Virginia                  602        175,335     85.02       64.67       100.00
North Carolina            595        107,250     82.31       72.70       100.00
Georgia                   615        123,613     84.62       49.77        93.80
Massachusetts             622        250,383     81.07       52.40        94.43
Others                    604        126,307     82.50       69.02        97.70
--------------------      ---      ---------     -----       -----        -----
TOTAL                     619      $ 148,966     82.20%      62.80%       98.92%
====================      ===      =========     =====       =====        =====

                            DISTRIBUTION BY ZIP CODE

                                       PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
           NUMBER OF     PRINCIPAL     BY PRINCIPAL   AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
ZIP CODE     LOANS        BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC    OCCUPIED
--------   ---------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
33027           10     $   2,312,757        1.33%       8.326%        626      $ 231,276     83.50%       74.92%      100.00%
33175            9         1,018,994        0.58        7.157         630        113,222     78.48        90.19       100.00
60707            4           996,045        0.57        7.712         630        249,011     90.45        33.11       100.00
94583            2           980,726        0.56        6.701         591        490,363     82.26        49.02       100.00
33165            7           953,285        0.55        8.627         602        136,184     82.80        93.83       100.00
20164            3           897,083        0.51        6.793         592        299,028     85.57        63.05       100.00
33162            8           894,747        0.51        8.314         616        111,843     83.26        51.18       100.00
33023            9           801,038        0.46        7.465         643         89,004     81.47       100.00       100.00
93010            2           788,380        0.45        7.530         653        394,190     85.94       100.00       100.00
95116            2           753,718        0.43        5.947         695        376,859     80.00         0.00       100.00
Others       1,114       163,893,914       94.03        7.627         618        147,122     82.12        62.53        98.85
--------     -----     -------------      ------        -----         ---      ---------     -----       ------       ------
TOTAL        1,170     $ 174,290,686      100.00%       7.625%        619      $ 148,966     82.20%       62.80%       98.92%
========     =====     =============      ======        =====         ===      =========     =====       ======       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

REMAINING                               PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
MONTHS TO   NUMBER OF     PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
MATURITY      LOANS        BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC    OCCUPIED
---------   ---------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
0 - 180         126     $   5,540,295        3.18%       10.563%       633      $  43,971     90.57%       70.15%      100.00%
181 - 240        41         2,003,331        1.15        10.042        629         48,862     87.38        42.12       100.00
241 - 360     1,003       166,747,059       95.67         7.498        618        166,248     81.86        62.80        98.87
---------     -----     -------------      ------        ------        ---      ---------     -----        -----       ------
TOTAL         1,170     $ 174,290,686      100.00%        7.625%       619      $ 148,966     82.20%       62.80%       98.92%
=========     =====     =============      ======        ======        ===      =========     =====        =====       ======

                          DISTRIBUTION BY PRODUCT TYPE

                                       PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
PRODUCT    NUMBER OF     PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
  TYPE       LOANS        BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC    OCCUPIED
--------   ---------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
2/28 ARM       359     $  64,883,554       37.23%        7.278%       615      $ 180,734     83.89%       62.99%       98.35%
3/27 ARM       460        76,639,322       43.97         7.672        614        166,607     80.77        58.02        99.05
Fixed          251        29,133,166       16.72         7.763        633        116,068     80.08        74.13        99.71
Balloon        100         3,634,644        2.09        11.721        653         36,346     99.02        69.58       100.00
--------     -----     -------------      ------        ------        ---      ---------     -----        -----       ------
TOTAL        1,170     $ 174,290,686      100.00%        7.625%       619      $ 148,966     82.20%       62.80%       98.92%
========     =====     =============      ======        ======        ===      =========     =====        =====       ======

                          DISTRIBUTION BY PERIODIC CAP

                                       PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
PERIODIC   NUMBER OF     PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
  CAP        LOANS        BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC    OCCUPIED
--------   ---------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
1.00%          749     $ 128,699,372       73.84%        7.475%       615      $ 171,828     82.13%       60.54%       98.60%
1.50%           70        12,823,504        7.36         7.653        611        183,193     82.95        57.81       100.00
N/A            351        32,767,810       18.80         8.202        635         93,356     82.18        73.62        99.74
--------     -----     -------------      ------        ------        ---      ---------     -----        -----       ------
TOTAL        1,170     $ 174,290,686      100.00%        7.625%       619      $ 148,966     82.20%       62.80%       98.92%
========     =====     =============      ======        ======        ===      =========     =====        =====       ======

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                         PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
MONTHS TO    NUMBER OF     PRINCIPAL     BY PRINCIPAL   AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
RATE RESET     LOANS        BALANCE         BALANCE       COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC    OCCUPIED
----------   ---------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
13-24            353     $  64,060,992       36.76%       7.272%        615      $ 181,476     83.84%       62.80%       98.33%
25-36            456        75,613,718       43.38        7.692         614        165,820     80.81        58.47        99.04
37-48             10         1,848,166        1.06        6.872         606        184,817     82.52        47.99       100.00
N/A              351        32,767,810       18.80        8.202         635         93,356     82.18        73.62        99.74
----------     -----     -------------      ------        -----         ---      ---------     -----        -----       ------
TOTAL          1,170     $ 174,290,686      100.00%       7.625%        619      $ 148,966     82.20%       62.80%       98.92%
==========     =====     =============      ======        =====         ===      =========     =====        =====       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY MAXIMUM LIFETIME RATE

                                             PCT. OF POOL
                                                 BY          WEIGHTED                   AVG.      WEIGHTED
   MAXIMUM       NUMBER OF     PRINCIPAL      PRINCIPAL     AVG. GROSS    WEIGHTED   PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
LIFETIME RATE      LOANS        BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC    OCCUPIED
--------------   ---------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
12.99% & Below       132     $  26,292,057       15.09%       6.276%        633      $ 199,182     81.52%       56.70%       94.55%
13.00-13.49%          81        15,964,654        9.16        6.458         634        197,094     83.01        67.24        99.62
13.50-13.99%          96        20,102,436       11.53        6.759         641        209,400     82.47        49.29       100.00
14.00-14.49%         122        21,753,260       12.48        7.237         630        178,305     81.65        47.15        99.10
14.50-14.99%          66        14,911,994        8.56        7.722         617        225,939     82.64        50.32       100.00
15.00-15.49%          82        11,283,081        6.47        8.452         582        137,599     82.55        80.14        99.47
15.50-15.99%          74        12,205,967        7.00        8.761         580        164,945     80.81        66.49       100.00
16.00% & Above       166        19,009,427       10.91        9.540         567        114,515     83.18        78.17        99.76
N/A                  351        32,767,810       18.80        8.202         635         93,356     82.18        73.62        99.74
--------------     -----     -------------      ------        -----         ---      ---------     -----        -----       ------
TOTAL              1,170     $ 174,290,686      100.00%       7.625%        619      $ 148,966     82.20%       62.80%       98.92%
==============     =====     =============      ======        =====         ===      =========     =====        =====       ======

                             DISTRIBUTION BY MARGIN

                                            PCT. OF POOL    WEIGHTED                   AVG.      WEIGHTED
                NUMBER OF     PRINCIPAL     BY PRINCIPAL   AVG. GROSS   WEIGHTED    PRINCIPAL   AVG. COMB.   PCT. FULL   PCT. OWNER
   MARGIN         LOANS        BALANCE        BALANCE        COUPON     AVG. FICO    BALANCE    ORIG. LTV     LOAN DOC    OCCUPIED
-------------   ---------   -------------   ------------   ----------   ---------   ---------   ----------   ---------   ----------
4.99% & Below        11     $   3,014,697        1.73%       6.414%        669      $ 274,063     76.62%       51.57%      100.00%
5.00- 5.49%          14         3,264,617        1.87        5.999         645        233,187     79.12        75.95       100.00
5.50- 5.99%          41         9,475,480        5.44        6.158         642        231,109     83.49        56.91        95.63
6.00- 6.49%         154        29,742,170       17.06        6.492         631        193,131     81.99        62.73        98.06
6.50- 6.99%         131        25,861,265       14.84        6.908         632        197,414     82.67        42.57        97.29
7.00- 7.50%         128        23,088,849       13.25        7.490         628        180,382     83.24        49.76       100.00
7.50- 8.00%          49        10,741,481        6.16        7.981         606        219,214     81.07        66.23       100.00
8.00% & Above       291        36,334,317       20.85        9.153         569        124,860     82.13        76.05        99.71
N/A                 351        32,767,810       18.80        8.202         635         93,356     82.18        73.62        99.74
-------------     -----     -------------      ------        -----         ---      ---------     -----        -----       ------
TOTAL             1,170     $ 174,290,686      100.00%       7.625%        619      $ 148,966     82.20%       62.80%       98.92%
=============     =====     =============      ======        =====         ===      =========     =====        =====       ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE D - STRUCTURAL AND COLLATERAL TERM SHEET

                                  $404,470,000
                                  (APPROXIMATE)
                                 GSAMP 2004-HE2
                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
                       MORTGAGE PASS-THROUGH CERTIFICATES

OVERVIEW OF THE OFFERED CERTIFICATES

               APPROXIMATE INITIAL
                    PRINCIPAL        CERTIFICATE   PRIMARY COLLATERAL    CREDIT
CERTIFICATES       BALANCE (1)          TYPE             GROUP          SUPPORT
------------   -------------------   -----------   ------------------   -------
A-1A           $    250,841,000         Sr            Group I (2)       22.25%
A-1B           $     27,872,000        Sr/Mez         Group I (2)       22.25%
A-2B           $     16,815,000         Sr           Group II (2)       22.25%
A-IO            Notional Amount(6)      Sr          Group I and II        N/A
M-1            $     37,200,000         Mez         Group I and II      15.25%
M-2            $     31,885,000         Mez         Group I and II       9.25%
M-3            $      9,300,000         Mez         Group I and II       7.50%
M-4            $      9,300,000         Mez         Group I and II       5.75%
B-1            $      7,440,000         Sub         Group I and II       4.35%
B-2            $      7,440,000         Sub         Group I and II       2.95%
B-3            $      6,377,000         Sub         Group I and II       1.75%
Total          $    404,470,000

NOT OFFERED CERTIFICATES

A-2A                        N/A          Sr           Group II (2)       22.25%
A-INV           Notional Amount(7)       Sr          Group I and II        N/A

                    INITIAL         AVERAGE    PRINCIPAL         S&P/
                 PASS-THROUGH        LIFE        PAYMENT       MOODY'S
CERTIFICATES       RATE (3)        (YRS)(4)   WINDOW(4)(5)     RATINGS
------------   -----------------   --------   -------------   ---------
A-1A               LIBOR +[%]        1.82     05/04 - 05/11    AAA/Aaa
A-1B               LIBOR +[%]        5.88     03/08 - 05/11    AAA/Aaa
A-2B               LIBOR +[%]        6.67     09/09 - 05/11    AAA/Aaa
A-IO                4.00% (6)         N/A          N/A         AAA/Aaa
M-1                LIBOR +[%]        4.92     10/07 - 05/11    AA+/Aa2
M-2                LIBOR +[%]        4.81     07/07 - 05/11     A+/A2
M-3                LIBOR +[%]        4.77     07/07 - 05/11     A/A3
M-4                LIBOR +[%]        4.75     06/07 - 05/11    A-/Baa1
B-1                LIBOR +[%]        4.74     06/07 - 05/11   BBB+/Baa2
B-2                LIBOR +[%]        4.73     05/07 - 05/11   BBB/Baa3
B-3                LIBOR +[%]        4.65     05/07 - 05/11   BBB-/N/A
Total

NOT OFFERED CERTIFICATES

A-2A               LIBOR +[%]         N/A          N/A         AAA/Aaa
A-INV          2.00% - LIBOR (7)      N/A          N/A           N/A

(1) The initial aggregate principal balance of the Principal Certificates and the initial notional amount of the Class A-IO and Class A-INV Certificates will be subject to an upward or downward variance of no more than approximately 5%. The principal balances of the Principal Certificates are calculated using the scheduled principal balances of the Mortgage Loans as of the Cut-Off Date (rolled 1 month from the Statistical Calculation Date at 8% CPR).
(2) The Class A-1 and Class A-2 Certificates are entitled to receive principal payments primarily from the primary collateral group indicated. Under certain circumstances, the Class A-1 and Class A-2 Certificates may receive principal from the other collateral group.
(3) See the "Structure of the Offered Certificates" section of this Term Sheet for more information on the Pass-Through Rates of the Offered Certificates.
(4) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% Clean-up Call on the Certificates.
(5) The Final Scheduled Distribution Date for the Certificates is the Distribution Date in May 2034.
(6) The Class A-IO Certificates pay interest only based on a notional amount. The notional amount will decrease over time according to a schedule described under "Class A-IO Notional Amounts" below. Interest on the Class A-IO Certificates will be paid at a rate of 4.00% based on the Class A-IO Notional Amount, subject to a cap as described below.
(7) The Class A-INV Certificates will pay interest only based on a notional amount equal the aggregate scheduled principal balance of the Mortgage Loans. Interest on the Class A-INV Certificates will be paid at a rate equal to the greater of (i) 2.00% minus One-Month LIBOR and (ii) zero.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

SELECTED MORTGAGE POOL DATA (8)

                                                       GROUP I                        GROUP II
                                             ----------------------------   ----------------------------
                                              Adjustable                     Adjustable
                                                 Rate         Fixed Rate        Rate         Fixed Rate      Aggregate
                                             -------------   ------------   -------------   ------------   -------------
   Scheduled Principal Balance:              $ 297,627,665   $ 63,624,032   $ 141,522,876   $ 32,767,810   $ 535,542,383
   Number of Mortgage Loans:                         2,232            708             819            351           4,110
Avg. Scheduled Principal Balance:            $     133,346   $     89,864   $     172,800   $     93,356   $     130,302
Wtd. Avg. Gross Coupon:                              7.484%         8.106%          7.491%         8.202%          7.604%
Wtd. Avg. Net Coupon(9):                             6.949%         7.571%          6.956%         7.667%          7.069%
Wtd. Avg. Original FICO Score:                         611            627             615            635             615
Wtd. Avg. Combined Original LTV Ratio(10):           82.67%         80.75%          82.20%         82.18%          82.29%
Wtd. Avg. Std. Remaining Term (Mo.):                   358            322             358            319             351
Wtd. Avg. Seasoning (Mo.):                               2              2               2              3               2
Wtd. Avg. Months to Roll(11):                           27            N/A              28            N/A              27
Wtd. Avg. Gross Margin(11):                           7.16%           N/A            7.15%           N/A            7.16%
Wtd. Avg. Initial Rate Cap(11):                       2.85%           N/A            2.89%           N/A            2.86%
Wtd. Avg. Periodic Rate Cap(11):                      1.06%           N/A            1.05%           N/A            1.05%
Wtd. Avg. Gross Max. Lifetime Rate(11):              14.10%           N/A           14.26%           N/A           14.15%

(8) All percentages of mortgage loans are based on their scheduled principal balances as of the Statistical Calculation Date.
(9) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.
(10) Calculated using LTV with respect to first lien loans and combined LTV with respect to second lien loans.
(11) Represents the weighted average of the adjustable rate mortgage loans in the applicable loan group.

FEATURES OF THE TRANSACTION

o The mortgage loans in the transaction consist of subprime fixed and adjustable rate, first and second lien residential mortgage loans (the "Mortgage Loans") originated by First NLC Financial Services, LLC ("First NLC") (59%), EquiFirst Corporation ("EquiFirst") (32%) and Accredited Home Lenders, Inc. ("Accredited") (9%).
o Credit support for the Certificates will be provided through a senior/subordinate structure, initial overcollateralization of 1.75% and excess spread.
o The First NLC mortgage loans will be serviced by Ocwen Federal Bank FSB ("Ocwen"). The EquiFirst and Accredited mortgage loans will be serviced by Chase Manhattan Mortgage Corporation ("Chase").
o All amounts and percentages herein related to the Mortgage Loans are as of the Statistical Calculation Date.
o None of the Mortgage Loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994, as amended or (b) "high cost" loans under any other applicable state, federal or local law.
o None of the Mortgage Loans secured by a property in the state of Georgia were originated between October 1, 2002 and March 7, 2003.
o The transaction will be modeled on INTEX as "GS04HE" and on Bloomberg as "GSAMP 04 HE1".
o The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

SELECTED MORTGAGE POOL DATA BY ORIGINATOR (1)

                                                        First NLC       EquiFirst      Accredited
                                                      -------------   -------------   ------------
   Scheduled Principal Balance:                       $ 317,161,793   $ 172,323,625   $ 46,056,966
   Number of Mortgage Loans:                                  2,363           1,404            343
   Average Scheduled Principal Balance:               $     134,220   $     122,738   $    134,277
   % of Total Pool Scheduled Principal Balance:               59.22%          32.18%          8.60%
   Weighted Average Gross Coupon:                             7.825           7.182          7.657%
   Weighted Average FICO Score:                                 621             605            618
   % First Lien Loans:                                        96.26%         100.00%        100.00%
   Weighted Average Combined Original LTV Ratio(2):           82.45%          81.19%         85.30%
   Weighted Average Stated Remaining Term (months):             350             353            354
   Weighted Average Seasoning (months):                           2               2              3
   % Full Doc Loans:                                          63.86%          73.79%         64.43%
   % Purchase Loans:                                          43.32%          15.83%         36.13%
   % Primary Occupancy Loans:                                 99.90%          93.53%         99.93%
   % Single Family Loans:                                     77.99%          89.87%         68.91%
   State with highest representation:                     FL: 33.90%       VA: 8.10%     CA: 11.03%
   % Adjustable Rate Loans:                                   79.07%          85.58%         88.76%
   % Fixed Rate Loans:                                        20.93%          14.42%         11.24%

      (1) All percentages of mortgage loans are based on their scheduled principal balances as of the Statistical Calculation Date.

      (2) Calculated using LTV with respect to first lien loans and combined LTV with respect to second lien loans.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

TIME TABLE

EXPECTED CLOSING DATE:          April 30, 2004

CUT-OFF DATE:                   April 1, 2004

STATISTICAL CALCULATION DATE:   March 1, 2004

EXPECTED PRICING DATE:          On or before April 20, 2004

FIRST DISTRIBUTION DATE:        May 25, 2004

KEY TERMS

OFFERED CERTIFICATES:           Class A-1A, A-1B, A-2B, A-IO, M-1, M-2, M-3,
                                M-4, B-1, B-2 and B-3 Certificates

PRINCIPAL CERTIFICATES:         Class A-1, A-2, M-1, M-2, M-3, M-4, B-1, B-2 and
                                B-3 Certificates

INTEREST-ONLY CERTIFICATES:     Class A-IO and A-INV Certificates

FLOATING RATE CERTIFICATES:     Class A-1A, A-1B, A-2A, A-2B, A-INV, M-1, M-2,
                                M-3, M-4, B-1, B-2 and B-3 Certificates

FIXED RATE CERTIFICATES:        Class A-IO Certificates

CLASS A CERTIFICATES:           Class A-1, A-2, A-IO and A-INV Certificates

CLASS A PRINCIPAL
CERTIFICATES:                   Class A-1 and A-2 Certificates

CLASS A-1 CERTIFICATES:         Class A-1A and A-1B Certificates

CLASS A-2 CERTIFICATES:         Class A-2A and A-2B Certificates

CLASS A PRINCIPAL CERTIFICATE
GROUP: Class A-1 Certificates, collectively, or the Class A-2 Certificates, collectively

CLASS M CERTIFICATES:           Class M-1, M-2, M-3 and M-4 Certificates

CLASS B CERTIFICATES:           Class B-1, B-2 and B-3 Certificates

DEPOSITOR:                      GS Mortgage Securities Corp.

MANAGER:                        Goldman Sachs & Co.

SERVICERS:                      Ocwen Federal Bank FSB and Chase Manhattan
                                Mortgage Corporation

CREDIT RISK MANAGER:            Portfolio Reconnaissance Services

TRUSTEE:                        Deutsche Bank National Trust Company

SERVICING FEE RATE:             50 bps

CREDIT RISK MANAGER FEE:        3 bps

TRUSTEE FEE RATE:               0.48 bps

EXPENSE FEE RATE:               53.48 bps

DISTRIBUTION DATE:              25th day of the month or the following Business
                                Day

RECORD DATE:                    For any Distribution Date, the last Business Day
                                of the accrual period

DELAY DAYS:                     0 day delay on the Floating Rate Certificates.
                                24 day delay on the Fixed Rate Certificates

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

DAY COUNT:                      Actual/360 basis for the Floating Rate
                                Certificates. 30/360 basis for the Fixed Rate
                                Certificates

DUE PERIOD:                     The period commencing on the second day of the
                                calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution
                                Date occurs

INTEREST ACCRUAL PERIOD:        For the Floating Rate Certificates from the
                                prior Distribution Date to the day prior to the current Distribution Date, except for the initial accrual period for which interest will accrue from the Closing Date. For the Fixed Rate
                                Certificates from and including the first day of the month prior to month in which the current
                                Distribution Date occurs to and including the last day of such month

PRICING PREPAYMENT
ASSUMPTION:                     Adjustable rate mortgage loans: 28% CPR Fixed
                                rate mortgage loans: CPR starting at 10% CPR in month 1 and increasing to 25% CPR in month 12
                                (an approximate 1.364% increase per month), and remaining at 25% CPR thereafter

MORTGAGE LOANS:                 The trust will consist of two groups of
                                subprime, fixed and adjustable rate, first and second lien residential mortgage loans

GROUP I MORTGAGE LOANS:         Approximately $361,251,697 of Mortgage Loans
                                with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines set by both Fannie Mae and Freddie
                                Mac

GROUP II MORTGAGE LOANS:        Approximately $174,290,686 of Mortgage Loans
                                with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines set by both Fannie Mae and Freddie Mac

EXCESS SPREAD:                  The initial weighted average net coupon of the
                                mortgage pool will be greater than the interest payments on the Certificates, resulting in excess cash flow calculated in the following manner:

                                Initial Gross WAC:                                            7.6037%
                                Less Expense Fee Rate:                                        0.5348%
                                Net WAC:                                                      7.0689%
                                Less Initial Principal Certificate Coupon (Approx.)(1) (2):   1.2840%
                                Less Initial Interest-Only Certificate Coupon(1):             2.1756%
                                ---------------------------------------------------------------------
                                Initial Excess Spread:                                        3.6093%

                                (1)   Assumes 1-month LIBOR equal to 1.10%,
                                      actual/360 day count and a 30-day first
                                      month.
                                (2) Certificate Coupon is adjusted to account for initial overcollateralization.

SERVICER ADVANCING:             Yes as to principal and interest, subject to
                                recoverability

COMPENSATING INTEREST:          Ocwen will pay compensating interest up to the
                                lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage Loans resulting from voluntary principal prepayments on the Mortgage Loans during the month prior to the month in which the related Distribution Date occurs and (B) (i) 15 bps per annum on the aggregate principal balance of the mortgage loans serviced at the beginning of the related
                                Due Period for months 1 to 24 and (ii) 50 bps per annum on the aggregate principal balance of the mortgage loans at the beginning of the related Due Period thereafter.

                                Chase shall provide compensating interest equal to the lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage Loans resulting from voluntary principal prepayments on the Mortgage Loans during the month prior to the month in which the related Distribution Date occurs and (B) the aggregate Servicing Fee received by such Servicer for that Distribution Date

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

OPTIONAL CLEAN-UP CALL:         The transaction has a 10% optional clean-up call

RATING AGENCIES:                Standard & Poor's Ratings Group will rate all of
                                the Offered Certificates and Moody's Investor
                                Services will rate all of the Offered
                                Certificates except the Class B-3 Certificates.

MINIMUM DENOMINATION:           $50,000 with regard to each of the Offered
                                Certificates

LEGAL INVESTMENT:               It is anticipated that the Offered Certificates
                                will not be SMMEA eligible

ERISA ELIGIBLE:                 Underwriter's exemption is expected to apply to
                                all Offered Certificates. However, prospective purchasers should consult their own counsel

TAX TREATMENT:                  All Offered Certificates represent REMIC regular
                                interests and, to a limited extent, interests in certain basis risk interest carryover payments pursuant to the payment priorities in the transaction, which interest in certain basis risk interest carryover payments will be treated for tax purposes as an interest rate cap contract

PROSPECTUS:                     The Offered Certificates will be offered
                                pursuant to a prospectus supplemented by a prospectus supplement (together, the
                                "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them will be contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus

                                PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

STRUCTURE OF THE OFFERED CERTIFICATES

DESCRIPTION OF PRINCIPAL AND INTEREST DISTRIBUTIONS

Until the Step-Down Date, or so long as a Trigger Event is in effect, principal will be paid to the Principal Certificates as described herein. On or after the Step-Down Date, so long as no Trigger Event is in effect, the Principal Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to support the overcollateralization target (which is one component of the credit support available to the Certificateholders).

Interest will be paid monthly, on all of the Principal Certificates, at a rate of One-Month LIBOR plus a margin that will step up after the optional clean-up call date, subject to the WAC Cap or the applicable loan group cap. Interest on the Class A-IO Certificates will be paid monthly at a rate of 4.00% based on a notional amount, subject to a cap as described herein. Interest on the Class A-INV Certificates will be paid monthly at a rate equal to the greater of (i) 2.00% less One-Month LIBOR and (ii) zero. The interest paid to each class of Certificates will be reduced by their allocable share of prepayment interest shortfalls not covered by compensating interest and shortfalls resulting from the application of Servicemember's Civil Relief Act, as amended (or any similar state statute) allocated to such class. Any reductions in the Pass-Through Rate on the Principal Certificates attributable to the WAC Cap, the applicable loan group cap (or in the case of the Class A-IO Certificates, the cap described herein), will be carried forward with interest at the applicable Pass-Through Rate as described below and will be payable after payment of all required principal payments on such future Distribution Dates.

DEFINITIONS

CREDIT ENHANCEMENT. The Offered Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) 1.75% overcollateralization (funded upfront) (after the Step-down Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 3.50% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate scheduled balance of the Mortgage Loans as of the Cut-off Date), and
(3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates.

CREDIT ENHANCEMENT PERCENTAGE. For any Distribution Date, the percentage obtained by dividing (x) the aggregate certificate principal balance of the subordinate certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

STEP-DOWN DATE. The earlier of (A) the date on which the aggregate Certificate Principal Balance of the Class A Principal Certificates has been reduced to zero and (B) the later to occur of:

(x) the Distribution Date occurring in May 2007; and

(y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Principal Certificates is greater than or equal to 44.50%.

--------------------------------------------------------------------------------
      CLASS   INITIAL SUBORDINATION PERCENTAGE   STEP-DOWN DATE PERCENTAGE
--------------------------------------------------------------------------------
        A                  22.25%                         44.50%
--------------------------------------------------------------------------------
       M-1                 15.25%                         30.50%
--------------------------------------------------------------------------------
       M-2                  9.25%                         18.50%
--------------------------------------------------------------------------------
       M-3                  7.50%                         15.00%
--------------------------------------------------------------------------------
       M-4                  5.75%                         11.50%
--------------------------------------------------------------------------------
       B-1                  4.35%                          8.70%
--------------------------------------------------------------------------------
       B-2                  2.95%                          5.90%
--------------------------------------------------------------------------------
       B-3                  1.75%                          3.50%
--------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

TRIGGER EVENT. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 35% of the prior period's Credit Enhancement Percentage to be specified in the Prospectus (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including loans in foreclosure and REO) (ii) during such period the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:

--------------------------------------------------------------------------------------------------
   DISTRIBUTION DATE                              CUMULATIVE REALIZED LOSS PERCENTAGE:
--------------------------------------------------------------------------------------------------
 May 2007 - April 2008    3.500% for the first month, plus an additional 1/12th of 1.750% for each month thereafter
--------------------------------------------------------------------------------------------------
 May 2008 - April 2009    5.250% for the first month, plus an additional 1/12th of 1.500% for each month thereafter
--------------------------------------------------------------------------------------------------
 May 2009 - April 2010    6.750% for the first month, plus an additional 1/12th of 0.750% for each month thereafter
--------------------------------------------------------------------------------------------------
May 2010 and thereafter                                    7.500%
--------------------------------------------------------------------------------------------------

STEP-UP COUPONS. For all Principal Certificates the coupon will increase after the first distribution date on which the Optional Clean-up Call is exercisable, should the Optional Clean-up Call not be exercised. The margin for the Class A Principal Certificates will increase to 2 times the margin at issuance and the margin for the Class M Certificates and Class B Certificates will increase to
1.5 times the margin at issuance.

CLASS A-1A PASS-THROUGH RATE. The Class A-1A Certificates will accrue interest at a variable rate equal to the least of (i) One-Month LIBOR plus [%] ([%] after the first distribution date on which the Optional Clean-up Call is exercisable),
(ii) the Loan Group I Cap, and (iii) the WAC Cap.

CLASS A-1B PASS-THROUGH RATE. The Class A-1B Certificates will accrue interest at a variable rate equal to the least of (i) One-Month LIBOR plus [%] ([%] after the first distribution date on which the Optional Clean-up Call is exercisable),
(ii) the Loan Group I Cap, and (iii) the WAC Cap.

CLASS A-2A PASS-THROUGH RATE. The Class A-2A Certificates will accrue interest at a variable rate equal to the least of (i) One-Month LIBOR plus [%] ([%] after the first distribution date on which the Optional Clean-up Call is exercisable),
(ii) the Loan Group II Cap, and (iii) the WAC Cap.

CLASS A-2B PASS-THROUGH RATE. The Class A-2B Certificates will accrue interest at a variable rate equal to the least of (i) One-Month LIBOR plus [%] ([%] after the first distribution date on which the Optional Clean-up Call is exercisable),
(ii) the Loan Group II Cap, and (iii) the WAC Cap.

CLASS M-1 PASS-THROUGH RATE. The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) One-Month LIBOR plus [%] ([%] after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-2 PASS-THROUGH RATE. The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) One-Month LIBOR plus [%] ([%] after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-3 PASS-THROUGH RATE. The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) One-Month LIBOR plus [%] ([%] after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-4 PASS-THROUGH RATE. The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) One-Month LIBOR plus [%] ([%] after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

CLASS B-1 PASS-THROUGH RATE. The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) One-Month LIBOR plus [%] ([%] after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-2 PASS-THROUGH RATE. The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) One-Month LIBOR plus [%] ([%] after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-3 PASS-THROUGH RATE. The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) One-Month LIBOR plus [%] ([%] after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS A-IO(1) PASS-THROUGH RATE. The Class A-IO(1) component of the Class A-IO Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 4.00% and (ii) the Class A-IO(1) Net WAC Cap. The Class A-IO(1) will accrue interest for each Interest Accrual Period related to a Distribution Date prior to the Distribution Date in November 2005, thereafter the Class A-IO(1) component will not accrue interest and the Class A-IO Certificates will not be entitled to interest payments.

CLASS A-IO(2) PASS-THROUGH RATE. The Class A-IO(2) component of the Class A-IO Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 4.00% and (ii) the Class A-IO(2) Net WAC Cap. The Class A-IO(2) will accrue interest for each Interest Accrual Period related to a Distribution Date prior to the Distribution Date in November 2005, thereafter the Class A-IO(2) component will not accrue interest and the Class A-IO Certificates will not be entitled to interest payments.

CLASS A-IO PASS-THROUGH RATE. The quotient of (a) the sum of (i) the product of
(x) the Class A-IO(1) component notional amount for the related Interest Accrual Period and (y) the Class A-IO(1) Pass-Through Rate and (ii) the product of (x) the Class A-IO(2) component notional amount for the related Interest Accrual Period and (y) the Class A-IO(2) Pass-Through Rate; and (b) the Class A-IO Notional Amount for the related Interest Accrual Period.

CLASS A-IO(1) NET WAC CAP. As to any Distribution Date a per annum rate equal to the weighted average gross rate of the Group I Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate.

CLASS A-IO(2) NET WAC CAP. As to any Distribution Date a per annum rate equal to the weighted average gross rate of the Group II Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate.

CLASS A-IO NOTIONAL AMOUNT. Solely for the purpose of determining distributions of interest on the Class A-IO Certificates from each loan group, the Class A-IO Certificates will have a notional amount (the "Class A-IO Notional Amount") that is comprised of two components: the Class A-IO(1) Component relating to the Group I Mortgage Loans and the Class A-IO(2) Component relating to the Group II Mortgage Loans. On each Distribution Date occurring during the periods set forth below, the Component Notional Amounts of the Class A-IO(1) and Class A-IO(2) Components will equal the lesser of (i) the respective Class A-IO component scheduled notional amount; and (ii) the aggregate scheduled principal balance of the respective loan group at the beginning of the Due Period.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

DISTRIBUTION PERIOD   CLASS A-IO(1) SCHEDULED   CLASS A-IO(2) SCHEDULED   AGGREGATE SCHEDULED
     (MONTHS)           NOTIONAL AMOUNT ($)       NOTIONAL AMOUNT ($)     NOTIONAL AMOUNT ($)
-------------------   -----------------------   -----------------------   -------------------
         1                  127,755,000               61,638,000              189,393,000
         2                  117,884,000               56,875,000              174,759,000
         3                  108,674,000               52,432,000              161,106,000
         4                  100,086,000               48,288,000              148,374,000
         5                   92,079,000               44,426,000              136,505,000
         6                   84,619,000               40,827,000              125,446,000
         7                   77,671,000               37,474,000              115,145,000
         8                   71,201,000               34,353,000              105,554,000
         9                   65,181,000               31,448,000               96,629,000
        10                   59,581,000               28,746,000               88,327,000
        11                   54,375,000               26,234,000               80,609,000
        12                   49,537,000               23,900,000               73,437,000
        13                   45,043,000               21,733,000               66,776,000
        14                   40,873,000               19,721,000               60,594,000
        15                   37,005,000               17,854,000               54,859,000
        16                   33,418,000               16,124,000               49,542,000
        17                   30,096,000               14,521,000               44,617,000
        18                   27,020,000               13,037,000               40,057,000
        19                            0                        0                        0

CLASS A-INV(1) PASS-THROUGH RATE. The Class A-INV(1) component of the Class A-INV Certificates will accrue interest at a per annum interest rate equal to the lesser of (a) greater of (i) 2.00% minus One-Month LIBOR for such Distribution Date and (ii) zero and (b) the WAC cap less the one-month LIBOR plus the weighted average applicable margin for the outstanding class of Principal Certificates.

CLASS A-INV(2) PASS-THROUGH RATE. The Class A-INV(2) component of the Class A-INV Certificates will accrue interest at a per annum interest rate equal to the lesser of (a) greater of (i) 2.00% minus One-Month LIBOR for such Distribution Date and (ii) zero and (b) the WAC cap less the one-month LIBOR plus the weighted average applicable margin for the outstanding class of Principal Certificates.

CLASS A-INV PASS-THROUGH RATE. The quotient of (a) the sum of (i) the product of
(x) the A-INV(1) component notional amount for the related Interest Accrual Period and (y) the Class A-INV(1) Pass-Through Rate and (ii) the product of (x) the Class A-INV(2) component notional amount for the related Interest Accrual Period and (y) the Class A-INV(2) Pass-Through Rate; and (b) the Class A-INV Notional Amount for the related Interest Accrual Period.

CLASS A-INV NOTIONAL AMOUNT. Solely for the purpose of determining distributions of interest on the Class A-INV Certificates from each loan group, the Class A-INV Certificates will have a notional amount (the "Class A-INV Notional Amount") that is comprised of two components: the Class A-INV(1) Component relating to the Group I Mortgage Loans and the Class A-INV(2) Component relating to the Group II Mortgage Loans. For any distribution date the notional amount of the Class A-INV(1) Component will be the aggregate scheduled principal balance of the Group I Mortgage Loans and the notional amount of the Class A-INV(2) Component will be the aggregate scheduled principal balance of the Group II Mortgage Loans, each as of the beginning of the related Due Period.

WAC CAP. As to any Distribution Date a per annum rate equal to the weighted average gross rate of the Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate and less the Class A-IO Pass-Through Rate multiplied by a fraction the numerator of which is the Class A-IO Notional Amount for that Distribution Date and the denominator of which is the aggregate scheduled principal balance of the Mortgage Loans at the beginning of the Due Period (adjusted to an actual/360 day basis).

LOAN GROUP I CAP. As to any Distribution Date a per annum rate equal to the weighted average gross rate of the Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate and less the Class A-IO(1) Pass-Through Rate multiplied by a fraction of which the numerator is the component notional amount of the Class A-IO(1) Component for that Distribution Date and the denominator of which is the aggregate scheduled

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

principal balance of the Group I Mortgage Loans at the beginning of the Due Period (adjusted to an actual/360 day basis).

LOAN GROUP II CAP. As to any Distribution Date a per annum rate equal to the weighted average gross rate of the Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate and less the Class A-IO(2) Pass-Through Rate multiplied by a fraction of which the numerator is the component notional amount of the Class A-IO(2) Component for that Distribution Date and the denominator of which is the aggregate scheduled principal balance of the Group II Mortgage Loans at the beginning of the Due Period (adjusted to an actual/360 day basis).

CLASS A-1A AND A-1B BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, the supplemental interest amount for the Class A-1A and A-1B Certificates will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at the corresponding Pass-Through-Rate (without regard to the Loan Group I Cap or WAC Cap) over interest due on such class of certificates at a rate equal to the lesser of the Loan Group I Cap or WAC Cap; (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates, and (iii) interest on the amount in clause
(ii) at the corresponding Pass-Through-Rate (without regard to the Loan Group I Cap or WAC Cap).

CLASS A-2A AND A-2B BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, the supplemental interest amount for the Class A-2A and A-2B Certificates will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at the corresponding Pass-Through-Rate (without regard to the Loan Group II Cap or WAC Cap) over interest due on such class of certificates at a rate equal to the lesser of the Loan Group II Cap or WAC Cap; (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates, and (iii) interest on the amount in clause
(ii) at the corresponding Pass-Through-Rate (without regard to the Loan Group II Cap or WAC Cap).

CLASS A-IO(1) COMPONENT BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, the supplemental interest amount for the Class A-IO(1) Component will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such Component at the Class A-IO(1) Pass-Through Rate (without regard to the Class A-IO(1) Net WAC Cap) over interest due on such Component at a rate equal to the Class A-IO(1) Net WAC Cap; (ii) any Class A-IO(1) Component Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates, and
(iii) interest on the amount in clause (ii) at the Class A-IO(1) Pass-Through Rate (without regard to the Class A-IO(1) Net WAC Cap).

CLASS A-IO(2) COMPONENT BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, the supplemental interest amount for the Class A-IO(2) Component will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such Component at the Class A-IO(2) Pass-Through Rate (without regard to the Class A-IO(2) Net WAC Cap) over interest due on such Component at a rate equal to the Class A-IO(2) Net WAC Cap; (ii) any Class A-IO(2) Component Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates, and
(iii) interest on the amount in clause (ii) at the Class A-IO(2) Pass-Through Rate (without regard to the Class A-IO(2) Net WAC Cap).

CLASS M-1, M-2, M-3, M-4, B-1, B-2 AND B-3 BASIS RISK CARRY FORWARD AMOUNTS. As to any Distribution Date, the supplemental interest amount for each of the Class M-1, M-2, M-3, M-4, B-1, B-2 and B-3 Certificates will equal the sum of (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such certificates' applicable Pass-Through Rate (without regard to the WAC Cap) over interest due on such class of certificates at a rate equal to the WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid for such certificate from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the certificates' applicable Pass-Through Rate (without regard to the WAC Cap).

ACCRUED CERTIFICATE INTEREST. For each class of Principal Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date (or from the Closing Date in the case of the first Distribution Date) at the related Pass-Through Rate as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemember's Civil Relief Act or any similar state statutes. For the Class A-IO Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the Class A-IO Notional Amount for the related period at the Class A-IO Pass-Through Rate as reduced by that class's

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemember's Civil Relief Act or any similar state statutes. For the Class A-INV Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the Class A-INV Notional Amount for the related period at the Class A-INV Pass-Through Rate as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemember's Civil Relief Act or any similar state statutes.

INTEREST REMITTANCE AMOUNT ON THE OFFERED CERTIFICATES. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less Expense Fee Rate.

PRINCIPAL REMITTANCE AMOUNT. On any Distribution Date, the sum of

      (i) all scheduled payments of principal due during the related Due Period and received by the Servicers on or prior to the related determination date or advanced by the Servicers for the related Servicer remittance date,

      (ii) the principal portion of all partial and full prepayments received during the month prior to the month during which such Distribution Date occurs,

      (iii) the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs,

      (iv) the principal portion of the repurchase price for any repurchased Mortgage Loans, the repurchase obligation for which arose during the month prior to the month during which such Distribution Date occurs and that were repurchased during the period from the prior Distribution Date through the servicer remittance date prior to such Distribution Date,

      (v) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date, and

      (vi) the principal portion of the termination price if the Optional Clean-Up Call is exercised.

PRINCIPAL DISTRIBUTION AMOUNT ON THE PRINCIPAL CERTIFICATES. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

BASIC PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

EXTRA PRINCIPAL DISTRIBUTION AMOUNT. For any Distribution Date, the lesser of
(i) the excess of (x) interest collected or advanced on the Mortgage Loans during the related Due Period (less the Expense Fee Rate) and available for distribution on such Distribution Date, over (y) the sum of interest payable on the Offered Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

GROUP I PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Group I Mortgage Loans.

GROUP II PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Group II Mortgage Loans.

NET MONTHLY EXCESS CASHFLOW. For any Distribution Date is the amount of available funds for such Distribution Date remaining after making all payments of interest and principal to the certificates.

EXCESS SUBORDINATED AMOUNT. For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, and (ii) the required overcollateralization for such Distribution Date.

REALIZED LOSSES. With respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, insurance

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

proceeds and condemnation awards, net of amounts reimbursable to the applicable Servicer for the related advances and the applicable Expense Fee Rate in respect of such Mortgage Loan.

CLASS A PRINCIPAL ALLOCATION. All principal distributions to the Class A-1 and Class A-2 Certificate Groups on any Distribution Date will be allocated between the Class A Principal Certificate Group based on the Class A Principal Allocation Percentage for each such Class A Principal Certificate Group on such Distribution Date; provided, however, that if the aggregate Certificate Principal Balance of any Class A Principal Certificate Group is reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on such Distribution Date and all subsequent Distribution Dates will be distributed to the other Class A Principal Certificates remaining outstanding until the Certificate Principal Balance of such Class have been reduced to zero.

CLASS A PRINCIPAL ALLOCATION PERCENTAGE. For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class A-1 Certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date; and
(ii) in the case of the Class A-2 Certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

CLASS A PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 55.50% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 69.50% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 81.50% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 85.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (E) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 88.50% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), and (F) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 91.30% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), and (G) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 94.10% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (G) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (H) the Certificate

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 96.50% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

DISTRIBUTIONS

INTEREST DISTRIBUTIONS ON THE OFFERED CERTIFICATES. On each Distribution Date, interest distributions from the Interest Remittance Amount will be allocated sequentially as follows:

      (i)   Concurrently,

            (A) from Interest Remittance Amounts related to the Group I Mortgage Loans, pro rata (based on the accrued and unpaid interest distributable to the Class A-1A and Class A-1B Certificates and the portions of the Class A-IO and Class A-INV Certificates relating to the Class A-IO(1) Component and the Class A-INV(1) Component, respectively) to the Class A-1A, Class A-1B, Class A-IO and Class A-INV Certificates, the related Accrued Certificate Interest and unpaid interest amounts for the Class A-1A, Class A-1B Certificates and the portions of the Class A-IO and Class A-INV Certificates relating to the Class A-IO(1) Component and the Class A-INV(1) Component, respectively;

            (B) from Interest Remittance Amounts related to the Group II Mortgage Loans, pro rata (based on the accrued and unpaid interest distributable to the Class A-2A and Class A-2B Certificates and the portions of the Class A-IO and Class A-INV Certificates relating to the Class A-IO(2) Component and the Class A-INV(2) Component, respectively) to the Class A-2A, Class A-2B, Class A-IO and Class A-INV Certificates, the related Accrued Certificate Interest and unpaid interest amounts for the Class A-2A and Class A-2B Certificates and the portions of the Class A-IO and Class A-INV Certificates relating to the Class A-IO(2) Component and the Class A-INV(2) Component, respectively; and

            (C) provided, that if the Interest Remittance Amount for either group of Mortgage Loans is insufficient to make the related payments set forth in clause (A) or (B) above, any Interest Remittance Amount relating to the other group of Mortgage Loans remaining after making the related payments set forth in clause (A) or (B) above will be available to cover that shortfall;

      (ii) from any remaining Interest to the Class M Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest, and

      (iii) to the Class B Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest.

PRINCIPAL DISTRIBUTIONS ON THE PRINCIPAL CERTIFICATES. On each Distribution Date
(a) prior to the Step-down Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated sequentially as follows:

(a) sequentially, to the Class A-1A Certificates, the Group I Principal Distribution Amount, until their Certificate Principal Balance has been reduced to zero, and then to the Class A-1B Certificates, until their Certificate Principal Balance has been reduced to zero,

(b) sequentially, to the Class A-2A Certificates, the Group II Principal Distribution Amount, until their Certificate Principal Balance has been reduced to zero, and then to the Class A-2B Certificates, until their Certificate Principal Balance has been reduced to zero,

(c) the portion of the available Principal Distribution Amount for both loan groups remaining after making the distributions described above in paragraphs (a) and (b) will be distributed in the following order of priority:

      (i) from any remaining Principal Distribution Amount, to the Class M Certificates, sequentially, in ascending numerical order, until the Certificate Principal Balances thereof have been reduced to zero, and

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

      (ii) from any remaining Principal Distribution Amount, to the Class B Certificates, sequentially, in ascending numerical order, until the Certificate Principal Balances thereof have been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated sequentially as follows:

(a) to the Class A-1 Certificates, the lesser of the Group I Principal Distribution Amount and the portion of the Class A Principal Distribution Amount attributable to the Class A-1 Certificates, allocated PRO RATA to the Class A-1A and Class A-1B Certificates, until the Certificate Principal Balance of each such class has been reduced to zero,

(b) to the Class A-2 Certificates, the lesser of the Group II Principal Distribution Amount and the portion of the Class A Principal Distribution Amount attributable to the Class A-2 Certificates, allocated SEQUENTIALLY to the Class A-2A and Class A-2B Certificates, until the Certificate Principal Balance of such class has been reduced to zero,

(c) the portion of the available Principal Distribution Amount for both loan groups remaining after making the distributions described above in paragraphs (a) and (b) will be distributed sequentially in the following order of priority:

      (i) sequentially, in ascending numerical order, to the Class M Certificates, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for each class, until the Certificate Principal Balance of such class has been reduced to zero, and

      (ii) sequentially, in ascending numerical order, to the Class B Certificates, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for each class, until the Certificate Principal Balance of such Class has been reduced to zero.

Notwithstanding the foregoing, from and after the Distribution Date on which the aggregate Certificate Principal Balances of the Class M-1, M-2, M-3, M-4, B-1, B-2 and B-3 Certificates have been reduced to zero, any principal distributions allocated to the Class A Principal Certificates in any Class A Principal Certificate Group are required to be allocated PRO RATA to the Class A Principal Certificates in such Class A Principal Certificate Group based on their respective Certificate Principal Balances.

ALLOCATION OF NET MONTHLY EXCESS CASHFLOW. For any Distribution Date, any Net Monthly Excess Cashflow shall be paid sequentially as follows:

      (i) sequentially, in ascending numerical order, to the Class M Certificates, their unpaid interest amount,

      (ii) sequentially, in ascending numerical order, to the Class B Certificates, their unpaid interest amount,

      (iii) concurrently, any Class A-1A Basis Risk Carry Forward Amount to the Class A-1A Certificates, any Class A-1B Basis Risk Carry Forward Amount to the Class A-1B Certificates, any Class A-2A Basis Risk Carry Forward Amount to the Class A-2A Certificates, any Class A-2B Basis Risk Carry Forward Amount to the Class A-2B Certificates, and any Class A-IO Basis Risk Carry Forward Amount to the Class A-IO Certificates, and

      (iv) sequentially, to Class M-1, M-2, M-3, M-4, B-1, B-2 and B-3 Certificates, in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts.

All Realized Losses on the Mortgage Loans will be allocated on each Distribution Date, first to the excess cash flow, second in reduction of the overcollateralization amount, and third, sequentially, to the Class B-3, B-2, B-1, M-4, M-3, M-2, and M-1 Certificates. An allocation of any Realized Losses to a subordinate or mezzanine certificate on any Distribution Date will be made by reducing its Certificate Principal Balance, after taking into account all distributions made on such Distribution Date. Realized Losses will not be allocated to the Class A Certificates until the final distribution date.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

REMAINING PREPAYMENT PENALTY TERM BY PRODUCT TYPE

                                0-12           13-24           25-36         37-48        49-60
 PRODUCT      NO PENALTY       MONTHS         MONTHS          MONTHS        MONTHS       MONTHS          TOTAL
----------   ------------   ------------   -------------   -------------   ---------   -----------   -------------
2/28 ARM     $ 48,782,416   $ 14,302,286   $ 161,330,325   $  13,639,966   $  80,530   $   228,524   $ 238,364,046
3/27 ARM     $ 30,080,365   $  4,795,424   $   1,562,421   $ 163,997,285   $ 269,154   $    81,846   $ 200,786,495
Fixed Rate   $ 14,495,452   $  1,684,460   $   1,755,295   $  73,720,248   $       0   $ 4,736,388   $  96,391,841
----------   ------------   ------------   -------------   -------------   ---------   -----------   -------------
TOTAL        $ 93,358,233   $ 20,782,170   $ 164,648,040   $ 251,357,498   $ 349,684   $ 5,046,758   $ 535,542,383
==========   ============   ============   =============   =============   =========   ===========   =============

                                0-12           13-24           25-36         37-48        49-60
 PRODUCT      NO PENALTY       MONTHS         MONTHS          MONTHS        MONTHS       MONTHS
----------   ------------   ------------   -------------   -------------   ---------   -----------
2/28 ARM        20.47%          6.00%          67.68%          5.72%         0.03%        0.10%
3/27 ARM        14.98%          2.39%           0.78%         81.68%         0.13%        0.04%
Fixed Rate      15.04%          1.75%           1.82%         76.48%         0.00%        4.91%
----------      -----           ----           -----          -----          ----         ----
TOTAL           17.43%          3.88%          30.74%         46.94%         0.07%        0.94%
==========      =====           ====           =====          =====          ====         ====

CLASS A-IO PRICE YIELD TABLE

      o     The Pricing Prepayment Assumptions (as defined on page 3)
      o     Modified Duration of 0.57

                  PRICE (%)                        YIELD (%)
                  ---------                        ---------
                   2.82054                           2.500
                   2.81603                           2.750
                   2.81154                           3.000
                   2.80706                           3.250
                   2.80260                           3.500
                   2.79816                           3.750
                   2.79373                           4.000
                   2.78931                           4.250
                   2.78491                           4.500

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

BREAKEVEN CDR TABLE FOR THE MEZZANINE AND SUBORDINATE CERTIFICATES

      The assumptions for the breakeven CDR table below are as follows:
      o The Pricing Prepayment Assumptions (as defined on page 3 above) are applied
      o     1-month and 6-month Forward LIBOR curves (as of close on April 12,
            2004) are used
      o     40% loss severity
      o     There is a 6 month lag in recoveries
      o Priced to call with collateral losses calculated through the life of the applicable bond o Certificates are priced at par

---------------------------------------------------------------------------------------------------------
                                   FIRST DOLLAR OF LOSS         LIBOR FLAT               0% RETURN
---------------------------------------------------------------------------------------------------------
CLASS M1     CDR                                   32.18                   32.46                   34.10
             Yield                                3.5604                  3.0190                  0.0116
             WAL                                    3.49                    3.49                    3.38
             Modified Duration                      3.31                    3.32                    3.29
             Principal Window              Oct07 - Oct07           Oct07 - Oct07           Sep07 - Sep07
             Principal Writedown          7,936.18 (0.02%)      756,082.68 (2.03%)   4,483,117.61 (12.05%)
             Total Collat Loss     103,351,790.75 (19.45%) 104,012,859.44 (19.57%) 107,002,944.35 (20.14%)
---------------------------------------------------------------------------------------------------------
CLASS M2     CDR                                   20.27                   20.84                   22.18
             Yield                                4.5259                  3.3495                  0.0056
             WAL                                     4.4                    4.31                    4.12
             Modified Duration                      4.03                    3.98                    3.96
             Principal Window              Sep08 - Sep08           Aug08 - Aug08           Jul08 - Jul08
             Principal Writedown         26,765.27 (0.08%)    1,722,712.87 (5.40%)   5,946,848.03 (18.65%)
             Total Collat Loss      78,337,555.17 (14.74%)  79,582,519.53 (14.98%)  83,029,927.54 (15.62%)
---------------------------------------------------------------------------------------------------------
CLASS M3     CDR                                   17.49                   17.66                   18.09
             Yield                                4.8197                  3.4906                  0.0714
             WAL                                    4.65                    4.65                     4.5
             Modified Duration                       4.2                    4.22                     4.2
             Principal Window              Dec08 - Dec08           Dec08 - Dec08           Nov08 - Nov08
             Principal Writedown         30,701.26 (0.33%)      658,900.75 (7.08%)   2,037,084.52 (21.90%)
             Total Collat Loss      70,885,918.70 (13.34%)  71,437,664.30 (13.44%)  72,419,304.74 (13.63%)
---------------------------------------------------------------------------------------------------------
CLASS M4     CDR                                   14.93                   15.14                   15.55
             Yield                                5.2725                  3.6104                  0.0415
             WAL                                     4.9                    4.88                     4.7
             Modified Duration                      4.35                    4.37                    4.36
             Principal Window              Mar09 - Mar09           Mar09 - Mar09           Feb09 - Feb09
             Principal Writedown         22,291.63 (0.24%)      849,761.75 (9.14%)   2,327,354.17 (25.03%)
             Total Collat Loss      63,352,740.75 (11.92%)  64,082,913.74 (12.06%)  65,153,835.44 (12.26%)
---------------------------------------------------------------------------------------------------------
CLASS B1     CDR                                   13.02                   13.22                   13.52
             Yield                                5.5994                  3.6129                  0.0662
             WAL                                    5.07                    5.04                     4.9
             Modified Duration                      4.45                    4.47                    4.51
             Principal Window              May09 - May09           May09 - May09           May09 - May09
             Principal Writedown          7,912.77 (0.11%)     825,053.95 (11.09%)   2,050,978.87 (27.57%)
             Total Collat Loss      57,137,116.66 (10.75%)  57,871,210.50 (10.89%)  58,965,073.53 (11.10%)
---------------------------------------------------------------------------------------------------------
CLASS B2     CDR                                   11.19                   11.48                   11.77
             Yield                                6.6140                  3.6643                  0.0734
             WAL                                    5.32                    5.22                    4.91
             Modified Duration                       4.5                    4.52                     4.5
             Principal Window              Aug09 - Aug09           Aug09 - Aug09           Jul09 - Jul09
             Principal Writedown         39,171.46 (0.53%)   1,278,675.23 (17.19%)   2,429,618.73 (32.66%)
             Total Collat Loss       51,017,295.40 (9.60%)   52,142,210.94 (9.81%)   53,002,077.84 (9.97%)
---------------------------------------------------------------------------------------------------------
CLASS B3     CDR                                    9.78                   10.05                   10.26
             Yield                                7.6557                  3.6703                  0.0109
             WAL                                    5.49                    5.27                    4.87
             Modified Duration                      4.48                    4.51                     4.5
             Principal Window              Oct09 - Oct09           Oct09 - Oct09           Sep09 - Sep09
             Principal Writedown         30,224.56 (0.47%)   1,457,987.12 (22.86%)   2,389,030.81 (37.46%)
             Total Collat Loss       45,862,770.78 (8.63%)   46,958,044.97 (8.84%)   47,580,465.82 (8.95%)
---------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

LOAN GROUP I CAP, LOAN GROUP II CAP, WAC CAP AND AAA EFFECTIVE COUPON CAP. As to any Distribution Date, the AAA Effective Coupon Cap will be equal to the aggregate certificate interest paid to the Class A Principal Certificates divided by the aggregate Class A Principal Certificate Balance (adjusted to an Actual/360 basis). The information in the following table has been prepared in accordance with the following assumptions (i) One-Month LIBOR and six-month LIBOR remain constant at 20.00%, and (ii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table

                    GROUP I          GROUP II                          AAA EFF.
                    LOAN CAP         LOAN CAP         WAC CAP           COUPON
DIST. DATE             (%)              (%)             (%)            CAP (%)
----------          --------         --------         --------         --------
  May-04            6.75963%         6.79767%         6.77201%         6.92568%
  Jun-04            5.52755%         5.55890%         5.53776%         5.66645%
  Jul-04            5.60059%         5.63252%         5.61099%         5.74568%
  Aug-04            5.85954%         5.89308%         5.87046%         6.01610%
  Sep-04            5.38976%         5.42065%         5.39982%         5.53834%
  Oct-04            6.42315%         6.45998%         6.43515%         6.60596%
  Nov-04            5.67964%         5.71220%         5.69025%         5.84662%
  Dec-04            5.92151%         5.95537%         5.93254%         6.10144%
  Jan-05            6.38984%         6.42628%         6.40171%         6.59066%
  Feb-05            6.03122%         6.06548%         6.04238%         6.22741%
  Mar-05            6.73419%         6.77224%         6.74659%         6.96109%
  Apr-05            6.13150%         6.16593%         6.14272%         6.34567%
  May-05            6.38430%         6.41985%         6.39588%         6.61567%
  Jun-05            5.84626%         5.87859%         5.85679%         6.06622%
  Jul-05            6.93826%         6.97641%         6.95070%         7.20945%
  Aug-05            6.30858%         6.34302%         6.31981%         6.56488%
  Sep-05            6.15034%         6.18371%         6.16122%         6.41023%
  Oct-05            6.82787%         6.86469%         6.83987%         7.12817%
  Nov-05            6.84565%         6.87901%         6.85653%         7.15810%
  Dec-05            6.63207%         6.69136%         6.65140%         6.95689%
  Jan-06            7.43826%         7.38954%         7.42237%         7.77860%
  Feb-06            7.61773%         7.36931%         7.53673%         7.91498%
  Mar-06            8.98940%         8.72147%         8.90203%         9.36949%
  Apr-06            8.68479%         8.42055%         8.59862%         9.07147%
  May-06            8.39496%         8.13970%         8.31172%         8.79079%
  Jun-06            7.86996%         7.64285%         7.79589%         8.26731%
  Jul-06            8.74731%         8.43883%         8.64671%         9.19583%
  Aug-06            8.59164%         8.23039%         8.47382%         9.03962%
  Sep-06            8.59467%         8.24103%         8.47933%         9.07525%
  Oct-06            8.88250%         8.51543%         8.76278%         9.41181%
  Nov-06            8.07455%         7.74103%         7.96577%         8.58842%
  Dec-06            9.18777%         8.82170%         9.06837%         9.81756%
  Jan-07            8.94229%         9.65199%         9.17377%         9.97611%
  Feb-07            9.64195%         9.37224%         9.55397%        10.44004%
  Mar-07           11.04313%        10.83901%        10.97654%        12.05785%
  Apr-07           10.30865%        10.11498%        10.24547%        11.31980%
  May-07           10.30715%        10.11355%        10.24399%        46.63414%
  Jun-07            9.97320%         9.79828%         9.91613%        13.31043%
  Jul-07           10.36522%        10.52998%        10.41897%        13.84487%
  Aug-07           10.11278%         9.88496%        10.03845%        13.10954%
  Sep-07           11.51626%        11.29566%        11.44429%        14.84698%
  Oct-07           11.13274%        10.91725%        11.06243%        14.26375%
  Nov-07           10.43513%        10.23315%        10.36923%        13.29011%
  Dec-07           11.12886%        10.92172%        11.06128%        14.09364%
  Jan-08           11.15884%        11.32298%        11.21239%        14.17301%
  Feb-08           11.27435%        11.12458%        11.22548%        14.03664%
  Mar-08           12.06017%        11.93846%        12.02045%        14.94642%
  Apr-08           11.28215%        11.16607%        11.24427%        13.91724%
  May-08           10.92750%        10.81503%        10.89080%        13.48040%
  Jun-08           12.05563%        11.93150%        12.01513%        14.87279%
  Jul-08           11.65156%        11.92964%        11.74231%        14.51238%
  Aug-08           11.60029%        11.54244%        11.58141%        14.27498%
  Sep-08           11.60437%        11.57491%        11.59475%        14.28936%
  Oct-08           11.23992%        11.21087%        11.23044%        13.84101%
  Nov-08           12.40020%        12.36805%        12.38970%        15.27052%
  Dec-08           11.59787%        11.56772%        11.58803%        14.28315%
  Jan-09           11.59556%        11.89368%        11.69287%        14.39443%
  Feb-09           12.25561%        12.28751%        12.26602%        15.06864%
  Mar-09           13.13294%        13.20079%        13.15508%        16.15897%
  Apr-09           11.14124%        11.19826%        11.15985%        13.70878%
  May-09           12.67538%        12.74011%        12.69651%        15.59720%
  Jun-09           12.25037%        12.31279%        12.27075%        15.07494%
  Jul-09           11.48238%        11.54077%        11.50144%        14.13055%
  Aug-09           12.66764%        12.73191%        12.68862%        15.58991%
  Sep-09           11.84796%        11.90794%        11.86754%        14.58186%
  Oct-09           11.84555%        11.90539%        11.86509%        14.57961%
  Nov-09           12.23792%        12.29961%        12.25806%        15.06328%
  Dec-09           11.12313%        11.17907%        11.14139%        13.69179%
  Jan-10           13.10675%        13.17252%        13.12822%        16.13429%
  Feb-10           11.83596%        11.89522%        11.85531%        14.57069%
  Mar-10           13.10145%        13.16691%        13.12282%        16.12939%
  Apr-10           11.46145%        11.51859%        11.48011%        13.84540%
  May-10           12.64457%        12.70746%        12.66511%        13.46688%
  Jun-10           11.82641%        11.88510%        11.84557%        12.61619%
  Jul-10           11.82403%        11.88258%        11.84315%        12.63489%
  Aug-10           12.21571%        12.27606%        12.23542%        13.07599%
  Sep-10           11.10296%        11.15769%        11.12084%        11.90596%
  Oct-10           13.08301%        13.14736%        13.10402%        14.05474%
  Nov-10           11.44534%        11.50151%        11.46369%        12.31840%
  Dec-10           11.81218%        11.87002%        11.83107%        12.73758%
  Jan-11           12.62429%        12.68597%        12.64444%        13.64008%
  Feb-11           11.80747%        11.86502%        11.82627%        12.78325%
  Mar-11           13.06995%        13.13351%        13.09071%        14.17935%
  Apr-11           11.80277%        11.86004%        11.82148%        12.83178%
  May-11           12.19377%        12.25280%        12.21306%        13.28574%
  Jun-11           11.08305%        11.13658%        11.10054%        12.10251%
  Jul-11           13.05958%        13.12251%        13.08014%        14.29352%
  Aug-11           11.79342%        11.85012%        11.81195%        12.93805%
  Sep-11           11.42262%        11.47741%        11.44052%        12.56146%
  Oct-11           12.60179%        12.66209%        12.62150%        13.89243%
  Nov-11           11.78646%        11.84272%        11.80484%        13.02652%
  Dec-11           11.41589%        11.47026%        11.43365%        12.64975%
  Jan-12           12.59438%        12.65421%        12.61393%        13.99279%
  Feb-12           11.06562%        11.11807%        11.08276%        12.32788%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                   GROUP I          GROUP II                          AAA EFF.
                   LOAN CAP         LOAN CAP         WAC CAP           COUPON
DIST. DATE            (%)              (%)             (%)            CAP (%)
----------         --------         --------         --------         --------
  Mar-12           13.03908%        13.10073%        13.05923%        14.56714%
  Apr-12           12.16744%        12.22483%        12.18619%        13.63239%
  May-12           12.16507%        12.22232%        12.18378%        13.66986%
  Jun-12           11.77036%        11.82562%        11.78842%        13.26625%
  Jul-12           12.16035%        12.21730%        12.17897%        13.74820%
  Aug-12           11.05273%        11.10437%        11.06961%        12.53557%
  Sep-12           12.57482%        12.63343%        12.59398%        14.30820%
  Oct-12           12.15332%        12.20982%        12.17179%        13.87465%
  Nov-12           11.39155%        11.44438%        11.40882%        13.04937%
  Dec-12           12.14866%        12.20486%        12.16703%        13.96533%
  Jan-13           12.14634%        12.20239%        12.16466%        14.01268%
  Feb-13           11.75228%        11.80638%        11.76997%        13.60785%
  Mar-13           13.00898%        13.06871%        13.02851%        15.11961%
  Apr-13           11.74781%        11.80162%        11.76541%        13.70643%
  May-13           11.03374%        11.08414%        11.05022%        12.92409%
  Jun-13           13.00159%        13.06084%        13.02096%        15.29064%
  Jul-13           12.13253%        12.18768%        12.15056%        14.32764%
  Aug-13           11.37211%        11.42367%        11.38897%        13.48656%
  Sep-13           12.12798%        12.18282%        12.14592%        14.44539%
  Oct-13           12.12571%        12.18041%        12.14360%        14.50687%
  Nov-13           11.73238%        11.78516%        11.74964%        14.10015%
  Dec-13           11.73020%        11.78283%        11.74741%        14.16319%
  Jan-14           11.36152%        11.41237%        11.37815%        13.78344%
  Feb-14           12.53454%        12.59048%        12.55284%        15.28070%
  Mar-14           12.97981%        13.03759%        12.99871%        15.90253%
  Apr-14           11.72155%        11.77359%        11.73857%        14.43432%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                   PROSPECTUS

                                 $23,984,000,000

                          MORTGAGE-BACKED CERTIFICATES

                              MORTGAGE-BACKED NOTES
                              (Issuable in Series)

                          GS MORTGAGE SECURITIES CORP.
                                     Seller

         GS Mortgage Securities Corp. may, through one or more trusts, offer to sell mortgage-backed certificates and mortgage-backed notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund. Each trust or trust fund will consist primarily of the following mortgage related assets:

o mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,

o mortgage loans or participations in mortgage loans secured by multifamily residential properties,

o loans or participations in loans secured by security interests on shares in cooperative housing corporations,

o conditional sales contracts and installment sales or loan agreements or participations in such contracts or agreements secured by manufactured housing, and

o mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities.

         AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

         Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

         Offers of the notes or certificates, as applicable, may be made through one or more different methods, including offerings through underwriters. Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

                              GOLDMAN, SACHS & CO.

                 The date of this Prospectus is March 24, 2004.

                                TABLE OF CONTENTS

                                                                            PAGE

TABLE OF CONTENTS..............................................................i
PROSPECTUS SUPPLEMENT..........................................................1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................1
RISK FACTORS...................................................................2
   You May Have Difficulty Selling the Securities..............................2
   Book-Entry Securities May Delay Receipt of Payment and Reports..............2
   Your Return On an Investment in the Securities is Uncertain.................2
   Interest Only and Principal Only Securities Involve Additional Risk.........3
   Subordinated Securities Involve More Risks and May Incur Losses.............3
   Trust or Trust Fund Assets are the Only Source of Payments
     On the Securities.........................................................4
   The Concentration of Mortgage Assets in Specific Geographic Areas May
   Increase the Risk of Loss...................................................4
   Financial Instruments May Not Avoid Losses..................................4
   Environmental Conditions Affecting Mortgaged Properties May Result
     in Losses.................................................................4
   Security Interests in Manufactured Homes May be Lost........................5
   Residential Real Estate Values May Fluctuate and Adversely Affect Your
     Investment in the Securities..............................................5
   The Securities are Not Suitable Investments for All Investors...............6
   You May Have Income for Tax Purposes Prior to Your Receipt of Cash..........6
THE TRUSTS OR TRUST FUNDS......................................................6
   The Mortgage Loans - General................................................8
   Single Family and Cooperative Loans........................................11
   Multifamily Loans..........................................................11
   Manufactured Housing Contracts.............................................12
   Agency Securities..........................................................13
   Private Mortgage-backed Securities.........................................18
   U.S. Government Securities.................................................20
   FASITS.....................................................................20
   Substitution of Mortgage Assets............................................21
   Pre-Funding and Capitalized Interest Accounts..............................21
USE OF PROCEEDS...............................................................22
THE SELLER....................................................................22
THE MORTGAGE LOANS............................................................22
   Underwriting Standards.....................................................22
   Qualifications of Lenders..................................................24
   Representations by Lenders; Repurchases....................................24
   Optional Purchase of Defaulted Loans.......................................26
DESCRIPTION OF THE SECURITIES.................................................26
   General....................................................................26
   Distributions On Securities................................................28
   Advances...................................................................30
   Reports to Securityholders.................................................31
   Book-entry Registration....................................................32
CREDIT ENHANCEMENT............................................................36
   General....................................................................36
   Subordination..............................................................37
   Pool Insurance Policies....................................................38
   Special Hazard Insurance Policies..........................................39
   Bankruptcy Bonds...........................................................40
   FHA Insurance; VA Guarantees...............................................41
   FHA Insurance On Multifamily Loans.........................................45
   Reserve and Other Accounts.................................................45
   Other Insurance, Guarantees and Similar Instruments or Agreements..........46
   Cross Support..............................................................46
YIELD AND PREPAYMENT CONSIDERATIONS...........................................46
ADMINISTRATION................................................................48
   Assignment of Mortgage Assets..............................................48
   Payments On Mortgage Loans; Deposits to Accounts...........................51
   Sub-Servicing by Lenders...................................................53

   Collection Procedures .................................................    54
   Hazard Insurance ......................................................    56
   Realization Upon Defaulted Mortgage Loans .............................    57
   Servicing and Other Compensation and Payment of Expenses ..............    59
   Evidence as to Compliance .............................................    60
   Certain Matters Regarding the Master Servicer and Us ..................    60
   Events of Default; Rights Upon Event of Default .......................    61
   the Trustee ...........................................................    64
   Duties of the Trustee .................................................    64
   Resignation of Trustee ................................................    64
   Amendment .............................................................    65
   Termination; Optional Termination .....................................    66
LEGAL ASPECTS OF THE MORTGAGE LOANS ......................................    66
   General ...............................................................    67
   Foreclosure/repossession ..............................................    70
   Rights of Redemption ..................................................    74
   Anti-deficiency Legislation and Other Limitations On Lenders ..........    75
   Due-on-sale Clauses ...................................................    76
   Prepayment Charges ....................................................    77
   Subordinate Financing .................................................    77
   Applicability of Usury Laws ...........................................    77
   Servicemembers Civil Relief Act and the California Military
     and Veterans Code ...................................................    78
   Product Liability and Related Litigation ..............................    79
   Environmental Considerations ..........................................    79
   Forfeiture for Drug, Rico and Money Laundering Violations .............    81
   Other Legal Considerations ............................................    81
FEDERAL INCOME TAX CONSEQUENCES ..........................................    81
   General ...............................................................    82
   Tax Treatment of Remic Regular Interests, Fasit Regular Interests,
     and Other Debt Instruments ..........................................    83
   Tax Treatment of Holders of Fasit Regular Interests ...................    84
   OID ...................................................................    84
   Market Discount .......................................................    88
   Amortizable Premium ...................................................    89
   Consequences of Realized Losses .......................................    90
   Gain or Loss On Disposition ...........................................    90
   Taxation of Certain Foreign Holders of Debt Instruments ...............    91
   Backup Withholding ....................................................    92
   Reporting and Tax Administration ......................................    92
   Tax Treatment of Remic Residual Interests .............................    93
   Special Considerations for Certain Types of Investors .................    97
   Treatment by the Remic of Oid, Market Discount,
     and Amortizable Premium .............................................   100
   Remic-level Taxes .....................................................   100
   Remic Qualification ...................................................   100
   Fasit Securities ......................................................   101
   Fasit Qualification ...................................................   101
   Tax Information Reporting of Fasit Securities .........................   102
   Grantor Trusts ........................................................   102
   Tax Treatment of the Grantor Trust Security ...........................   103
   Treatment of Pass-through Securities ..................................   104
   Treatment of Strip Securities .........................................   104
   Determination of Income With Respect to Strip Securities ..............   106
   Purchase of Complementary Classes of Strip Securities .................   106
   Possible Alternative Characterizations of Strip Securities ............   107
   Limitations On Deductions With Respect to Strip Securities ............   107
   Sale of a Grantor Trust Security ......................................   107
   Taxation of Certain Foreign Holders of Grantor Trust Securities .......   108
   Backup Withholding of Grantor Trust Securities ........................   108
   Reporting and Tax Administration of Grantor Trust Securities ..........   108
   Taxation of Owners of Owner Trust Securities ..........................   109
   Partnership Taxation ..................................................   109
   Discount and Premium of Mortgage Loans ................................   110
   Section 708 Termination ...............................................   110
   Gain or Loss On Disposition of Partnership Securities .................   111

   Allocations Between Transferors and Transferees .......................   111
   Section 731 Distributions .............................................   111
   Section 754 Election ..................................................   112
   Administrative Matters ................................................   112
   Tax Consequences to Foreign Securityholders of a Partnership Trust ....   113
   Backup Withholding On Partnership Securities ..........................   113
STATE TAX CONSEQUENCES ...................................................   113
ERISA CONSIDERATIONS .....................................................   114
   General ...............................................................   114
   Erisa Considerations Relating to Certificates .........................   114
   Underwriter Exemption .................................................   116
   Erisa Considerations Relating to Notes ................................   123
LEGAL INVESTMENT .........................................................   125
METHOD OF DISTRIBUTION ...................................................   127
LEGAL MATTERS ............................................................   128
FINANCIAL INFORMATION ....................................................   128
   Ratings ...............................................................   128
WHERE YOU CAN FIND MORE INFORMATION ......................................   129
INDEX ....................................................................   130

                              PROSPECTUS SUPPLEMENT

         We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

         You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

         All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

         You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                               Samuel Ramos, Esq.
                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                           Telephone: (212) 902-1000.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  RISK FACTORS

         AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW THE FOLLOWING INFORMATION AND THE INFORMATION UNDER THE CAPTION "RISK FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

YOU MAY HAVE DIFFICULTY SELLING THE SECURITIES

         There will be no market for the mortgage-backed notes or mortgage-backed certificates of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the notes or certificates. The certificates and notes are redeemable only under the limited circumstances, if any, described in the supplement to this prospectus. We do not intend to list any class of notes or certificates on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the notes or certificates are not listed or quoted, you may experience more difficulty selling notes or certificates. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS

         If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase notes and certificates for which they cannot receive physical certificates.

YOUR RETURN ON AN INVESTMENT IN THE SECURITIES IS UNCERTAIN

         Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and
(3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest. Clause (3) creates the highest degree of uncertainty in an investment in the notes or certificates.

o THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans or breaches of representations and warranties. A series of certificates or notes may have (1) certain classes that are paid principal after other classes or (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you.

     A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of notes or holders of certificates in any month or over the period of time that such certificates or notes remain outstanding.


o OPTIONAL TERMINATION MAY ADVERSELY AFFECT YIELD. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of notes or certificates. In such event, the holders of one or more classes of certificates or notes may incur a loss.

o CREDIT ENHANCEMENT WILL NOT COVER ALL LOSSES. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

INTEREST ONLY AND PRINCIPAL ONLY SECURITIES INVOLVE ADDITIONAL RISK

         Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

         A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

         The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

SUBORDINATED SECURITIES INVOLVE MORE RISKS AND MAY INCUR LOSSES

         A series of notes or certificates may provide that one or more classes of such notes or certificates are subordinated in right of payment to one or more other classes of that series or to one or more tranches of notes or certificates within a class of a series. Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinated securities. If the amount available for payments to holders of notes and certificates is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

TRUST OR TRUST FUND ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE SECURITIES

         Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust or trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the seller, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

THE CONCENTRATION OF MORTGAGE ASSETS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS

         The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. These states may suffer economic problems or reductions in market values for properties that other states will not experience. Because of the concentration of mortgage assets in these states, those types of problems may have a greater effect on the certificates or notes of such series.

FINANCIAL INSTRUMENTS MAY NOT AVOID LOSSES

         A trust or trust fund may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

ENVIRONMENTAL CONDITIONS AFFECTING MORTGAGED PROPERTIES MAY RESULT IN LOSSES

         Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of notes or certificates if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

SECURITY INTERESTS IN MANUFACTURED HOMES MAY BE LOST

         The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

         Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the sub-servicer would be unlikely to discover such noncompliance, which would hinder the sub-servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

RESIDENTIAL REAL ESTATE VALUES MAY FLUCTUATE AND ADVERSELY AFFECT YOUR INVESTMENT IN THE SECURITIES

         We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. In the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

          The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the notes or certificates should consider such an investment.

YOU MAY HAVE INCOME FOR TAX PURPOSES PRIOR TO YOUR RECEIPT OF CASH

         Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

         In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

o    generally, will not be subject to offset by losses from other activities,


o for a tax-exempt holder, will be treated as unrelated business taxable income, and


o    for a foreign holder, will not qualify for exemption from withholding tax.


         Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Consequences" in this prospectus.

                            THE TRUSTS OR TRUST FUNDS

         A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

         1. a mortgage pool*comprised of:

o SINGLE FAMILY LOANS. "SINGLE FAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,

o MULTIFAMILY LOANS. "MULTIFAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by multifamily residential properties,

o COOPERATIVE LOANS. "COOPERATIVE LOANS" consist of loans or participations in loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements, and/or

o MANUFACTURED HOUSING CONTRACTS. "MANUFACTURED HOUSING CONTRACTS" consist of conditional sales contracts and installment sales or loan agreements or participations in conditional sales contracts, installment sales or loan agreements secured by manufactured housing;

         2. mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as "AGENCY SECURITIES"; and/or

         3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as "PRIVATELY ISSUED MORTGAGE-BACKED SECURITIES,"

in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

         The single and multifamily loans, the cooperative loans and the manufactured housing contracts are sometimes referred to in this prospectus as the "MORTGAGE LOANS." If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. For clarity, the notes and certificates are sometimes referred to in this prospectus as the securities.

         We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to herein as "LENDERS," or in the market and we will convey the mortgage assets to the related trust fund.

--------------------
* Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund or the trust which owns the assets of such trust fund.

         As used in this prospectus, "AGREEMENT" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

         The following is a brief description of the assets expected to be included in a trust or a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be listed in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be attached to a report on Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE MORTGAGE LOANS - GENERAL

         The real property and manufactured homes, as the case may be, which secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain mortgage loans may be conventional loans (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority - also referred to as the "FHA" - or partially guaranteed by the Veterans Administration - also referred to as the "VA" - as specified in the related prospectus supplement and described below. Primary mortgage guaranty insurance policies (each a "PRIMARY INSURANCE POLICY") may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

         Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features, a combination of such features or other features the related prospectus supplement may describe:

o Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan;

o Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan;

o Monthly payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2) provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan. This procedure is referred to as negative amortization. In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes; and

o A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time. Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

         Each prospectus supplement will contain information, as of the date of such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

o the aggregate principal balance and the average principal balance of the mortgage loans as of the applicable cut-off date,

o the type of property securing the mortgage loans (E.G., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties or other real property),

o    the original terms to maturity of the mortgage loans,

o the largest original principal balance and the smallest original principal balance of any of the mortgage loans,

o the earliest origination date and latest maturity date of any of the mortgage loans,

o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

o the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

o the geographical distribution of the mortgage loans on a state-by-state basis.

         The "LOAN-TO-VALUE RATIO" of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "REFINANCE LOAN"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the notes or certificates, as applicable, of the related series. To the extent one or more master servicer is appointed for a related series (a "MASTER SERVICER"), such Master Servicer named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a master servicing agreement among us, the Master Servicer and the related trust or trust fund. Alternately, the trustee may also serve in the capacity of the Master Trustee if so specified in the related prospectus supplement or applicable Agreement. The Master Servicer or sub-servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Master Servicer alone were servicing such mortgage loans.

         With respect to a series of securities, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. We will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities - Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provide.

SINGLE FAMILY AND COOPERATIVE LOANS

         Single family loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential properties. The single family loans may include loans or participations in loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

         The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold generally will exceed the scheduled maturity of the related mortgage loan by at least five years. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

         Multifamily loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years.

         Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

MANUFACTURED HOUSING CONTRACTS

         The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

         The "MANUFACTURED HOMES" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         For the manufactured housing contracts contained in a trust fund, the related prospectus supplement will specify, among other things:

o    the date of origination of the manufactured housing contracts;

o    the accrual percentage rates on the manufactured housing contracts;

o    the manufactured housing contract Loan-to-Value Ratios;

o the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance;

o the outstanding principal balances of the manufactured housing contracts included in the related trust fund;

o    the original maturities of the manufactured housing contracts; and

o the last maturity date of any manufactured housing contract.

AGENCY SECURITIES

         GOVERNMENT NATIONAL MORTGAGE ASSOCIATION. Government National Mortgage Association, commonly known as GNMA, ("GNMA") is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code. The mortgage loans insured by the FHA are referred to as FHA Loans. The loans partially guaranteed by the VA are referred to as VA Loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

         GNMA CERTIFICATES. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I CERTIFICATE," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II CERTIFICATE." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans or VA Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

         GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes. Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA certificate and

Liquidation Proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

         If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal Prepayments on any FHA Loans or VA Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

         GNMA certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due to the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

         If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

         The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

         FEDERAL NATIONAL MORTGAGE ASSOCIATION. The Federal National Mortgage Association, commonly referred to as Fannie Mae ("FANNIE MAE"), is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         FANNIE MAE CERTIFICATES. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

         Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the

Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

         The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

         FEDERAL HOME LOAN MORTGAGE CORPORATION. The Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac ("FREDDIE MAC"), is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans. Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

         FREDDIE MAC CERTIFICATES. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's PRO RATA share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

         STRIPPED MORTGAGE-BACKED SECURITIES. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

         OTHER AGENCY SECURITIES. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

PRIVATE MORTGAGE-BACKED SECURITIES

         GENERAL. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement - a "PMBS POOLING AND SERVICING AGREEMENT." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS SERVICER," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS TRUSTEE." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

         Such securities either (1) (a) will have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and

(2) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

         UNDERLYING LOANS. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the mortgage assets.

         CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

         ADDITIONAL INFORMATION. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

         1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

         2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

o    the payment features of such mortgage loans,

o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

o the servicing fee or range of servicing fees with respect to the mortgage loans,

o the minimum and maximum stated maturities of the underlying mortgage loans at origination and

o    delinquency experience with respect to the mortgage loans,

         3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

         4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

         5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves, and

         6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

U.S. GOVERNMENT SECURITIES

         If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. GOVERNMENT SECURITIES") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

FASITS

         Assets may be added to the trust fund if it has elected to be treated as a FASIT for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "CODE"), subject to the provisions of the Code restricting such additional assets to "permitted assets", as defined in the Code, and so long as the FASIT does not engage in a "prohibited transaction" under the Code. See "Federal Income Tax Consequences - FASIT Qualification" and "- FASIT Qualification - Taxation of Holders of FASIT Ownership Interests." Subject to the foregoing, it is intended that, in connection with a particular trust fund, assets will be chosen for a FASIT on the basis of similarity of certain characteristics such as coupon and market price, as provided in the related prospectus supplement. Assets would be added to a FASIT upon the occurrence of certain events such as prepayment of existing assets or removal of assets for credit or other reasons, as provided in the related prospectus supplement. Any such addition or removal would be subject to confirmation from the applicable rating agency or agencies that such actions would not affect the ratings then assigned to the related securities.

SUBSTITUTION OF MORTGAGE ASSETS

         If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

         If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "PRE-FUNDING ACCOUNTS," established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed six months. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit Enhancement - Reserve and Other Accounts". It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

         If a pre-funding account is established, one or more segregated trust accounts, known as "CAPITALIZED INTEREST ACCOUNTS", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS

          We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities. We may use any amounts remaining after such payments for general corporate purposes.

                                   THE SELLER

         We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or bonds secured by such mortgage assets. We are a wholly owned subsidiary of Goldman Sachs Mortgage Company, a New York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

         We do not have, nor do we expect in the future to have, any significant assets.

                               THE MORTGAGE LOANS

         We will have purchased the mortgage loans, either directly or through affiliates, from lenders. The mortgage loans we acquire will have been originated in accordance with the underwriting criteria specified below under "- Underwriting Standards" or such other underwriting criteria as are specified in the related prospectus supplement.

UNDERWRITING STANDARDS

         In general, each lender will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination. As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the lender will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender requires that a prospective borrower applying for a single family loan or a cooperative loan or for financing secured by a manufactured home fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the lender generally requires the borrower to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, the lender obtains an employment verification from an independent source (typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

The related prospectus supplement will describe underwriting standards which pertain to the creditworthiness of borrowers seeking multifamily loans.

         In determining the adequacy of the mortgaged property as collateral, an appraiser appraises each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to cooperative loans, the appraisal is based on the market value of comparable units. With respect to manufactured housing contracts, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. With respect to a multifamily loan, the appraisal must specify whether the appraiser used an income analysis, a market analysis or a cost analysis. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

         A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

         In the case of a single family or multifamily loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the mortgage loan.

         Certain of the types of mortgage loans which may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

         RE-UNDERWRITING. We will acquire mortgage loans utilizing re-underwriting criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

QUALIFICATIONS OF LENDERS

         Each lender will satisfy the qualifications listed in this prospectus or as otherwise described in the related prospectus supplement. Each lender must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool in accordance with accepted practices and prudent guidelines. Each lender must maintain satisfactory facilities to originate and service those mortgage loans. In general, each lender must be a seller/servicer approved by either Fannie Mae or Freddie Mac, and each lender must be a mortgagee approved by the HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation.

REPRESENTATIONS BY LENDERS; REPURCHASES

         Each lender generally will have made representations and warranties in respect of the mortgage loans such lender sold and that are included in the assets of the trust fund. Such representations and warranties generally include, among other things:

o that title insurance (or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of single family loans and multifamily loans and that any required hazard insurance policy was in effect on the date that we or our affiliate purchased the mortgage loan from the lender;

o that the lender had title to each such mortgage loan and such mortgage loan was subject to no offsets, defenses or counterclaims;

o that each mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the mortgaged property was free from damage and was in good repair;

o that there were no delinquent tax or assessment liens against the mortgaged property,

o that no required payment on a mortgage loan was more than a specified number of days delinquent; and

o that each mortgage loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

         The related prospectus supplement will provide specific representations and warranties for those mortgage loans which comprise the collateral that supports the securities offered by the related prospectus supplement. The lender will have made all of the representations and warranties in respect of a mortgage loan as of the date on which such lender sold the mortgage loan to us or one of our affiliates or as of such other date specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. Since the representations and warranties of a lender do not address events that may occur following such lender's sale of a mortgage loan, the lender's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the lender sold such mortgage loan to us or one of our affiliates. If the Master Servicer is also a lender with respect to a particular series, such representations will be in addition to the representations and warranties, if any, the Master Servicer made in its capacity as a Master Servicer.

         In general, the Master Servicer or the trustee, if the Master Servicer is the lender, will be required to promptly notify the relevant lender of any breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If such lender cannot cure such breach generally within 60 days (or other specified period) after notice from the Master Servicer or the trustee, as the case may be, then such lender generally will be obligated to repurchase such mortgage loan from the trust fund at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a lender's breach of representation. Certain rights of substitution for defective mortgage loans may be provided with respect to a series in the related prospectus supplement.

         We and the Master Servicer (unless the Master Servicer is the lender) will not be obligated to purchase a mortgage loan if a lender defaults on its obligation to do so. We cannot assure you that lenders will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a lender may also constitute a breach of one of our or one of the Master Servicer's representations, the Master Servicer may have a repurchase obligation as described below under "Administration - Assignment of Mortgage Assets."

         If the related prospectus supplement so specifies, the lender may have acquired the mortgage loans from a third party which made certain representations and warranties to the lender as of the time of the sale to the lender. In lieu of making representations and warranties as of the time of the sale to us, the lender may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties. The lender will not be obligated to purchase a mortgage loan if the third party defaults on its obligation to do so.

         The lender and any third party which conveyed the mortgage loans to the lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the lender or such third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to the rating agency rating the related securities.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 91 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

         A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master Servicers, if applicable, and the trustee. A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The provisions of each such agreement will vary depending upon the nature of the certificates or notes to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions which may appear in each such agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable agreement or agreements for each series of securities and the applicable prospectus supplement. We will provide a copy of the applicable agreement or agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:

                          GS Mortgage Securities Corp.

                                 85 Broad Street

                            New York, New York 10004

                          Attention: Samuel Ramos, Esq.

GENERAL

         The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance, VA guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust or trust fund will consist of, to the extent provided in the Agreement:

o the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("RETAINED INTEREST")),

o such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the Agreement (collectively, the "ACCOUNTS");

o property which secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure,

o    U.S. Government Securities; and

o any primary insurance policies, FHA Insurance, VA Guarantees, other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement.

         If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

o    reinvestment income on payments received on the trust assets,

o    a reserve fund,

o    a mortgage pool insurance policy,

o    a special hazard insurance policy,

o    a bankruptcy bond,

o    one or more letters of credit,

o    a financial guaranty insurance policy,

o    third party guarantees or similar instruments,

o    U.S. Government Securities designed to assure payment of the securities,

o    financial instruments such as swap agreements, caps, collars and floors, or

o    other agreements.

         The trusts or trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities. Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series. The related prospectus supplement will specify the timing and amounts of such distributions which may vary among classes or over time. If the related prospectus supplement so provides, the securityholder of a class (a "CALL CLASS") of securities of a series may have the right to direct the trustee to redeem a related Callable Class or Classes. A "CALLABLE CLASS" is a class of securities of a series that is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related prospectus supplement, after the issuance of the Callable Class, there may be a specified "lock-out period" during which such securities could not be called. We anticipate that Call Classes generally will be offered only on a private basis.

         The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (I.E., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means; PROVIDED, HOWEVER, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

         Except with respect to Real Estate Investment Mortgage Conduits, commonly known as "REMICS," residual securities and FASIT ownership securities, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities and FASIT ownership securities, as provided in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

         GENERAL. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

         The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

         AVAILABLE FUNDS. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the Agreement specifies. "AVAILABLE FUNDS" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

         DISTRIBUTIONS OF INTEREST. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "ACCRUAL SECURITIES") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period. Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

         DISTRIBUTIONS OF PRINCIPAL. The aggregate "CURRENT PRINCIPAL AMOUNT" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

         If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

         UNSCHEDULED DISTRIBUTIONS. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, low rates then available for reinvestment of such payments or both, the trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

         All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

ADVANCES

         The Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities), an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will be subject to the Master Servicer's determination that they will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

         In making advances, the Master Servicer or other person designated in the prospectus supplement will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the Master Servicer to guarantee or insure against losses. If the Master Servicer or other person designated in the prospectus supplement makes advances from cash held for future distribution to securityholders, the

Master Servicer or such other person will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any funds advanced will be reimbursable to the Master Servicer or such other person out of recoveries on the specific mortgage loans with respect to which such advances were made. Advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Master Servicer or other person designated in the prospectus supplement determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The Master Servicer or other person designated in the prospectus supplement will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent the Agreement permits. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

REPORTS TO SECURITYHOLDERS

         Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

         1. the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, prepayment penalties included in the distribution amount;

         2.   the amount of such distribution allocable to interest;

         3. the amount of any advance, that the Master Servicer or any other person designated in the prospectus supplement or any servicer made;

         4. the aggregate amount (a) otherwise allocable to the subordinated securityholders on such distribution date, and (b) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

         5. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

         6. the senior percentage, if applicable (I.E., the percentage of principal payments on the mortgage loans, if any, which senior classes will be entitled to receive on the following distribution date);

         7. the senior prepayment percentage, if applicable (I.E., the percentage of Principal Prepayments on the mortgage loans, if any, which senior classes will be entitled to receive on the following distribution date);

         8. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date;

         9. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure;

         10. the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a multifamily loan, such additional information as the related prospectus supplement may specify; and

         11. if applicable, the amount remaining in any reserve account or the amount remaining of any other credit support, after giving effect to the distribution on the distribution date.

         Where applicable, any amount listed above may be expressed as a dollar amount per single security of the relevant class having a denomination or interest specified in the related prospectus supplement or in the report to securityholders. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to 1. and 2. for such calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

         If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company, in the United States, Clearstream or the Euroclear System, in Europe, if they are participating organizations (a "PARTICIPANT") of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream is referred to as "CLEARSTREAM." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

         An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "DEFINITIVE SECURITIES"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

         Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream Banking, SOCIETE ANONYME, Luxembourg, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the COMMISSION DE SURVEILLANCE DU SECTEUR FINANCIER in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of

Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Agreement. Such events may include the following:

o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor,

o we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination or

o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

         Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates or notes representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We, the Master Servicer, if any, and the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may be in the form of:

o    the subordination of one or more classes of the securities of such series,

o the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA Insurance, VA Guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related prospectus supplement, or the use of a cross-support feature, or

o    any combination of the foregoing.

         Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. The Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

SUBORDINATION

         If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

         In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

         If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

         As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

o    in the order of their scheduled final distribution dates,

o    in accordance with a schedule or formula,

o    in relation to the occurrence of specified events, or

o    as otherwise specified in the related prospectus supplement.

POOL INSURANCE POLICIES

         If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover a percentage of the loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool as specified in the prospectus supplement. The Master Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy.

         In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless:

         1. any required primary insurance policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled;

         2. hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         3. if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

         4. the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the mortgaged property at a price equal to the principal balance of the mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of purchase and certain expenses the Master Servicer incurred on behalf of the trustee and securityholders, or (b) to pay a percentage of the amount as specified in the related prospectus supplement by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of payment of the claim and the aforementioned expenses exceed the proceeds received from an approved sale of the mortgaged property. In either case, amounts paid or assumed to have been paid under the related primary insurance policy will be deducted from the amount payable by the pool insurer. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the Master Servicer, in general, will not be required to expend its own funds to restore the damaged mortgaged property. However, it will be required to restore such property if it determines that (1) such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (2) it will be able to recover such expenses through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary insurance policy.

         A mortgage pool insurance policy generally will not insure (and many primary insurance policies do not insure) against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination of the mortgage loan, or (2) failure to construct a mortgaged property in accordance with plans and specifications. If so specified in the prospectus supplement, an endorsement to the mortgage pool insurance policy, a bond or other credit support may cover fraud in connection with the origination of mortgage loans. If so specified in the related prospectus supplement, a failure of coverage attributable to an event specified in clause (1) or (2) might result in a breach of the related lender's representations and, might, if the lender cannot cure the breach give rise to an obligation of the lender to purchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary insurance policies do not cover) a claim in respect of a defaulted mortgage loan occurring when the servicer of such mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

         The original amount of coverage under each mortgage pool insurance policy generally will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts the pool insurer realizes upon disposition of all foreclosed properties covered by such policy. The amount of claims paid will include certain expenses the Master Servicer incurred as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if specified in the related prospectus supplement, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and the securityholders will bear any further losses.

         The related prospectus supplement will describe the terms of any pool insurance policy relating to a pool of manufactured housing contracts.

SPECIAL HAZARD INSURANCE POLICIES

         If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below, each special hazard insurance policy will protect holders of the related securities from

         1. loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

         2. loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

Special hazard insurance policies will not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

         If the underlying property has been damaged and not restored, collection of Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property. Each Agreement will provide that, if the related mortgage pool insurance policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such special hazard insurance policy.

         To the extent specified in the related prospectus supplement, the Master Servicer may deposit in a special trust account: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

         The related prospectus supplement will describe the terms of any special hazard insurance policy relating to a pool of manufactured housing contracts.

BANKRUPTCY BONDS

         If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the

Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

         The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

         The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA INSURANCE; VA GUARANTEES

FHA LOANS

         Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "NATIONAL HOUSING ACT"), and the United States Housing Act of 1937, as amended (the "UNITED STATES HOUSING ACT"). Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

         FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

         Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the Note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

         Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "ASSIGNMENT PROGRAM"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permits lenders in certain circumstances to submit partial claims for FHA insurance benefits.

         The Master Servicer or any sub-servicer will submit all claims to HUD. Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment. Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest therein, will be deemed to have agreed to the foregoing.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie Mae, which guidelines are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate as defined below.

         In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the FHA Debenture Rate. The Master Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

         For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA DEBENTURE RATE") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher. The FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. The following table shows rates applicable to FHA loans committed or endorsed in the periods shown:

                               FHA DEBENTURE RATES

   EFFECTIVE RATE      EFFECTIVE DATE       PRIOR TO           EFFECTIVE RATE      EFFECTIVE DATE        PRIOR TO
     (PERCENT):         ON OR AFTER                              (PERCENT):          ON OR AFTER
---------------------------------------------------------    ---------------------------------------------------------

         7 3/4          July 1, 1978      Jan. 1, 1979               8 1/2          July 1, 1991       Jan. 1, 1992
         8              Jan. 1, 1979      July 1, 1979               8              Jan. 1, 1992       July 1, 1992
         8 1/4          July 1, 1979      Jan. 1, 1980               8              July 1, 1992       Jan. 1, 1993
         9 1/2          Jan. 1, 1980      July 1, 1980               7 3/4          Jan. 1, 1993       July 1, 1993
         9?             July 1, 1980      Jan. 1, 1981               7              July 1, 1993       Jan. 1, 1994
        11 3/4          Jan. 1, 1981      July 1, 1981               6?             Jan. 1, 1994       July 1, 1994
        12?             July 1, 1981      Jan. 1, 1982               7 3/4          July 1, 1994       Jan. 1, 1995
        12 3/4          Jan. 1, 1982      Jan. 1, 1983               8?             Jan. 1, 1995       July 1, 1995
        10 1/4          Jan. 1, 1983      July 1, 1983               7 1/4          July 1, 1995       Jan. 1, 1996
        10?             July 1, 1983      Jan. 1, 1984               6 1/2          Jan. 1, 1996       July 1, 1996
        11 1/2          Jan. 1, 1984      July 1, 1984               7 1/4          July 1, 1996       Jan. 1, 1997
        13?             July 1, 1984      Jan. 1, 1985               6 3/4          Jan. 1, 1997       July 1, 1997
        11?             Jan. 1, 1985      July 1, 1985               7?             July 1, 1997       Jan. 1, 1998
        11?             July 1, 1985      Jan. 1, 1986               6?             Jan. 1, 1988       July 1, 1998
        10 1/4          Jan. 1, 1986      July 1, 1986               6?             July 1, 1998       Jan. 1, 1999
         8 1/4          July 1, 1986      Jan. 1, 1987               5 1/2          Jan. 1, 1999       July 1, 1999
         8              Jan. 1, 1987      July 1, 1987               6?             July 1, 1999       Jan. 1, 2000
         9              July 1, 1987      Jan. 1, 1988               6 1/2          Jan. 1, 2000       July 1, 2000
         9?             Jan. 1, 1988      July 1, 1988               6 1/2          July 1, 2000       Jan. 1, 2001
         9?             July 1, 1988      Jan. 1, 1989               6              Jan. 1, 2001       July 1, 2001
         9 1/4          Jan. 1, 1989      July 1, 1989               5?             July 1, 2001       Jan. 1, 2002
         9              July 1, 1989      Jan. 1, 1990               5 1/4          Jan. 1, 2002       July 1, 2002
         8?             Jan. 1, 1990      July 1, 1990               5 3/4          July 1, 2002       Jan. 1, 2003
         9              July 1, 1990      Jan. 1, 1991               5              Jan. 1, 2003       July 1, 2003
         8 3/4          Jan. 1, 1991      July 1, 1991               4 1/2          July 1, 2003       Jan. 1, 2004

VA LOANS

         The United States Veterans Administration ("VA") is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

         Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to-four family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

         The amount payable under the guaranty will be the percentage (the "VA ENTITLEMENT PERCENTAGE") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in 38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. As of the date hereof, the maximum guaranties that may be issued by the VA under a VA loan are generally (a) as to loans with an original principal balance of $45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500; (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 and 40% of the loan, and (d) as to loans with an original principal balance of more than $144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $50,750 and 25% of the loan. The liability on the guaranty is reduced or increased PRO RATA with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Because some of the VA Loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage.

         The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

         With respect to a defaulted VA-guaranteed single family loan, the Master Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

         When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA Loan, PLUS accrued and unpaid interest and certain expenses.

FHA INSURANCE ON MULTIFAMILY LOANS

         There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE AND OTHER ACCOUNTS

         If the related prospectus supplement so specifies, we or the Master Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("PERMITTED INVESTMENTS"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments. The related prospectus supplement will provide additional information with respect to such instruments.

         Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar contract to provide limited protection against interest rate risks.

CROSS SUPPORT

         Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying such cross-support feature.

         If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified trust fund.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available Funds to various classes of securities, the interest rate for various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

         The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool. Generally, borrowers may prepay their single family loans, cooperative loans and manufactured housing contracts without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

         Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; PROVIDED, HOWEVER, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

         When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Servicemembers Civil Relief Act as described under "Legal Aspects of the Mortgage Loans - Servicemembers Civil Relief Act." Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

         A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans and manufactured housing contracts. The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (E.G., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

         The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

         The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

         In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

         Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                                 ADMINISTRATION

         Set forth below is a summary of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

         ASSIGNMENT OF THE MORTGAGE LOANS. At the time the trust fund issues notes or certificates of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee, together with all principal and interest we have received on or with respect to such mortgage loans after the cut-off date identified in the related prospectus supplement. We will not assign or otherwise distribute to the trustee principal and interest due on or before the cut-off date and any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

         We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) as to each mortgage loan, among other things,

o the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

o in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "MORTGAGE") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

o an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

o such other security documents as the related prospectus supplement may specify.

         In the case of single family loans or multifamily loans, we or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

         With respect to any mortgage loans which are cooperative loans, we generally will cause to be delivered to the trustee (or to the custodian hereinafter referred to):

o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

o    the original security agreement,

o    the proprietary lease or occupancy agreement,

o    the recognition agreement,

o    an executed financing agreement and

o    the relevant stock certificate and related blank stock powers.

We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans.

         The trustee (or a custodian for the trustee) will review such mortgage loan documents within the time period specified in the related prospectus supplement or the related Agreement, and the trustee will hold such documents in trust for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the lender or the entity which sold the mortgage loan to the lender cannot cure the omission or defect within 60 days (or other period specified)after receipt of such notice, the lender or such entity generally will be obligated to purchase the related mortgage loan from the trustee at price equal to the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a lender or such entity will fulfill this purchase obligation. Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the lender or such entity defaults on its purchase obligation unless such breach also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee. Alternately, the trustee may also serve in the capacity of custodian pursuant to the applicable Agreement.

         ASSIGNMENT OF AGENCY SECURITIES. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

         ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee.


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

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

         In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "PROTECTED ACCOUNT"), which must be one of the following:

o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,


o an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee, or

o    an account or accounts otherwise acceptable to each rating agency.

The Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account. The Master Servicer or sub-servicer may invest the funds held in a Protected Account, pending each succeeding distribution date, in Permitted Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master Servicer or sub-servicer, provided it meets the standards discussed above.

         Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

o all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;

o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

o to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "INSURANCE PROCEEDS") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("LIQUIDATION EXPENSEs") and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

o all proceeds of any mortgage loan or property in respect thereof repurchased by us or lenders;

o all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance" below;

o any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and

o all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

         If acceptable to each rating agency rating the series of securities, a Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

         The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "SECURITIES ACCOUNT"). The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested, pending each succeeding distribution date in Permitted Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund which contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the

Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

SUB-SERVICING BY LENDERS

         Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

         With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

o collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;

o maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement;

o maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

o processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

o    attempting to cure delinquencies;

o supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

o    maintaining accounting records relating to the mortgage loans; and

o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

         As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related mortgage loan has been collected) in the amount described in the related prospectus supplement. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. The Master Servicer will reimburse each sub-servicer for certain expenditures which such sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

         Each sub-servicer may be required to agree to indemnify the Master Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

         Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

         The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us. The Master Servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

         The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA Insurance, VA Guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on. Consistent with the above, the Master Servicer may, in its discretion, (1) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (2) to the extent not inconsistent with the coverage of such mortgage loan by a mortgage pool insurance policy, primary insurance policy, FHA Insurance, VA Guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, if applicable, arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable Due Date for each payment or such other period as is specified in the Agreement. Both the sub-servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

         In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable thereto. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

         With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

         The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan or manufactured housing contract to maintain a hazard insurance policy. Such hazard insurance policy is required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. If the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited in such Protected Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies typically contain a co-insurance clause which requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damaged property. If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

         The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies.

To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         PRIMARY INSURANCE POLICIES. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

         The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

o all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

o hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

o amounts expended but not approved by the issuer of the related primary insurance policy (the "PRIMARY INSURER"),

o    claim payments the primary insurer previously made and

o    unpaid premiums.

         Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including

o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

o    physical damage to the mortgaged property; and

o the primary insurer not approving the related Master Servicer as a servicer.

         RECOVERIES UNDER A PRIMARY INSURANCE POLICY. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to:

o    advance or discharge:


              a. all hazard insurance policy premiums and

              b. as necessary and approved in advance by the primary insurer:

                      1. real estate property taxes,

                      2. all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

                      3.   mortgaged property sales expenses,

                      4. any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

                      5. foreclosure costs, including court costs and reasonable attorneys' fees;

                      6. in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted; and

                      7. tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

         In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections thereunder in the Protected Account it maintains. In all other cases, the Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

         If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust funds loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.

         If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

         RECOVERIES UNDER FHA INSURANCE AND VA GUARANTEES. The Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA Insurance or VA Guarantee with respect to the mortgage loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         A Master Servicer's or sub-servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, out of each interest payment on a mortgage loan, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the Master Servicer or the sub-servicer. If the Master Servicer's or sub-servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, any prepayment penalties and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.

         To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

EVIDENCE AS TO COMPLIANCE

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of such firm's examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or a program certified by such firm to be comparable, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

         Each Agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer. Such annual statement will state that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Securityholders of the related series may obtain copies of the annual accountants' statement and the statement of officers of each Master Servicer without charge upon written request to the Master Servicer at the address provided in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND US

         The related prospectus supplement will name one or more Master Servicers under each Agreement. Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement. Each entity serving as Master Servicer may have normal business relationships with our affiliates or us.

         The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the Master Servicer, in certain instances, we, nor any director, officer, employee, or agent of the Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide neither we, the trustee, the Master Servicer, nor any such person will be protected against any breach of warranties or representations made in such Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. Each Agreement will further provide that we, the trustee, the Master Servicer, in certain instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal


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action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that none of the Master Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.

         Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT; MASTER SERVICING AGREEMENT. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement generally will include:

o any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two Business Days or such other time period as is specified in the Agreement;

o any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate principal amount or interests ("PERCENTAGE INTERESTS") evidenced by such class; and

o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.


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         In general, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing Percentage Interests aggregating not less than 25% of the principal of the related trust fund and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25% of the aggregate Percentage Interest constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

         INDENTURE. An event of default under the indenture for each series of notes will include:

o a default for 30 days or more in the payment of any principal of or interest on any note of such series;

o failure to perform any other covenant of the trust fund in the Indenture which continues for a period of 60 days or such other time period as is specified in the Indenture after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

o any representation or warranty made by the trust fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

o certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or

o any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable


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immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

         If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

o the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,

o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3% of the then aggregate outstanding amount of the notes of such series.

         If the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

         In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or


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a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

THE TRUSTEE

         The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a series includes both notes and certificates, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

DUTIES OF THE TRUSTEE

         The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

         The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

         The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time:

o if the trustee ceases to be eligible to continue as such under the Agreement,


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

o    if the trustee becomes insolvent,

o    if the trustee becomes incapable of acting, or

o by the securityholders evidencing over 51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

AMENDMENT

         The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders:

o    to cure any ambiguity;

o to correct any defective provisions or to correct or supplement any provision in the Agreement;

o to comply with any changes in the Internal Revenue Code of 1986, as amended; or

o to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any Securityholder.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         With consent of holders of securities of a series evidencing not less than 51% of the aggregate Percentage Interests of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities. However, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets which are required to be distributed on any security without the consent of the holder of such security, or reduce the aforesaid percentage of securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will


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not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

         1. the final payment or other liquidation of the last of the trust assets subject thereto or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

         2. the purchase by us, the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC or FASIT treatment has been elected, by the holder of the residual interest in the REMIC or FASIT, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

         Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at our option or the option of the other entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (I.E., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding. The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but our right or the right of such other entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC or FASIT election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC or the FASIT within the meaning of Section 860F(a)(4) of the Code.

                       LEGAL ASPECTS OF THE MORTGAGE LOANS

         The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.


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GENERAL

         SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

         CONDOMINIUMS. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

         COOPERATIVE LOANS. Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who


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financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         HIGH COST LOANS. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994 (such mortgage loans, "HIGH COST LOANS"), if such mortgage loans: (i) were originated on or after October 1, 1995; (ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as recision rights if the appropriate disclosures were not given as required.

         MANUFACTURED HOUSING CONTRACTS. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest


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on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

         As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by us and transferred to us.

         We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the lender's or our rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security


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interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.

         Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

FORECLOSURE/REPOSSESSION

     GENERAL

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some


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states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property. In California, the entire process from recording a notice of default to recording a non-judicial sale usually takes four to five months.

         In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a


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deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         COOPERATIVE LOANS. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws and existing shareholders and tenants are entitled to remain in the building pursuant to such laws.


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

         MANUFACTURED HOUSING CONTRACTS. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (I.E.., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         HOME EQUITY LOANS. The federal Truth-in-Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material misrepresentation by the borrower in connection with the loan; (ii) the borrower fails to meet the repayment terms of the loan agreement; (iii) any action or inaction by the borrower adversely affects the lender's security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; PROVIDED that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement;
(v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.


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RIGHTS OF REDEMPTION

     GENERAL

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         MANUFACTURED HOUSING CONTRACTS. While state laws do not usually require notice to be given debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.


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ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

         Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

         In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

         Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans and manufactured housing contracts. These laws include the federal Truth-in-Lending Act, Real Estate


                                       75
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Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing
Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

         Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense, and if the lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

         Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a


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loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

         Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans or manufactured housing contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans and manufactured housing contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans or manufactured housing contracts having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

SUBORDINATE FINANCING

         Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect


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to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

         We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

         Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

         Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period.


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

Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

PRODUCT LIABILITY AND RELATED LITIGATION

         Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

         Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract. Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

         To the extent the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

ENVIRONMENTAL CONSIDERATIONS

         Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 LENDER LIABILITY ACT") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable,


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

commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

         Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption nearly identical to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

         At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the trust or the seller as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your certificates.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and will not make such evaluations prior to the origination of the mortgage loans. Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

         Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the trust. Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.


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

         After reviewing the environmental inspection report, the trustee (upon written direction from the holders of the most senior class of certificates, so long as they are outstanding, and thereafter, the holders of the subordinate class of certificates) shall direct the servicer, or any applicable sub-servicer, how to proceed with respect to the mortgaged property. In the event: (a) the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and (b) the trustee (as directed by the holders of the certificates as set forth above) directs the Master Servicer, or the related sub-servicer, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the trustee (as directed as set forth above) directs the Master Servicer, or any related sub-servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such servicer or sub-servicer, as applicable, shall be reimbursed for all advances the servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

         In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that: (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

OTHER LEGAL CONSIDERATIONS

         The mortgage loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following summary was prepared by Skadden, Arps, Slate, Meagher & Flom LLP and has been reviewed by Cadwalader, Wickersham & Taft LLP and by such other counsel as may be


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

identified in the related prospectus supplement. It is intended to present a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

         This summary does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts ("REITs"), investment companies, and certain other organizations to which special rules apply. This summary focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this summary does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

         No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with financial asset securitization investment conduits ("FASITs"), market discount, and stripped debt securities), and the regulations that do exist under other provisions of the Code (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors.

         Investors should consult their own tax advisors in determining the federal, state, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the securities.

         The following summary generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

GENERAL

         Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC or FASIT. Each prospectus supplement will indicate whether a REMIC or FASIT election or elections will be made for the relevant series or a portion thereof.

         For each series, Skadden, Arps, Slate, Meagher & Flom LLP, Cadwalader, Wickersham & Taft LLP or such other counsel to the seller as specified in the related prospectus supplement ("TAX COUNSEL") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC or FASIT Election, if applicable, election or elections, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as (i) one or more REMICs, (ii) one or more FASITs under sections 860H through 860L of the Code, (iii) one or more grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities ("GRANTOR TRUST SECURITIES"), (iv) a trust treated as a partnership for federal income tax purposes that will issue securities ("OWNER TRUST SECURITIES"), or
(v) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "DEBT


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SECURITIES"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

         MISCELLANEOUS ITEMIZED DEDUCTIONS. The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests, FASIT ownership interests, and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "APPLICABLE AMOUNT") -- will be reduced by the lesser of:

o    the excess of adjusted gross income over the Applicable Amount, or

o 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

         Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

TAX TREATMENT OF REMIC REGULAR INTERESTS, FASIT REGULAR INTERESTS, AND OTHER DEBT INSTRUMENTS

         Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for REMIC OID, market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests and FASIT regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the master servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the master servicer (the "TAX ADMINISTRATOR") will be the party responsible for computing the amount of OID to be reported to the REMIC regular certificate holders each taxable year.

         Under temporary Treasury regulations, holders of REMIC regular certificates issued by "SINGLE-CLASS REMICS" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii) is substantially similar to a fixed investment trust.

         Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible


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

under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC -- either directly or through a pass-through entity - will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See Federal Income Tax Consequences - General - Miscellaneous Itemized Deductions, above. Any such additional income will be treated as interest income.

         In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

TAX TREATMENT OF HOLDERS OF FASIT REGULAR INTERESTS

         GENERAL. FASIT regular interests generally will be subject to the same rules of taxation as REMIC regular interests, including the requirement that holders of FASIT regular interests report income from their securities under the accrual method of accounting, even if they otherwise would have used the cash receipts and disbursement method. See "Federal Income Tax Consequence -- REMIC Certificates -- OID," "--Market Discount" and "--Amortizable Premium" in this prospectus. The sale or other disposition of a FASIT regular interest generally will be subject to the same rules as a REMIC regular certificate. See "Federal Income Tax Consequence -- REMIC Certificates --Gain or Loss on Disposition" in this prospectus.

         TAXATION OF HOLDERS OF HIGH-YIELD INTERESTS. High-yield interests are FASIT regular interests that are subject to additional special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from those interests with losses. High-yield interests may be held only by eligible corporations, other FASITs, and dealers in securities which acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

OID

         The following discussion of OID applies generally to notes and to certificates that are REMIC regular interests or FASIT regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes (collectively referred to as "DEBT INSTRUMENTS"). Differences in treatment of REMIC or FASIT regular interests from other Debt Instruments are noted where applicable.


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

         Certain classes of Debt Instruments of a series may be issued with OID. Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

         The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments ("PREPAYABLE OBLIGATIONS"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to maturity and
(ii) the prepayment rate assumed in pricing the Prepayable Obligation (the "PREPAYMENT ASSUMPTION"). Although regulations exist that govern the accrual of OID in general (the "OID REGULATIONS") those regulations do not address Section 1272(a)(6). Accordingly, absent additional guidance, the Tax Administrator will, except as otherwise provided in a Supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

         Prospective purchasers should be aware that neither GS Mortgage Securities Corp., the trustee, the master servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

         OID is defined as the excess, if any, of a debt instrument's "stated redemption price at maturity" (generally, but not always, its principal amount) over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable (in cash or property other than additional obligations of the issuer):

o    at least annually; and

o    at a single fixed rate or certain variable rates set out in the OID
     Regulations.

Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

            o   may be deferred, or

            o does not accrue at a single fixed rate or a "qualified floating rate," as defined in regulations.

         Under a DE MINIMIS rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"), calculated as provided in applicable regulations. A holder will include DE MINIMIS OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.


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

         The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI) received on the instrument during such period over (ii) the instrument's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the Pricing Prepayment Assumptions and the instrument's original yield to maturity -- adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

         The yield to maturity of a Prepayable Obligation is calculated based on: (i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt Instrument is different from that of the Tax Administrator.

         In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule, OID, if any, on a Debt Instrument will be accelerated. In determining whether GS Mortgage Securities Corp. will be presumed to exercise its option to redeem Debt Instruments when one or more classes of the such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that GS Mortgage Securities Corp. will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

         If a Debt Instrument issued with OID is subsequently sold for a price less or greater than its adjusted issue price, the holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.

         ALL OID ELECTION. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, DE MINIMIS OID, market discount, and DE MINIMIS market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the

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holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount, as described in "Federal Income Tax Consequences -- REMIC Certificates -- Market Discount" in this prospectus. See "Federal Income Tax Consequences -- Amortizable Premium" in this prospectus.

         It is not entirely clear how income should be accrued on a REMIC or FASIT regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC or FASIT (an "INTEREST WEIGHTED CERTIFICATE"). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "Federal Income Tax Consequences -- Interest Weighted Certificates and Non-VRDI Certificates," in this prospectus.

         In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of OID on your certificates for federal income tax purposes.

         VARIABLE RATE INSTRUMENTS. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

         All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "SINGLE RATE VRDI") is treated as QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument (having a fixed rate equal to the value of the variable rate on the issue date) and applying the rules applicable to fixed rate instruments described under "Federal Income Tax Consequences -- OID" in this prospectus to such hypothetical fixed rate certificate.

         Except as provided below, the OID on a VRDI that is not a Single Rate VRDI (a "MULTIPLE RATE VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

         The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate -- other than an initial fixed rate that is intended to approximate the subsequent variable rate -- is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent


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fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate -- or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

         REMIC or FASIT regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC or FASIT held subject to the related pooling and master servicing agreement (such regular interests, "WEIGHTED AVERAGE CERTIFICATES"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (I.E., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

         INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES. The treatment of an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "CONTINGENT PAYMENT REGULATIONS") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("CONTINGENT PAYMENT OBLIGATIONS"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax Administrator will account for Interest Weighted Certificates and other Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

         ANTI-ABUSE RULE. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

MARKET DISCOUNT

         A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount -- or, in the case of a Debt Instrument having OID, its adjusted issue price -- will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount -- in addition to any OID -- as ordinary income. A Debt Instrument will not be


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considered to have market discount if the amount of such market discount is de minimis, I.E., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate-- multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "CURRENT RECOGNITION ELECTION"). In addition, a purchaser may make an All OID Election with respect to a Debt Instrument purchased with market discount. See "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus.

         Until the Treasury promulgates applicable regulations, the purchaser of a Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

         A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Debt Instrument to the extent that they exceed income on the Debt Instrument. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. Under the Contingent Payment Regulations, a secondary market purchaser of an Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation based on the original projected payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable -- E.G., based on a constant yield to maturity.

         Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

AMORTIZABLE PREMIUM

         A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments,, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS.


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

Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.

         In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

         Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- Interest Weighted Certificates and Contingent Payment Instruments" in this prospectus. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable -- E.G., based on a constant yield to maturity.

CONSEQUENCES OF REALIZED LOSSES

         Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless -- I.E., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

         Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt Instrument could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

GAIN OR LOSS ON DISPOSITION

         If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment on a Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate.


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

Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt Instrument generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

         Gain from the disposition of a REMIC or FASIT regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular certificate that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

         A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

         Holders that recognize a loss on a sale or exchange of their notes for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

         In the case of a regular interest in a FASIT that is a "high yield interest," a holder's taxable income will not be less than its income determined solely by reference to such interests.

TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS

         REMIC REGULAR INTERESTS, CERTAIN FASIT REGULAR INTERESTS, AND OTHER DEBT INSTRUMENTS. Interest, including OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "FOREIGN PERSON") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("FOREIGN PERSON CERTIFICATION") (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under
Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not "contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders' Debt Instruments may be subject to either a 30% withholding tax or backup withholding at a rate of 28%, increasing to 31% after 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the


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beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "Federal Income Tax Consequences -- Backup Withholding" in this prospectus.

          The foregoing does not apply to FASIT High -Yield Interests, which must be owned by a U.S. corporation. Further, the 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

         In the case of Debt Instruments other than FASIT or REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding. Any such interest will be discussed in the applicable supplement.

         Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.

BACKUP WITHHOLDING

         Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social certificate number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular certificates or REMIC Residual Certificates. The backup withholding rate is currently 28%, increasing to 31% after 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

REPORTING AND TAX ADMINISTRATION

         REMIC REGULAR CERTIFICATES. Reports will be made at least annually to holders of record of REMIC regular certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and
(iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

         RESIDUAL CERTIFICATES. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders


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as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the master servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a Series REMIC's taxable year will be the calendar year.

         Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

         A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. GS Mortgage Securities Corp., the master servicer or an affiliate of either will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

         Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

TAX TREATMENT OF REMIC RESIDUAL INTERESTS

         OVERVIEW. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.

         A portion of the income of Residual Certificateholders in certain Series REMICs, known as "EXCESS INCLUSION INCOME" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.


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

         TAXATION OF RESIDUAL CERTIFICATEHOLDERS. Each Residual Certificateholder will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be aware that, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income -- I.E., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles -- which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

         A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, OID, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular certificates, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "Federal Income Tax Consequences -- REMIC-Level Taxes" in this prospectus.

         The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

         The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

         Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a particular Series REMIC.


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

         The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

         LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME. Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual interest at the beginning of a quarter is the issue price of the Residual Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "Federal Income Tax Consequences --Taxation of Certain Foreign Holders -- Residual Certificates" in this prospectus.

         NON-RECOGNITION OF CERTAIN TRANSFERS FOR FEDERAL INCOME TAX PURPOSES. The transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.

          A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of
(a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner thereof and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, -- I.E., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if:

          (i) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

          (ii) The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;


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

         (iii) The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee, and this residual is, in fact, not transferred to such a permanent establishment or fixed base; and

         (iv) One of the following two following tests is satisfied: Either:

              (a) The present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of

                   (1) any consideration given to the transferee to acquire the interest,

                   (2) the expected future distributions on the interest, and

                   (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses.

         For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

              (b) The transfer is made to certain domestic taxable corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

         See "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- Residual Certificates" in this prospectus.

         OWNERSHIP OF RESIDUAL CERTIFICATES BY DISQUALIFIED ORGANIZATIONS. The Code contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization -- other than a farmers' cooperative described in
Section 521 of the Code -- that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "DISQUALIFIED ORGANIZATION"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

         FIRST, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations.


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

         SECOND, the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of
(i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

         THIRD, the Code imposes an annual tax on any pass-through entity -- I.E., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 -- that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

         If an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS

         DEALERS IN SECURITIES. Under Treasury regulations (the "MARK-TO-MARKET REGULATIONS") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

         TAX-EXEMPT ENTITIES. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Federal Income Tax Consequences -- Taxation of Residual Certificateholders" in this prospectus.

         INDIVIDUALS AND PASS-THROUGH ENTITIES. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

         That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a


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nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

         EMPLOYEE BENEFIT PLANS. See "Federal Income Tax Consequences -- Residual Certificates -- Special Considerations for Certain Types of Investors -- Tax-exempt Entities" and "ERISA Considerations" in this prospectus.

         REITS, RICS, AND OTHERS. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "Federal Income Tax Consequences -- Residual Certificates -- Special Considerations for Certain Types of Investors -- Foreign Residual Certificateholders" and "Federal Income Tax Consequences -- Taxation of Residual Certificateholders" in this prospectus.

         A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("QUALIFYING REIT INTEREST") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

         Significant uncertainty exists regarding the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

         FOREIGN RESIDUAL CERTIFICATEHOLDERS. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30%


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withholding tax only to the extent that (i) the assets of the Series REMIC are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "Federal Income Tax Consequences --Taxation of Certain Foreign Holders of Debt Instruments" in this prospectus. Because mortgage loans generally are not themselves in "registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax -- I.E., where the Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

         A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% TEST"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See "Federal Income Tax Consequences -- OID," in this prospectus. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

         THRIFT INSTITUTIONS, BANKS, AND CERTAIN OTHER FINANCIAL INSTITUTIONS. Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "Federal Income Tax Consequences -- REMIC Certificates -- Disposition of Residual Certificates" in this prospectus.

         DISPOSITION OF RESIDUAL CERTIFICATES. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

         Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The proposed regulations would require inducement fees to be included in income over a period that reasonably reflects the after-tax costs and benefits of holding that non-economic residual interest. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in


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the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of the Residual Certificates. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM

         OID. Generally, the REMIC's deductions for OID expense on its REMIC regular certificates will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus, without regard to the de minimis rule described therein.

REMIC-LEVEL TAXES

         Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

         To the extent that a REMIC derives certain types of income from foreclosure property -- generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although situations may occur in which it is more advantageous for the Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

         The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

REMIC QUALIFICATION

         The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular certificates and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

         If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to


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treatment as a grantor trust under subpart E, Part 1 of subchapter J of the
Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "Federal Income Tax Consequences -- REMIC Certificates -- Taxable Mortgage Pools" in this prospectus. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

FASIT SECURITIES

         FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The prospectus supplement for each series of securities will indicate which securities of such series will be designated as regular interests, and which, if any, will be designated as the ownership interest.

         Certain FASIT regular interest regular interests, including but not limited to Interest Weighted Certificates, will be classified as "high-yield interests." A high-yield interest, although it is a regular interest, may only be held by domestic C corporations that are fully subject to corporate income tax, other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offsetting income derived from such interest all of which is treated in the same manner as excess inclusion income of a REMIC. See "FASIT Security Holders -- Tax Treatment of FASIT Securityholders -- Taxation of Holders of High-Yield Interests" in this prospectus.

         Except as described above, FASIT regular interest are generally subject to taxation in the same manner as other Debt Instruments.

FASIT QUALIFICATION

         A trust or pool of assets will qualify as a FASIT if (i) a FASIT election is in effect, (ii) certain tests concerning the composition of the FASITs assets (the "asset test") and the nature of the investors' interests in the FASIT (the "INTERESTS TEST") are met on a continuing basis, and (iii) the trust is not a RIC as described in Section 851(a) of the Code.

         One class of securities will be designated as the sole ownership interest in the FASIT. The ownership class must be owned by a domestic "C" corporation. The ownership interest need not have any particular economic characteristics.

         If a trust or segregated pool of trust assets fails to comply with one or more ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the federal income tax treatment of the former FASIT and the related securities is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which requirements for FASIT status are not satisfied.


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         TAXATION OF HOLDERS OF FASIT OWNERSHIP INTERESTS. A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss and credit of the related FASIT. In general the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must use a constant yield methodology and an accrual method of accounting and generally will be subject to the same rules of taxation for OID, market discount, and amortizable premium as a REMIC would. See "Federal Income Tax Consequence -- REMIC Certificates -- Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in this prospectus. In addition, a holder of a FASIT ownership interest is subject to the same limitations on its ability to use non-FASIT losses to offset income from the FASIT ownership interest as are holders of high-yield interests.

         Rules similar to the wash sale rules applicable to REMIC residual interests will also apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership interest generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable to the disposed FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked to market under section 475 of the Code by such holder, then section 475 of the Code generally will continue to apply to such security.

         The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series of securities for which a FASIT election is made generally will be structured to avoid application of the prohibited transaction tax.

TAX INFORMATION REPORTING OF FASIT SECURITIES

         The securities will represent collateralized debt obligations for purposes of the information reporting requirements set out in the Treasury regulations. As required by those regulations, the trustee will provide to securityholders information concerning the interest paid and OID accrued on the securities as specified in the prospectus supplement.

GRANTOR TRUSTS

         TREATMENT OF THE TRUST FOR FEDERAL INCOME TAX PURPOSES. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "GRANTOR TRUST") will be classified as a fixed investment, or "grantor" trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.


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TAX TREATMENT OF THE GRANTOR TRUST SECURITY

         The types of Grantor Trust Securities offered in a series may include:

o Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, ("IO SECURITIES"),

o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO SECURITIES"),

o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("RATIO SECURITIES"), and

o Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("PASS-THROUGH SECURITIES").

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (such securities, "STRIP SECURITIES") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

         One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement.


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TREATMENT OF PASS-THROUGH SECURITIES

         The holder of a Pass-Through Security ("PASS-THROUGH SECURITYHOLDER") generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such Securityholders in a Supplement). Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

         The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "Federal Income Tax Consequences -- OID," " -- Variable Rate Certificates," " -- Market Discount" and " -- Amortizable Premium" in this prospectus.

TREATMENT OF STRIP SECURITIES

         Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

         Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

         Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity -- or, in the case of a stripped coupon, the amount payable on the due date of such coupon -- over its issue price. Treasury regulations under Section 1286 of the Code (the "STRIPPING REGULATIONS"), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

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o    an aggregation approach similar to the Aggregation Rule may be applied, and

o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See "Federal Income Tax Consequences -- Grantor Trusts -- Determination of Income With Respect to Strip Securities" in this prospectus.

         The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

o in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount -- I.E., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets -- to be treated as a separate debt instrument, and

o in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

         In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.


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DETERMINATION OF INCOME WITH RESPECT TO STRIP SECURITIES

         For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Variable Rate Certificates," " -- Interest Weighted Certificates and Non-VRDI Securities," " -- Anti-Abuse Rule," " -- Market Discount" and " -- Amortizable Premium" in this prospectus will apply. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular certificate is subject to the same tax accounting considerations applicable to the REMIC regular certificate to which it corresponds. As described in "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus.

         If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "ORDINARY RATIO SECURITY") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or
(ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "Federal Income Tax Consequences -- REMIC Certificates -- Market Discount" in this prospectus. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "Federal Income Tax Consequences -- REMIC Certificates -- OID," holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium" in this prospectus.

PURCHASE OF COMPLEMENTARY CLASSES OF STRIP SECURITIES

         Strip Securities of certain classes of the same series ("COMPLEMENTARY SECURITIES"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.


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POSSIBLE ALTERNATIVE CHARACTERIZATIONS OF STRIP SECURITIES

         The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "NET SERIES RATE") is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and
(ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

o the stated maturity should be used to calculate yield on the Grantor Trust Securities,

o the Contingent Payment Regulations should not apply to the IO Securities, or

o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

LIMITATIONS ON DEDUCTIONS WITH RESPECT TO STRIP SECURITIES

         The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "Federal Income Tax Consequences -- Grantor Trusts -- Treatment of Pass-Through Securities" in this prospectus.

SALE OF A GRANTOR TRUST SECURITY

         A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Gain or Loss on Disposition" in this prospectus. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the Securityholder is a financial institution described in Section 582 of the Code. See "Federal Income Tax Consequences -- REMIC Certificates -- Gain or Loss on Disposition" in this prospectus.


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

         Holders that recognize a loss on a sale or exchange of their notes for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

TAXATION OF CERTAIN FOREIGN HOLDERS OF GRANTOR TRUST SECURITIES

         Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

o such interest is not effectively connected with a trade or business in the United States of the securityholder,

o the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

o    the foreign person is not a 10% shareholder within the meaning of Code
     Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest -- including OID -- paid on a Grantor Trust Security may be subject to either a 30% withholding tax or 28% backup withholding (increasing to 31% after 2010).

         In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate -- or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "Federal Income Tax Consequences -- Grantor Trusts " in this prospectus.

BACKUP WITHHOLDING OF GRANTOR TRUST SECURITIES

         The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular certificates. See "Federal Income Tax Consequences -- REMIC Certificates -- Backup Withholding" in this prospectus.

REPORTING AND TAX ADMINISTRATION OF GRANTOR TRUST SECURITIES

         For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.


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         On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to, (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations are proposed to be effective beginning January 1, 2004.

TAXATION OF OWNERS OF OWNER TRUST SECURITIES

         In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC, non-FASIT trust that is not a fixed investment trust (such trust or limited liability company an "OWNER TRUST," the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (ii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.

PARTNERSHIP TAXATION

         As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Market Discount" and "-- Amortizable Premium" in this prospectus, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a Supplement that the securityholders will be allocated taxable income of the Partnership Trust for each Collection Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

         Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

         A share of expenses of the Partnership Trust (including fees of the master servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences -- Tax Treatment of REMIC Regular Certificates" in this prospectus. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

DISCOUNT AND PREMIUM OF MORTGAGE LOANS

         Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Market Discount" and " -- Amortizable Premium" in this prospectus. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

         If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

SECTION 708 TERMINATION

         Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "OLD PARTNERSHIP") to a new Partnership Trust (the "NEW PARTNERSHIP") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.


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GAIN OR LOSS ON DISPOSITION OF PARTNERSHIP SECURITIES

         Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

         Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

         If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

         In general, the Partnership Trust's taxable income and losses will be determined each collection period and the tax items for a particular collection period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such collection period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a collection period convention may not be permitted by existing regulations. If a collection period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The seller will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

SECTION 731 DISTRIBUTIONS

         In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.


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SECTION 754 ELECTION

         In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

ADMINISTRATIVE MATTERS

         The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder's allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

         Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

         The seller will be designated as the TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.


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TAX CONSEQUENCES TO FOREIGN SECURITYHOLDERS OF A PARTNERSHIP TRUST

         It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

         To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

BACKUP WITHHOLDING ON PARTNERSHIP SECURITIES

         Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the


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income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.
                              ERISA CONSIDERATIONS

GENERAL

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, known as ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

o whether the investment satisfies the applicable diversification requirements;

o whether the investment is in accordance with the documents and instruments governing the plan; and

o whether the investment is prudent, considering the nature of the investment.

         In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "PLAN"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("PARTIES IN INTEREST" and "DISQUALIFIED PERSONS"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

         PLAN ASSETS. In DOL Regulation Section 2510.3-101 (the "PLAN ASSET REGULATIONS"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Plan Asset Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.


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

         PROHIBITED TRANSACTION CLASS EXEMPTION 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "MORTGAGE POOL" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "MORTGAGE POOL PASS-THROUGH CERTIFICATE" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

o we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

o    the trustee may not be our affiliate; and

o the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which we are or the Master Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

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

o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

o at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

UNDERWRITER EXEMPTION

         The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction Exemption 2002-41 ("PTE 2002-41") (the "EXEMPTION") which is applicable to certificates which meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multifamily residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

         GENERAL CONDITIONS OF EXEMPTION. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

         FIRST, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         SECOND, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "LOANS.").

         THIRD, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.


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

         FOURTH, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "RATING AGENCY").

         FIFTH, the trustee generally cannot be an affiliate of any member, other than the underwriter, of the "RESTRICTED GROUP," which consists of any:

o    underwriter as defined in the Exemption;

o    us;

o    the Master Servicer;

o    each servicer;

o    each insurer;

o the counterparty of any "interest swap" (as described below) held as an asset of the trust fund; and

o any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

         SIXTH, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

         SEVENTH, the following seasoning requirements must be met:

o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

o Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of certificates; and

o Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.


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

         Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates.

         RECENT AMENDMENTS TO EXEMPTION. PTE 2000-58 (the "AMENDMENT") recently amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust, REMIC or a FASIT whose corpus could not include certain types of assets such as interest-rate swaps.

         TYPES OF TRUST FUNDS. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts, REMICs and FASITs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         DESIGNATED TRANSACTIONS. In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions ("DESIGNATED TRANSACTIONS"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

o not subordinated to the rights and interests evidenced by securities of the same trust fund;

o such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

o any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:

              (a) the outstanding principal balance due under the loan which is held by the trust fund AND

              (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

         INSURANCE COMPANY GENERAL ACCOUNTS. In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")


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which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

         PERMITTED ASSETS. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "SWAP" or "SWAP AGREEMENT") is a permitted trust fund asset if it:

o    is an "eligible Swap";

o    is with an "eligible counterparty;"

o    is purchased by a "qualified plan investor;"

o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

         An "ELIGIBLE SWAP" is one that:

o    is denominated in U.S. dollars;

o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (E.G., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("ALLOWABLE INTEREST RATE");

o    has a notional amount that does not exceed either:

              (a) the principal balance of the class of certificates to which the Swap relates, or

              (b) the portion of the principal balance of such class represented by obligations ("ALLOWABLE NOTIONAL AMOUNT");

o is not leveraged (I.E., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

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

o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

         An "ELIGIBLE COUNTERPARTY" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

         A "QUALIFIED PLAN INVESTOR" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

         In "RATINGS DEPENDENT SWAPS" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

         In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no


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event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

         "NON-RATINGS DEPENDENT SWAPS" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

o    terminate the Swap Agreement in accordance with its terms.

         An "ELIGIBLE YIELD SUPPLEMENT AGREEMENT" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS AGREEMENT"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

o    it is denominated in U.S. dollars;

o    it pays an Allowable Interest Rate;

o    it is not leveraged;

o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

o    it is entered into between the trust fund and an eligible counterparty; and

o    it has an Allowable Notional Amount.

         PRE-FUNDING ACCOUNTS. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL PRE-FUNDING PERIOD") (see below) instead of requiring that all such loans be either


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identified or transferred on or before the closing date. The relief is effective\provided that the following conditions are met:

         FIRST, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("PRE-FUNDING LIMIT") must not exceed twenty-five percent (25%).

         SECOND, all loans transferred after the closing date (referred to here as "ADDITIONAL LOANS") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

         THIRD, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

         FOURTH, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "AVERAGE INTEREST RATE") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

         FIFTH, either:

o the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("OFFERING DOCUMENTS") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

         SIXTH, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

         SEVENTH, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("ACCEPTABLE INVESTMENTS").


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         EIGHTH, certain disclosure requirements must be met.

         REVOLVING POOL FEATURES. The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "- ERISA Considerations Relating to Notes."

         LIMITATIONS ON SCOPE OF THE EXEMPTION. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "EXCLUDED PLAN" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

o    the Plan is not an Excluded Plan,

o each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,

o after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the


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

trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein in "---Limitations on Scope of the Exemption."

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "INVESTOR-BASED EXEMPTIONS"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

         A governmental plan as defined in ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

         FASIT REGULAR CERTIFICATES WHICH ARE HIGH-YIELD INTERESTS OR FASIT OWNERSHIP CERTIFICATES ARE NOT ELIGIBLE TO BE ACQUIRED BY A PURCHASER WHICH IS ACQUIRING SUCH FASIT CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, A PLAN OR A GOVERNMENTAL PLAN.

                                LEGAL INVESTMENT

         SECONDARY MORTGAGE MARKET ENHANCEMENT ACT OF 1984. The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) represents ownership of, or is secured by, one or more promissory notes or certificate of interest or participation in such notes which notes: (a) are directly secured by first liens on real estate and (b) were originated by certain types of originators specified in SMMEA. Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

         Under SMMEA, a number of states enacted legislation, before October 4, 1991, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, classes of securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in

12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex Credit Unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

         All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 POLICY STATEMENT") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any classes of securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

         We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Goldman, Sachs & Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

         Alternatively, the related prospectus supplement may specify that Goldman, Sachs & Co. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Goldman, Sachs & Co. acts as agent in the sale of securities, Goldman, Sachs & Co. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Goldman, Sachs & Co. elects to purchase securities as principal, Goldman, Sachs & Co. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

         We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038, or such other counsel to the Seller and the Underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATINGS

         It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

         Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission 's public reference facilities are located at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet Web site that contains reports, proxy and information statements and other information that we file electronically with the SEC. The address of such Internet Web site is (http://www.sec.gov).

         This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes and certificates referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                                      INDEX

         Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

1996 Lender Liability Act ................................................    79
1998 Policy Statement ....................................................   126
30% Test .................................................................    99
Acceptable Investments ...................................................   122
Accounts .................................................................    27
accrual securities .......................................................    29
additional loans .........................................................   122
agency securities ........................................................     7
Agreement ................................................................     8
Allowable Interest Rate ..................................................   119
Allowable Notional Amount ................................................   119
Amendment ................................................................   118
Applicable Amount ........................................................    83
Assignment Program .......................................................    42
Available Funds ..........................................................    29
average interest rate ....................................................   122
Call Class ...............................................................    28
Callable Class ...........................................................    28
capitalized interest accounts ............................................    21
CERCLA ...................................................................    79
Clearstream ..............................................................    32
Code .....................................................................    20
Complementary Securities .................................................   106
Contingent Payment Obligations ...........................................    88
Contingent Payment Regulations ...........................................    88
Cooperative loans ........................................................     7
current principal amount .................................................    29
Current Recognition Election .............................................    89
Debt Instruments .........................................................    84
Debt Securities ..........................................................    83
Definitive Securities ....................................................    33
Designated Transactions ..................................................   118
Disqualified Organization ................................................    96
disqualified persons .....................................................   114
DOL Pre-Funding Period ...................................................   121
DTC ......................................................................    32
eligible counterparty ....................................................   120
eligible Swap ............................................................   119
eligible yield supplement agreement ......................................   121
Euroclear ................................................................    32
excess inclusion income ..................................................    93
Excluded Plan ............................................................   123
Exemption ................................................................   116
EYS Agreement ............................................................   121
Fannie Mae ...............................................................    15
FASITs ...................................................................    82

FHA ......................................................................    41
FHA Debenture Rate .......................................................    43
Financial Intermediary ...................................................    32
foreign person ...........................................................    91
foreign person certification .............................................    91
Freddie Mac ..............................................................    16
FTC ......................................................................    76
Garn-St. Germain Act .....................................................    76
GNMA .....................................................................    13
GNMA I Certificate .......................................................    13
GNMA II Certificate ......................................................    13
Grantor Trust ............................................................   102
Grantor Trust Securities .................................................    82
High Cost Loans ..........................................................    68
Housing Act ..............................................................    13
HUD ......................................................................    41
Insurance Proceeds .......................................................    52
Interest Weighted Certificate ............................................    87
interests test ...........................................................   101
Investor-Based Exemptions ................................................   124
IO Securities ............................................................   103
IRS ......................................................................    82
lenders ..................................................................     7
Liquidation Expenses .....................................................    52
Liquidation Proceeds .....................................................    52
loans ....................................................................   116
Loan-to-Value Ratio ......................................................    10
manufactured homes .......................................................    12
manufactured housing contracts ...........................................     7
Mark-to-Market Regulations ...............................................    97
Master Servicer ..........................................................    10
Mortgage .................................................................    49
mortgage loans ...........................................................     7
mortgage pool ............................................................   115
mortgage pool pass-through certificate ...................................   115
multifamily loans ........................................................     7
Multiple Rate VRDI .......................................................    87
National Housing Act .....................................................    41
NCUA .....................................................................   126
Net Series Rate ..........................................................   107
new partnership ..........................................................   110
Non-ratings dependent Swaps ..............................................   121
OCC ......................................................................   125
Offering Documents .......................................................   122
OID ......................................................................    82
OID Regulations ..........................................................    85
old partnership ..........................................................   110
Ordinary Ratio Security ..................................................   106
OTS ......................................................................   126
Owner Trust ..............................................................   109
Owner Trust Securities ...................................................    82
Participant ..............................................................    32
parties in interest ......................................................   114

Pass-Through Securityholder ..............................................   104
Past-Through Securities ..................................................   103
Percentage Interests .....................................................    61
Permitted Investments ....................................................    46
Plan .....................................................................   114
Plan Asset Regulations ...................................................   114
PMBS pooling and servicing agreement .....................................    18
PMBS servicer ............................................................    18
PMBS trustee .............................................................    18
PO Securities ............................................................   103
pre-funding accounts .....................................................    21
Pre-Funding Limit ........................................................   122
Prepayable Obligations ...................................................    85
Prepayment Assumption ....................................................    85
primary insurance policy .................................................     8
primary insurer ..........................................................    57
Principal Prepayments ....................................................    30
privately issued mortgage-backed securities ..............................     7
Protected Account ........................................................    51
PTCE 83-1 ................................................................   115
PTCE 84-14 ...............................................................   120
PTCE 95-60 ...............................................................   118
PTCE 96-23 ...............................................................   120
PTE 2000-58 ..............................................................   116
PTE 2002-41 ..............................................................   116
QPAM .....................................................................   120
QSI ......................................................................    85
qualified plan investor ..................................................   120
Qualifying REIT Interest .................................................    98
rating agency ............................................................   117
ratings dependent Swaps ..................................................   120
Ratio Securities .........................................................   103
RCRA .....................................................................    80
Refinance Loan ...........................................................    10
REITs ....................................................................    82
REMICs ...................................................................    28
Restricted Group .........................................................   117
Retained Interest ........................................................    26
Rules ....................................................................    33
Securities Account .......................................................    52
single family loans ......................................................     7
Single Rate VRDI .........................................................    87
single-class REMICs ......................................................    83
SMMEA ....................................................................   125
Strip Securities .........................................................   103
Stripping Regulations ....................................................   104
Swap .....................................................................   119
Swap Agreement ...........................................................   119
Tax Administrator ........................................................    83
Tax Counsel ..............................................................    82
TIN ......................................................................    92
TMP ......................................................................    93
U.S. Government Securities ...............................................    20

UBTI .....................................................................    93
UCC ......................................................................    68
United States Housing Act ................................................    41
VA........................................................................    43
VA Entitlement Percentage ................................................    44
VRDI .....................................................................    87
WAM ......................................................................    85
Weighted Average Certificates ............................................    88

================================================================================


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE. WE ARE NOT OFFERING THE SECURITIES IN ANY STATES WHERE IT IS NOT PERMITTED.




                                 --------------




                          GS MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

                             OCWEN FEDERAL BANK FSB
                      CHASE MANHATTAN MORTGAGE CORPORATION
                                    SERVICERS




                                 --------------




DEALER PROSPECTUS DELIVERY OBLIGATION. UNTIL JULY 27, 2004 (90 DAYS AFTER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================


================================================================================


                                  $404,017,000
                                (Approximate)(1)


                              GSAMP TRUST 2004-HE1


                             $251,136,000 CLASS A-1A
                           VARIABLE RATE CERTIFICATES

                             $27,905,000 CLASS A-1B
                           VARIABLE RATE CERTIFICATES

                             $16,549,000 CLASS A-2B
                           VARIABLE RATE CERTIFICATES

                           NOTIONAL AMOUNT CLASS A-IO
                               4.00% CERTIFICATES

                              $37,023,000 CLASS M-1
                           VARIABLE RATE CERTIFICATES

                              $31,735,000 CLASS M-2
                           VARIABLE RATE CERTIFICATES

                              $9,256,000 CLASS M-3
                           VARIABLE RATE CERTIFICATES

                              $9,256,000 CLASS M-4
                           VARIABLE RATE CERTIFICATES

                              $7,405,000 CLASS B-1
                           VARIABLE RATE CERTIFICATES

                              $7,405,000 CLASS B-2
                           VARIABLE RATE CERTIFICATES

                              $6,347,000 CLASS B-3
                           VARIABLE RATE CERTIFICATES



                                 ---------------

                              PROSPECTUS SUPPLEMENT

                                 ---------------



                              GOLDMAN, SACHS & CO.


----------
(1) Subject to variance of +/- 5%.

================================================================================